    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 11, 2000
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      FIRSTMARK COMMUNICATIONS EUROPE S.A.
             (Exact name of registrant as specified in its charter)

          LUXEMBOURG                       4813                           N/A
 (State or other jurisdiction        (Primary Standard              (I.R.S. Employer
              of                        Industrial               Identification Number)
incorporation or organization)  Classification Code Number)

                         ------------------------------

                               3 RUE JEAN PIRET,
                               L-2350, LUXEMBOURG
                                 +352 26499800
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                 FIRSTMARK COMMUNICATIONS INTERNATIONAL L.L.C.
                               660 MADISON AVENUE
                                   22ND FLOOR
                               NEW YORK, NY 10021
                                  212 699 4400
  (Address, including zip code, and telephone number, including area code, of registrant's agent for service)
                         ------------------------------

                                   COPIES TO:

            TIMOTHY E. PETERSON, ESQ.                           STEWART M. ROBERTSON, ESQ.
     FRIED, FRANK, HARRIS, SHRIVER & JACOBSON                      SULLIVAN & CROMWELL
                4 CHISWELL STREET                                   ST. OLAVE'S HOUSE
                 LONDON EC1Y 4UP                                    9A IRONMONGER LANE
                 +44 20 7972 9600                                    LONDON EC2V 8EY
                                                                     +44 20 7710 6500

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
------------

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the registration statement for the same offering. / /
------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                       AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED      REGISTERED            PER UNIT             PRICE(2)
Class B common stock, $1.50 par value per share(1)                                $              $225,000,000


                                                         AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED   REGISTRATION FEE
Class B common stock, $1.50 par value per share(1)        $59,400

(1) Includes (i) shares of Class B common stock that are to be offered in the form of shares or American Depositary Shares, (ii) shares of Class B common stock that the Underwriters may purchase in the form of shares or American Depositary Shares to cover over-allotments, if any, and (iii) shares that are to be offered and sold to persons outside the United States but that may be resold from time to time in the United States. The American Depositary Shares (each representing one share of Class B common stock) evidenced by American Depositary Receipts upon deposit of the shares of Class B common stock registered hereby are being registered under a separate registration statement on Form F-6.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS (SUBJECT TO COMPLETION)
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

    ISSUED AUGUST 11, 2000

                                     [LOGO]

                         SHARES OF CLASS B COMMON STOCK
              IN THE FORM OF SHARES OR AMERICAN DEPOSITARY SHARES
                            FIRSTMARK COMMUNICATIONS
                                  EUROPE S.A.
                            ------------------------

    THIS IS AN INITIAL PUBLIC OFFERING OF SHARES OF CLASS B COMMON STOCK OF
FIRSTMARK COMMUNICATIONS EUROPE S.A. OF THE       SHARES OF CLASS B COMMON STOCK
BEING OFFERED,       SHARES OF CLASS B COMMON STOCK ARE BEING OFFERED INITIALLY
IN THE UNITED STATES AND CANADA BY THE U.S. UNDERWRITERS AND       SHARES OF
CLASS B COMMON STOCK ARE BEING OFFERED OUTSIDE THE UNITED STATES AND CANADA AND TO INSTITUTIONAL AND RETAIL INVESTORS IN GERMANY BY THE INTERNATIONAL UNDERWRITERS UNDER A SEPARATE PROSPECTUS. THE SHARES OF CLASS B COMMON STOCK OFFERED IN THIS PROSPECTUS WILL BE SOLD IN THE FORM OF REGISTERED SHARES OR, UPON REQUEST IN THE U.S. OFFERING ONLY, IN THE FORM OF AMERICAN DEPOSITARY SHARES. EACH AMERICAN DEPOSITARY SHARE REPRESENTS THE RIGHT TO RECEIVE ONE SHARE OF CLASS B COMMON STOCK. THE AMERICAN DEPOSITARY SHARES WILL BE EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS.
                            ------------------------

    PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC MARKET FOR THE SHARES OR AMERICAN DEPOSITARY SHARES IN THE UNITED STATES OR ELSEWHERE. FIRSTMARK COMMUNICATIONS EUROPE S.A. CURRENTLY ANTICIPATES THAT THE INITIAL PUBLIC
OFFERING PRICE PER SHARE WILL BE BETWEEN [EURO]    AND [EURO]    , WHICH IS
EQUIVALENT TO $    AND $    PER AMERICAN DEPOSITARY SHARE AT AN EXCHANGE RATE OF
[EURO]1.00=$    .
                            ------------------------

    FIRSTMARK COMMUNICATIONS EUROPE S.A. WILL APPLY TO HAVE THE AMERICAN DEPOSITARY SHARES QUOTED ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL "FMRK" AND TO HAVE THE CLASS B COMMON STOCK LISTED ON THE NEUER MARKT SEGMENT OF THE
FRANKFURT STOCK EXCHANGE UNDER THE SYMBOL "    ".

   INVESTING IN THE SHARES OR AMERICAN DEPOSITARY SHARES INVOLVES SIGNIFICANT
                                     RISKS.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 15.
                            ------------------------

       PRICE [EURO]       A SHARE AND $       AN AMERICAN DEPOSITARY SHARE
                            ------------------------

                                                                              UNDERWRITING
                                                                PRICE TO      DISCOUNTS AND    PROCEEDS TO
                                                                 PUBLIC        COMMISSIONS         US
                                                              -------------   -------------   -------------
PER SHARE...................................................     [EURO]          [EURO]          [EURO]
PER AMERICAN DEPOSITARY SHARE...............................        $              $                $
  TOTAL, ASSUMING ALL SALES ARE IN AMERICAN DEPOSITARY
    SHARES..................................................        $              $                $

    FIRSTMARK COMMUNICATIONS EUROPE S.A. HAS GRANTED THE U.S. UNDERWRITERS THE
RIGHT TO PURCHASE UP TO AN ADDITIONAL       SHARES OR AMERICAN DEPOSITARY SHARES
TO COVER OVER-ALLOTMENTS. FIRSTMARK COMMUNICATIONS EUROPE S.A. HAS GRANTED THE INTERNATIONAL UNDERWRITERS A SIMILAR RIGHT TO PURCHASE UP TO AN ADDITIONAL SHARES. THE U.S. AND INTERNATIONAL UNDERWRITERS EXPECT TO DELIVER THE SHARES OR
AMERICAN DEPOSITARY SHARES TO PURCHASERS ON OR ABOUT      , 2000.

    THE U.S. SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                           JOINT GLOBAL COORDINATORS

MORGAN STANLEY DEAN WITTER                                   ABN AMRO ROTHSCHILD
                             ---------------------

                              JOINT LEAD MANAGERS

MORGAN STANLEY DEAN WITTER                                  SALOMON SMITH BARNEY

                           [Inside Front Cover Page]
         Gatefold cover including the company logo with a network map.

\
                            ------------------------

                               TABLE OF CONTENTS

                                          PAGE
                                        --------
FORWARD-LOOKING STATEMENTS............      4
SUMMARY...............................      7
RISK FACTORS..........................     15
HOW WE INTEND TO USE THE PROCEEDS OF
  THIS OFFERING.......................     33
DIVIDEND POLICY.......................     33
DILUTION..............................     34
CAPITALIZATION........................     35
SELECTED CONSOLIDATED FINANCIAL
  DATA................................     37
UNAUDITED PRO FORMA CONSOLIDATED
  FINANCIAL INFORMATION...............     38
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS.......................     48
BUSINESS..............................     58
REGULATION............................     87
MANAGEMENT............................    105
CERTAIN RELATIONSHIPS.................    121
SUMMARY OF MATERIAL AGREEMENTS........    123

                                          PAGE
                                        --------
PRINCIPAL SHAREHOLDERS................    142
DESCRIPTION OF SHARE CAPITAL..........    146
DESCRIPTION OF AMERICAN DEPOSITARY
  RECEIPTS............................    154
SHARES ELIGIBLE FOR FUTURE SALE.......    161
MARKET INFORMATION....................    162
TAXATION..............................    164
UNDERWRITERS..........................    169
VALIDITY OF SECURITIES................    172
EXPERTS...............................    172
WHERE YOU CAN FIND MORE INFORMATION...    172
SERVICE OF PROCESS AND ENFORCEABILITY
  OF CIVIL LIABILITIES................    173
INFORMATION REQUIRED FOR LISTING ON
  THE NEUER MARKT SEGMENT OF THE
  FRANKFURT STOCK EXCHANGE............    173
INDEX TO FINANCIAL STATEMENTS.........    F-1

                            ------------------------

    You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell the shares and American Depositary Shares or ADSs only in jurisdictions where offers and sales are permitted. The information contained in this document is accurate only as of the date of this document, regardless of the time of delivery of this prospectus or any sale of the shares and ADSs.

    In this prospectus "FirstMark," the "company," "we," "us" and "our" refer to FirstMark Communications Europe S.A., any of its majority owned subsidiaries or any of its joint ventures other than its associated company in Portugal.

    We have not taken any action that would permit a public offering to occur in any jurisdiction other than the United States and Germany. Persons who possess this prospectus should learn about and observe any restrictions as to the offering of the shares and ADSs and the distribution of this prospectus.

                            ------------------------

                           FORWARD-LOOKING STATEMENTS

    Forward-looking statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by words such as "may," "will," "should," "expects," "plans," "projects," "anticipates," "believes," "estimates," "predicts," "potential" or other comparable expressions. This prospectus includes forward-looking statements based on our current expectations and projections about future events, including:

    - economic and business conditions in each of the countries where we operate or plan to operate,

    - prospects for the global broadband internet industry,

    - prospects for the European internet industry,

    - competition,

    - our business strategy and development plans,

    - market acceptance of our products and services,

    - our key personnel,

    - the availability of capital,

    - construction of our broadband internet network,

    - regulatory developments,

    - future cash sources and requirements, and

    - when and if we expect to have positive cash flow.

    These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk Factors." These factors may cause our actual results to differ materially from any forward-looking statement. The risks described in "Risk Factors" are not exhaustive. Other sections of this prospectus may describe additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors. We cannot assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We are under no duty, and assume no obligation, to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results.

                            ------------------------

    You should rely only on the information contained in this prospectus. We have not authorized anyone to give you any information or to make any representations about the transactions we discuss in this prospectus other than those contained in this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus or the securities offered by this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. It also does not mean that the information in this prospectus is correct after this date.

                            ------------------------

    Until             , 2000 (25 days after the commencement of this offering),
all dealers that buy, sell or trade shares or ADSs, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter in connection with this offering and with respect to unsold allotments or subscriptions.

                            ------------------------

                           CERTAIN REGULATORY ISSUES

    For investors outside the United States and Germany: no action has been or will be taken in any jurisdiction by any underwriter or by us that would permit a public offering of the shares or ADSs or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States and Germany. Persons into whose possession this prospectus comes are required by the underwriters and by us to inform themselves about, and to observe any restrictions as to, the offering of the shares and ADSs and the distribution of this prospectus.

    The distribution of this document and the offering of the shares and ADSs in the United Kingdom is restricted. This document has not been drawn up in accordance with the United Kingdom's Public Offers of Securities
Regulations 1995, as amended (the "POS Regulations"), and a copy has not been delivered to the Registrar of Companies in England and Wales for registration. Accordingly, the shares and ADSs may not be offered or sold in the United Kingdom other than to persons whose ordinary activities involve them in the acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses within the meaning of regulation 7(2)(a) of the POS Regulations or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom.

    This prospectus is only being distributed in the United Kingdom to persons of the kind described in: (a) Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended);
(b) Article 6 of that Order; or (c) Article 8 of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) (No. 2) Order 1995 or to whom it would otherwise be lawful to distribute it. This prospectus is only directed at such persons in the UK, and it would be imprudent for persons of any other kind to respond to it.

                     PRESENTATION OF FINANCIAL INFORMATION

    We report our financial statements in U.S. dollars and prepare our financial statements in accordance with generally accepted accounting principles in the United States. We have adopted a fiscal year end of December 31.

    In this prospectus, except where otherwise indicated, references to:

       (1) "$" or "U.S. dollars" are to the lawful currency of the United
           States,

       (2) "[EURO]" or "euro" are to the single currency at the start of the third stage of European economic and monetary union on January 1, 1999, pursuant to the treaty establishing the European Economic Community, as amended by the treaty on European Union, signed at Maastricht on February 7, 1992,

       (3) "BEF" are to the lawful currency of Belgium,

       (4) "CHF" are to the lawful currency of Switzerland,

       (5) "DM" or "Deutsche Mark" are to the lawful currency of Germany,

       (6) "FFR" are to the lawful currency of France,

       (7) "ptas" are to the lawful currency of Spain, and

       (8) "PTE" are to the lawful currency of Portugal.

    Our functional currency is the euro. Our financial statements are translated into US dollars, our reporting currency. Assets and liabilities are translated using exchange rates on the respective balance sheet dates. Income and expense items are translated using the average rates of exchange for the periods involved.

    Material (non US dollar denominated) financial events occurring between quarterly reporting periods are translated into US dollars at the prevailing exchange rate when the event occurred.

    All information in this prospectus assumes that all existing preferred shares have been converted into either Class A common stock or non-voting junior preferred stock, which conversion is expected to occur on or prior to the consummation of this offering.

                            ------------------------

    As a result of this offering, we will be subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended. We intend to furnish to our stockholders annual reports containing audited consolidated financial statements.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY IS NOT COMPLETE AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING THE DISCUSSION UNDER "RISK FACTORS" AND THE FINANCIAL DATA AND RELATED NOTES, BEFORE INVESTING IN OUR CLASS B COMMON STOCK.

                                  OUR COMPANY

    We aim to be a rapidly growing broadband internet service provider of business-to-business network, voice, video and data communications, and on-net application/information technology services in Europe. Our strategy is to become one of the first providers of pervasive broadband internet access and on-net business solutions on a pan-European basis to small and medium size businesses. We are building what we believe will be a premier business-to-business broadband internet service in Europe, including:

    - an end-to-end broadband infrastructure from the source of applications, content and other traffic to the desktop of a business customer,

    - a pervasive access network using wireless local loop, digital subscriber lines, or DSL, and fiber to provide wide coverage of business customers across Europe,

    - an extensive, high-capacity optical, internet protocol, fiber backbone for the transport of inter-city traffic,

    - "solution hotels" available for a range of internet service providers, content providers, application service providers and other providers to connect to the network and a strategy of bundling chosen solutions for end-users,

    - a set of differentiated products with a focus on data and internet services,

    - a fully integrated customer relationship management capability across all services,

    - a wide set of distribution channels including indirect and direct channels, and

    - a strong local presence across a range of European markets.

    We refer to our broadband internet platform and the symbiotic interactions among us, providers of content and applications and users of those services as our EUROPEAN BROADBAND INTERNET ECOSYSTEM.

                          OUR PRESENCE AND PROPOSITION

    Currently, we believe we are the largest holder of wireless local loop licenses and spectrum in western Europe. We are present in seven European countries covering a total population of approximately 153 million. In Germany, we have secured co-location space for the launch of DSL services in over 596 central offices and plan to launch DSL services through over 100 central offices in Germany by the end of this year. We have also leased over 10,000 square meters of space for customer co-location and hosting services. We also operate a leased 3,500 kilometer fiber optic backbone network covering 21 cities in Germany. We have launched our wireless local loop services initially in Germany, Luxembourg and Portugal, which we intend to be followed by Spain, France, Switzerland and Finland. We are in the process of applying for wireless local loop licenses and spectrum in other European countries. To date, we have launched pilot services through our wireless local loop trials in Belgium and France, commenced wireless local loop services to end users in Germany and Luxembourg, and together with Teleweb, commenced wireless local loop services in Portugal. We have signed a nationwide lease in France for existing, unused fiber optic cable, which we call dark fiber, and plan to deploy a 4,800 kilometer fiber optic backbone network covering 16 cities in France. We also plan to sign another 450 kilometer dark fiber lease reaching a further two cities in France and complete the network by the beginning of 2001. We are currently planning to deploy a fiber optic backbone network in major Spanish cities by the middle of 2001. We plan to create a pan-European fiber optic network by interconnecting our national fiber optic networks and by establishing connections with cities in neighboring countries.

    We plan to develop an end-to-end broadband communications network in all major European countries, consisting of hosting facilities, fiber optic backbones and "last mile" access connections directly to our customers' sites. Traditionally, incumbent telecommunications providers have maintained control of the last mile of telecommunications services through their ownership of the copper telephone lines connecting each business to the telephone network. As deregulation of the last mile continues, we expect to gain access to the last mile through the opportunistic use of multiple access technologies which we believe will enable us to offer cost-effective access technology for our chosen market segment. Although the choice of access technology will depend on our customers' requirements, the applicable regulatory regime and the costs of deploying the specific access technology, in general, we intend to use a combination of wireless local loop technology, using new microwave transmission systems, DSL, using existing copper lines, and local fiber optic links. Using these different access technologies, we intend to provide a full suite of internet, voice, video, data, value-added services and solutions to small and medium size businesses.

    In addition to targeting small and medium size businesses, we plan to provide a range of network and hosting services for internet service providers (which provide access to the internet), content providers (which provide news, entertainment, resource information and other data), application service providers (which provide software and other computer applications on-line) and alternative or non-incumbent telecommunications carriers. These services will include co-location, managed hosting and distribution of their content and applications to our small and medium size business customers. We intend to enter into strategic partnerships with providers of applications, content and systems integration for the delivery of on-line services to small and medium size businesses. To date, we have begun to develop strategic relationships with companies such as Microsoft, Compaq, Siemens and Nortel Networks.

    The development of our broadband internet network and services will require significant additional capital to fund capital expenditures, working capital, debt service and cash flow deficits. We are currently exploring various financing sources to meet these capital requirements.

                             OUR BUSINESS STRATEGY

    We are executing our broadband internet strategy in Europe by implementing the following initiatives:

    - developing a pan-European network with integrated broadband local access, backbone and hosting,

    - establishing local operations by hiring local management and forming partnerships with local companies,

    - building strategic relationships through our local partnerships, sales channel agreements, supplier relationships, application bundling agreements and systems integration agreements,

    - expanding our addressable market through geographical extension, product and technology expansion,

    - developing focused and differentiated products and services using simple, turnkey broadband solutions,

    - implementing a targeted sales and marketing strategy through extensive market research and appropriate product and distribution strategies for a particular customer segment,

    - emphasizing technology leadership by deploying leading technologies while emphasizing reliability, proven capability and scaleability, and

    - providing quality service through end-to-end network control and focusing on customer care.

    We plan to pursue a combination of organic growth, strategic acquisitions, joint ventures and investments in order to enhance the implementation of our business strategy.

                    MANAGEMENT, PARTNERS AND EQUITY SPONSORS

    We have assembled a management team with extensive experience in building successful telecommunications businesses, including senior management in six countries. Further, we have signed shareholder agreements with leading European companies in five European countries. We have teamed with key local businesses in many countries to aid our obtaining appropriate licenses, to assist in marketing and to provide other strategic assistance. We believe that our strategy of hiring local management and forming local partnerships allows us to acquire assets such as licenses, dark fiber and co-location space more effectively, build up operations more quickly and benefit from the significant installed base of customers and distribution capabilities of our partners.

    In Belgium, France, Portugal, Spain and the UK we have teamed with local partners to manage the acquisition of wireless local loop licenses and to develop the wireless local loop business in these countries once we are awarded a license. In four of these five countries we hold the largest shareholding in our consortium. In Portugal, the majority shareholder controls the business. Currently, we hold wireless local loop licenses jointly with our local partners in Portugal, Spain and France. In Belgium and the UK, wireless local loop licenses have not yet been awarded. We, together with these strategic partners, jointly control these businesses, except in Portugal. In this prospectus, all discussions relating to the wireless local loop business in any of these five countries refers to these jointly controlled businesses.

    Timothy Samples, our Chief Executive Officer, and other members of our management have extensive experience in the telecommunications markets. Our management, including our directors, collectively hold 43.0% of our outstanding shares on a fully diluted basis. We also have management with significant experience in many of our proposed countries of operations: in Germany, Dieter Finke; in Spain, Jose Fernandez Lizaran and Luis Rodriguez Lescure; in France, Thierry Mileo and Vincent Teissier; in Luxembourg, Peter Sodermans; in the UK and Switzerland, William Jones; and in Italy, Dario Cassinelli.

    Our board of directors consists of our founders and co-chairmen, Lynn Forester and Michael J. Price, Timothy Samples, our Chief Executive Officer, and Victor Bischoff, Juan Luis Cebrian, Edward A. Gilhuly, Alan E. Goldberg, Francois Jaclot, David C. Lee, Sir Evelyn de Rothschild, Lawrence B. Sorrel, Barry S. Volpert and Helmut Werner all of whom are representatives of our significant equity investors and/or accomplished European business executives.

    Our stockholders include FirstMark Holdings L.L.C., Welsh, Carson, Anderson & Stowe, Kohlberg Kravis Roberts & Co., Morgan Stanley Dean Witter Capital Partners, Sandler Capital Management, ABN AMRO Ventures B.V., The Goldman Sachs Group, Inc., World Online, Credit Suisse First Boston, Groupe Arnault, Suez Lyonnaise des Eaux, BNP Paribas, the Rallye-Casino Group and Francarep SA.

    FirstMark Holdings is one of our largest stockholders and is controlled by our co-chairmen. FirstMark Holdings has a distinguished advisory board, which has provided advice and other assistance in the development of our European operations and will continue to provide assistance to us in the future. Members of FirstMark Holdings' advisory board include Vernon Jordan, Dr. Henry Kissinger, Dr. Nathan Myhrvold, Bert Roberts, Sir Evelyn de Rothschild and Bernard Smedley.

                               FINANCING TO DATE

    We have raised $661.6 million in equity, including $600 million pursuant to financing agreements entered into on May 30, 2000.

    In addition, on May 30, 2000, we entered into a ten-year finance loan with Deutsche Bank. The loan is composed of four tranches totaling $445 million ([EURO]480 million). The loan will be used to finance the telecommunication equipment provided by Siemens and other capital expenditures to build out and operate our wireless local loop network in Germany.

    On January 21, 2000, we entered into a seven-year loan with a consortium of German banks. The loan is composed of a $10.1 million ([EURO]10 million) revolving credit line and a $46.2 million ([EURO]46 million) term loan. The loan will be used to finance the telecommunication equipment provided by Nortel Dasa for our fiber optic backbone network in Germany.

                            ------------------------

    We were organized under the laws of Luxembourg in July 1998 as FirstMark Communications Europe S.C.A. and converted to FirstMark Communications Europe S.A. in January 2000. Our principal executive offices in Luxembourg are located at 3, rue Jean Piret, Luxembourg L-2350 and in London are located at One James Street, 4th Floor, London W1U 1DW, United Kingdom. Our telephone number is +352 26499800 in Luxembourg and +44 20 7529 5000 in London. Our website domain is www.firstmark.net. Information contained on our website is not a part of this prospectus, and our reference to our website here is a textual reference only and not an active internet link to our site.

                            SUMMARY OF THE OFFERING

Shares offered...............................  shares of Class B common stock by us, in the form of shares or, upon request in the United
                                               States, ADSs.

U.S. offering................................  shares of Class B common stock, in the form of shares or, upon request, ADSs.

International offering.......................  shares of Class B common stock.

Over-allotment option........................   shares of Class B common stock.

Shares to be outstanding after the              shares, not including the exercise of any
  offering...................................  outstanding options or conversion of Class A common stock and non-voting junior preferred
                                               stock into Class B common stock. As of
                                               March 31, 2000, we had outstanding options
                                               representing       shares of Class A common
                                               stock upon exercise and we had       shares
                                               of Class A common stock outstanding. Each
                                               share of Class A common stock is convertible
                                               into one share of Class B common stock. We
                                               also had      shares of non-voting junior
                                               preferred stock outstanding. Each share of
                                               non-voting junior preferred stock is
                                               convertible into one share of Class A or
                                               Class B common stock subject to adjustment.

Class B common stock.........................  The shares offered hereby represent our shares of Class B common stock. Holders of
                                               Class B common stock are entitled to receive
                                               dividends and vote on a share for share basis
                                               with the Class A common stock, except holders
                                               of Class A common stock have certain
                                               preferential rights relating to the
                                               nomination of a significant majority of the
                                               candidates for election to our board of
                                               directors and other significant corporate
                                               events. We describe our Class B common stock
                                               in more detail in the section titled
                                               "Description of Share Capital."

The ADSs.....................................  For shares sold in the form of ADSs, each ADS represents one share of Class B common stock.

Dividend policy..............................  We have never declared or paid dividends, and we do not expect to do so in the foreseeable
                                               future.

Lock-ups.....................................  FirstMark, its executive officers and directors and certain stockholders have
                                               generally agreed not to sell any shares or
                                               ADSs or securities convertible into, or
                                               exchangeable for, shares or ADSs during the
                                               180-day period following the date of this
                                               prospectus without the prior consent of the
                                               representatives of the U.S. underwriters.
                                               Please see ``Underwriters" for a more
                                               detailed discussion of this lock-up and the
                                               underwriting arrangements for this offering.

Use of proceeds..............................  We intend to use the net proceeds received by us from this offering:

                                               - to build out our fiber optic network in
                                                 Germany and to develop fiber optic networks
                                                 in France and Spain,

                                               - to install wireless local loop equipment in
                                                 Finland, France, Germany, Luxembourg,
                                                 Portugal, Spain and Switzerland,

                                               - to roll out DSL services in Germany,

                                               - to acquire new wireless local loop
                                                 licenses, and

                                               - for working capital and other general
                                               corporate purposes, including funding
                                                 operating expenses, acquiring network
                                                 assets and business development activities
                                                 throughout Europe.

Nasdaq National Market symbol................  "FMRK" for the ADSs.

Neuer Markt symbol...........................  "      " for the Class B common stock.

                         SUMMARY FINANCIAL INFORMATION

    We present below our summary historical consolidated data as presented under generally accepted accounting principles in the United States. We derived the historical consolidated data for the years ended December 31, 1999 and 1998 from our audited consolidated financial statements which are included elsewhere in this prospectus. We began operations in 1998. We derived the historical consolidated data for the three months ended March 31, 1999 and 2000 from our unaudited consolidated financial statements which are included elsewhere in this prospectus. The results for the most recent three months, which, in the opinion of management, include all adjustments necessary for a fair presentation of the results for the unaudited periods, should not be viewed as indicative of results for the year ending December 31, 2000. The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what our actual results of operations or financial position would have been had the acquisitions occurred on the dates assumed, nor is it indicative of our future operating results or consolidated financial position. You should read the following tables in conjunction with the consolidated financial statements and related notes thereto and the other financial information contained elsewhere in this prospectus.

                                                         UNAUDITED
                                                     THREE MONTHS ENDED
                                                         MARCH 31,           YEAR ENDED DECEMBER 31,
                                                  ------------------------   ------------------------
                                                     2000          1999         1999        1998(1)
                                                  -----------   ----------   -----------   ----------
                                                                    (U.S. DOLLARS)
CONSOLIDATED STATEMENT OF PROFIT AND LOSS DATA:
Revenue........................................     2,518,752           --       117,409           --
Cost of revenue................................    (1,277,081)          --       (69,088)          --
                                                  -----------   ----------   -----------   ----------
Gross margin...................................     1,241,671           --        48,321           --
Selling, general and administrative
  expenses(2)..................................   (27,462,490)  (1,189,839)  (24,678,920)  (1,448,201)
                                                  -----------   ----------   -----------   ----------
Operating loss.................................   (26,220,819)  (1,189,839)  (24,630,599)  (1,448,201)
Interest expense and other(3)..................    (5,467,229)          --    (6,732,972)          --
Interest income and other......................        29,651           --       342,182           --
                                                  -----------   ----------   -----------   ----------
Loss before income taxes.......................   (31,658,397)  (1,189,839)  (31,021,389)  (1,448,201)
                                                  -----------   ----------   -----------   ----------
Income taxes...................................        (1,945)          --            --           --
Minority interest..............................       597,734           --     1,031,240       26,884
                                                  -----------   ----------   -----------   ----------
Net loss.......................................   (31,062,608)  (1,189,839)  (29,990,149)  (1,421,317)
                                                  ===========   ==========   ===========   ==========

STATEMENT OF CASH FLOW DATA:
Net cash used in operating activities..........   (21,471,560)  (1,022,764)  (17,958,336)  (1,448,201)
Net cash (used in) provided by investing
  activities...................................   (16,822,132)     (18,462)   15,371,165     (132,627)
Net cash provided by financing activities......    34,623,066    1,067,368    21,114,254    1,846,206

OTHER FINANCIAL DATA:
EBITDA(4)......................................   (22,807,182)  (1,181,566)  (22,572,939)  (1,448,201)
Capital expenditures(5)........................   (14,965,591)     (18,462)   (2,368,901)    (152,908)

                                                                      MARCH 31, 2000
                                                        -------------------------------------------
                                                                                      PRO FORMA AS
                                                        HISTORICAL    PRO FORMA(6)     ADJUSTED(7)
                                                        -----------   -------------   -------------
                                                                      (U.S. DOLLARS)
CONSOLIDATED AND PRO FORMA BALANCE SHEET DATA:
Cash and cash equivalents(8).........................    17,887,816     596,887,816     807,512,816
Total assets.........................................   279,692,696     858,692,696   1,069,317,696
Total long-term debt and financing(9)................    26,381,140      26,381,140      26,381,140
Mandatory redeemable preferred stock.................            --     594,000,000              --
Stockholders' equity.................................    87,560,042      91,353,966     895,978,966

                                                        (CONTINUED ON NEXT PAGE)

(1) Includes only the period from July 8, 1998 (date of inception) to December 31, 1998.

(2) For purposes of this summary financial information, selling, general and administrative expenses include license acquisition costs.

(3) For purposes of this summary financial information, interest expense and other includes net exchange loss and equity in net loss of affiliates.

(4) EBITDA consists of net loss before depreciation and amortization, amortization of goodwill in consolidation, net interest expense, income taxes and minority interests. EBITDA is a measure commonly used in the telecommunications industry. It is presented to enhance an understanding of our operating results and is not intended to represent cash flow or results of operations for the periods presented. EBITDA is not a measurement under U.S. GAAP of financial performance and may not be similar to EBITDA measures of other companies.

(5) Includes only capital expenditures for property and equipment.

(6) Gives pro forma effect for the following events that occurred in the period from March 31, 2000 to the date of this prospectus:

    - issuance of Series F and F-2 convertible preferred shares as part of the $600 million private equity issuance pursuant to agreements entered into on May 30, 2000,

    - the repayment of our previous credit facility, and

    - the conversion of a loan received from FirstMark Communications International to equity.

(7) Gives pro forma effect to the effectiveness of this initial public offering which includes:

    - deferred compensation expense resulting from the outstanding stock options under the existing 1999 stock incentive plan becoming exercisable (to the extent vested),

    - conversion of all existing preferred stock, except Series F-2 convertible preferred stock into Class A common stock,

    - conversion of all Series F-2 convertible preferred stock into non-voting junior preferred stock, and

    - the sale of ADSs and shares offered in this offering at an assumed initial
      public offering price of [EURO]    per share and $    per ADS (the
      mid-point of the price range on the cover page of this prospectus), after deducting the estimated underwriting discounts and commissions and offering expenses payable by us.

(8) In the pro forma and pro forma as adjusted columns, $63 million of cash is restricted, pursuant to a pledge agreement, to collateralize our obligations under a performance bond issued in connection with the wireless local loop license award in Spain.

(9) Total long-term debt and financing does not reflect the $63 million guaranteed performance bond issued in connection with the Spanish wireless local loop license award. We also have credit facilities which, subject to certain conditions, would permit additional borrowings of $371.4 million.

                                  RISK FACTORS

    You should carefully consider the risks described below as well as the other information in this prospectus, before making a decision to invest in our company. The consequences of any of these and other risks could materially and adversely affect our business, financial condition, prospects and results of future operations. In such case, the trading price of our ADSs and shares could decline, and you may lose all or part of your investment.

WE HAVE NO MEANINGFUL OPERATING HISTORY OR REVENUES.

    We are in an early stage of development and first began offering our services to carrier customers in Germany in January 2000. Consequently, we have no meaningful history of operations on which you can evaluate our performance. We have generated only limited revenues. We plan to expand significantly our operations in Germany and in other European countries in the near term, which is expected to require substantial additional capital expenditures. Consequently, you should consider the risks, expenses, uncertainties and obstacles that we may face in the markets we are entering and our competition when evaluating our prospects.

OUR STRATEGY IS UNPROVEN, AND OUR MARKET ASSUMPTIONS MAY BE INCORRECT.

    We believe that we will be one of the first companies to offer end-to-end broadband internet services in multiple markets in Europe. Wireless local loop services and DSL services have not been widely offered before in many of the markets in which we plan to operate. As a result, our strategy, which is based on our market analysis, has not been validated in practice, and there are no directly comparable companies with meaningful operations and histories on which you can base an evaluation of our prospects. We believe that the combination of our unproven business model and the highly competitive and quickly changing telecommunications market in which we compete makes it difficult to predict the extent to which our planned products and services will achieve market acceptance. To be successful, we must develop and market our products and services to be widely accepted by businesses at profitable prices. We may never be able to deploy our end-to-end broadband internet network as planned, achieve significant market acceptance at favorable pricing, achieve favorable operating results or profitability or generate significant positive cash flow.

WE HAVE EXPERIENCED AND EXPECT TO CONTINUE TO EXPERIENCE NEGATIVE OPERATING CASH
  FLOW AND NET OPERATING LOSSES.

    From the time we started operations until March 31, 2000, we have had aggregate negative net operating cash flow of approximately $40.9 million and aggregate net operating losses of approximately $52.3 million. We expect to continue to incur significant and increasing negative cash flow and net operating losses as we deploy our network across Europe, gain additional licenses, introduce new services and products, expand our marketing efforts and increase the size and scope of our operations. We cannot be certain that we will achieve, or if achieved we will be able to maintain, positive cash flow or operating profits.

    The ability to generate positive cash flow and operating profits will depend on a number of factors, including:

    - our ability to build out our broadband internet network on a timely basis,

    - our ability to attract customers,

    - our ability to obtain regulatory approval to develop and expand our broadband internet network,

    - the uptake and usage levels of our services by our customers at favorable prices, and

    - our ability to control costs associated with building our network, developing and servicing our customer base and expanding our portfolio of services.

    You should read "Management's Discussion and Analysis of Financial Condition and Results of Operations" for an additional discussion of our negative cash flow and net operating losses.

OUR BROADBAND INTERNET NETWORK MAY NOT BE DEPLOYED ON A TIMELY BASIS.

    The successful deployment of our broadband internet network is critical to our success. Currently, our network is operating only in Germany, Luxembourg and, through a minority investment, Portugal. We are in the process of expanding the broadband internet network in these countries and developing a broadband internet network in Belgium, Finland, France, the Netherlands, Spain and Switzerland. We plan to expand aggressively in multiple markets in a very short time frame. We do not believe that such a rapid and diverse expansion has been previously attempted. The successful deployment of our network depends on our ability to coordinate simultaneously a number of activities, including among other things:

    - installing switches and facilities,

    - acquiring co-location and other leased space,

    - acquiring long term arrangements to lease dark fiber for our fiber optic backbone network,

    - obtaining interconnection with other telecommunications providers at beneficial rates,

    - installing radio transmitters and receivers for wireless local loop connections and acquiring the roof rights necessary for such installations,

    - installing fiber optic lines for our local loop fiber connections,

    - obtaining unbundled access to the local loop copper lines for our DSL connections,

    - designing and installing network management systems and software, and

    - hiring and integrating additional personnel.

    Each of these tasks needs to be completed on a timely basis in multiple markets and within expected cost limits. In addition, our ability to develop and build our broadband internet network within budget and on schedule will be affected significantly by potential problems that affect a project of this size and complexity, including:

    - failure to obtain licenses, permits and other necessary authorizations or consents or failure to obtain them on a timely basis,

    - failure to meet the build out obligations under our licenses,

    - delays in the availability of equipment to be installed,

    - failure of our contractors or equipment suppliers to fulfill performance obligations, and

    - failure to integrate, or delays in integrating, the many components of our network.

    Many of the factors integral to the development of our network are beyond our control.

    We could also face cost overruns, the unavailability of additional capital, strikes, shortages of equipment and personnel, delays in obtaining governmental or other third-party approvals, other construction delays, natural disasters and other casualties, delays in the deployment or delivery of network capacity of others that we have arranged to acquire or have contracted with, and other events that we cannot foresee.

    Failure to complete these tasks on schedule and on budget in any major market could affect the timing of the roll-out of other portions of our network in such market or any other market and the introduction of new services, hamper our ability to attract customers and decrease our future revenues.

WE EXPECT TO INCUR SUBSTANTIAL DEBT WHICH WILL AFFECT OUR OPERATIONS AND
  LIQUIDITY.

    We will need to increase significantly our level of indebtedness to fund our business plan. We expect that most of the equipment we purchase will be financed through vendor financing. Our high level of indebtedness will have important consequences, such as:

    - limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to funding debt service,

    - limiting our ability to obtain additional financing for working capital, capital expenditures or other purposes,

    - increasing our vulnerability to adverse economic and industry conditions,

    - increasing our vulnerability to interest rate increases because borrowings may bear interest at variable rates, and

    - increasing our vulnerability to competitive pressures, as many of our competitors will be less leveraged than we are.

OUR DEBT AGREEMENTS IMPOSE OR WILL IMPOSE OPERATING AND FINANCIAL RESTRICTIONS
  THAT MAY PREVENT US FROM CAPITALIZING ON BUSINESS OPPORTUNITIES.

    Our existing debt agreements impose, and future debt agreements likely will impose, significant operating and financial restrictions on us. These restrictions may substantially limit or prohibit us from taking various actions, including:

    - incurring additional debt,

    - restricting our ability to receive cash from our operating subsidiaries,

    - making investments,

    - paying dividends to our shareholders,

    - creating liens,

    - selling assets,

    - engaging in mergers, consolidations or other business combinations,

    - repurchasing or redeeming our shares, and

    - otherwise capitalizing on business opportunities.

    We have pledged substantially all of our assets in Germany and will also be required to pledge substantially all of our other assets in these financings. Failure to comply with the covenants and restrictions in our financing agreements could trigger defaults under such agreements even if we are able to pay our debt. If such a default were to occur, our creditors may be able to accelerate the repayment of our debt and seize our assets, which would have a material adverse effect on our business.

WE WILL NEED ADDITIONAL CAPITAL TO IMPLEMENT OUR BUSINESS PLAN WHICH WE MAY NOT
  BE ABLE TO OBTAIN OR TO OBTAIN ON FAVORABLE TERMS.

    WE HAVE SIGNIFICANT CAPITAL EXPENDITURE NEEDS. We currently anticipate that our cash requirements for capital expenditures, working capital, equity contributions in minority interests and operating losses from now through the end of 2001 will be approximately $1.1 billion, including approximately $600 million in capital expenditures associated with the deployment of our broadband internet network. These expenditures are expected to cover completion of the fiber optic backbone network in Germany, costs related to establishing wireless local loop and DSL services in Germany, completion of our planned fiber optic backbone networks in France and Spain and costs related to establishing wireless local loop services in Spain, France, Switzerland, Portugal and Finland.

    Our business plan is in a formulative state and is subject to change. For example, since the application processes for wireless local loop licenses in some European countries, including in the UK, has not been finalized, we have not taken into account these potential costs in determining our expenditure through the end of 2001. These costs could be significant. Significantly, we may accelerate our plan over the next 18 months to extend our broadband internet network into more countries or to add new services to our planned services. If we do expand or accelerate our business plan, we will likely need significant additional capital prior to the end of 2001 beyond the amounts described above. We will also need capital to fund our planned expansion and operations after 2001 since our goal is to offer our services in up to 18 European countries covering up to 150 cities. The timing and amount of these expenditures is currently uncertain. In the interim, we may utilize the funds then available to begin these expansion efforts. If we are unable to raise needed capital, we may be unable to complete even our currently targeted expansion and projects.

    THE AMOUNT OF OUR FUTURE CAPITAL EXPENDITURES IS SUBJECT TO MANY FACTORS. Our future capital requirements will depend on:

    - the rate at which we deploy our broadband internet network,

    - our success in obtaining additional wireless local loop licenses and the costs of these licenses,

    - equipment costs and other costs to deploy the broadband internet network, including wireless local loop and digital subscriber line equipment and our management information systems,

    - the types of services we offer,

    - staffing levels,

    - customer growth,

    - how long we continue to generate negative cash flows and operating losses,

    - future acquisitions,

    - competitive conditions, and

    - regulatory and technological developments.

    Many of these factors are beyond our control. Our anticipated network roll-out plan is provisional and has been developed from our current market research, projections and assumptions.

    WE ARE SEEKING SOURCES TO FUND THESE SIGNIFICANT CAPITAL EXPENDITURES, BUT WE MAY NOT BE SUCCESSFUL. We are currently exploring numerous different financing sources to meet our current capital requirements, including additional vendor debt financing, issuance of debt instruments in the public and private markets and additional equity issuances. We cannot be sure that we will be able to raise sufficient funds to meet our business plan. Moreover, any debt financing sources are likely to impose significant restrictions on our business activities and could also require equity enhancements which could be dilutive to our shareholders. Any equity issuances could also be dilutive to our shareholders. If we are unable to raise sufficient capital, we may need to alter significantly our business plan, which could adversely affect our future operating results and impair our ability to reach positive cash flow and profitability.

COMPETITION IN THE TELECOMMUNICATIONS MARKET MAY AFFECT OUR ABILITY TO GENERATE
  POSITIVE CASH FLOW OR NET INCOME OR ACQUIRE CUSTOMERS.

    We are entering recently liberalized markets in an evolving and highly competitive industry. In each of our markets, we will face competition from existing and new providers of the technologies we provide and other competing technologies. Competition for customers in the telecommunications industry is primarily based on the quality of services offered and price. We must compete effectively in order to meet the assumptions and projections in our business plan.

    In addition to competition from existing incumbent telecommunications providers and alternative telecommunications carriers, including competing services for wireless local loop and DSL, we expect to face competition from European cable television systems, satellite service providers and other wireless technology operators that are beginning to offer broadband telecommunications services to business customers. Many of these competitors have substantially greater financial, marketing and other resources than we do. These competitors may use various types of wireless and wire-based technologies. We expect our competitors continually to improve their product and service offerings and substantially and continually reduce their prices. If our competitors devote significant resources to developing their businesses in our target markets, such action could have a material adverse effect on our business.

    Our competitors have been granted licenses in our markets and additional license applications are pending or proposed. We expect other competitors will apply for the same licenses as us in the future. In some situations, we may not be granted a license because it has been granted to one of our competitors. In particular, we expect to face substantial competition for wireless local loop licenses as they are offered in each European country, which if we are able to get such licenses may result in our having to pay a higher price for such licenses and/or agree to more burdensome performance requirements.

    Initially, we intend to price our services competitively based on our estimates of our customers' budget for telecommunications and information technology services. Our estimates may not be accurate and our customers may not view our services as an adequate replacement for their current telecommunications and information technology needs or as an adequate substitute for products and services offered by our competitors. Prices for data communication services have fallen historically, a trend we expect will continue and likely accelerate. As price-based competition intensifies, as we believe it will, we may be left in an unfavorable competitive position, particularly with our anticipated leveraged capital structure. Significant price reductions for telecommunications services may create substantial pressure on our margins and could have a material adverse effect on our business.

WE MAY NOT BE ABLE TO IMPLEMENT OUR PAN-EUROPEAN STRATEGY.

    We plan to offer our services in most major European countries and expect to obtain benefits from offering our services in multiple countries. Our ability to implement this strategy depends, in part, on our ability to acquire necessary licenses for wireless local loop services and/or regulatory approval to permit DSL services by getting access to the last mile in each of these countries. We may not be able to do this. If we fail to offer services in any of the major European countries or the provision of such services is significantly delayed, we may not achieve our goal of providing pan-European service, which could adversely affect our business plan.

WE MAY NOT BE ABLE TO TAKE ADVANTAGE OF EVERY BUSINESS OPPORTUNITY.

    Our business strategy is ambitious and we have targeted a variety of business opportunities, each of which may involve the expenditure of significant personnel and financial resources. These resources are limited and we will have to prioritize business opportunities and allocate resources among them. We may not be able to fully develop every business opportunity, such as web hosting opportunities, due to the development of other priorities, including wireless local loop and DSL services, and the limited nature of our personnel and financial resources. If we are unable to take advantage of a favorable business opportunity, our business plan could be adversely affected.

WE ARE SUBJECT TO SIGNIFICANT REGULATION, AND FUTURE CHANGES IN THE REGULATORY
  ENVIRONMENT MAY ADVERSELY AFFECT OUR BUSINESS.

    WE ARE SUBJECT TO EU AND COUNTRY REGULATION. The telecommunications industry in the EU is highly regulated. The regulatory regimes in the EU member states were recently liberalized and the process is still evolving. Our ability to deploy the broadband internet network and provide our proposed services depends to a significant extent on the continued implementation of this liberalized regulatory environment.

    WE FACE SIGNIFICANT LICENSE CONDITIONS AND COMMITMENTS TO OBTAIN AND RETAIN LICENSES. We need to obtain a license from each country's licensing authority before we can offer wireless local loop service. We have obtained licenses for wireless local loop spectrum in the following European countries: Finland, France, Germany, Luxembourg, Portugal, Spain and Switzerland. Some of these licenses required significant licensing fees or payments. We are in the process of applying for other licenses in several countries, including licenses for additional areas in Germany. Our ability to expand our network coverage and range of services depends on our ability to obtain and retain these licenses. Many of our licenses impose significant conditions on us, including the scope of services to be offered, coverage and extension commitments and timing commitments. In Spain and Switzerland we have provided performance guarantees in connection with such commitments. For a more complete discussion of the conditions and commitments in our licenses, see "Regulation." Failure to comply with these conditions, or any other conditions attached to our licenses, may constitute a breach of that license and result in the license being revoked or fines being imposed.

    WE MAY NOT BE SUCCESSFUL IN GETTING ADDITIONAL LICENSES. Many of the European countries have not begun granting licenses. Some countries, such as Belgium, have application processes to award licenses. Other countries such as the UK auction or plan to auction off at least some of the licenses. We may not be successful in obtaining the licenses for the areas in which we plan to offer services. Moreover, the costs of acquiring such licenses may be prohibitive.

    THE LOSS OF A LICENSE OR OTHER REGULATORY CHANGES COULD IMPACT US. The loss of any of our licenses, or a substantial limitation upon the terms of any of our licenses or any change in the regulatory environment in any country where we have a license, could have a material adverse effect on us.

    Many aspects of the law and regulations applicable to our operations are or will be new and developing. As a result, it will be difficult to determine how regulators will interpret regulations or assess compliance and what, if any, enforcement action they may take.

LACK OF A REGULATORY FRAMEWORK IN TARGET COUNTRIES MAY DELAY THE IMPLEMENTATION OF OUR BUSINESS PLAN.

    Our ability to achieve our business plan requires access to the last mile. Most European countries have not made provisions for requiring competitive access conditions to the last mile. We may be incorrect in our assumptions that the implementation of the liberalization of the telecommunications markets in Europe will continue to occur in the manner anticipated or that we will be allowed to continue to provide and to expand our services across Europe.

OUR ABILITY TO BUILD OUR BROADBAND INTERNET NETWORK AND PROVIDE OUR SERVICES
  DEPENDS ON SECURING AND MAINTAINING LONG TERM AGREEMENTS TO LEASE DARK FIBER.

    We do not currently own any telecommunications transmission lines. As a result, as we deploy the broadband internet network, we will depend upon long-term leases of dark fiber, which is existing fiber optic cable that is not being used, to deploy our planned fiber optic backbone. We plan to obtain dark fiber from facilities-based telecommunication carriers and other competitors who are currently in the European telecommunications market or may enter it in the future. We may have fixed costs under these lease arrangements, while revenues generated by the utilization of these leases may vary based on traffic volume and pricing. Accordingly, if we are unable to generate sufficient traffic volume over particular routes or are unable to charge appropriate rates for such traffic, we may fail to generate enough revenue to meet the fixed costs associated with our leases. GasLINE, our dark fiber provider in Germany, may terminate our lease without our consent if our GasLINE loan agreement is terminated through our default on interest payments. Our profitability depends in part on our ability to obtain and use long-term leased fiber optic capacity arrangements on a cost-effective basis.

WE MUST OBTAIN INTERCONNECTION AGREEMENTS WITH OTHER TELECOMMUNICATION PROVIDERS
  AND INTERNET TRANSIT AGREEMENTS WITH INTERNET TRANSMISSION PROVIDERS.

    Interconnection is required to complete transmissions that originate on our broadband internet network but terminate outside our network, or that originate from outside our network and terminate on our network. We will need to secure and maintain interconnection arrangements with telecommunications facilities-based providers in the European countries in which we intend to operate. In addition, we need to enter unbundling arrangements with the national incumbent telecommunication carriers to permit us to offer DSL services over existing copper lines owned or maintained by the local carrier.

    In March 2000, we entered into an unbundling agreement and an interconnection agreement with Deutsche Telekom. In June 2000, we entered into an interconnection agreement with Enterprise des Postes et Telecommunications, the incumbent operator in Luxembourg. We have commenced negotiations on an interconnection agreement with France Telecom. We intend in the near future to begin negotiating an interconnection agreement with Telefonica in Spain. We may experience difficulties or delays in negotiating and obtaining favorable interconnection or unbundling agreements with the national incumbent telecommunication carriers or other facilities-based providers in the European countries in which we intend to operate or at reasonable costs and on terms and conditions that are acceptable to us.

    In addition, although EU law mandates that member states ensure that their incumbents' interconnection rates are transparent and cost-oriented, there is little experience of how the in-country regulator will regulate or supervise the national incumbent telecommunication carrier's general interconnection agreements. A material increase in the interconnection charges to us, or the failure of interconnection charges to decline in line with general reductions in telephone service charges, could result in reduced margins for us or an inability to offer telecommunications services at competitive prices. In the EU, the implementation of interconnection has been subject to extensive delays and court challenges.

    We also need to enter into agreements with internet backbone operators to provide our customers access to the internet from our network. In Germany, we entered into an access agreement with UUnet in April 2000. We will need to enter into similar agreements with internet backbone providers in other countries. We cannot assure you that we will be able to obtain such agreements at all or on a timely basis, at reasonable costs and on terms and conditions that are acceptable to us.

OUR USE OF WIRELESS LOCAL LOOP CONNECTIONS IS SUBJECT TO POTENTIAL OPERATING
  RESTRICTIONS.

    Our wireless local loop connections currently require clear lines of sight to provide the best service coverage. We may not be able to secure appropriate roof installation rights to ensure such coverage. Our current plan in urban areas is to install radio equipment on rooftops of tall structures. We are trying to obtain roof rights to desirable buildings in our markets, which may require payments in advance whether or not we ultimately exercise these rights. Increasing competition for roof rights may mean that even if we secure such rights, we may not be able to obtain adequate rights on commercially reasonable terms for clear transmission. We may also need to obtain construction, zoning or other governmental permits to install our equipment, which may delay our installations once we have obtained roof rights. We may also experience reception problems due to weather, hills, buildings, trees and foliage. If we fail to obtain sufficient roof rights, we may be unable to reach as many customers as we intend or we may have to employ less cost effective methods to reach these customers. Any of these consequences could prevent us from generating operating revenues or adversely impact our gross margin.

    We plan to use fixed point to multipoint microwave transmission equipment which has not been widely used before. Moreover, point to multipoint wireless local loop technology is not being deployed in larger commercial applications as we propose to do. Market acceptance of our wireless service may be adversely affected by customer perception of lack of security associated with wireless transmission.

    In order to provide wireless local loop services, we must install microwave transmission and reception equipment in a manner which attempts to:

    - maximize the use of the spectrum allocated to us in our license,

    - avoid radio interference with our equipment or third party equipment,

    - take into account potential limitations that could occur due to precipitation and climate conditions, and

    - incorporate the impact of hills, buildings, trees and foliage.

    Our failure to adequately meet these concerns could impact our quality of service, our capacity and the ability to achieve our business plan.

PERCEIVED HEALTH AND SAFETY CONCERNS RELATED TO WIRELESS LOCAL LOOP TECHNOLOGY
  MAY HAMPER OUR ABILITY TO ATTRACT CUSTOMERS AND SECURE SITES FOR OUR
  EQUIPMENT.

    We are aware of the public's perception that there may be health risks associated with the effects of radio waves from wireless local loop transmitter masts and outdoor units. The actual or perceived risks associated with wireless communications equipment could adversely affect us. In some countries, governments are placing limits on where transmitter equipment can be placed. It may be difficult for us to obtain sites for our wireless equipment and there may be reduced demand for our services due to perceived health risks.

DEPLOYMENT OF OUR DSL SERVICES MAY BE DELAYED.

    We plan to utilize DSL as a means of connecting to some of our customers. The deployment of DSL depends on our ability to:

    - obtain unbundled access to the local loop copper lines for our DSL connections,

    - obtain sufficient central office co-locations,

    - have the copper lines prepared to accept DSL services, and

    - install equipment and facilities.

    Each of these tasks needs to be completed on a timely basis and within expected cost limits. Delays in the deployment of our DSL services could:

    - limit the geographic scope of our services,

    - prevent us from providing services on a cost-effective basis, and

    - reduce the number of customers that we can attract and the volume of traffic we carry.

    Failure to complete these tasks on schedule and on budget may affect our ability to reach other customers or may require us to use less cost effective methods to reach customers. This could prevent us from generating operating revenues, adversely impact our gross margins or otherwise materially adversely affect our business.

WE DEPEND ON INCUMBENT TELECOMMUNICATION CARRIERS FOR CO-LOCATION AND ACCESS TO
  COPPER LINES TO CONNECT OUR DSL SERVICES.

    We must use copper telephone lines controlled by the incumbent telecommunication carriers to provide DSL connections to customers. We also depend on the incumbent telecommunication carriers for co-location and to prepare the copper lines properly for our DSL services. We depend on the incumbent telecommunication carriers to test and maintain the quality of the copper lines that we use. We do not have a history of obtaining access to co-location from incumbent telecommunication carriers. In many cases, we may be unable to obtain access to co-location from the incumbent telecommunication carriers or to gain access at acceptable rates, terms and conditions, including timeliness. We have experienced, and expect to experience in the future, lengthy periods of time between our request for and the actual provision of the co-location space and telephone lines. An inability to obtain adequate and timely access to co-location space or prepare the copper lines properly for our DSL services on acceptable terms and conditions from incumbent telecommunication carriers could have a material and adverse effect on our business.

    Incumbent telecommunications carriers impose technical standards on DSL providers using their local loop lines. An incumbent carrier may impose technical standards that would force us to make costly technology upgrades to comply with these standards. Significant unanticipated capital expenditures associated with these technology upgrades could have a material adverse effect on us. In addition, technologies deployed on copper telephone lines, such as DSL, have the potential to interfere with other technologies on the copper telephone lines. Interference, or claims of interference, if widespread, could have a material and adverse effect on our business. The procedures to resolve interference issues between incumbent telecommunications carriers and DSL service providers are still being developed.

    Because we compete with incumbent telecommunication carriers in our markets, they may be reluctant to cooperate with us. The incumbent telecommunication carriers may experience, or claim to experience, a shortage of co-location space. If this occurs, we may not have alternate means of connecting our DSL equipment with the copper lines or connecting our equipment in central offices to our network. We expect to experience rejections of some of our co-location applications on the grounds that no space is available or that all available space has been allocated to our competitors. In addition, the price that the incumbent telecommunications carrier charges for space in any given co-location will vary. The price of some co-location space may make it commercially prohibitive for inclusion in our DSL network. If we are unable to obtain, at economically viable prices, physical co-location space from incumbent telecommunication carriers, we may face delays, additional costs or an inability to provide services in certain locations. Delays in obtaining access to co-location space or the rejection of our applications for co-location could result in delays in, and increased expenses associated with, the rollout of our services, which in turn could have a material and adverse effect on our business.

    Our dependence on the incumbent operators has caused and could continue to cause us to encounter delays in establishing our networks, provisioning lines and upgrading our services. These delays could adversely affect our relationships with our customers, harm our reputation or could otherwise have a material adverse effect on our business, prospects, financial condition and results of operations.

WE MAY BE UNABLE TO EXPAND OUR DSL SERVICES EFFECTIVELY AND PROVIDE HIGH
  PERFORMANCE TO A SUBSTANTIAL NUMBER OF END USERS.

    Our ability to connect and manage a substantial number of end users using our planned DSL services at high transmission speeds is still unknown. While peak digital data transmission speeds across our planned DSL network to and from the central office and the end user are expected to exceed 1.5 megabits per second, the actual data transmission speeds over our network could be significantly slower due to:

    - the type of DSL technology deployed,

    - the distance an end user is located from a central office,

    - the configuration of the telecommunications line being used,

    - the existence of and number of data transmission impediments on the incumbent operator's copper lines,

    - the gauge of the copper lines, and

    - the presence and severity of interfering transmissions on nearby lines.

WE FACE SIGNIFICANT CHALLENGES IN OPERATING OUR BROADBAND INTERNET NETWORK.

    We are in the process of deploying our broadband internet network. Once our network is deployed, our success will depend on our ability to operate, manage and maintain the network and to generate and maintain traffic on the network. Successfully managing the broadband internet network, which we expect to be one of the first to employ wireless local loop, DSL and fiber lines in one system, is subject to many risks, including operating and technical problems and regulatory uncertainties.

    A major equipment failure or natural disaster affecting any of our switching offices or hardware could materially adversely affect our operations. The broadband internet network will be subject to risks that are outside our control, such as risks of damage to software and hardware from fire, power loss, natural disasters and general transmission failures which can be caused by a number of additional factors. Any failure of our network or other systems or hardware that causes significant interruption to our operations could materially affect us. If we have prolonged or significant system failures or our customers have difficulties in accessing or maintaining connection to our network, our relationship with our customers could be threatened, we could seriously damage our reputation, and we could experience customer attrition and financial losses.

WE RELY ON THIRD PARTY SUPPLIERS FOR MANY IMPORTANT ASPECTS OF OUR OPERATIONS.

    We plan to use third parties to perform many key functions of deploying our broadband internet network and to manage the network and our operations. We will evaluate this decision on a country by country basis. Our ability to outsource key functions is particularly critical as we are in the process of hiring personnel for important functions. We may, for example, rely on suppliers, even on an exclusive basis, for:

    - installation of network switching, routing and transmitting equipment,

    - the development, implementation and operation of our management information system,

    - customer care services, such as customer care centers, customer bill preparation and on-site customer equipment installation, and

    - advertising.

    We will depend on these and other suppliers, many of whom are critical to our ability to implement our business strategy successfully. Our failure to enter into satisfactory supply agreements or the failure by these suppliers or any others to perform under their agreements with us may impact our ability to grow our business and service our customers, which would have a material adverse effect on our business.

WE DEPEND ON OTHER SUPPLIERS FOR MANAGEMENT INFORMATION SYSTEMS WHICH ENABLE US
  TO PROVIDE KEY CUSTOMER CARE AND BILLING SERVICES THAT WE NEED FOR OUR
  BUSINESS.

    We need an effective and flexible system to provide customer billing, customer care functions, accounting and financial statements and other management functions. To produce customer bills efficiently, we will be required to record and process service detail records quickly and accurately for all of the access technologies we intend to deploy. In addition, any such system will be required to provide billing information for both direct services offered by us and indirect services offered by other providers. We require management information systems which will grow as our business expands and change as new technological developments occur. We are outsourcing the design, development and operation and maintenance of the management information systems. However, the provider of these services may not be successful in establishing such systems and once established such systems may not meet our needs. We believe that the successful implementation and integration of new management information systems and back-office support will be important to our growth, as well as our ability to monitor and control costs, to bill customers accurately and in a timely fashion and to achieve operating efficiencies. There may be delays or cost-overruns or other adverse consequences in implementing these systems. Our inability to assume and implement systems, or to integrate new technologies in a timely and cost-effective manner, could negatively impact our ability to service our customers which may cause us to lose existing customers and prevent us from acquiring new ones. This would result in lower than anticipated revenues and could materially and adversely affect our business.

WE MAY LOSE OUR EXPECTED EARLY MARKET ADVANTAGE DUE TO DELAYS.

    Our strategy is to be one of the first operators to provide broadband internet services to small and medium size businesses on a pan-European basis. If we suffer any delay in deploying our network in any country or our competitors deploy networks sooner than we anticipate, we may lose our expected early market advantage, which would affect our future results of operations and cash flow.

    Delays in the continued deployment of our network could:

    - limit the geographic scope of our services,

    - prevent us from providing services on a cost-effective basis,

    - reduce the number of customers and internet service providers, content providers, application service providers and alternative telecommunications carriers we can attract and the volume of traffic we carry, and

    - affect our ability to obtain lower cost capacity on other networks by swapping excess capacity or cause us to incur penalties for untimely delivery of promised capacity or could result in termination of our swaps.

    Any one of these results could prevent or delay us from increasing our operating revenues or could adversely impact gross margins.

EUROPEAN USE OF THE INTERNET, ELECTRONIC COMMERCE AND THE DEMAND FOR BANDWIDTH
  INTENSIVE APPLICATIONS MAY NOT INCREASE AS SUBSTANTIALLY AS WE EXPECT WHICH WOULD LIMIT DEMAND FOR OUR SERVICES.

    Our business plan assumes that European use of the internet, electronic commerce and other bandwidth intensive applications will increase substantially in the next few years, in a manner similar to the increased use that the United States market has experienced over the past few years. If the use of bandwidth intensive applications in Europe does not increase as anticipated, demand for some of our services, including our internet and bandwidth services, could be substantially lower than we currently anticipate and our ability to generate revenues will be adversely affected. Our expectations are based on our market review and analysis which may prove to be inaccurate.

    Because there has been a limited history in Europe for the types of services we intend to offer, we have difficulty judging what the customer demand and market acceptance for those services will be. Nevertheless, based upon certain assumptions as to market acceptance of and customer demand for our planned services, we have committed and will continue to commit to:

    - significant operating expenses,

    - significant capital investments, and

    - operating leases, equipment supply contracts and service and financing arrangements.

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
    If there is a lower level of overall demand in the European market for our telecommunications services or we fail to attract sufficient customers, our ability to generate revenues will be adversely affected.

WE HAVE ENGAGED AND WILL CONTINUE TO ENGAGE IN JOINT VENTURES THAT ARE
  ACCOMPANIED BY INHERENT RISKS.

    We have formed joint ventures to apply for wireless local loop licenses in many of the European markets we intend to target, such as France and Spain. In several of these joint ventures, we cannot control operations without cooperation from our local partners. In Spain and France, we hold a minority interest in these ventures and share operational control. In Portugal, we operate through Teleweb, which is controlled by our local partner, Finantel. We may enter into future joint ventures with other companies. All joint ventures are accompanied by risks. These risks include:

    - the inability to make certain key strategic decisions in those countries without our local partners' consent,

    - diversion of our resources and management time,

    - inconsistent economic, business or legal interests or objectives among joint venture partners and between joint venture operations in different countries,

    - the possibility that a joint venture partner will default in connection with a capital contribution or other obligation, thereby forcing us to fulfill such obligation, and

    - difficulty maintaining uniform standards, controls, procedures and policies.

    We discuss our joint venture agreements in more detail in the section titled "Summary of Material Agreements--Joint Venture Agreements."

TELECOMMUNICATIONS TECHNOLOGY IS CHANGING RAPIDLY, AND WE MAY FAIL TO RESPOND TO
  THOSE CHANGES ADEQUATELY OR QUICKLY ENOUGH TO REMAIN COMPETITIVE.

    The telecommunications industry is subject to rapid and significant changes in technology. Such changes could lead to new products and services that compete with those we offer or plan to offer. Changes could also lead to price decreases in competing products and services to the point where our products and services could become non-competitive. As new technologies develop, we may be placed at a competitive disadvantage and competitive pressures may force us to implement such new technologies at substantial cost. In addition, our competitors may implement new technologies before we are able to, allowing them to provide better services than ours. The effect of technological changes on our businesses cannot be predicted. In the future, we expect to experience competition from new or advanced fixed-line, wireless or satellite technologies, including high-speed wireless optical technology. Even if these factors develop as we anticipate, we may not be able to implement our strategy or be able to respond to such competitive pressures and adopt new technologies on a timely basis or at an acceptable cost. The technologies we plan to use or which we may decide to use in the future may not enjoy customer preference, may not operate as designed or may become obsolete. One or more of these factors could materially and adversely affect our business.

WE MAY BE UNABLE TO ATTRACT AND RETAIN THE NECESSARY OPERATIONAL AND OTHER
  PERSONNEL REQUIRED TO ACHIEVE OUR BUSINESS PLAN. WE DEPEND ON THE EXPERIENCE OF OUR EXECUTIVE OFFICERS AND THE LOCAL KNOWLEDGE OF OUR IN-COUNTRY MANAGEMENT. ANY DIFFICULTY IN RETAINING OUR CURRENT EMPLOYEES WOULD ADVERSELY AFFECT OUR ABILITY TO OPERATE OUR BUSINESS.

    Our operations are managed by a small number of key executive officers, including our chief executive officer, Timothy Samples. These officers are critical to maintaining relationships with our local partners and suppliers and developing new opportunities for our network and services. In addition, we depend on a limited number of personnel in each country where we are building our network, since they have extensive local knowledge of the industry and experience with the national regulators. The loss of any of these individuals could have a material adverse effect on us.

    We recently hired a number of our senior management, including our chief executive officer and chief financial officer. We need to hire hundreds of other persons in a short period of time in order to be able to execute our business plan. We are in the process of recruiting a substantial number of new employees, including sales and operational employees. Our success depends on our ability to continue to attract, recruit, integrate and retain these personnel as we grow. Competition for qualified personnel in Europe is intense, and there is generally a limited number of persons with the requisite experience in the internet and telecommunications sectors in which we operate. We may not be able to retain senior management, integrate new managers or recruit qualified personnel in the future.

OUR OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY.

    Our revenue currently depends upon a relatively small number of significant customers and contracts. We are also planning to expand our operations. The loss or addition of one or more of these customers or contracts or difficulties in our expansion plans could cause significant fluctuations in our financial performance. In addition, the significant expenses resulting from the expansion of our network and services are likely to lead to operating results that vary significantly from quarter to quarter.

IF WE ARE UNABLE TO IMPROVE AND ADAPT OUR OPERATIONS AND SYSTEMS AS WE GROW, WE
  COULD LOSE CUSTOMERS AND REVENUES.

    We expect our business to continue to grow rapidly, which may significantly strain our customer support, sales and marketing, accounting and administrative resources, network operation and management and billing systems. Such a strain on our operational and administrative capabilities could adversely affect the quality of our services and our ability to collect revenues. To manage our growth effectively, we will have to develop our operational support and other back office systems and procedures and appropriate financial systems and controls. We will also have to expand and train our growing employee base to handle the increased volume and complexities of our business. We cannot assure you that we will maintain adequate internal operating, administrative and financial systems, procedures and controls, or obtain, train and adequately manage sufficient personnel to keep pace with our growth, which may result in our inability to grow our business as planned.

    In addition, if we fail to project traffic volume and routing preferences correctly, or to determine the optimal means of expanding the network, we could lose customers, make inefficient use of the network, have higher costs and lower profit margins.

WE FACE MANY DIFFICULTIES AND UNCERTAINTIES IN CONNECTION WITH POTENTIAL
  ACQUISITIONS, INVESTMENTS AND STRATEGIC ALLIANCES.

    We may seek to acquire companies or customer bases and businesses from, make investments in or enter into strategic alliances with, other companies. We will encounter risks in these acquisitions, investments or strategic alliances, including:

    - the difficulty of identifying appropriate strategic transaction candidates in the countries in which we do business or intend to do business,

    - the difficulty of integrating the operations and personnel of the acquired entities,

    - the potential disruption to our ongoing business caused by senior management's focus on the strategic transactions,

    - the inability of management to capitalize on the opportunities presented by acquisitions, investments or strategic alliances,

    - the failure to maintain uniform standards, controls, procedures and policies and the impairment of employee relations as a result of changes in management and ownership, and

    - the costs of acquiring and integrating businesses or engaging in other strategic transactions.

    Because of our limited operating history, we have only limited experience in managing these risks. Other than as discussed in this prospectus, we have no definitive agreement with respect to any acquisition, strategic alliance or investment, although from time to time we have discussions with other companies and assess opportunities on an ongoing basis.

WE ARE CONTROLLED BY PARTIES WHOSE INTERESTS MAY NOT BE ALIGNED WITH YOURS.

    Our existing stockholders which hold Class A common stock will continue to hold a majority of our common stock after this offering. Holders of Class A common stock have the right to nominate for election a substantial majority of the directors to our board. As a result these stockholders will likely control the company even after they no longer control a majority of the shares of Class A and Class B common stock in the aggregate. Moreover, holders of Class A common stock have the right to vote as a class to approve mergers and other significant transactions relating to the company. In addition, pursuant to a stockholders agreement, certain holders of Class A common stock constituting a minority of our outstanding shares will effectively have the right to approve certain transactions including: (1) any consolidation, merger or acquisition of control, (2) any sale of all or substantially all of our assets, (3) any liquidation or dissolution, and (4) any submission or application to acquire any material license, other than the recently announced license in France, involving commitments of more than $20 million individually or more than $100 million in the aggregate. Certain of these rights terminate after specified events. We discuss our Class A and Class B common stock in more detail in the section titled "Description of Share Capital."

    This effective control of the company may present conflicts of interest between these Class A stockholders and us. They may pursue or cause us to pursue transactions that could enhance their controlling interest, or permit them to realize upon their investment, in a manner that is not in the interests of all stockholders or of non-Class A stockholders. These investors or their affiliates currently have significant investments in other telecommunications companies and may in the future invest in other entities engaged in the telecommunications business, some of which may compete with us. They are under no obligation to bring us any investment or business opportunities of which they are aware, even if opportunities are within our objectives. Conflicts may also arise in the negotiation or enforcement of arrangements we may enter into with entities in which these investors or their affiliates have an interest.

THE PAN-EUROPEAN SCOPE OF OUR OPERATIONS MAY ADVERSELY AFFECT OUR BUSINESS.

    Our strategy is to develop a pan-European broadband internet network and offer our services on a pan-European basis. As we expand our operations into new countries, we may face some additional risks, including:

    - tariffs and other trade barriers,

    - restrictions on repatriation of earnings,

    - problems in collecting accounts receivable,

    - political risks,

    - potentially adverse tax consequences of operating in multiple jurisdictions, and

    - an adverse change in laws, regulation or administrative practices.

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
    In addition, we are exposed to fluctuations in foreign currencies, since our revenues, costs, assets and liabilities are denominated in multiple local currencies. Fluctuations in foreign currencies may also make period to period comparisons of our results of operations difficult.

WE FACE UNCERTAINTIES AND POTENTIAL HIDDEN COSTS FROM PROSPECTIVE REGULATION OF
  THE INTERNET.

    To date, regulations have not materially restricted the provision of internet services in our markets. However, the legal and regulatory environment that pertains to the internet is uncertain and may change. New laws and regulations may be adopted. Existing laws may be applied to the internet and new forms of electronic commerce. New and existing laws may cover issues such as:

    - sales or other taxes,

    - user privacy,

    - pricing controls,

    - characteristics and quality of products and services,

    - consumer protection and fraud prevention,

    - cross-border commerce,

    - libel and defamation,

    - copyright, trademark and patent infringement,

    - other claims based on the nature and content of internet materials, and

    - encryption.

    Uncertainty and new regulations could increase our costs and prevent our customers from selling their products and services over the internet using our platforms. It could also slow the growth of the internet significantly. This could delay growth in demand for our internet products and limit the growth of our internet-related revenues.

WE ARE A HOLDING COMPANY SUBJECT TO RESTRICTIONS ON PAYMENTS TO US BY OUR
  SUBSIDIARIES AND JOINT VENTURES.

    We are a holding company and our only assets, other than the cash proceeds from financings, are shares of our operating subsidiaries and our interests in certain joint ventures. We will rely primarily on interest, loan repayments and other intercompany cash flows from our operating subsidiaries and joint ventures to generate the funds to pay the money we owe.

    Any future debt we borrow directly will be our obligation alone. The ability of our operating subsidiaries and joint ventures to make funds available to us to pay interest (or premium, if any) on our debt or to repay our debt at maturity or otherwise will depend upon a number of factors, including:

    - limitations of debt agreements under which our subsidiaries have borrowed money,

    - our operating subsidiaries' and joint ventures' abilities to generate positive cash flow,

    - statutory, taxation and other restrictions,

    - earnings, level of statutory reserves and capitalization, and

    - the terms and conditions of our various joint venture agreements.

    Our operating subsidiaries and joint ventures are separate and distinct legal entities and will have no obligation whatsoever to pay amounts due pursuant to our debt or to make funds available to us.

    In addition, dividends and other payments to us from our operating subsidiaries and joint ventures may have tax consequences that will adversely affect us.

WE MAY BE CLASSIFIED AS A PASSIVE FOREIGN INVESTMENT COMPANY FOR U.S. FEDERAL
  INCOME TAX PURPOSES.

    If we were to be considered a passive foreign investment company, or PFIC, for U.S. federal income tax purposes some U.S. taxpayers would be subject to a special U.S. federal income tax regime which could result in adverse tax consequences to those U.S. taxpayers.

    We intend to manage our affairs and the affairs of our subsidiaries so as to avoid or minimize the chances that we will be classified as a PFIC following this offering to the extent consistent with our other business goals and commitments. However, because we will not immediately invest the funds from this offering in active assets and we are likely not eligible for a special exception for ``start-up" companies, it is possible (depending on the rate of utilization of those funds) that we will be a PFIC for the current taxable year. We believe, however, based on our projections that it is unlikely that we would be a PFIC in years after the current taxable year.

    A further discussion of the PFIC rules and the ``QEF election," which, if timely and effectively made will allow U.S. holders of the Class B common stock or ADSs to avoid the adverse tax consequences of the PFIC rules, can be found under the heading ``Taxation--Certain United States Federal Income Tax Considerations--Passive Foreign Investment Company."

THE ABSENCE OF A PRIOR PUBLIC MARKET FOR OUR SHARES OR THE ADSS CREATES
  UNCERTAINTY IN MARKET PRICE.

    Prior to this offering, you could not buy or sell our shares publicly. We plan to apply for quotation of the ADSs on the Nasdaq National Market. We also plan to seek to list our Class B common stock on the Neuer Markt segment of the Frankfurt Stock Exchange. However, an active public market for the shares or ADSs may not develop or be sustained after the offering. Moreover, if a market does develop, the market price of our shares or ADSs may decline below the initial public offering price. After the offering, the market price of the shares and ADSs may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

    - quarterly variations in our operating results,

    - changes in financial estimates by securities analysts,

    - changes in market valuations and the regulatory framework for telecommunications companies,

    - announcements by us, or our competitors, of significant contracts, acquisitions, strategic partnerships, joint ventures, business combinations, financial results or capital commitments,

    - loss of a major customer,

    - adverse relationships with our strategic equity partners and wireless local loop equity partners,

    - additions or departures of key personnel, and

    - sales of shares or ADSs.

THE POSSIBLE VOLATILITY OF OUR STOCK PRICE COULD ADVERSELY AFFECT OUR
  SHAREHOLDERS.

    Historically, the market prices for securities of emerging companies in the telecommunications industry have been highly volatile. In addition, the stock markets have experienced significant price and volume fluctuations that have affected the market prices of equity securities of technology companies, particularly internet and telecommunications companies, and that often have been unrelated to the operating performance of those companies. These broad market fluctuations may adversely affect the market price of our shares or ADSs. Furthermore, following periods of volatility in the market price of a company's securities, shareholders of the company have often instituted securities class action litigation against the company. Any similar litigation against us could result in substantial costs and a diversion of management's attention and resources, which could adversely affect the conduct of our business.

INVESTORS IN OUR SHARES AND ADSS WILL INCUR IMMEDIATE DILUTION AND MAY
  EXPERIENCE FURTHER DILUTION.

    The initial offering price of our shares and ADSs will be substantially higher than the pro forma net tangible book value per share of the outstanding shares, including the shares represented by the ADSs, immediately after the offering. If you purchase shares or ADSs in this offering, you will incur an immediate and substantial dilution in the pro forma net tangible book value per share or ADS from the price you will have paid for the shares or ADSs. There are also options to purchase shares with exercise prices significantly below the estimated initial public offering price. To the extent such options are exercised, you will experience further dilution.

THE SHARES ELIGIBLE FOR PUBLIC SALE AFTER THIS OFFERING COULD ADVERSELY AFFECT
  OUR STOCK PRICE.

    After this offering, there will be       outstanding shares of Class B
common stock on a fully diluted basis (assuming conversion of Class A common stock and non-voting junior preferred stock into Class B common stock), including shares represented by ADSs. If the underwriters exercise their
over-allotment option in full, there will be       shares of Class B common
stock on a fully diluted basis (assuming conversion of Class A common stock and non-voting junior preferred stock into Class B common stock), including shares represented by ADSs, outstanding. Of these shares, the shares sold in this offering will be freely tradable, except for any shares purchased by our "affiliates," as defined in Rule 144 under the Securities Act of 1933. The currently outstanding shares will not be registered shares and may only be resold in compliance with the registration requirements under the Securities Act or pursuant to an exemption therefrom, and following the expiration of any lock-up agreements entered into with the underwriters. All of our directors and executive officers have agreed, and all of our other stockholders have agreed, for a period of 180 days after the date of this prospectus, that they will not, without the prior written consent of the representatives of the underwriters, directly or indirectly, offer to sell, sell or otherwise dispose of any shares.

    In addition, as of the date of this prospectus, there are outstanding
options to purchase       shares which become exercisable over a period of time
and there are options for       shares available for grant.

    We cannot predict if future sales of our shares or ADSs, or the availability of our shares or our ADSs for sale, will materially adversely affect the market price for our shares or ADSs, as the case may be, or our ability to raise additional capital by offering equity securities.

CONVERSION TO THE EURO MAY RESULT IN INCREASED COSTS AND POSSIBLE ACCOUNTING,
  BILLING AND LOGISTICAL DIFFICULTIES IN OPERATING OUR BUSINESS.

    Until January 1, 2002, the euro will exist in electronic form only and the participating countries' individual currencies will persist in tangible form as legal tender. During the transition period, we must manage transactions in both the euro and the participating countries' respective individual currencies. There can be no assurance that we will not incur increased operational costs or have to modify or upgrade our information systems in order to respond to possible accounting, billing and other logistical problems resulting from the conversion to the euro. In addition, there can be no assurance that our third-party suppliers and customers will be able to successfully implement the necessary protocols.

ENFORCING JUDGMENTS AGAINST US MAY REQUIRE COMPLIANCE WITH NON-U.S. LAW.

    Most of our assets are located outside the United States. You will need to comply with foreign laws to enforce judgments obtained in a U.S. court against our assets, including foreclosure upon such assets. In addition, it may not be possible for you to effect service of process within the United States upon us, or to enforce U.S. court judgments predicated upon U.S. federal securities law.

OUR FORWARD-LOOKING STATEMENTS MAY MATERIALLY DIFFER FROM ACTUAL EVENTS OR
  RESULTS.

    This prospectus contains forward-looking statements, which you can generally identify by our use of forward-looking words including "believe," "expect," "intend," "may," "will," "should," "could," "anticipate" or "plan" or the negative or other variations of these terms or comparable terminology, or by discussion of strategies that involve risks and uncertainties. We often use these types of statements when discussing:

    - our business plans and strategies,

    - our anticipation of profitability or cash flow from operations,

    - the development of our business,

    - the expected market for our services and products,

    - our anticipated capital expenditures,

    - changes in regulatory requirements, and

    - other statements contained in this prospectus regarding matters that are not historical facts.

    We caution you that these forward-looking statements are only predictions and estimates regarding future events and circumstances. We cannot assure you that we will achieve the future results reflected in these statements.

               HOW WE INTEND TO USE THE PROCEEDS OF THIS OFFERING

    We estimate that we will receive net proceeds of approximately $210.6 million from this offering, assuming an initial public offering price of
$           per ADS ([EURO]      per share of Class B common stock), the
mid-point of our estimated price range. If the underwriters fully exercise their over-allotment option, we estimate that we will receive net proceeds of
approximately $           million. This estimate is after deducting estimated
underwriting discounts, commissions and other fees and expenses payable by us. We intend to use the net proceeds of this offering to execute our business plan, which includes:

    - approximately $100.0 million in capital expenditures to:

       - build out our fiber optic backbone network in Germany and to develop fiber optic networks in France and Spain,

       - install wireless local loop equipment in Finland, France, Germany, Luxembourg, Portugal, Spain and Switzerland,

       - roll out DSL services in Germany, and

       - acquire new wireless local loop licenses; and

    - approximately $110.6 million for working capital and other general corporate purposes, including funding operating expenses, acquiring network assets and business development activities throughout Europe.

    Although we have no commitments or agreements with respect to any specific future acquisition or strategic investments, we have in the past, currently are having, and expect in the future to have, negotiations regarding possible acquisitions of or investments in businesses involved in the telecommunications and internet business, and, therefore, we may use a portion of the net proceeds of this offering for the acquisition of or investments in businesses which we believe are complementary to our own. We may not successfully complete any acquisitions or investment, or if an acquisition or investment is completed, we may not successfully integrate it into our business.

    We will retain broad discretion in the use of the net proceeds of this offering. The amounts and timing of our expenditures of the net proceeds will vary depending on a number of factors, including, if and when we are awarded additional licenses, the progress of our network deployment, competitive and technological developments and the rate of growth, if any, of our business. We cannot assure you that the uses will not vary from our current intentions.

    Pending these uses, we intend to invest the net proceeds from this offering in short-term, interest-bearing instruments.

                                DIVIDEND POLICY

    We have never declared or paid a cash dividend on our shares and do not anticipate declaring or paying any cash dividends on shares of our common stock in the foreseeable future. We currently intend to retain any future earnings to finance the expansion and development of our business. Subject to the ratification by stockholders at the following general meeting of stockholders, decisions to pay interim dividends may only be made by FirstMark's board of directors. If we were to pay dividends, we would expect to pay them in either U.S. dollars or euro. Any cash dividends payable to holders of shares or ADSs who are nonresidents of Luxembourg would normally be subject to Luxembourg statutory withholding taxes. We describe this withholding tax in more detail in the section titled "Taxation--Certain Luxembourg Tax Considerations." Any future determination with respect to the payment of dividends on our shares will depend upon, among other things, our earnings, capital requirements, the terms of our existing indebtedness, applicable requirements of Luxembourg corporate law and other legal restrictions, general economic conditions and such other factors considered relevant by our board of directors. Our non-voting junior preferred stock has a priority dividend payment. In addition, our ability to pay dividends is restricted under the terms of our debt agreements.

                                    DILUTION

    Our net tangible book value (deficit) as of March 31, 2000 was approximately
[EURO]         per share or $         per ADS giving effect to the receipt of
the proceeds from our recent private equity issuance of $600 million. Net tangible book value (deficit) per share represents the amount of our total tangible assets less our total liabilities, divided by the number of shares outstanding. After giving effect to the receipt of $210.6 million of estimated net proceeds from the sale of shares in the offering and the receipt of $600 million in proceeds from our recent private equity commitment, our pro forma net tangible book value as of March 31, 2000 would have been approximately
$         per share or $         per ADS. This represents an immediate increase
of [EURO]         per share, or $         per ADS, to existing shareholders and
an immediate dilution of [EURO]         per share, or $         per ADS, to new
investors. The following table illustrates this dilution:

                                                           PER SHARE   PER ADS
                                                           ---------   --------
Assumed initial public offering price....................  [EURO]      $
Pro forma net tangible book value (deficit) as of March
  31, 2000 after adjustment for our private equity
  issuance...............................................  [EURO]      $
Net tangible book value after adjustment for the
  offering...............................................
Dilution in net tangible book value to new investors.....  [EURO]      $

    The foregoing computations assume conversion of the Class A common stock and non-voting junior preferred stock into Class B common stock, and no exercise of any options or warrants or the over-allotment option. As of March 31, 2000,
there were outstanding   options to purchase an aggregate of   shares at
exercise prices ranging from [EURO]         to [EURO]         per share for the
options. If all of the foregoing options had been exercised as of March 31, 2000, the net tangible book value at such date would have been [EURO]
per share or $         per ADS, and the pro forma net tangible book value after
giving effect to the offering would have been [EURO]         per share or
$         per ADS. This represents an immediate increase of [EURO]         per
share, or $         per ADS, to existing shareholders and an immediate dilution
of [EURO]         per share, or $         per ADS, to new investors.

    For all U.S. dollar calculations, we used an exchange rate of $   per
[EURO]1.00.

    The following table summarizes, as of March 31, 2000, the number of shares purchased, the total consideration paid and the average price per share paid by the existing shareholders and the average price per share and per ADS paid by new investors, before deducting the underwriting discount and the estimated expenses of the offering payable by us:

                                            SHARES PURCHASED     TOTAL CONSIDERATION    AVERAGE     AVERAGE
                                           -------------------   -------------------   PRICE PER   PRICE PER
                                            NUMBER    PERCENT     AMOUNT    PERCENT      SHARE        ADS
                                           --------   --------   --------   --------   ---------   ---------
                                                   (U.S. DOLLARS IN MILLIONS, EXCEPT SHARE AMOUNTS)
Existing shareholders (1)................                        $ 661.6               [EURO]       $
New investors purchasing in this
  offering...............................
                                             ---        ---      -------      ---
    Total................................               100%                  100%
                                             ===        ===      =======      ===

------------------------

(1) Assumes receipt of the proceeds from our recent private equity commitment of $600 million.

    The foregoing data has been computed based upon the estimated number of shares to be outstanding after this offering, assuming no exercise of
over-allotment option, and excluding   shares reserved for issuance under our
share option plan.

                                 CAPITALIZATION

    The following table sets forth our cash position and total capitalization as of March 31, 2000, on an actual basis and as adjusted for certain events described below.

    You should read this information together with our combined financial statements and the notes to those statements appearing elsewhere in this prospectus.

                                                                           AS OF MARCH 31, 2000
                                                              -----------------------------------------------
                                                                                                PRO FORMA AS
                                                                ACTUAL        PRO FORMA(1)       ADJUSTED(2)
                                                              -----------   -----------------   -------------
                                                                   (U.S. DOLLARS, EXCEPT SHARE AMOUNTS)
Cash and cash equivalents(3)................................   17,887,816      596,887,816        807,512,816
                                                              ===========      ===========      =============
Total long-term debt and financing(4).......................   26,381,140       26,381,140         26,381,140
Mandatorily redeemable preferred stock......................           --      594,000,000                 --

Stockholders' equity:

  Common stock, $1.50 par value: 110,001 shares authorized,
    90,001 shares issued and outstanding, actual; 110,001
    shares authorized, 90,001 shares issued and outstanding,
    pro forma; no shares authorized,   shares issued and
    outstanding, pro forma as adjusted......................      135,002          135,701            135,701

  Class A common stock, $1.50 par value: no shares
    authorized, issued and outstanding, actual; no shares
    authorized, issued and outstanding, pro forma;
    shares authorized,   shares issued and outstanding, pro
    forma as adjusted(5)(6).................................           --               --            181,172

  Class B common stock, $1.50 par value: no shares
    authorized, issued and outstanding, actual; no shares
    authorized, issued and outstanding, pro forma;
    shares authorized,   shares issued and outstanding, pro
    forma as adjusted(6)(7).................................           --               --                 --

  Preferred convertible Series A stock, $1.50 par value:
    10,100 shares authorized, 10,015 shares issued and
    outstanding, actual; 10,100 shares authorized, 10,015
    shares issued and outstanding, pro forma; no shares
    authorized, issued and outstanding, pro forma as
    adjusted................................................       15,023           15,023                 --

  Preferred convertible Series B stock, $1.50 par value:
    2,525 shares authorized, 2,525 shares issued and
    outstanding, actual; 2,525 shares authorized, 2,525
    shares issued and outstanding, pro forma; no shares
    authorized, issued and outstanding, pro forma as
    adjusted................................................        3,788            3,788                 --

  Preferred convertible Series C stock, $1.50 par value:
    11,043 shares authorized, 11,043 shares issued and
    outstanding, actual; 11,043 shares authorized, 11,043
    shares issued and outstanding, pro forma; no shares
    authorized, issued and outstanding, pro forma as
    adjusted................................................       16,564           16,564                 --

  Preferred convertible Series E stock, $1.50 par value:
    1,198 shares authorized, 1,198 shares issued and
    outstanding, actual; 1,198 shares authorized, 1,198
    shares issued and outstanding, pro forma; no shares
    authorized, issued and outstanding, pro forma as
    adjusted................................................        1,797            1,797                 --

  Non-voting junior preferred stock, $1.50 par value: no
    shares authorized, issued and outstanding, actual and
    pro forma;       shares authorized,       shares issued
    and outstanding, pro forma as adjusted(8)...............           --               --             36,000

  Additional paid-in capital................................  154,161,423      156,309,531        960,754,531

  Accumulated deficit.......................................  (60,203,354)     (58,558,237)       (58,558,237)

  Deferred compensation cost(9).............................   (5,910,904)      (5,910,904)        (5,910,904)

  Accumulated other comprehensive loss......................     (659,297)        (659,297)          (659,297)
                                                              -----------      -----------      -------------

    Total stockholders' equity..............................   87,560,042       91,353,966        895,978,966
                                                              -----------      -----------      -------------

      Total capitalization..................................  113,941,182      711,735,106        922,360,106
                                                              ===========      ===========      =============

                                                        (CONTINUED ON NEXT PAGE)

(1) Gives pro forma effect to the following events that occurred in the period from March 31, 2000 to the date hereof:

    - issuance of Series F and F-2 convertible preferred shares as part of the $600 million private equity issuance pursuant to agreements entered into on May 30, 2000,

    - the repayment of our previous credit facility, and

    - the conversion of a loan received from FirstMark Communications International to equity.

(2) Gives pro forma effect to the effectiveness of this initial public offering which includes:

    - deferred compensation expenses resulting from the outstanding stock options under the existing 1999 stock incentive plan becoming exercisable (to the extent vested),

    - conversion of all existing preferred stock except Series F-2 convertible preferred stock into Class A common stock,

    - conversion of all Series F-2 convertible preferred stock into non-voting junior preferred stock, and

    - the sale of   ADSs and shares offered in this offering at an assumed
      initial public offering price of [EURO]         per share and $
      per ADS (the mid-point of the price range on the cover page of this prospectus), after deducting the estimated underwriting discounts and commissions and offering expenses payable by us.

(3) In the pro forma and pro forma as adjusted columns, $63 million of cash is restricted, pursuant to a pledge agreement, to collateralize our obligations under a performance bond issued in connection with the Spanish wireless local loop license award in Spain.

(4) Total long-term debt and financing does not reflect the $63 million guaranteed performance bonds issued in connection with the Spanish wireless local loop license award. We also have credit facilities which, subject to certain conditions, would permit additional borrowings of up to $371.4 million.

(5) Each share of Class A common stock automatically converts into one share of Class B common stock upon transfer to a person that is not a permitted
    holder. Does not reflect the       shares of Class A common stock issuable
    upon exercise of stock options issued under an existing stock option incentive plan.

(6) Additional shares of common stock may become issuable (i) upon exchange if certain rights are exercised by our French and Spanish partners and the lessor of our German dark fiber and (ii) under an incentive agreement with our Luxembourg partner.

(7) Since the number of shares of Class B common stock issued in this offering has not been determined, all proceeds are allocated to additional paid-in capital. Once this allocation is determined, part of the proceeds will be allocated to the Class B common stock. Does not reflect shares of Class B common stock that may become issuable under our new stock option incentive plan.

(8) Non-voting junior preferred stock converts into either one share of Class A or Class B common stock, subject to adjustment, upon transfer. The preferred stock holders are entitled to a dividend at an annual rate equal to $0.0075 per share.

(9) Reflects deferred compensation cost related to shares granted to shareholders and third parties at values lower than fair market value.

                      SELECTED CONSOLIDATED FINANCIAL DATA

    We present below our selected historical consolidated financial data. We derived the historical consolidated data for the years ended December 31, 1999 and 1998 from our audited consolidated financial statements which have been audited by Arthur Andersen, independent public accountants, and are included elsewhere in this prospectus. We began operations in 1998. We derived the historical consolidated data for the three months ended March 31, 1999 and 2000 from our unaudited consolidated financial statements which are included elsewhere in this prospectus. The results for the most recent three months, which, in the opinion of management, include all adjustments necessary for a fair presentation of the results for the unaudited periods, should not be viewed as indicative of results for the year ending December 31, 2000. The following selected consolidated financial data should be read in conjunction with, and are qualified in their entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, including the notes related thereto, which are included elsewhere in this prospectus.

                                                                  UNAUDITED
                                                        THREE MONTHS ENDED MARCH 31,        YEAR ENDED DECEMBER 31,
                                                      ---------------------------------   ---------------------------
                                                           2000              1999             1999         1998(1)
                                                      ---------------   ---------------   ------------   ------------
                                                                     (U.S. DOLLARS, EXCEPT SHARE DATA)
STATEMENT OF PROFIT AND LOSS DATA:
Revenue.............................................      2,518,752                --         117,409              --
Cost of revenue.....................................     (1,277,081)               --         (69,088)             --
                                                        -----------       -----------     -----------    ------------
Gross margin........................................      1,241,671                --          48,321              --
Selling, general and administrative expenses(2).....    (27,462,490)       (1,189,839)    (24,678,920)     (1,448,201)
                                                        -----------       -----------     -----------    ------------
Operating loss......................................    (26,220,819)       (1,189,839)    (24,630,599)     (1,448,201)
Other income
  Interest income and other.........................         29,651                --         342,182              --
  Interest expense and other(3).....................     (5,467,229)               --      (6,732,972)             --
                                                        -----------       -----------     -----------    ------------
Loss before income taxes............................    (31,658,397)       (1,189,839)    (31,021,389)     (1,448,201)
Income taxes........................................         (1,945)               --              --              --
Minority interest...................................        597,734                --       1,031,240          26,884
                                                        -----------       -----------     -----------    ------------
Net loss............................................    (31,062,608)       (1,189,839)    (29,990,149)     (1,421,317)
                                                        ===========       ===========     ===========    ============
Net loss per common share
  basic and diluted.................................           (345)              (13)           (333)            (16)
                                                        ===========       ===========     ===========    ============
Weighted average shares outstanding
  basic and diluted(4)..............................         90,001            90,001          90,001          90,001
                                                        ===========       ===========     ===========    ============

STATEMENT OF CASH FLOW DATA:
Net cash used in operating activities...............    (21,471,560)       (1,022,764)    (17,958,336)     (1,448,201)
Net cash (used in) provided by investing
  activities........................................    (16,822,132)          (18,462)     15,371,165        (132,627)
Net cash provided by financing activities...........     34,623,066         1,067,368      21,114,254       1,846,206

OTHER FINANCIAL DATA:
EBITDA(5)...........................................    (22,807,182)       (1,181,566)    (22,572,939)     (1,448,201)
Capital expenditures(6).............................    (14,965,591)          (18,462)     (2,368,901)       (152,908)

BALANCE SHEET DATA (AT END OF PERIOD):
Cash and cash equivalents...........................     17,887,816           291,520      20,886,790         265,378
Total assets........................................    279,692,696           506,602     155,844,284         418,286
Long-term debt and financing........................     26,381,140                --      27,729,828              --
Stockholders' equity (deficit)......................     87,560,042        (2,490,437)     99,714,115      (1,300,598)

------------------------------

(1) Includes only the period from July 8, 1998 (date of inception) to December 31, 1998.

(2) For purposes of this consolidated financial data, selling, general and administrative expenses include license acquisition costs.

(3) For purposes of this consolidated financial data, interest expense and other includes net exchange loss and equity in net loss of affiliates.

(4) Does not give effect to proposed split of the Class A common stock and the non-voting junior preferred stock.

(5) EBITDA stands for earnings before interest, taxes, depreciation and amortization. EBITDA is used by management and certain investors as an indicator of a company's ability to service debt and to satisfy its capital requirements. However, EBITDA is not a measure of financial performance under US GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measure of performance derived under generally accepted accounting principles. EBITDA as presented may not be comparable to other similarly titled measures of other companies or to similarly titled measures as calculated under our debt agreements.

(6) Includes only capital expenditures for property and equipment.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    The unaudited pro forma consolidated financial information has been prepared to reflect the following transactions:

    (1) Our acquisition of LambdaNet Communications GmbH on January 24, 2000. This acquisition is reflected in the historic financial statements from November 15, 1999, which is the date on which our controlling stockholder, FirstMark Communications International, acquired the controlling interest in LambdaNet.

    (2) The issuance of 96,000 shares of Series F convertible preferred shares and 24,000 shares of Series F-2 convertible preferred stock effected through a private equity issuance of $600 million.

    (3) The repayment of the $50 million Credit Facility with the proceeds of the private equity issuance.

    (4) The conversion of a loan received from FirstMark Communications International to equity.

    (5) The effect of this offering is as follows:

       a. compensation expense to be recorded as a result of stock options to employees, directors and others becoming exercisable upon the effectiveness of this initial public offering;

       b. the conversion of all existing shares of preferred stock (other than the Series F-2 Convertible Preferred stock) into Class A common stock;

       c. the conversion of the Series F-2 convertible preferred stock into non-voting junior preferred stock; and

       d.  the sale of       ADSs and shares offered in this transaction at an
           assumed initial public offering price of $      per ADS or
           [EURO]      per share (the mid-point of the price range on the cover
           page of this prospectus), after deducting the estimated underwriting discounts and commissions and offering expenses payable by us.

    The unaudited pro forma consolidated statements of profit and loss for the fiscal year ended December 31, 1999 and for the three months ended March 31, 2000 have been prepared to reflect these transactions as if they had taken place on January 1, 1999, except for the acquisition of LambdaNet, which is included in the consolidated statements of profit and loss as if it had occurred on April 21, 1999, the date on which LambdaNet was incorporated. The unaudited pro forma consolidated balance sheet reflects the same transactions as if they had taken place on March 31, 2000.

    The unaudited pro forma consolidated financial information has been prepared from our unaudited consolidated financial statements for the three months ended March 31, 2000, from our audited consolidated financial statements for the year ended December 31, 1999, and from the audited financial statements of LambdaNet for the period from April 21, 1999 (date of incorporation) to November 15, 1999, the date from which LambdaNet has been reflected in our consolidated financial statements.

    The unaudited pro forma consolidated financial information is provided for illustrative purposes only. It does not purport to represent what our actual results of operations or financial position would have been had the transactions occurred on the respective dates assumed. It is also not necessarily indicative of our future operating results or consolidated financial position. The unaudited pro forma consolidated financial information should be read in conjunction with "Capitalization," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes included elsewhere in this prospectus.

    The pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions made by our management that it believes to be reasonable.

    No account has been taken of any possible synergies or cost savings that could have been realized had the acquisition of LambdaNet taken place on the date assumed.

    Since both entities have incurred substantial losses since incorporation, no tax adjustments have been reflected in the pro forma financial information on the basis that a 100% valuation allowance would be recorded against any tax losses arising and any income would be sheltered by the availability of tax losses brought forward.

         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF PROFIT AND LOSS
                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999

                                                                                                PRO FORMA ADJUSTMENTS
                                                           FIRSTMARK         LAMBDANET      ------------------------------
                                                        COMMUNICATIONS    COMMUNICATIONS
                                                        EUROPE S.A. AND        GMBH           LAMBDANET
                                                         SUBSIDIARIES     FOR THE PERIOD    COMMUNICATIONS
                                                         FOR THE YEAR     FROM APRIL 21,         GMBH
                                                             ENDED            1999 TO        ACQUISITION     CONVERSION OF
                                                         DECEMBER 31,      NOVEMBER 15,      ADJUSTMENTS       FMCI LOAN
                                                             1999              1999              (1)              (4)
                                                        ---------------   ---------------   --------------   -------------
                                                                       (U.S. DOLLARS, EXCEPT SHARE AMOUNTS)
  Revenue.............................................        117,409
  Cost of revenue.....................................        (69,088)
                                                          -----------       -----------       ----------        -------
  Gross margin........................................         48,321
  Selling, general and administrative expenses........    (24,543,589)      (16,802,220)      (4,126,888)(d)
  License acquisition costs...........................       (135,331)
                                                          -----------       -----------       ----------        -------
OPERATING LOSS........................................    (24,630,599)      (16,802,220)      (4,126,888)            --
  Interest expense and other..........................       (369,730)                             2,384(a)     148,495
  Interest income and other...........................        342,182            99,803           (2,384)(a)
  Exchange loss, net..................................       (429,124)
  Equity in net loss of affiliates....................     (5,934,118)                         4,557,972(b)
                                                          -----------       -----------       ----------        -------
LOSS..................................................    (31,021,389)      (16,702,417)         431,084        148,495
Minority interest.....................................      1,031,240                          3,340,483(c)
                                                          -----------       -----------       ----------        -------
NET LOSS..............................................    (29,990,149)      (16,702,417)       3,771,567        148,495
                                                          ===========       ===========       ==========        =======
Weighted average number of shares outstanding during
  the period..........................................         90,001
Basic and diluted loss per common share(6)............           (333)

                                                         PRO FORMA ADJUSTMENTS
                                                        ------------------------

                                                                                     UNAUDITED
                                                                                     PRO FORMA
                                                                                   FOR THE YEAR
                                                                                       ENDED
                                                                       OFFERING    DECEMBER 31,
                                                         SUB TOTAL       (5)           1999
                                                        -----------   ----------   -------------
                                                          (U.S. DOLLARS, EXCEPT SHARE AMOUNTS)
  Revenue.............................................      117,409                     117,409
  Cost of revenue.....................................      (69,088)                    (69,088)
                                                        -----------    --------     -----------
  Gross margin........................................       48,321                      48,321
  Selling, general and administrative expenses........  (45,472,697)   (555,927)    (46,028,624)
  License acquisition costs...........................     (135,331)                   (135,331)
                                                        -----------    --------     -----------
OPERATING LOSS........................................  (45,559,707)   (555,927)    (46,115,634)
  Interest expense and other..........................     (218,851)                   (218,851)
  Interest income and other...........................      439,601                     439,601
  Exchange loss, net..................................     (429,124)                   (429,124)
  Equity in net loss of affiliates....................   (1,376,146)                 (1,376,146)
                                                        -----------    --------     -----------
LOSS..................................................  (47,144,227)   (555,927)    (47,700,154)
Minority interest.....................................    4,371,723                   4,371,723
                                                        -----------    --------     -----------
NET LOSS..............................................  (42,772,504)   (555,927)    (43,328,431)
                                                        ===========    ========     ===========
Weighted average number of shares outstanding during
  the period..........................................                                   90,001
Basic and diluted loss per common share(6)............                                     (481)

        UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AT MARCH 31, 2000

                                                                       PRO FORMA ADJUSTMENTS
                                    FIRSTMARK      -------------------------------------------------------------
                                 COMMUNICATIONS
                                   EUROPE S.A.
                                       AND                         REPAYMENT OF
                                  SUBSIDIARIES        PRIVATE       THE CREDIT                                       UNAUDITED
                                       AT          EQUITY ROUND      FACILITY                       OFFERING        PRO FORMA AT
                                 MARCH 31, 2000         (2)            (3)         SUB TOTAL          (5)          MARCH 31, 2000
                                 ---------------   -------------   ------------   -----------   ----------------   --------------
                                                                          (U.S. DOLLARS)
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents....     17,887,816      531,000,000    (15,000,000)   533,887,816     210,625,000        744,512,816
  Restricted cash..............                      63,000,000                    63,000,000                         63,000,000
                                   -----------      -----------    -----------    -----------     -----------      -------------
                                    17,887,816      594,000,000    (15,000,000)   596,887,816     210,625,000        807,512,816

Accounts receivable--
  Trade........................      2,068,459                                      2,068,459                          2,068,459
  From affiliated companies....      3,776,436                                      3,776,436                          3,776,436
  Other........................      9,831,373                                      9,831,373                          9,831,373
                                   -----------      -----------    -----------    -----------     -----------      -------------
                                    15,676,268               --             --     15,676,268              --         15,676,268

  Deferred charges.............      5,972,675                                      5,972,675                          5,972,675
  Prepaid expenses and other
    current assets.............      2,032,451                                      2,032,451                          2,032,451
                                   -----------      -----------    -----------    -----------     -----------      -------------
    TOTAL CURRENT ASSETS.......     41,569,210      594,000,000    (15,000,000)   620,569,210     210,625,000        831,194,210
                                   -----------      -----------    -----------    -----------     -----------      -------------
PROPERTY AND EQUIPMENT,
  AT COST......................     37,046,323                                     37,046,323                         37,046,323
  Less--accumulated
    depreciation...............     (1,549,350)                                    (1,549,350)                        (1,549,350)
                                   -----------      -----------    -----------    -----------     -----------      -------------
                                    35,496,973               --             --     35,496,973              --         35,496,973
                                   -----------      -----------    -----------    -----------     -----------      -------------
INTANGIBLE ASSETS, AT COST
  Goodwill.....................     76,154,757                                     76,154,757                         76,154,757
  Licenses.....................    113,294,443                                    113,294,443                        113,294,443
  GasLINE Agreement............     11,517,201                                     11,517,201                         11,517,201
  Other........................      5,496,091                                      5,496,091                          5,496,091
                                   -----------      -----------    -----------    -----------     -----------      -------------
                                   206,462,492               --             --    206,462,492              --        206,462,492
  Less--accumulated
    depreciation...............     (3,835,979)                                    (3,835,979)                        (3,835,979)
                                   -----------      -----------    -----------    -----------     -----------      -------------
                                   202,626,513               --             --    202,626,513              --        202,626,513
                                   -----------      -----------    -----------    -----------     -----------      -------------
                                            --               --             --             --              --                 --
                                   -----------      -----------    -----------    -----------     -----------      -------------
      TOTAL ASSETS.............    279,692,696      594,000,000    (15,000,000)   858,692,696     210,625,000      1,069,317,696
                                   ===========      ===========    ===========    ===========     ===========      =============

                                                                  PRO FORMA ADJUSTMENTS
                                        FIRSTMARK      --------------------------------------------
                                     COMMUNICATIONS
                                       EUROPE S.A.
                                           AND                         REPAYMENT OF
                                      SUBSIDIARIES        PRIVATE       THE CREDIT    CONVERSION OF
                                           AT          EQUITY ROUND      FACILITY       FMCI LOAN
                                     MARCH 31, 2000         (2)            (3)             (4)
                                     ---------------   -------------   ------------   -------------
                                                             (U.S. DOLLARS)
LIABILITIES AND STOCKHOLDERS'
  EQUITY

CURRENT LIABILITIES:
  Accounts payable--
      Trade........................    125,784,348
      Other........................      9,424,727
                                       -----------      -----------    -----------     ----------
                                       135,209,075               --             --             --
  Accrued liabilities..............      7,792,680                      (1,463,924)
  Short term debt..................     15,000,000                     (15,000,000)            --
  Long-term debt maturing within
    one year.......................             --
                                       -----------      -----------    -----------     ----------
                                       158,001,755               --    (16,463,924)            --
                                       -----------      -----------    -----------     ----------
LONG TERM LIABILITIES:
  Long-term debt and financing.....     26,381,140
  Advances from stockholders.......      2,581,587                                     (2,330,000)
                                       -----------      -----------    -----------     ----------
                                        28,962,727               --             --     (2,330,000)
                                       -----------      -----------    -----------     ----------
      TOTAL LIABILITIES............    186,964,482               --    (16,463,924)    (2,330,000)
                                       -----------      -----------    -----------     ----------
MINORITY INTEREST..................      5,168,172
                                       -----------      -----------    -----------     ----------
COMMITMENTS AND CONTINGENCIES

MANDATORILY REDEEMABLE PREFERRED
  STOCK............................                     594,000,000
                                       -----------      -----------    -----------     ----------
STOCKHOLDERS' EQUITY
  Common stock.....................        135,002                                            699
  Class A common stock, $1.50 par
    value..........................             --
  Class B common stock, $1.50 par
    value..........................             --
  Preferred convertible Series A
    stock, $1.50 par value.........         15,023
  Preferred convertible Series B
    stock, $1.50 par value.........          3,788
  Preferred convertible Series C
    stock, $1.50 par value.........         16,564
  Preferred convertible Series E
    stock, $1.50 par value.........          1,797
  Non-voting junior preferred
    stock, $1.50 par value.........             --
  Additional paid-in capital.......    154,161,423                                      2,148,108
  Accumulated deficit..............    (60,203,354)                      1,463,924        181,193
  Deferred compensation cost.......     (5,910,904)
  Accumulated other comprehensive
    income.........................       (659,297)
                                       -----------      -----------    -----------     ----------
      TOTAL STOCKHOLDERS' EQUITY...     87,560,042               --      1,463,924      2,330,000
                                       -----------      -----------    -----------     ----------
      TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY.......    279,692,696      594,000,000    (15,000,000)            --
                                       ===========      ===========    ===========     ==========

                                          PRO FORMA ADJUSTMENTS
                                     --------------------------------

                                                                           UNAUDITED
                                                        OFFERING         PRO FORMA AT
                                      SUB TOTAL            (5)          MARCH 31, 2000
                                     ------------   -----------------   ---------------
                                                       (U.S. DOLLARS)
LIABILITIES AND STOCKHOLDERS'
  EQUITY
CURRENT LIABILITIES:
  Accounts payable--
      Trade........................  125,784,348                           125,784,348
      Other........................    9,424,727                             9,424,727
                                     -----------      ------------       -------------
                                     135,209,075                --         135,209,075
  Accrued liabilities..............    6,328,756                             6,328,756
  Short term debt..................           --                --                  --
  Long-term debt maturing within
    one year.......................           --                                    --
                                     -----------      ------------       -------------
                                     141,537,831                --         141,537,831
                                     -----------      ------------       -------------
LONG TERM LIABILITIES:
  Long-term debt and financing.....   26,381,140                            26,381,140
  Advances from stockholders.......      251,587                --             251,587
                                     -----------      ------------       -------------
                                      26,632,727                --          26,632,727
                                     -----------      ------------       -------------
      TOTAL LIABILITIES............  168,170,558                --         168,170,558
                                     -----------      ------------       -------------
MINORITY INTEREST..................    5,168,172                             5,168,172
                                     -----------      ------------       -------------
COMMITMENTS AND CONTINGENCIES
MANDATORILY REDEEMABLE PREFERRED
  STOCK............................  594,000,000      (594,000,000)                 --
                                     -----------      ------------       -------------
STOCKHOLDERS' EQUITY
  Common stock.....................      135,701                --             135,701
  Class A common stock, $1.50 par
    value..........................           --           181,172             181,172
  Class B common stock, $1.50 par
    value..........................           --                                    --
  Preferred convertible Series A
    stock, $1.50 par value.........       15,023           (15,023)                 --
  Preferred convertible Series B
    stock, $1.50 par value.........        3,788            (3,788)                 --
  Preferred convertible Series C
    stock, $1.50 par value.........       16,564           (16,564)                 --
  Preferred convertible Series E
    stock, $1.50 par value.........        1,797            (1,797)                 --
  Non-voting junior preferred
    stock, $1.50 par value.........           --            36,000              36,000
  Additional paid-in capital.......  156,309,531       804,445,000         960,754,531
  Accumulated deficit..............  (58,558,237)                          (58,558,237)
  Deferred compensation cost.......   (5,910,904)                           (5,910,904)
  Accumulated other comprehensive
    income.........................     (659,297)                             (659,297)
                                     -----------      ------------       -------------
      TOTAL STOCKHOLDERS' EQUITY...   91,353,966       804,625,000         895,978,966
                                     -----------      ------------       -------------
      TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY.......  858,692,696       210,625,000       1,069,317,696
                                     ===========      ============       =============

         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF PROFIT AND LOSS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2000

                                                                       PRO FORMA ADJUSTMENTS
                                      FIRSTMARK       --------------------------------------------------------
                                    COMMUNICATIONS
                                     EUROPE S.A.
                                         AND          REPAYMENT                                                    UNAUDITED
                                   SUBSIDIARIES FOR     OF THE                                                   PRO FORMA FOR
                                      THE THREE         CREDIT     CONVERSION OF                                   THE THREE
                                     MONTHS ENDED      FACILITY      FMCI LOAN                     OFFERING       MONTHS ENDED
                                    MARCH 31, 2000       (3)            (4)         SUB TOTAL         (5)        MARCH 31, 2000
                                   ----------------   ----------   -------------   -----------   -------------   --------------
                                                               (U.S. DOLLARS, EXCEPT SHARE AMOUNTS)
Revenue..........................      2,518,752                                     2,518,752                      2,518,752
Cost of revenue..................     (1,277,081)                                   (1,277,081)                    (1,277,081)
                                     -----------                                   -----------                    -----------
Gross margin.....................      1,241,671                                     1,241,671                      1,241,671
Selling, general and
  administrative expenses........    (27,163,922)                                  (27,163,922)   (1,219,073)     (28,382,995)
License acquisition costs........       (298,568)                                     (298,568)                      (298,568)
                                     -----------      ---------       ------       -----------    ----------      -----------
OPERATING LOSS...................    (26,220,819)            --           --       (26,220,819)   (1,219,073)     (27,439,892)
Interest expense and other.......     (3,306,078)     1,463,924       32,698        (1,809,456)                    (1,809,456)
Interest income and other........         29,651                                        29,651                         29,651
Exchange loss, net...............       (288,268)                                     (288,268)                      (288,268)
Equity in net loss of
  affiliates.....................     (1,872,883)                                   (1,872,883)                    (1,872,883)
                                     -----------      ---------       ------       -----------    ----------      -----------
LOSS BEFORE INCOME TAXES.........    (31,658,397)     1,463,924       32,698       (30,161,775)   (1,219,073)     (31,380,848)
Income taxes.....................         (1,945)                                       (1,945)                        (1,945)
                                     -----------      ---------       ------       -----------    ----------      -----------
LOSS AFTER INCOME TAXES              (31,660,342)     1,463,924       32,698       (30,163,720)   (1,219,073)     (31,382,793)
Minority interest................        597,734                                       597,734                        597,734
                                     -----------      ---------       ------       -----------    ----------      -----------
NET LOSS.........................    (31,062,608)     1,463,924       32,698       (29,565,986)   (1,219,073)     (30,785,059)
                                     ===========      =========       ======       ===========    ==========      ===========
Weighted average number of shares
  outstanding during the
  period.........................         90,001                                                                       90,001
Basic and diluted loss per common
  share(6).......................           (345)                                                                        (342)

NOTES TO THE PRO FORMA FINANCIAL INFORMATION

(1) ACQUISITION ADJUSTMENTS FOR LAMBDANET COMMUNICATIONS GMBH:
    On April 21, 1999, FirstMark Fiber Holdings LLC, along with the current LambdaNet management team, incorporated LambdaNet with a total contribution of approximately $26,000. FirstMark Fiber Holdings received 80% of the common stock of LambdaNet with LambdaNet management and external consultants receiving the remaining 20%. On July 14, 1999, FirstMark Fiber Holdings subscribed for its proportion of the additional shares as a result of the signing of the GasLINE agreement and paid 100% of the share premium for an aggregate consideration of $33.5 million in cash. In November 1999, the fund investors in FirstMark Fiber Holdings contributed their interest to FirstMark Communications International in exchange for shares in FirstMark Communications International. FirstMark Communications International then controlled 80% of LambdaNet. On January 24, 2000, FirstMark Fiber Holdings contributed its 80% ownership interest in LambdaNet to us in exchange for 9,937 newly issued shares of Series C convertible preferred stock. At the date of this transaction, both we and FirstMark Fiber Holdings were under the common control of FirstMark Communications International.

    The adjustments included in the pro forma in respect of the above are as follows:

    a. Elimination of interest in the amount of $2,384 charged by FirstMark on the advances granted to LambdaNet for the period ended November 15, 1999;

    b. Elimination of an initial equity investment approximating 28% in LambdaNet and the equity in the net loss of LambdaNet for the period from April 21, 1999 to November 15, 1999;

    c. The recognition of a minority interest of 20% based on the assumption that we owned 80% of LambdaNet since its inception; and

    d. Amortization of the purchase goodwill in the amount of $4,126,888, which was recorded when LambdaNet was acquired on November 15, 1999 for the period from April 21, 1999 to November 15, 1999. Refer to Note 14 of our consolidated financial statements for the year ended December 31, 1999 appearing elsewhere in this prospectus for further detail on the allocation of the consideration paid for the net assets acquired.

(2) ISSUANCES OF SERIES F AND SERIES F-2 CONVERTIBLE PREFERRED SHARES IN THE PRIVATE EQUITY ISSUANCE:

    a. The adjustment reflects receipt of net proceeds from the private equity issuance, reflecting the issuance of 96,000 shares of Series F convertible preferred stock and 24,000 shares of Series F-2 convertible preferred stock. The aggregate net proceeds were $594 million, including a deduction of $6 million reflecting the direct costs of issuance. The difference between gross and net proceeds received will be accreted over the period to redemption. The shares of the Series F convertible preferred stock are convertible into common stock at any time at the option of the holder and are mandatorily redeemable on June 30, 2007 if they have not yet been converted to common shares.

    b. On April 7, 2000, FirstMark issued 10,392 shares of Series F-1 convertible preferred stock at a price of $6,062 per share for aggregate proceeds of $63 million in return for obtaining ABN AMRO's commitment for a Spanish performance bond. These 10,392 shares of Series F-1 convertible preferred stock were repurchased and cancelled at par value by FirstMark immediately preceding the private equity issuance. In addition, from the proceeds of the private equity issuance, FirstMark collateralized the Spanish performance bond with a cash deposit of $63 million as reflected in restricted cash.

    c. On April 27, 2000, FirstMark issued 383 shares of Series E convertible preferred stock at a par value of $1.50 per share in return for ABN AMRO's increase of the Convertible Facility.

       These 383 shares of Series E convertible preferred stock were cancelled at par value by FirstMark immediately preceding the private equity issuance. As these two transactions do not result in a net effect on the financial statements of FirstMark, they are not reflected in the pro forma information.

(3) REPAYMENT OF CREDIT FACILITY:

    a. As of March 31, 2000, FirstMark had drawn $15 million on the Credit Facility. By June 1, 2000 FirstMark drew the remaining $35 million. With proceeds from the private equity offering, FirstMark fully repaid the $50 million outstanding on the Credit Facility. Consequently, we eliminated the related deferred loan cost in the pro forma balance sheet in the amount of $5,972,675. The immediate write-offs of the deferred loan cost of $5,972,675 is not reflected in the pro forma income statement since it will be classified as an extraordinary item.

       Interest Expense related to the Credit Facility of $1,463,924 for the period January 19, 2000 (inception of the Credit Facility) through March 31, 2000 has not been eliminated from the pro forma Income Statement.

(4) CONVERSION OF FMCI LOAN TO EQUITY:

    a. On June 16, 2000 FMCI converted its outstanding loan to FirstMark into Class A common stock. As a result, the pro forma reflects the reversal of the related interest expense in the amount of $148,495 and $32,698 for December 31, 1999 and for the three months ended March 31, 2000, respectively.

(5) ADJUSTMENTS RESULTING FROM THE EFFECTIVENESS OF THIS INITIAL PUBLIC
    OFFERING:

    a. The outstanding stock options under the existing 1999 stock incentive plan become exercisable (to the extent vested) following an initial public offering. Consequently, deferred compensation expense in the amount of $1,775,000 has been calculated and included as a pro forma adjustment. This deferred compensation expense is amortized over the vesting period or 48 months beginning on the employees commencement date resulting in an increase in selling general and administrative expenses of $555,927 and $1,219,073 for the fiscal year ended December 31, 1999 and for the three months ended March 31, 2000, respectively. For the full year ended December 31, 2000 deferred compensation would amount to $11,616,927, December 31, 2001 and 2002; $10,491,625, December 31, 2003;
       $8,699,156, December 31, 2004; $667,167. The balance sheet at March 31,
       2000 reflects this compensation cost.

    b. All existing shares of preferred stock, including the mandatorily redeemable preferred shares, and except Series F-2 convertible preferred stock, are automatically converted into Class A common stock immediately prior to the close of the initial public offering.

    c. All shares of Series F-2 convertible preferred stock are automatically converted into non-voting junior preferred stock immediately prior to the close of the initial public offering.

    d. Proceeds in the amount of $225 million received from this initial public offering adjusted for aggregate transaction fees in the amount of $14.4 million.

    The adjustments are summarized in the following tables.

Unaudited Pro Forma Consolidated Statement of Profit and Loss for the Fiscal Year Ended December 31, 1999

                                                                                                                  ADJUSTMENTS
                                                                                                                 RESULTING FROM
                                                          5.A.           5.B.           5.C.          5.D.        THE OFFERING
                                                      ------------   ------------   ------------   -----------   --------------
                                                          US$            US$            US$            US$            US$
                                                      ------------   ------------   ------------   -----------   --------------
  Selling, general and administrative expenses......      (555,927)                                                   (555,927)
                                                      ------------   ------------   ------------   -----------    ------------
Operating loss......................................      (555,927)            --             --            --        (555,927)
                                                      ------------   ------------   ------------   -----------    ------------
Net loss............................................      (555,927)            --             --            --        (555,927)
                                                      ============   ============   ============   ===========    ============

Unaudited Pro Forma Consolidated Statement of Profit and Loss for the Three Months Ended March 31, 2000

                                                                                                                  ADJUSTMENTS
                                                                                                                 RESULTING FROM
                                                          5.A.           5.B.           5.C.          5.D.        THE OFFERING
                                                      ------------   ------------   ------------   -----------   --------------
                                                          US$            US$            US$            US$            US$
                                                      ------------   ------------   ------------   -----------   --------------
  Selling, general and administrative expenses......    (1,219,073)                                                 (1,219,073)
                                                      ------------   ------------   ------------   -----------    ------------
Operating loss......................................    (1,219,073)            --             --            --      (1,219,073)
                                                      ------------   ------------   ------------   -----------    ------------
Net loss............................................    (1,219,073)            --             --            --      (1,219,073)
                                                      ============   ============   ============   ===========    ============

Unaudited Pro Forma Consolidated Balance Sheet at March 31, 2000

                                                                                                                  ADJUSTMENTS
                                                                                                                 RESULTING FROM
                                                         5.A.           5.B.           5.C.           5.D.        THE OFFERING
                                                     ------------   ------------   ------------   ------------   --------------
                                                         US$            US$            US$            US$             US$
                                                     ------------   ------------   ------------   ------------   --------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................                                                210,625,000     210,625,000
                                                     ------------   ------------   ------------   ------------    ------------
                                                                                                   210,625,000     210,625,000
                                                     ============   ============   ============   ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY

MANDATORILY REDEEMABLE PREFERRED STOCK.............                 (475,200,000)  (118,800,000)                  (594,000,000)
                                                     ------------   ------------   ------------   ------------    ------------

STOCKHOLDERS' EQUITY
Class A common stock...............................                      181,172                                       181,172
Preferred convertible Series A stock (10,100 shares
  authorized and 10,015 shares issued with par
  value of $1.50)..................................                      (15,023)                                      (15,023)
Preferred convertible Series B stock (2,525 shares
  authorized and issued with par value of $1.50)...                       (3,788)                                       (3,788)
Preferred convertible Series C stock (11,043 shares
  authorized and issued with par value of $1.50)...                      (16,564)                                      (16,564)
Preferred convertible Series E stock (1,198 shares
  authorized and issued with par value of $1.50)...                       (1,797)                                       (1,797)
Junior preferred stock (24,000 shares authorized
  and issued with par value of $1.50)..............                                      36,000                         36,000
Additional paid-in capital.........................                  475,056,000    118,764,000    210,625,000     804,445,000
                                                     ------------   ------------   ------------   ------------    ------------
  TOTAL STOCKHOLDERS' EQUITY.......................            --    475,200,000    118,800,000    210,625,000     804,625,000
                                                     ------------   ------------   ------------   ------------    ------------
                                                               --     (4,800,000)    (1,200,000)   210,625,000     204,625,000
                                                     ============   ============   ============   ============    ============

(6) LOSS PER COMMON SHARE:
    Loss per share has been calculated to reflect the acquisition of LambdaNet, the conversion of preferred stock to common stock, and the initial public offering. In calculating the loss per share, the following assumptions were made:

       (a) No account has been taken of the immediate charge of $    to
           accumulated deficit that will occur when the shares of preferred stock are convertible to common stock because this is a one-off nonrecurring charge.

       (b) No account has been taken of the shares offered in this offering since all the proceeds will be used for general corporate purposes. See "Use of Proceeds" for further details.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following management's discussion and analysis should be read in conjunction with our consolidated financial statements and the notes thereto appearing elsewhere in this prospectus.

    All statements in this section of this prospectus that are not clearly historical in nature are forward-looking. These forward-looking statements are inherently predictive and speculative and no assurance can be given that any such statements will prove to be correct. Actual results and developments may be materially different from those expressed or implied by such statements.

OVERVIEW

    We aim to be a rapidly growing broadband internet services provider of business-to-business network, voice, video and data communications, and on-net, application/information technology services in Europe. Our strategy is to become one of the first providers of pervasive broadband internet access and on-net business solutions on a pan-European basis to small and medium size businesses.

    We plan to establish broadband communications networks in all major European countries. Currently, we, together with our local partners, hold wireless local loop licenses and spectrum in seven European countries covering a total population of approximately 153 million. In Germany, we have secured co-location space for the launch of DSL services in over 596 central offices and have leased over 10,000 square meters of space for customer co-location and hosting services. We also operate a leased 3,500 km fiber backbone covering 21 cities in Germany. We are launching our broadband internet services initially in Germany (commenced in May 2000), Luxembourg (commenced in May 2000), Portugal (commenced in July 2000), Spain (by end of 2000), Switzerland (by March 2001), France (by mid-2001) and Finland (by end of 2001) and are in the process of applying for wireless local loop services and spectrum in other European countries, including Austria, Denmark and the UK. We have signed a nationwide dark fiber lease and plan to deploy a 4,800 kilometer fiber optic backbone network covering 16 cities in France. We also plan to sign another 450 kilometer dark fiber lease reaching a further two cities in France and complete the network by the beginning of 2001. We are currently planning to deploy a fiber optic backbone network in major Spanish cities by the middle of 2001. We plan to create a pan-European fiber optic network by interconnecting our national fiber optic networks and by establishing connections with cities in neighboring countries.

    In April 1999, FirstMark Communications International LLC, which is one of our stockholders, and funds managed by Sandler Capital Management incorporated FirstMark Fiber Holdings LLC with FirstMark Communications International owning 35% of FirstMark Fiber Holdings. FirstMark Fiber Holdings and certain members of LambdaNet's management team then formed LambdaNet Communications GmbH to build a fiber optic network in Germany. As a result, FirstMark Fiber Holdings owned 80% of LambdaNet. In November 1999, the fund investors in FirstMark Fiber Holdings contributed their interest to FirstMark Communications International in exchange for shares in FirstMark Communications International. FirstMark Communications International then controlled 80% of LambdaNet, and as a result LambdaNet's financial results have been consolidated with ours for the last two months of 1999 and will be consolidated going forward. In January 2000, FirstMark Communications International contributed its 80% interest in LambdaNet to FirstMark Communications Europe, making LambdaNet one of our subsidiaries. Management of LambdaNet holds the remaining shares. In the first half of 2000, we repurchased 6.6% of the remaining 20% minority interest in LambdaNet from Bernd Jaeger and Stefan Sattler, two of the founding shareholders.

FACTORS AFFECTING FUTURE OPERATIONS

    We recently started our operations with the opening of our fiber optic backbone network in Germany in January 2000, and wireless local loop services in Germany and Luxembourg in May 2000 and in Portugal in July 2000. Our planned rapid expansion of operations will place a significant strain on our management, financial and other resources. Our ability to manage our expansion effectively will depend upon, among other things, monitoring operations, controlling costs, maintaining regulatory compliance, maintaining effective quality controls, significantly expanding our internal management, technical, information and accounting systems, and attracting, assimilating and retaining qualified management and technical personnel. If we are unable to hire and retain staff, expand our facilities, purchase adequate supplies of equipment and deploy and maintain efficient management information systems, customers could experience delays in connection of service and/or lower levels of customer service. Failure to meet the demands of our customers and to manage the expansion of our business and operations would have a material adverse effect on our business, financial condition and results of operations. For further information on some of the risks to our business, see the "Risk Factors" section of this prospectus.

    We conduct many of our operations through joint ventures and other collaborative efforts and expect to continue to do so in the future. We may have a minority position in some of these entities. As a result, we do not have management control of the operations and the results of operations of these entities may not be fully consolidated with our results of operations for financial reporting purposes. Our proportionate share of these operations will be recorded under "Equity in net income (losses) in affiliates."

RESULTS OF OPERATIONS

    THREE MONTHS ENDED MARCH 31, 2000 COMPARED TO THREE MONTHS ENDED MARCH 31,
     1999

REVENUES

    We generated revenues of $2.5 million in the first quarter of 2000, primarily from capacity sales and co-location services on our fiber optic backbone network in Germany. We had no revenue for the first quarter of 1999.

    The revenue in the first quarter of 2000 reflects the start-up of our fiber optic backbone network in Germany and we expect revenue will increase as we deploy our operations throughout Europe.

    We expect to offer products and services that are targeted to be competitively priced and to provide a set of innovative services to our customers, including:

    - data services, including managed bandwidth services, leased wavelengths and asynchronous transfer mode and internet protocol services,

    - local, long distance and enhanced voice services, which we expect will enable us to provide a full service communications bundle to our target customers,

    - internet services, including internet access and bandwidth on demand,

    - hosting services, including telehousing, web hosting and solution hosting services, and

    - value added services, including video conferencing, e-fax, firewall, unified messaging platform hosting, intelligent voice networking and virtual private networks.

    We expect to generate most of our revenue for the next 12 months by offering end-to-end "clear-bandwidth" and co-location services to alternative operators and internet service providers for hosting and transport of data, voice, video and internet services. Most of our revenue will be derived initially from our fiber optic backbone network in Germany. As we expand our services in Germany and in other countries, we expect to generate revenue from a variety of other services, such as broadband access via wireless local loop and DSL.

    As we develop our network and relationships with application service providers, we expect to increase our revenues from small and medium size businesses. We currently expect that our gross profit margin for sales to small and medium size businesses will be higher than the gross profit margin for sales to alternative telecommunications operators internet service providers and application service providers. We will be operating in highly competitive markets and we expect to price our products and services competitively. As a result, we expect significant downward pressure on the margins that we can generate over time. Our ability to maintain our prices and profit margins will depend in part on our ability to provide a high quality of service to our customers.

COST OF SALES

    Cost of sales amounted to $1.3 million in the first quarter of 2000. Cost of sales primarily consisted of the connection costs from points of presence to customer sites. We had no cost of sales in the first quarter of 1999.

    We anticipate cost of sales to be significantly higher as we generate additional sales. Cost of sales will primarily consist of the cost of leased lines, the cost to interconnect and terminate traffic with other network providers and the rental cost of the points of presence. We are likely to need to incur expenditures for co-location space, leased lines for DSL services and various telecommunications equipment in advance of sales generated from these activities.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    Our selling, general and administrative expenses amounted to $27.2 million for the first quarter of 2000 and $1.2 million for the first quarter of 1999. Selling, general and administrative expenses consisted primarily of personnel and external consultant costs, indirect network costs, depreciation and amortization expenses.

    First quarter activities in 1999 were focused on the negotiation of contracts and licenses throughout Europe. Over the first quarter of 2000, the main charges are represented by salaries of $9.3 million, external services of $8.3 million consisting primarily of consultancy services, depreciation expenses of $3.4 million, amortization expenses of $2.5 million, indirect network costs of $2.2 million and travel and accommodation expenses of $1.1 million.

    Selling, general and administrative expenses in the first quarter of 2000 were impacted by increased headcount. The indirect network costs relate primarily to our German fiber optic backbone network.

    Depreciation expenses include charges relating to depreciation of property and equipment, which consists principally of telecommunications equipment, such as backbone network elements, feeder networks and switch equipment application software.

    Amortization expenses consisted of $1.8 million of goodwill amortization relating to the acquisition of our interest in LambdaNet and $0.7 million relating to amortization of licenses and other intangible assets. License fees paid for the right to use a particular frequency that are amortized over the lifetime of the licenses are also included in depreciation and amortization. Depreciation and amortization for the first quarter of 1999 was immaterial.

    We expect depreciation and amortization expense to increase significantly as we continue to deploy our network and, in particular, increased costs of licenses will increase amortization costs. We will need to depreciate or amortize the license acquisition costs and our capital expenditures.

    We are building up a direct sales force in each country of operations to serve the needs of our target customers and online service providers. During 2000, we expect to build a large sales force in Germany as well as to begin to build a European sales force to handle large accounts. To attract and retain a highly qualified sales force, we intend to offer our sales force, as part of their overall compensation, incentive-based compensation. As our broadband internet network is deployed and made operational, we expect to increase our recruitment for our sales force and significantly increase our marketing expenditures.

    We expect selling, general and administrative expenses to increase significantly over the next 12 months in parallel with the expansion of our business.

LICENSE ACQUISITION COSTS

    In the first quarter of 2000, we incurred approximately $0.3 million in indirect license acquisition costs, which were not capitalized as part of the Swiss license auction process. There were no indirect license acquisition costs expensed in for the first quarter of 1999.

    We may incur significant costs to acquire licenses in other countries in the future as they become available. Recently, auctions of telecommunications licenses in Europe have resulted in prices significantly in excess of original expectations as competition for licenses has intensified.

INTEREST EXPENSE/INTEREST INCOME

    Our network development has been primarily funded through capital contributions, shareholders' loans and bank loans. In the first quarter of 2000, interest expense was $3.3 million due to additional borrowings to fund our business plan. There was no interest expense in the first quarter of 1999.

    Interest income received during the first quarter of 2000 was not significant. There was no interest income in the first quarter of 1999.

    We expect interest expense to increase substantially as we anticipate funding a large portion of our capital requirements for our business plan from additional borrowings.

EXCHANGE GAINS/(LOSSES), NET

    We realized a net exchange loss of $0.3 million in the first quarter of 2000 and no exchange result for the corresponding period in 1999. This loss is mainly due to the impact of unfavorable U.S. dollar/ euro exchange rate movement on our expenses which are primarily in euro.

EQUITY IN NET LOSSES OF AFFILIATES

    Equity in net losses of affiliates amounted to $1.9 million for the first quarter of 2000, corresponding to our share of the losses in our affiliates in Spain, France, Belgium and Portugal. These losses relate to our license acquisition efforts in these countries as well as the deployment of our network. For the first quarter of 1999, there were no losses from investments in affiliates.

    We expect to conduct many of our operations through joint ventures and associated companies. As these joint ventures develop their networks, including the acquisition of wireless local loop licenses, we expect their losses and, consequently, our share of their losses to increase.

INCOME TAXES

    There was no material tax expense in the first quarter of 2000. There was no tax expense in the first quarter of 1999.

MINORITY INTEREST

    Minority interest for the first quarter of 2000 amounted to a gain of $0.6 million, representing the minority shareholders' interests in the losses of LambdaNet. We had no minority interest gain or loss in 1999.

NET LOSS

    We generated a net loss of $31.0 million for the first quarter of 2000 and $1.2 million for the first quarter of 1999. The increase in net loss reflected an increase in our activities throughout Europe. We expect to generate significant operating and net losses for the next several years.

    YEAR ENDED DECEMBER 31, 1999 COMPARED TO THE PERIOD FROM JULY 8, 1998 (DATE
     OF INCEPTION) TO DECEMBER 31, 1998

REVENUES

    In 1999, revenues were $0.1 million, which came from Direct Telecom, a Luxembourg company in which we acquired a controlling interest in 1999. We had no revenues in 1998.

COST OF SALES

    Cost of sales, exclusive of depreciation and amortization, was $0.07 million in 1999. We had no costs of sales in 1998. Cost of sales primarily consisted of the cost of interconnection with the incumbent operator in Luxembourg for transfer of our traffic to the final destination, mostly international.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    Our selling, general and administrative expenses were $24.5 million in 1999 and $1.4 million in 1998. Selling, general and administrative expenses consisted primarily of personnel and travel costs, external consultants' fees, professional fees and advertising.

    Throughout 1999, our main activities were focused on developing and deploying our network in Germany and Luxembourg, acquiring licenses in Europe, establishing wireless local loop trials in France and Belgium, hiring management and other key personnel, raising capital, negotiating supplier contracts, developing operating systems and negotiating interconnection agreements.

    In 1999, depreciation expense was $0.7 million and amortization expense was $1.4 million. We did not record any depreciation or amortization in 1998.

LICENSE ACQUISITION COSTS

    License acquisition costs were $0.1 million in 1999 compared to $0.06 million in 1998.

INTEREST EXPENSE/INTEREST INCOME

    Since our incorporation on July 8, 1998, we have funded our operations primarily through capital contributions, shareholder loans and bank loans. Interest expense was $0.4 million in 1999. We had no interest expense in 1998.

    We also had interest income of $0.3 million in 1999 with no such income in 1998. This interest income resulted from the temporary investment of funding proceeds prior to their expenditure.

EXCHANGE GAINS/(LOSSES), NET

    In 1999, we had an exchange loss of $0.4 million and no amount for 1998. This loss was mainly due to the impact of the unfavorable U.S. dollars/euro exchange rate movement on our expenses.

EQUITY IN NET LOSSES OF AFFILIATES

    Equity in net losses of affiliates of $5.9 million in 1999 was primarily due to our share of losses in our Spanish joint venture, which was involved in the wireless local loop license application process in Spain.

NET LOSS

    We generated a net loss of $30.0 million in 1999 and $1.4 million in 1998.

LIQUIDITY AND CAPITAL RESOURCES

    We have historically funded our operations from shareholder loans and contributions and bank loans. Through March 31, 2000 we have received $61.6 million in shareholder contributions, $2.6 million in shareholder loans and $40.6 million in bank loans. As of March 31, 2000, we had $17.9 million of cash on hand. On May 30, 2000, we entered into agreements for an additional $600 million in private equity. These commitments have been fully funded. We plan to use these proceeds to fund our rollout and working capital. A portion of these proceeds was used to repay an existing bank loan with an outstanding principal balance of $50.0 million as of May 30, 2000 and to repurchase $62.4 million of existing preferred stock.

    As a start-up company, we have had very limited revenues to date and have incurred significant expenditures to begin operations and build our broadband internet network in Germany and elsewhere in Europe. Since inception through March 31, 2000, we have had negative operating cash flow from operations of $40.9 million.

    On May 31, 2000 our subsidiary, FirstMark Communications Deutschland Holdings GmbH, entered into a ten-year credit facility with Deutsche Bank AG, consisting of four tranches, totaling $445 million ([EURO]480 million). The loan will bear interest at EURIBOR plus 350 basis points with an interest margin step down according to the ratio of senior debt to annualized EBITDA of FirstMark Communications Deutschland GmbH. The loan will be used to finance the equipment purchased from Siemens and other capital expenditures for our wireless local loop network in Germany. Siemens has provided the lenders with a four-year guarantee amounting to [EURO]75.0 million and we have agreed to contribute sufficient equity into FirstMark Communications Deutschland to maintain a 3:2 debt-to-equity ratio.

    On January 21, 2000, we entered into a seven-year finance loan with a consortium of German banks. The loan is composed of a $10.1 million
([EURO]10 million) revolving credit line and a $46.2 million ([EURO]46 million) term loan. The loan will bear interest at EURIBOR plus 375 basis points and an interest margin step down according to the ratio of senior debt to annualized EBITDA of LambdaNet. The loan will be used to finance the telecommunication equipment purchased from Nortel DASA for our fiber optic backbone network in Germany. Nortel DASA has provided the banks with a one-year guarantee amounting to [EURO]23.8 million.

    LambdaNet has a 10-year $21,025,641 (DM 41,000,000) loan facility with GasLINE. The interest rate for the loan is fixed at 9% per annum, compounded twice a year. The loan is disbursed in ten equal payments throughout the life of the loan. GasLINE may convert the entire loan into shares of LambdaNet provided that LambdaNet is converted into a German stock corporation or there is a change in control on or after July 14, 2003. If LambdaNet is not converted into a German stock corporation by December 31, 2001, the interest rate on the loan will increase to 14% per annum.

    We have contracted with Nortel DASA Network Systems GmbH & Co.KG, Frankfurt am Main as supplier of transmission equipment to LambdaNet. Under this contract, we have committed to purchase transmission systems equipment and related services for use in Germany amounting to $23,867,000 (DM 46,540,000) over a total period of two years.

    On April 26, 2000, we signed an agreement to lease two pairs of dark optical fibers in France for a period of 20 years from the date of delivery or the life of the dark fiber if less than 20 years. The total commitment is for an amount of $36,778,766 (FFR 270,794,700). This contract automatically terminates if we do not receive the applicable license or if the license is withdrawn or not renewed.

    In connection with receiving wireless local loop licences in Spain, our Spanish joint venture made various commitments to the Spanish government relating to the buildout of our planned wireless local loop rollout in Spain. Through a bank, the Spanish joint venture issued a [EURO]184 million performance guarantee to the Spanish government to support its commitments. Each of the partners in the Spanish joint venture, including ourselves, provided back stop guarantees to support this performance guarantee. As a result, we have arranged for a bank to provide a guarantee of [EURO]64.8 million or approximately
$63 million. The guarantee is cash collateralized from proceeds received from the issuance to ABN AMRO of our shares of preferred stock.

    We are currently negotiating vendor financing arrangements to assist in funding a portion of our rollout costs.

    Commitments for capital expenditures were $37.3 million in 1999, of which $35 million was primarily attributable to the deployment of our fiber optic backbone network in Germany. Capital expenditures were insignificant in 1998. Commitments for capital expenditures, including license fees in Switzerland, were $118.1 million in the first quarter of 2000.

    The development of our business and deployment and start up of our network has required and is expected to continue to require significant capital to fund capital expenditures, working capital and cash flow deficits. Our principal equipment related needs include the purchase and installation of customer premise equipment, base stations and network switches, leasing transmission capacity, network operations center expenditures and information systems. Additional capital will be required to pay for licenses, corporate overhead and personnel. Actual requirements may vary based upon the timing and success of the deployment of our broadband internet network.

    We have entered into arrangements with a number of key industrial and financial partners. Pursuant to these agreements, in the future we will be required to make additional capital contributions. If we fail, or are unable, to make such contributions our interest in any such joint venture may be diluted. Moreover, if any of our partners fail to make their share of funding requirements, we may need to make additional unanticipated investments ourselves.

    We currently anticipate that our cash requirements for capital expenditures, working capital, equity contributions in minority interests and operating losses from now through the end of 2001 will be approximately $1.1 billion, including approximately $600 million in capital expenditures associated with the deployment of our broadband internet network. These expenditures are expected to cover completion of the fiber optic network in Germany and costs relating to establishing wireless local loop and DSL services in Germany, completion of our planned fiber optic backbone networks in France and Spain and establishing wireless local loop services in Spain, France, Switzerland, Portugal and Finland. We believe that the net proceeds of this offering, together with cash on hand and anticipated future debt financings, will be sufficient to finance the deployment of these parts of our broadband internet network, fund operating losses and meet our capital needs until the end of 2001.

    We are currently exploring numerous different financing sources to meet our current capital requirements, including vendor debt financing, issuance of debt instruments in the public and private markets and additional equity issuances. We cannot be sure that we will be able to raise sufficient funds on acceptable terms to meet our business plan. Moreover, any debt financing sources are likely to impose significant restrictions on our business activities and could also require equity enhancements which could be dilutive to our shareholders. Any equity issuances could also be dilutive to our shareholders. Future financing sources may require us to provide them with pledges over all or substantially all of our assets and may restrict our ability to receive cash from our operating subsidiaries. If we are unable to raise sufficient capital, we may need to alter our business plan significantly, which would adversely effect our future operating results and impact our ability to reach positive cash flow and profitability.

    Our business plan is in a formulative state and is subject to change. Significantly, we may accelerate our plan over the next 18 months to extend our broadband internet network in more countries or to add new services to our planned services. If we do expand or accelerate our business plan, we will likely need significant additional capital prior to the end of 2001 beyond the amounts described above. We will also need capital to fund our planned expansion and operations after 2001 since we ultimately plan to be able to offer our services in up to 18 European countries covering over 150 cities. The timing and amount of these expenditures is currently uncertain. In the interim we may utilize the funds then available to begin these expansion efforts. If we are unable to raise needed capital, we may be unable to complete even our currently targeted expansion and projects. Since the timing of application processes for certain wireless local loop licenses, including some in the UK, has not been finalized, we have not taken into account these potential licenses acquisition costs in determining our expenditure through the end of 2001. These costs are expected to be significant.

    Moreover, if, among other things:

    - our plans change,

    - our operating losses increase beyond expectation,

    - license acquisition costs are higher than expected,

    - our assumptions regarding our funding needs associated with the deployment of our network prove to be inaccurate,

    - we experience unexpected costs overruns in the deployment of our network,

    - we experience growth in our business or customer base greater than that which is currently anticipated, or

    - we experience unanticipated costs or competitive pressures,

any funds we raise may prove to be insufficient to meet our cash needs, and we may be required to seek additional capital sooner than anticipated. In such event, we would likely need to seek to raise such additional capital from public or private equity or debt sources. Based on our current business plan, we will need additional capital after 2001, since we do not anticipate generating positive cash flow by the end of 2001. We cannot assure investors that we will be able to raise such capital on terms that are satisfactory to us, if at all.

    Because the cost of deploying our network and operating our business will depend on a variety of factors, actual costs may vary from our estimates, possibly to a material degree, and such variations are likely to affect how much additional financing will be needed. In addition, the exact amount of our financial needs will depend upon other factors, including the cost to develop our network in each market, the extent of the competition and pricing of telecommunications services, the acceptance of our services and the development of new products. Accordingly, our actual financial needs may significantly exceed the anticipated amounts described above.

FOREIGN CURRENCY

    Although our reporting currency is the U.S. dollar, interest and principal payments on our existing debt primarily are denominated in euro. All of our revenues and most of our operating costs are derived from sales and operations outside the United States and are incurred in a number of different currencies, principally the euro. Accordingly, our functional currency is the euro. Therefore, fluctuations in currency exchange rates may have a significant effect on our results of operation and balance sheet data. The euro has eliminated exchange rate fluctuations among the 11 participating European Union member states. We, however, anticipate that we will incur revenues and operating costs in non-euro denominated currencies, such as the pound sterling and the Swiss franc. Although we do not currently engage in exchange rate hedging strategies, we may in the future attempt to limit foreign exchange exposure by purchasing forward foreign exchange contracts or engaging in other similar hedging strategies. Any reversion from the euro currency system to a system of individual country floating currencies would subject us to increased currency exchange risk.

INFLATION

    We do not believe that inflation will have a material effect on our results of operations.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which has been subsequently amended by SFAS No. 137 and SFAS No. 138. This statement establishes accounting and reporting standards for derivatives and derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction. The adoption of this standard is effective for the first quarter of our fiscal year ending
December 31, 2001. We have not yet completed our analysis of this new accounting standard and, therefore, have not determined whether this standard will have a material effect on our financial statements.

    In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements"
(SAB 101). SAB 101 outlines the SEC's views on applying generally accepted accounting principles to revenue recognition in financial statements. Specifically, the bulletin provides both general and specific guidance as to the periods in which companies should recognize revenues. In addition, SAB 101 also highlights factors to be considered when determining whether to recognize revenues on a gross or net basis. The Group believes that its policies in regards to the recognition of revenues are in compliance with SAB 101.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    The main financial risks we face are interest rate risk and foreign exchange risk. We do not currently use derivative instruments to manage our exposure to interest rate changes and foreign exchange rate changes. As of December 31, 1998 we did not have any debt.

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INTEREST RATE SENSITIVITY

    Other than the LambdaNet/GasLINE facility, all of our long-term debt bears floating interest rates. Therefore, the fair market value of this debt is sensitive to changes in prevailing interest rates. We run the risk that market rates will increase and the required payments on our outstanding debt will increase in line with the prevailing market rate. We do not currently use interest rate derivative instruments to manage our exposure to interest rate changes.

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                                    BUSINESS

OVERVIEW

    We aim to be a rapidly growing broadband internet service provider of business-to-business network, voice, video and data communications and on-net application/information technology services in Europe. Our strategy is to become one of the first providers of pervasive broadband internet access and on-net business solutions on a pan-European basis to small and medium size businesses. We plan to build end-to-end broadband communications networks in all major European countries, enabling our customers to transfer data at high speeds, improve access to the internet, conduct a full range of telecommunications activities and utilize broadband information technology solutions. We began operations in Germany with our fiber optic backbone network in January 2000 and are currently expanding our services in Germany and other countries.

    We believe that small and medium size businesses in Europe, our target customers, will be among the greatest drivers of demand for our services and are presently under-served by incumbent and alternative telecommunications providers. We expect to improve small and medium size businesses' access to and use of information technology through our planned bundled services, which will consist of access to our broadband internet network and related services and applications from other selected service providers. We believe that our broadband internet network will function as a platform to permit providers of content, multimedia, e-commerce, applications and media to interact with our customers. We refer to our broadband internet platform and the symbiotic interactions among us, providers of content and applications and users of those services as our EUROPEAN BROADBAND INTERNET ECOSYSTEM.

    In addition to targeting small and medium size businesses, we plan to provide a range of network and hosting services for internet service providers (which provide access to the internet), content providers (which provide news, entertainment, resource information and other data), application service providers (which provide software and other computer applications on-line) and alternative telecommunications carriers. These services will include co-location, managed hosting and distribution of their content and applications to our small and medium size business customers. Co-location services will provide managed space for a provider's equipment near our telecommunications switching facilities. Managed hosting will allow providers collaborative or assisted access to our broadband internet network to improve contact with our customers. We refer to this collection of products and services as our "Solution Hotel". We intend to work with these providers to specify, customize and deliver appropriate information technology and telecommunications applications for small and medium size businesses.

    The following diagram depicts the relationship between providers of services and products and our customers using our proposed broadband internet network.

Broadband Internet Ecosystem

    Diagramatic schematic showing the FirstMark concept of the European Broadband Internet Ecosystem with graphic depictions of a solution hotel building on the left side, end users on the right side and a double headed arrow linking the two.

    We plan to develop an end-to-end broadband communications network in up to 18 countries, including all major European countries, and over 150 cities. The network in each of these countries will consist of hosting for applications and content providers, a fiber optic backbone and broadband access which connects our backbone directly to our customer's site. We plan to deploy a pan-European fiber optic backbone by connecting our national fiber optic networks to each other.

    Traditionally, incumbent telecommunications providers have maintained control of the "last mile" of telecommunications services through their ownership of the copper telephone lines connecting each

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business to the telephone network. We plan to gain access to the last mile through the use of multiple access technologies. Although the choice of the appropriate access technology will depend on our customers' requirements, the applicable regulatory regime and the costs of deploying such access technology, in general, we intend to use:

    - wireless local loop technology via microwave transmission primarily targeted at small and medium size businesses,

    - digital subscriber line technology, or DSL, over existing copper lines primarily targeted at small office and home office users, and

    - fiber optic connections primarily targeted at serving large multinational enterprises.

In most of our major markets, we expect to have more than one access technology available.

    We believe that we will be able to minimize our operational costs because we will control our broadband internet network from end-to-end. We also plan to use our end-to-end network capability to offer the high quality of service supported by superior service level agreements that we believe is required to provide real-time application, content, and hosting services to our customers and to provide a high level of functionality, including:

    - always-on internet connections at affordable prices,

    - secure and reliable data and communications services, and

    - on-demand access to what we believe are the best information technology products.

    We are currently active in 10 European countries and have plans to expand our services.

    GERMANY

    FIBER OPTIC NETWORK

    - Began service on the 3,500 kilometer 21-city fiber optic network we have leased in January 2000, providing one of the most extensive networks in Germany

    - Deployed this fiber optic backbone network over an eight-month period in 1999, by using leased dark fiber, which is existing, unused fiber optic cable, and activating this fiber with DWDM technology which increases the amount of information that may be transmitted in one strand of fiber

    - Leased over 10,000 square meters of space for customer co-location and hosting services in 21 cities

    - Have over 30 telecommunication service providers as customers, including major international carriers

    - Selected Nortel as supplier of our backbone transmission equipment, voice switches and routers

    - Plan to add two cities to our fiber optic backbone network in the second half of 2000

    WIRELESS LOCAL LOOP

    - Began providing services to end users in May 2000

    - Received wireless local loop licenses providing a national footprint with significant overlap with our fiber optic network

    - Deployed an operational field trial of wireless local loop equipment in Saarbrucken, Germany

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    - Selected Siemens and their technology partner Floware Systems Ltd. as our supplier of wireless local loop equipment

    - Completed extensive market analysis of target customers

    - Plan to begin commercial wireless local loop services for small and medium size businesses in 10 cities in Germany including Berlin, Essen, Frankfurt, Hamburg, Leipzig and Munich by September 2000

    - Plan to be able to offer wireless local loop service under remaining license areas during 2000 and 2001

    - Applied for additional wireless local loop licenses

    DSL SERVICES

    - Signed unbundling contract with Deutsche Telekom to allow delivery of DSL services

    - Secured co-location space in over 596 central offices from Deutsche Telekom and have requested co-location space in 237 additional central offices

    - Plan to launch DSL services by end of 2000 with at least 100 operational co-location sites and expand DSL service during 2001

    SPAIN

    FIBER OPTIC NETWORK

    - Plan to deploy fiber optic network covering major cities in Spain by middle of 2001

    WIRELESS LOCAL LOOP

    - Formed a consortium with a number of strong Spanish companies whose activities include internet, content and distribution operations

    - Received a nationwide wireless local loop license through our consortium

    - Plan to initiate wireless local loop service by end of 2000

    FRANCE

    FIBER OPTIC NETWORK

    - Signed 4,800 kilometer dark fiber lease covering 16 cities in France

    - Plan to sign a further 450 kilometer dark fiber lease in France and deploy fiber optic backbone network covering a total of 18 cities by early 2001

    - Plan to extend network to cities in neighboring countries and to connect to our existing fiber optic backbone network in Germany

    WIRELESS LOCAL LOOP

    - Built a consortium of strong French companies whose activities include utility, cable television, banking, internet content and distribution operations

    - Received a nationwide wireless local loop license through our consortium

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    - Deployed an operational field trial of Alcatel wireless local loop equipment in Lyon and conducted a pilot program offering internet, voice and video conferencing services to small businesses and civic organizations

    - Selected Alcatel as our supplier of wireless local loop equipment

    - Plan to initiate wireless local loop service by early 2001

    DSL SERVICES

    - Applied for a DSL trial license

    LUXEMBOURG

    WIRELESS LOCAL LOOP

    - Received nationwide wireless local loop licenses

    - Began broadband internet access services via wireless local loop on May 1, 2000

    PORTUGAL

    WIRELESS LOCAL LOOP

    - Purchased a 35% stake in Teleweb, the leading independent internet service provider in Portugal

    - Teleweb received a nationwide wireless local loop license

    - Teleweb began providing wireless local loop services in July 2000

    SWITZERLAND

    WIRELESS LOCAL LOOP

    - Received wireless local loop licenses to provide services nationwide

    - Plan to begin wireless local loop service by March 2001

    FINLAND

    WIRELESS LOCAL LOOP

    - Received regional wireless local loop licenses covering the largest 15 cities in Finland

    - Plan to begin wireless local loop service by end of 2001

    BELGIUM

    WIRELESS LOCAL LOOP

    - Deployed an operations field trial of Nortel wireless local loop equipment in Brussels

    - Formed a partnership with a leading alternative telecommunications operator to apply for wireless local loop licenses and provide wireless local loop service

    - Waiting for details of license application process

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    UNITED KINGDOM

    WIRELESS LOCAL LOOP

    - Formed partnerships with companies in the media and financial services sectors to offer wireless local loop services when these services are permitted under regulations and licenses are obtained

    - Received details for the 28.8 gigahertz spectrum license application process and are waiting for details for other licenses

    NETHERLANDS

    DSL SERVICES

    - Applied for co-location space in over 200 central offices

BUSINESS STRATEGY

    DEVELOPING A PAN-EUROPEAN NETWORK. While we are initially targeting Germany in developing our broadband internet network, we plan to expand our network across all major European countries as each national regulatory regime opens access to wireless local loop and DSL services and as we secure long-term access to dark fiber networks. We believe that we are gaining valuable experience in building our network in Germany by developing relationships with key suppliers and managing the build-out logistics and operations. We believe that the experience we gain in Germany will help us roll out our planned network in other European countries in a cost effective and timely manner. We also believe that the network infrastructure and systems we are developing in Germany will enable us to save time and costs in other countries as we:

    - replicate our network operations in other European countries,

    - install billing and customer relationship management systems which can be implemented in each country,

    - develop and introduce similar products in each country, and

    - market our products and services on a local and pan-European basis.

    ESTABLISHING LOCAL OPERATIONS. Although we plan to be a pan-European service provider, we believe our success will depend on our ability to tailor our strategy to the local markets. As a result, we have hired local management teams in Germany, Spain, UK, Luxembourg, France and Italy with significant telecommunications experience to build our business in each country. We have also teamed with key local businesses as equity participants in many countries to aid us in obtaining appropriate licenses, to assist us in marketing and to provide us with other strategic assistance. As we prepare to develop our broadband internet network in other countries, we intend to hire local management and seek strategic relationships with local partners. We may further expand our local and regional operations through joint ventures and acquisitions when appropriate opportunities arise.

    EXPANDING TARGET MARKET. We believe that the demand for broadband internet services will grow in Europe. Our target retail customers, small and medium size companies, currently have limited and expensive alternatives to meet their data needs. We believe that by creating an end-to-end network across Europe we will be able to address many of the needs of this customer base. We believe that we can expand our addressable market in the following three ways:

    - Using three access technologies--wireless local loop, DSL or local fiber optic links--allows us to reach more potential customers on a cost effective basis.

    - Expanding our network geographically allows us to reach new potential customers.

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    - Expanding our range of services and strategic relationships allows us to be able to capture a greater portion of each customer's total budget for telecommunication and information technology services as well as reach new potential customers.

    BUILDING STRATEGIC RELATIONSHIPS. We are committed to forming strategic relationships with companies with local knowledge and with key companies in the access, content, application and distribution services and technology sectors. We believe these relationships will assist in developing our business strategy to broaden our scope and quicken the implementation of our business plan. In many of our targeted European markets, we have sought wireless local loop licenses in partnership with key local businesses that not only strengthen our license applications but bring potential access to strategic customers. We have also sought to leverage our supply and other contractual relationships to enhance our business strategy beyond the traditional supply or contractual arrangements. For example, we have begun to develop strategic relationships with application providers, system providers and communications equipment providers, such as Microsoft, Compaq, Nortel and Siemens, in which these companies also agree to assist in developing and marketing our products and services. We believe that our strategic relationships with internet service providers, content providers, application service providers and alternative telecommunications providers will create a platform to enable us to provide our target customers with products and services. This interaction with our strategic partners is a key element of the European broadband internet ecosystem we plan to develop.

    DEVELOPING FOCUSED AND DIFFERENTIATED PRODUCTS AND SERVICES. We are designing our products and services to appeal to the needs of the small and medium size businesses. We are committed to providing this customer base with a broad range of services. We expect to offer categories of competitively priced products and services, providing a selection of focused and innovative services for our customers. Although some services may become available sooner, we plan to introduce services in the following order as our network comes on line in each country:

    - Data services, including managed bandwidth services, leased wavelengths and asynchronous transfer mode and internet protocol services,

    - Local, long distance and enhanced voice services, which will enable us to provide a full service communications bundle to our target customers,

    - Internet services, including broadband internet access and bandwidth on demand,

    - Hosting services, including telehousing, web hosting and solution hosting services, and

    - Value added services, including video conferencing, e-fax, firewall, unified messaging platform hosting, intelligent voice networking and virtual private networks.

    We believe that our broadband internet network will function as a platform to permit providers of content, multimedia, e-commerce and applications to interact with our customers. Using this platform, we plan to tailor our products and services in response to customer demand and feedback. The development of products in response to customer demand and feedback is a key element of the European broadband internet ecosystem we plan to develop.

    IMPLEMENTING TARGETED SALES AND MARKETING STRATEGY. In order to attract a community of providers and users to our platform, we are building a two-tiered distribution channel for our sales and marketing efforts. We are building a direct sales force that is aimed at carriers, content providers, internet service providers, application service providers and large corporations. In addition, we are pursuing high-multiplicity channels such as real estate owners with multiple tenants and banks with multiple branches that provide access to multiple end users through a single initial contact. To complement our direct sales efforts, we are planning indirect sales through a number of distribution channels that have a large number of small and medium size business customers. We plan to pursue opportunities in other countries among our local partners to provide us with indirect sales opportunities.

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    In addition, we plan to build two-tiered brands. We plan to build a strong pan-European brand which we can use to attract providers and large corporations and a local brand with tag lines, product descriptions and advertising campaigns tailored to local markets.

    EMPHASIZING TECHNOLOGY LEADERSHIP. We believe we are building a comprehensive and reliable end-to-end broadband internet network in Europe through a combination of innovative access, transport, hosting, systems and switching technologies. We are flexible in the means by which we provide the end user with access to our broadband internet network because we plan to offer access by deploying wireless local loop, DSL or fiber optic technology depending on economic attractiveness, regulatory restrictions and time-to-market. We were the first to launch wireless local loop pilot services in France and one of the first to sign a broadband wireless contract with a network vendor in Germany. Our leased fiber optic backbone network in Germany connects 21 cities and uses DWDM technology. We believe our fiber optic backbone network will enable us to be among the first providers to offer optical wavelength services in Germany.

    PROVIDING QUALITY SERVICE. We plan to provide our customers with access to a reliable end-to-end network for their broadband internet communication needs. We believe that our target customers, small and medium size businesses, need access to a broadband internet network to transmit data on a time sensitive and secure basis and have access to the internet to conduct key business transactions. We also believe that software suppliers and other application service providers, if given access to these target customers over a reliable network, will seek to expand their services and products through this network.

    As a result, we plan to service our customers from their doorsteps to the final destinations for their data in Europe. We believe that by adopting this end-to-end approach we will be better able to control service quality. We plan to test extensively the equipment we plan to use on our network through customer trials to minimize potential service quality problems and delays in the future. We will continue to test our equipment in advance of its deployment as we develop our network across Europe.

    MARKET OVERVIEW

    According to the European Information Technology Observatory 2000, a European telecommunications and information technology research firm:

    - the total market for information and communications technology software and services in western Europe in 1999 in terms of end-user spending was approximately [EURO]256 billion, excluding mobile telephony and cable television services,

    - Germany, where we currently have operations, was the largest information and communications technology market in western Europe with a size of approximately [EURO]58 billion in 1999, and

    - in 1999, the size of the information and communications technology market in France was approximately [EURO]46 billion and in Spain was approximately [EURO]16 billion (in each case, excluding mobile telephony and cable services).

    The following charts illustrate the relative size of the information and communications markets in western Europe and the United States and provide a breakdown of the western European market by country. Note that for comparative purposes mobile telephony and cable television services have been included in the telecommunications carrier services numbers.

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    Western European Information, Communication & Technology Market in 1999 On
the left side of the box is a bar chart showing the size of the US v Western European markets in 1999 in (euro)billions. To the right of this is a pie chart splitting the Western European market into major regions by percentage market share.

    In particular, we believe that western Europe is an attractive market for the following reasons:

    - SUBSTANTIAL AND GROWING TELECOMMUNICATIONS MARKETS. According to European Information Technology Observatory 2000, the average growth rate of the western European IT services and telecommunications carrier services markets between 1999 and 2001 is forecast to be 12.0% and 7.3%, respectively, compared with 10.3% and 6.5% in the U.S. For comparative purposes, mobile telephony and cable television services have been included in the telecommunications carrier services numbers.

    - EXPANDING DATA AND INTERNET MARKETS. Growth in the internet and data services will continue to drive the growth of the telecommunications market. According to European Information Technology Observatory 2000, the number of internet users in western Europe is expected to increase over 20% per year between 1998 and 2005. This growth rate represents more than double the US expected growth rate in internet users over the same period.

    Historical and Projected Numbers of Internet Users in the US and Western Europe Line chart showing the accelerating Western European internet user penetration and its convergence with the US in millions of users.

    - CONVERGENCE OF THE TELECOMMUNICATIONS AND INFORMATION TECHNOLOGY MARKETS. Digital technologies allow the development of higher capacity infrastructures so that traditional and new communications services may deliver voice, video and data content over the same networks to integrated consumer devices. Telecommunications, media and information technology companies can therefore leverage the flexibility of digital technology to offer services that go beyond their traditional sectors. Together with the gradual disappearance of other barriers to convergence, we believe this will accelerate the development of new services, which in turn we believe will generate demand for more communications and bandwidth required to deliver them.

    - GENERALLY FAVORABLE REGULATORY ENVIRONMENT. Over the last decade, the European Commission and national governments have taken steps to create a more liberal and competitive environment for telecommunication services in Europe. Although the degree of liberalization is uneven across Europe, every member state has made significant progress towards introducing competition in local telecommunications markets and creating real alternatives to the incumbent operators. In the latest round of deregulation, European countries are allocating new radio spectrum suitable for wireless local loop applications and unbundling the local loop to facilitate DSL deployments. Both of these developments should create competition for the incumbent operator in the last mile.

    - OPPORTUNITIES IN THE SMALL AND MEDIUM SIZE BUSINESS SEGMENT. We believe that the small and medium size business sector remains one of the largest potential broadband internet communication and information technology services market in western Europe. According to Eurostat, in 1998, small and medium size businesses in western Europe (defined by Eurostat as companies with 0-250 employees) accounted for 65% of the revenues generated by western European companies and 66% of the persons employed by western European companies. However, during the same time, they only accounted for 47% of total spending for information and communications technology products and services. An important factor in narrowing this spending gap is the availability of new mechanisms of delivering information, technology and software, and the falling cost in doing so.

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NETWORK DESIGN PRINCIPLES

In designing our network, we plan to abide by the following principles:

    - END-TO-END CONTROL OF THE NETWORK. We believe that to provide a high quality broadband service to the customer requires end-to-end control over the network. A network is only as reliable as its weakest link. For example, carriers in Germany who rely on Deutsche Telekom for their backbone can only guarantee a service level to their customers at the service level that Deutsche Telekom guarantees to them. The standard Deutsche Telekom backbone capacity contract stipulates that the link that they provide can be down as much as 131 hours per year. We intend that our standard backbone capacity contract will provide that our network can be down no more than 10 hours per year. By controlling the end-to-end network, we believe that we can deliver high quality service and a broad range of products to our customers. Over time as the use of online, real time applications, such as video conferencing, become more prevalent, our ability to maintain the quality of service of our network will become a more important competitive advantage.

    - FLEXIBLE ACCESS TECHNOLOGY. We believe that broadband local access connections are the key to providing a complete end-to-end service. Because the pace of deregulation of the telecommunications industry in Europe is so uneven, we intend to pursue a flexible strategy of acquiring and building out our broadband last mile network using either wireless local loop or DSL. In some countries where unbundled access to the incumbent's copper wire for DSL and spectrum to provide wireless local loop service are both available, we intend to use a complementary footprint of both technologies to serve small and medium size businesses efficiently.

    - NATIONWIDE COVERAGE. We are designing our network to be capable of providing nationwide broadband access. Existing coverage by alternative telecommunication carriers typically targets several large cities in each country. We believe that a broad coverage is necessary to reach our targeted customers, many of whom are geographically dispersed outside of large urban centers. In addition, we believe that our network coverage will be attractive to potential application service providers and internet service providers.

    - UPGRADABLE. We consider the ability to accommodate future expansion and the ability to upgrade the technology to be key criteria when designing our network and selecting equipment and software suppliers. It is important to us that the equipment and software can be upgraded, that the direction of future improvements is clear and that the vendor has a plan for seamless transition from current technology to the next generation of technology.

    - RELIABILITY AND REDUNDANCY. We only commercially deploy each component of our network after we have extensively tested the technology and equipment. We have conducted a field trial for point to multipoint wireless local loop technology in Lyon and Brussels. We are currently in the process of conducting a field trial for our voice and data switching network in five cities in Germany. We have designed our network so that there is redundancy, including redundant power supplies, back-up components and alternative pathways. Our backbone network was designed to be self-healing, which means that traffic is automatically rerouted without a service interruption if a fiber optic cable is severed or damaged.

THE BROADBAND INTERNET NETWORK

    We have designed our broadband internet network to allow us to provide both our small and medium size business customers and internet service provider, content provider, application service provider and alternative telecommunications provider customers with high-quality end-to-end broadband services.

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    The following graphic illustrates the architecture of our planned broadband internet platform.

Planned Broadband Internet Platform

    This graphic shows FirstMark's concept of the Broadband Internet Platform with a graphic of a multi-office building on the left connected to a black box denoting a FirstMark backbone POP (point of presence) -- a number of which are linked by a treble ring fiber network so designed (and therefore depicted) for the efficient re-direction of traffic in the event of an outage. The POP on the right side of the ring is connected to the three access technologies; WLL (an antenna graphic), DSL and fiber, which are connected to the FirstMark internet site. This internet site is the Broadband Internet Portal and is the customer interface that is accessible at the enabled businesses which is graphically depicted on the far right of the schematic diagram. This entire network is the Broadband Internet Platform.

    THE FIRST MILE NETWORK

    The first mile is any facility where content, applications and voice traffic are transferred onto a backbone network. From these facilities, data is taken across our fiber optic backbone to individual customers. We refer to these facilities as points of presence. At this point of presence, there will be both the first mile facilities and connections to the last mile network. Currently at each of our 21 points of presence located in major cities in Germany, we have approximately 500 square meters of raised floor space that we will provide to other alternative telecommunication carriers, internet service providers, content providers and application service providers to house their equipment and link to our network. This is referred to as a co-location facility. Our alternative telecommunication carrier customers are currently using this space to co-locate their telecom equipment in our points of presence to facilitate access to our network.

    In order to enable our network to send and receive voice and internet transmissions through other networks, we need to enter into agreements with the incumbent telecommunications carrier and internet carriers in each country where we establish services.

    We plan to enter into arrangements with selected internet service providers, content providers and application service providers to allow them to access our small and medium size business customer base over our broadband internet network, work with them to deliver targeted products and services to these customers and, if appropriate, bundle their products and services with our own. We refer to this collection of products and services as our "Solution Hotel." Our customers will have access to our "Solution Hotel" through our broadband internet portal.

    THE BACKBONE NETWORK

    The backbone network is a high capacity, optical fiber, long distance link that carries communications data among local access points for third party traffic and our customers. The backbone typically connects primarily metropolitan areas because of the high cost associated with building a fiber optic network connection to every potential end-user. Places along the network where voice and data traffic can be added to the backbone are referred to as points of presence. We believe that we have the third most dense backbone network in Germany, based on the number of cities connected, due to an 18-year (10 years with eight additional years at our option) commercial agreement with GasLINE to lease dark fiber connecting 21 cities in Germany. GasLINE is a leading consortium of 15 German gas supply companies that has installed dark fiber along routes of long distance gas pipelines. We plan to assemble groups of dark fiber leases in the countries where we intend to operate and install optical electronic equipment on the dark fiber. When we activate this equipment, information is transmitted through the fiber as light waves and the fiber is said to be "lit". We believe that our strategy of leasing dark fiber and deploying next generation optical electronics is more cost efficient and timely than laying fiber ourselves.

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    Our network in Germany consists of a connection of three rings allowing for the re-direction of traffic in the event of an outage. Our German network, which utilizes DWDM technology, has a current capacity of one terabit per second. DWDM technology allows a provider to separate a beam of light on a single strand of fiber into its component wavelengths so that each wavelength can be used to carry additional information, thereby increasing the information that can be transmitted on a single strand of fiber. At present, our network can support 112 wavelengths at the same time. We plan to replicate our German network in France by the beginning of 2001 and have concluded a dark fiber agreement with Louis Dreyfus Communications S.A. enabling us to deploy a similarly dense intra country network covering 16 cities in France. We plan to sign a further 450 kilometer dark fiber lease and deploy a fiber optic network covering an additional two cities in France. We are currently planning to deploy a fiber optic backbone network in major Spanish cities by the middle of 2001. We plan to create a pan-European fiber optic network by interconnecting our national fiber optic networks and by establishing connections with cities in neighboring countries.

    THE LAST MILE NETWORK

    The last mile represents the connection from the point of presence on the backbone to an individual customer. Throughout Europe, most small and medium size business customers receive telecommunication services across the last mile through copper twisted pair wire. This copper connection is owned by the incumbent telephone operator, which may provide access to alternative telecommunications providers if required to under the regulatory regime of that country. This copper network is called the local loop. We plan to build access across the last mile in three ways.

    - THE WIRELESS LOCAL LOOP. Wireless local loop utilizes radio spectrum to provide broadband services to multiple customers from a single fixed wireless point also referred to as "point to multipoint." When we refer to wireless local loop technology, we mean point to multipoint transmission in particular. Point to multipoint can be deployed and configured efficiently without having to dig up roads to lay fiber or cable. A single fixed wireless base station can service numerous customers providing each customer up to four megabits per second of capacity, which makes the technology relatively low cost to deploy. Typically, the 3.5 gigahertz and 26 gigahertz ranges of the spectrum are being allocated in Europe. The 3.5 gigahertz has a longer range than the 26 gigahertz but provides less capacity. We plan to use a combination of the two technologies where available to us to maximize customer coverage and to ensure sufficient capacity to meet demand. We expect that in our initial deployment phase, there will be no substantial difference between service availability at the two bands. We will offer the same range of products across both bands. We believe that our choice of systems technology will allow for the dynamic allocation of bandwidth which enables greater spectral efficiency and increases base station capacity limits.

    We plan to deploy wireless local loop on a staged basis and offer broadband internet services initially in 10 cities in Germany including Berlin, Frankfurt, Hamburg, Munich and Stuttgart by September 2000. We will gradually increase our service offerings and expand our customer base in Germany, Portugal and Luxembourg and begin service in Spain, France, Switzerland and Finland through the remainder of 2000 and 2001.

    The following graphic illustrates the structure of our planned wireless local loop architecture from the backbone point of presence to our customer's premises.

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
                                    [GRAPH]

    - DSL. Digital subscriber line or DSL is a range of access technology that transforms basic copper infrastructure into "always on" high speed access mechanisms. DSL technology provides broadband services over the existing copper twisted pair wire network of the incumbent telephone service providers. This provides transmission speeds of up to 70 times that of analog dial-up modems. Continuing liberalization of telecommunications regulations allows access to the local loop to connect end users directly to our broadband network--a process commonly known as "unbundling of the local loop". This enables new entrants to take on the customer's entire telecommunications and data needs and facilitates the provision of additional services. Further, by installing DSL technology over the local loop, we can provide broadband services to customers without incurring the considerable investment in infrastructure required by a fiber optic link. We believe the European market is particularly well suited to DSL technology due to the relatively high density of small and medium size businesses in European cities and high gauge copper wire and associated infrastructure used by many of the European incumbent telephone operators in the local loop.

    The following graphic illustrates the structure of our planned DSL network from the point of presence to our customer's premises.

                                    [GRAPH]

    - FIBER OPTIC CONNECTIONS. A basic fiber optic connection consists of optical fiber deployed in rings with dual paths, which have the capability of routing customer traffic simultaneously in both directions to eliminate loss of service in the event of cable damage. These high capacity fiber networks extend to large buildings, where they are cost efficient to deploy due to the density of customers.

    The following graphic illustrates the structure of our planned in city fiber network from the point of presence to our customer's premises.

                                    [GRAPH]

    We are in the process of evaluating opportunities to offer in-city fiber optic connections where it is cost-effective to do so.

    In determining which local access technology to deploy, we consider a number of factors, some of which are presented in the chart below.

                                    [GRAPH]

    MANAGEMENT INFORMATION SYSTEMS

    In designing our billing, operating, customer care, provisioning, network management and other systems, we have placed significant emphasis on reliability. We have chosen Logica and Ernst & Young as our systems integrators, and one of them will act in this capacity in each country in which we plan to operate. They are responsible for ensuring that each of the elements in our end-to-end network functions smoothly and efficiently with each of the other elements. These two systems integrators were chosen to ensure the availability of sufficient resources at all times to assist us in deploying new networks in Europe and in upgrading our existing network. Logica is currently deploying our management information systems in Germany and Ernst & Young in Spain. We are carefully coordinating these vendors to ensure that all systems are deployed consistently and permit for

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
scalability across the range of services, technologies and areas that we intend to cover. To date, we have chosen Geneva as the software application for our billing system. Geneva software has been deployed by several operators throughout Europe.

    We have also developed a detailed customer relationship management process. The choice of our systems tools allows us to monitor any contact with the customer closely--ranging from roof right acquisition to the point of sale to maintenance and selling of services. We expect to launch our broadband portal by the end of 2000. We expect that our portal will serve as the single interface for our customers to access our network, our services and our service providers' services. For the back-end of our systems, we are developing a broadband internet toolkit. This toolkit is designed to enable internet service providers, application service providers, content providers, alternative telecommunications carriers and other providers to connect to our network and allow for the seamless transfer of billing and customer record data as well as a set of specifications that the providers will be able to set in order to optimize our broadband internet platform for their specific needs.

KEY ASSETS AND OWNERSHIP POSITION

    We have teamed with key local businesses in many countries to aid us in obtaining appropriate licenses, to assist in marketing and to provide other strategic assistance. As a result, we have in many countries entered into agreements to manage jointly the acquisition of wireless local loop licenses and, when the licenses are awarded, develop the wireless local loop business in that country. In each country where we currently hold a wireless local loop license, with the exception of Portugal, we hold the largest shareholding in our consortium. In this prospectus, all discussion relating to the wireless local loop business in a particular country refers to these jointly controlled businesses. The following table summarizes our key assets and ownership position in each country:

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

                                                               NUMBER OF
                                                              ADDRESSABLE
                                                               BUSINESS
                                                              CUSTOMERS(1)
       COUNTRY                       KEY ASSETS                 (000'S)     OWNERSHIP                  PARTNERS
Germany                 - 3,500 kilometer fiber optic lease       NA           87%       - LambdaNet Germany management
(fiber)                   network covering 21 cities in
                          Germany
Germany                 - Wireless local loop licenses           3,300         100%      None
                        covering 36 million people
(wireless               - Secured co-location space in 596
local loop                central offices from Deutsche
and DSL)                  Telekom and have ordered co-
                          location space in 237 additional
                          central offices
                        - 10,000 square meters of space for
                          customer co-location and hosting
                          services
Spain                   - Nationwide wireless local loop         2,300         35%       - Promotora de Informaciones, S.A.
(wireless local loop)   license covering 39 million people                                 or Prisa
                                                                                         - Informatica El Corte Ingles, S.A.
                                                                                         - Immobiliaria Aztlan, S.A. de C.V.
                                                                                           or Telmex
                                                                                         - Caja de Ahorros de Salamanca y
                                                                                           Soria
                                                                                         - Monte de Piedad y Caja de Ahorros
                                                                                           de Huelva y Sevilla
                                                                                         - Caja de Ahorros Provincial San
                                                                                           Fernando de Sevilla y Jerez
                                                                                         - Caja de Ahorros y Monte de Piedad
                                                                                           de Zaragoza, Aragon y Rioja or
                                                                                           Ibercaja
                                                                                         - Omega Capital, S.L.
                                                                                         - Diario de Burgos, S.A.
Portugal                - Nationwide wireless local loop          660          35%       - Finantel SGPS S.A.
(Teleweb)                 license covering 10 million people                             - Banco de Investimento Global S.A.
                        - Internet service provider with                                 - IPE Capital-Sociedade de Capital
                          over 70,000 customers                                            de Risco, S.A.
France (fiber)          - 4,800 kilometer dark fiber lease        NA           87%       - LambdaNet Germany management
                          covering 18 cities in France
France                  - Nationwide wireless local loop         2,100         34%       - Suez Lyonnaise des Eaux
(wireless                 license covering 58 million people                             - Groupe Arnault S.A.
local loop)             - Trial license in Lyon                                          - Rallye S.A.
                                                                                         - BNP-Paribas group
                                                                                         - Ponthieu Ventures
Switzerland             - Nationwide wireless local loop          280          100%      None
                          licenses covering 7 million people
Finland                 - Nationwide wireless local loop          180          100%      None
                          licenses covering 2.5 million
                          people
Luxembourg              - Nationwide wireless local loop          20           100%      None
                          licenses covering 0.4 million
                          people
Belgium                 - Trial wireless local loop license       NA           50%       - Codenet
                        in Brussels covering 10 million
                          people
UK                                                                NA           79%       - Shield Holdings (Guernsey)
                                                                                           Limited, a subsidiary of
                                                                                           Rothschilds Continuation Holdings
                                                                                           AG
                                                                                         - HTNM LLC (Hollinger-Telegraph New
                                                                                           Media)
                                                                                         - Providence Investment Company
                                                                                           Limited
Netherlands             - Applied for co-location space in        490          100%      None
(DSL)                   over 200 central offices

(1)   Source: extracted from Eurostat

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
    GERMANY. On January 2, 2000, we turned on our 21-city fiber optic backbone. This network is based on an 18-year (10 years with eight additional years at our option) dark-fiber lease from a consortium of gas companies known as GasLINE. We currently lease 12 fibers and have installed DWDM equipment on four of the fibers. As demand grows, we expect to light additional fibers with DWDM equipment. We have built co-location space in every FirstMark point of presence throughout Germany. We currently have over 10,000 square meters of space for customer co-location and hosting services. As of May 31, 2000, we were carrying traffic for 30 customers on our fiber optic backbone, including MCI WorldCom. Nortel Networks provides our DWDM equipment. We have selected Nortel Networks as our vendor for data routing equipment and voice switches. This equipment functions as a gateway that automatically routes and terminates data and voice traffic.

    We intend to deploy broadband last mile access via both wireless local loop and DSL in Germany. We currently have a national footprint of wireless local loop spectrum in the 3.5 gigahertz and 26 gigahertz bands. Our wireless local loop licenses in Germany permit coverage of most major metropolitan areas including Munich, Berlin, Hamburg, Stuttgart and Frankfurt. We have selected Siemens as our wireless local loop technology provider utilizing Floware equipment. Floware, which currently has equipment deployed in 20 sites worldwide, has an arrangement with Siemens under which Floware supplies the software and hardware and Siemens installs and is responsible for it. Siemens will provide us with a full turnkey solution on the wireless local loop installation. We currently have deployed six wireless local loop base stations in Germany.

    Over the Summer of 2000, we are planning a staged deployment of our initial service offering to small and medium size businesses in Germany. We expect to offer broadband access to the internet through wireless local loop connections in 10 cities in Germany by September of 2000. We intend to expand our geographic coverage and our service offerings in the subsequent months.

    We have an unbundling agreement with Deutsche Telekom to secure access to its copper connections so that we can deploy DSL. We have selected Nortel as our supplier for our DSL deployment and are currently requesting co-location space in Deutsche Telekom central offices. The process of obtaining co-location space, which Deutsche Telekom is required to provide where available, can take approximately 16 weeks. The co-location space that we obtain will determine where we can install DSL technology. We plan on deploying the first central offices in the fourth quarter of 2000.

    In March 2000, we completed an interconnection agreement for voice termination with Deutsche Telekom, and in April 2000, we entered into an agreement with UUnet to allow us to provide access to the internet.

    FRANCE. In August 2000, we and our partners received a nationwide 3.5 gigahertz and 26 gigahertz wireless local license. Currently, we are operating a pilot deployment of Alcatel wireless local loop equipment in Lyon. As part of this pilot, we are providing service to eight end users including a hotel, a school, a library and a UN research center. We entered into a 4,800 kilometer dark fiber lease agreements with Louis Dreyfus Communications S.A. in France in April 2000 covering 18 cities in France.

    SPAIN. In March 2000, we and our partners received a nationwide 3.5 gigahertz wireless local loop license. We together with our partners are currently planning to deploy a wireless local loop network in all major Spanish cities, including 26 cities by the end of 2000.

    We are currently planning to deploy a fiber optic backbone network in major Spanish cities by the middle of 2001.

    LUXEMBOURG. We received a permanent 26 gigahertz wireless local loop license in March 1999 and a permanent 3.5 gigahertz wireless loop license in July 1999. On November 10, 1999, we purchased the majority of Direct Telecom and purchased the remaining interest in January 2000. Direct Telecom, is a

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
least cost routing company with over 160 customers in Luxembourg. As we deploy our wireless local loop network in Luxembourg, we intend to migrate Direct Telecom's customer base to our network. In February 2000, we completed a voice interconnection agreement with Enterprise des Postes et Telecommunications, the incumbent operator in Luxembourg. We launched wireless local loop services on May 1, 2000 and currently have two base stations deployed.

    PORTUGAL. As part of the wireless local loop application process, we purchased a minority stake in Teleweb, one of the leading independent internet service providers in Portugal. Teleweb also runs one of the most popular portals in Portugal.

    In November 1999, Teleweb received a nationwide wireless local loop license in the 26 gigahertz band. Teleweb began providing wireless local loop services in July 2000.

    SWITZERLAND. In March 2000, we were awarded a nationwide 3.5 gigahertz license for wireless local loop services and regional 26 gigahertz licenses covering Basel, Bern, Geneva and Zurich. We intend to begin building these license areas out in early 2001, and we are currently reviewing opportunities to build our backbone network into Switzerland.

    FINLAND. In April 2000, we received regional 26 gigahertz wireless local loop licenses covering the largest 15 cities. We intend to begin building out our license areas by the end of 2001.

    BELGIUM. We and our partner are currently operating a pilot deployment of Nortel wireless local loop equipment in Brussels.

    REGULATION. In each of the above countries, we are subject to various regulatory conditions discussed in greater detail in the regulatory section of this prospectus.

    FUTURE OPPORTUNITIES. We are exploring opportunities in each of these countries to extend our broadband network to encompass, to the extent described above, wireless local loop service, DSL services and fiber optic connections and the network backbone. Moreover, we are investigating the possibility of providing all or part of these services in other European countries, including the United Kingdom and Italy.

PRODUCTS AND SERVICES

    We plan to offer a range of broadband internet communications services over our network, including voice, video, internet, data, hosting and value-added services.

    We plan to offer broadband data services initially, followed by low cost telephony services. Bundled solutions will include voice and data communications software services, messaging and other value added services. We intend to work with web based companies to provide affordable and innovative solution bundles to our customers.

    We have designed our services to be independent of the technology that we use to deliver them to the end user, although there might be technological limitations on a DSL or wireless local loop link compared with a fiber link. We intend to provide the customer with the service package that they require using the most efficient access technology available. We believe that this strategy will allow us to:

    - maintain and improve margins across our product lines,

    - bundle services together to gain higher revenue per customer and reduce customer turnover, and

    - work with content and other web based companies to deliver the next generation of telecommunications and information technology services.

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
    We will phase in the introduction of our portfolio of products and services in Germany and other countries as our network is deployed, including data, voice, video, internet, value added and hosting services.

    DATA SERVICES

    MANAGED BANDWIDTH SERVICES. We provide "clear" bandwidth leased lines for local, national and international delivery of voice, data or video traffic. This service will be provided to individual businesses at speeds ranging from 512 kilobits per second to eight megabits per second across either a wireless local loop or a DSL connection. Other carriers, internet service providers and large corporations will also be able to purchase capacity from us across our backbone at speeds of 2.5 gigabits per second, 622 megabits per second, 155 megabits per second, or other carrier speeds.

    LEASED WAVELENGTHS. This product will allow us to provide other carriers with a virtual network by leasing to them an entire optical wavelength on our fiber network with a capacity of 2.5 gigabits per second to 10 gigabits per second. Before the deployment of DWDM technology, these carriers would have had to lease entire strands of fiber.

    ASYNCHRONOUS TRANSFER MODE (ATM) AND INTERNET PROTOCOL SERVICES. We plan to offer customers the ability to purchase connections, which utilize either ATM or internet protocol technology. Businesses will be able to utilize these services for a number of business specific applications, including connectivity between local sites.

    VOICE SERVICES

    We view voice services as an integral part of a complete solution package that we would offer to an individual business. Further, we intend to provide a set of voice-enhanced services, including voicemail, call forwarding, conference calling and messaging.

    We are planning to offer a variety of fixed line voice services directly to end-users over our broadband access networks. Our network voice switches will support incoming and outgoing local, national and international calls. We will provide both analog and digital voice connections depending on customer requirements.

    INTERNET SERVICES

    BROADBAND INTERNET ACCESS. We will offer an "always on" high-speed internet link at a flat rate using a variety of access technologies for end users, and services such as e-mail and domain registration. This service will automatically handle all internet addressing, authentication, authorization and accounting functions. Additionally, we will offer both symmetrical and asymmetrical connections to the internet. A symmetrical link runs at the same speed in both directions while asymetrical connections run faster downstream than upstream. Thus, sending e-mail runs at the same speed as receiving e-mail over a symmetric link while receiving e-mail runs quicker than sending e-mail over an asymmetric link. The following speeds will be available:

    - Symmetrical connections from 256 kilobits per second to six megabits per second.

    - Asymmetrical connections from two megabits per second downstream and 192 kilobits per second upstream to six megabits per second downstream and 640 kilobits per second upstream.

    We also intend to offer high speed symmetric optical connection packages with access speeds from 155 megabits per second up to 2.5 gigabits per second. This type of high speed internet service will be aimed at large multi-office buildings and online service providers.

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
    BANDWIDTH ON-DEMAND. This feature will allow customers to request extra committed capacity over an existing link for a specified period of time. For example, a small business who would like to back-up data between two sites every Friday night could request an appropriate increase in bandwidth for the bulk data transfer at the specified time. Configuration will be done through the customer's private web page on our broadband internet portal.

    HOSTING SERVICES

    TELEHOUSING. For customers who purchase transport services from us, we will offer the opportunity to co-locate their networking and telecommunications equipment in our telehouses. We will provide raised floor space in buildings with appropriate security, power and temperature control to house computer equipment that is owned and managed by our customers. In addition, we will provide access to high bandwidth transport with various support services for this equipment to ensure reliability.

    WEB HOSTING. We intend to provide managed servers at our telehouses for the purpose of hosting customer web pages and web sites. The servers will be managed and maintained and will provide support for simple web pages, scripts and web sites with back-end databases.

    SOLUTION HOSTING. We intend to offer a hosting service with managed support services specifically for a new range of online solution providers, including e-commerce, information technology, messaging, video, and application service providers. We intend to work closely with this new generation of online providers by offering them network connectivity, managed servers and telehousing facilities. In addition, we will bundle these online provider services with our internet services and offer them to our small and medium size business customers. We will also work closely with these online providers to develop new products, drawing on their customer feedback and experience.

    VALUE-ADDED SERVICES

    We plan to offer the following value-added services through our broadband internet portal.

    VIDEO CONFERENCING.  This service can be offered on demand.

    E-FAX. This service will permit our customers to transmit facsimile communications over our broadband internet network.

    FIREWALL. As part of our internet access services, we intend to offer software safeguards that regulate traffic between our customer's private network and a public network, like the internet.

    UNIFIED MESSAGING PLATFORM HOSTING. The platform would combine customer exchange and e-mail systems, through which the customer will combine online fax, messaging, video and audio conferencing.

    INTELLIGENT VOICE NETWORKING. This system is a number-activated switch that routes voice information dependent on predetermined criteria such as time of day or connection delay.

    VIRTUAL PRIVATE NETWORKS. This service will provide the customer with a secure connection across the public network that simulates an actual dedicated end-to-end leased line connection. For example, businesses could use this service to create a cost effective extranet for online suppliers, remote offices and home offices. Web based companies can use virtual private network services to set up private networks for specific communities of interest among their subscribers or to differentiate service levels. Service options include:

    - Application or service specific virtual private network--permits the customer to adjust the quality of service level for transmission according to the type of traffic such as video or critical data,

    - Encrypted virtual private network--provides encryption protection for transfer of sensitive material,

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
    - On-demand virtual private network--permits sites to join the virtual private network via our broadband portal. New additions to the virtual private network are authenticated, authorized and accounted for automatically by the network, and

    - Virtual private network dial-up access--permits mobile workers or home users to dial into a specific virtual private network from any phone line.

SALES AND MARKETING

    CUSTOMERS

    We are targeting two customer groups:

    - SMALL AND MEDIUM SIZE BUSINESSES. These typically consist of businesses with one or more locations and between 10 and 500 people. For these customers, we focus on delivering easy-to-use, high quality broadband internet and telecommunications service packages with a simplified rate structure and providing a high level of customer service.

    - SERVICE PROVIDERS. These are:

       - local, national and international web-based businesses that provide online services, such as unified messaging, internet procurement, application rental, storage on-demand and e-commerce,

       - alternative providers of telecommunications, and

       - internet service providers. For these customers, we provide a range of broadband internet services. We will focus on meeting the detailed and demanding needs of these customers while working with them to sell and market their products jointly.

    We have conducted extensive surveys and market analysis in Europe in order to understand better our potential customer base and their information technology and telecommunication requirements. We have segmented our customer base according to geographically coded data and our potential customers by:

    - number of employees,

    - industry classification,

    - annual telecommunication and information technology spending,

    - consumption by product and preference, and

    - total revenues.

    This strategy enables us to identify the small and medium size business market opportunity in our planned coverage areas.

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
    The map below is a plan view of our technically addressable market in a small part of Berlin. This footprint is generated by combining:

    - geographical location data to locate potential small and medium size customers,

    - three-dimensional electronic images of the urban landscape and

    - radio planning analysis to account for radio interference, line of sight and wireless local loop link capacity issues.

                                       [GRAPH]

    The information that we gather from our surveys and research is further dissected into industry and/or product specific vertical markets with high demand for data services, and is combined with analyses of the competitive environment. We use this analysis to develop our business strategy, including when and where to deploy our network and how to most efficiently direct our marketing efforts. The findings from our surveys and research have been tested against published market reports and through a series of focus group discussions with potential customers. The discussions:

    - validate our hypotheses about customer expectations with respect to the quality of service,

    - confirm the likely variations in telecommunication and information technology requirements across our targeted industries, and

    - identify the customer decision making process and criteria for selection of a telecommunication carrier with respect to price and product bundling.

    SALES AND MARKETING

    We are developing a multiple tiered marketing and sales approach, using both a direct sales force and a set of indirect sales channels to target small and medium size businesses. We have designed this approach to minimize the cost of customer acquisition by emphasizing indirect sales channels which we believe are cost effective for targeting small and medium size businesses. We believe that indirect sales

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
channels are more cost effective than direct sales channels for small businesses. They will permit us to leverage off of the customer relationships of existing sales forces with minimal investment. Additionally, we intend to expand our direct sales force devoted to online service providers, application service providers, alternative telecommunications carriers and key accounts. Currently, our direct sales force consists of over 30 people. We intend to compensate both our direct and our indirect sales force, in part, through a commission structure.

    DIRECT SALES. We are creating our own direct sales force in each country to serve the needs of large businesses, application service providers and online service providers. Key account managers within the direct sales team handle "high-multiplicity" opportunities such as libraries, hotels, banks, retail chains and real estate management companies where one customer may have several sites or multiple end-users at one site. In Germany, we plan to have approximately 60 people on the sales team by the end of 2000.

    INDIRECT SALES. While we expect most of our revenue in the early stages of our development to come from direct sales activities, we believe a greater proportion of sales will come from indirect channels over the long term. To date we have focused on one specific area, primarily in the equipment/ IT suppliers and systems integrators. Currently, we have cooperative sales and marketing arrangements to promote and resell our services through the direct or indirect channels of leading equipment and information technology suppliers, such as Compaq and Microsoft.

    CUSTOMER SERVICE

    We are building a customer relationship management system that will focus on delivering high quality, responsive service to our customers and will emphasize prompt attention to each customer. We believe that this level of service is essential to achieving high satisfaction levels and winning our customers' loyalty. We understand that we need to maximize customer satisfaction and loyalty in order to lower our customer turnover rates, encourage stronger customer referrals and achieve higher rates of completed sales. Our customer relationship management system will include the following elements:

    - We will make doing business with us easier through an integrated set of tools such as web portals and contact centers that will provide customers with direct access to us from any location, through any media and at any time.

    - We will tailor our product bundles based on our experience with similarly situated customers and customer feedback.

    - Each customer will have access to a real time account database and call center available 24 hours a day, seven days a week.

    - As part of our customer service, we intend to share customer feedback with our application service provider partners to ensure that these application service providers are able to offer appropriate applications to our customers.

    BUILDING BRANDS

    We believe that in offering our broadband internet services and the services of our partnered application service providers on a pan-European basis, the reach and scope of our broadband internet platform will set us apart from most of our competitors. We intend to capitalize on this strategy by creating a pan-European brand. We believe that we will be one of the first broadband and information service providers in Europe to do so.

    We have retained the services of a professional consultant to develop our brand and we are in the process of formulating together a branding campaign to promote our vision for "A Broadband World-TM-". We believe that building a pan-European brand will raise our profile with our target customer groups and potential marketing partners.

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
    To complement our single pan-European brand, we are developing on a country by country basis specific advertising campaigns for our services. We have done this so that our local product and service offerings may be presented in a manner that reflects local tastes and circumstances, while strengthening our single company brand.

KEY STRATEGIC COMMERCIAL AND EQUITY RELATIONSHIPS

    We have entered into commercial and strategic relationships that we believe provide valuable technical, marketing and distribution expertise.

    Some of our commercial and strategic relationships include:

    ALCATEL CIT. We are currently conducting wireless local loop field trials using Alcatel's point to multipoint broadband radio equipment in Lyon. Alcatel builds next generation networks, delivering integrated voice and data communications equipment.

    AUDIOCOM S.A. Audicom is the parent company of a group that includes a number of insurance companies and a financial and investment management company. The group has a network of 600 agencies throughout Luxembourg.

    COMPAQ COMPUTER. In March 2000, we announced a strategic relationship through a letter of intent with Compaq in conjunction with Microsoft to jointly market and develop broadband services in Europe. We intend to deploy Compaq's mission critical "Non Stop-TM-" data center server platforms, integration services and support services in our Solution Hotels. Compaq has a substantial European distribution network.

    ERNST & YOUNG. We have selected Ernst & Young to design and integrate our billing, operating, customer care, provisioning, network management and other integrated systems in Spain. Ernst & Young is a leading designer of customized software products for system integration.

    FIRSTMARK HOLDINGS L.L.C. FirstMark Holdings is one of our largest shareholders and is controlled by the co-chairmen of our Board of Directors, Lynn Forester and Michael J. Price. FirstMark Holdings has a distinguished advisory board which provides strategic advice to FirstMark Holdings. Its members are Vernon Jordan (Senior Managing Director, Lazard Freres); Dr. Henry Kissinger (Chairman, Kissinger Associates); Dr. Nathan Myhrvold (Former Chief Technology Officer, Microsoft Corporation); Bert Roberts (Chairman, WorldCom, Inc.); Sir Evelyn de Rothschild (Chairman, NM Rothschild & Sons); and Bernard Smedley (Chairman, CEO & President, Exigent International, Inc.).

    FLOWARE WIRELESS SYSTEMS LTD. We have selected Floware, together with their technology partner Siemens, as our wireless local loop vendor for our German deployment. Floware Wireless Systems Ltd. develops point to multipoint wireless access systems that enable alternative telecommunication operators to deliver broadband data and voice services to their subscribers. Their WALKair technology we have deployed is currently installed in more than 20 sites worldwide.

    GASLINE GMBH & CO. KG. In July 1999, we concluded an 18-year (10 years with eight additional years at our option) commercial agreement with GasLINE for leased fiber optic lines over its 3,500 kilometer fiber optic networks linking 21 major German cities. GasLINE is a joint venture involving 15 German gas supply companies, which operate over 30,000 kilometers of long distance gas pipelines.

    GENEVA TECHNOLOGY LTD. We have chosen Geneva as our preferred billing application and are currently negotiating the terms of the application agreement. Geneva specializes in the development and implementation of billing applications.

    HU-KOM. In March 2000, we announced the deployment of commercial wireless services through our collaboration with HU-KOM, a city carrier in Hanau, Germany. We are in the process of

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connecting wireless local loop base stations with HU-KOM's fiber optic network to deploy broadband internet access in the city.

    LOUIS DREYFUS COMMUNICATIONS. In April 2000, we signed a long-term lease agreement with Louis Dreyfus Communications for 4,800 kilometers of dark fiber covering 16 cities in France. Louis Dreyfus Communications was created in April 1998, as a 100% owned subsidiary of the Paris based Louis Dreyfus conglomerate with activities in general trading, shipping, agricultural and energy commodities and operations in over 40 countries worldwide.

    LOGICA. We have selected Logica to design our billing, operating, customer care, provisioning, network management and other integrated systems in Germany. Logica is a leading designer of customized software products in the utilities, telecommunications and banking sectors.

    MICROSOFT. In March 2000, we announced a strategic partnership through a letter of intent with Microsoft in conjunction with Compaq to further develop our Solution Hotel architecture. We intend to offer Microsoft's latest Windows DNA 2000 platform, which supports a wide range of web enabled applications with support services and other back office applications. This will enable online service providers to distribute and cross sell their e-solutions via this internet platform at the Solution Hotel. Microsoft has a substantial European distribution network.

    NORTEL. In September 1999 we entered into an agreement with Nortel DASA, a joint venture between Nortel Networks and DASA GmbH, as our preferred supplier of transmission DWDM and SDH fiber technology. As part of this transaction, Nortel DASA guaranteed a vendor facility in March 2000. In addition, we entered into a memorandum of understanding to develop next generation optic equipment. In March 2000, we selected Nortel Networks as our vendor to provide data routing equipment and voice switches for our core network in Germany and are currently negotiating the terms of this relationship.

    SIEMENS AG. In November 1999 we selected Siemens as our preferred wireless access equipment supplier in Germany for which Siemens guaranteed a vendor facility in March 2000. As part of the agreement, Siemens will provide access to their public broadcast exchanges, roof space at their 400 offices in Germany for the deployment of wireless communication equipment base stations. Siemens is a leading engineering and electronic equipment manufacturing conglomerate and is one of Germany's largest companies.

    VSE NET. In January 2000 we announced the deployment of commercial wireless local loop services through collaboration with VSE Net, the Saarland-based city carrier in Germany. We interconnect wireless local loop base stations with VSE's dense fiber network and have deployed broadband access in the city.

    In addition, we have entered into joint venture arrangements with a number of key industrial and financial partners in many of the countries in which we operate. Some of these local equity partners include:

BELGIUM

    CODENET. The company is the internet service provider subsidiary of Tractebel. Tractebel, owned by Suez Lyonnaise des Eaux, has a cable business, Coditel, voice and data operations through Codenet and satellite operations through Societe Europeenne des Satellites.

UK

    PROVIDENCE INVESTMENT COMPANY LIMITED. Providence is an investment holding company based in Jersey, Channel Islands. It holds a wide range of investments including those with a specific interest in the technology, communications and electronic sectors.

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    HTNM LLC (HOLLINGER-TELEGRAPH NEW MEDIA).  HTNM LLC is a wholly owned subsidiary of Hollinger International Inc. Hollinger International Inc. is a global newspaper publisher with newspapers in the United States, United Kingdom, Canada and Israel. Included among the 77 paid daily newspapers that Hollinger International currently owns are The Daily Telegraph, Chicago Sun-Times, The Jerusalem Post, Ottawa Citizen and National Post. In addition, Hollinger International currently owns 302 non-daily newspapers, as well as magazines and other publications. Hollinger International, through its subsidiaries, has also taken investment positions in various internet-based companies.

    SHIELD HOLDINGS (GUERNSEY) LIMITED. Shield is a wholly-owned subsidiary of Rothschilds Continuation Holdings AG.

FRANCE

    BNP-PARIBAS GROUP. The BNP-Paribas group is a prominent banking group in western Europe and in France. It has a particularly strong position in the French small and medium size business market and in the French internet banking market with its three operations, BNP.Net, E-Cortal and Banque Directe. In addition, BNP-Paribas has a strong real estate footprint with its banking network throughout France.

    The BNP-Paribas group has invested primarily through BNP Europe Telecom and Media Fund II, a leading private equity fund, and through two other co-investment vehicles (Natio Vie Developpement 3 and Banexi).

    PONTHIEU VENTURES. Ponthieu Ventures is a subsidiary of Francarep SA, a financial holding company with investments in the telecommunication, financial, real estate, light industrial, and energy sectors. Francarep SA is majority owned by Paris Orleans, a French public company.

    GROUPE ARNAULT S.A. The group is the family holding company of Bernard Arnault, which controls Christian Dior and the French luxury and fashion group LVMH. As an active investor in information technology and internet, Mr. Bernard Arnault created in June 1999 Europ@Web, which has a major stake in LibertySurf, a leading ISP.

    RALLYE S.A. Rallye is a holding company with subsidiaries operating in the retail sectors. Casino, a subsidiary of the group, is one of the largest retailers in France operating nearly 5,000 outlets of which 1,000 are hypermarkets and supermarkets.

    SUEZ LYONNAISE DES EAUX. Suez Lyonnaise is a major international industrial and utility company with over 200,000 employees operating in the energy, water, waste services and communications sectors. The communications division has three main businesses, M6, a listed commercial television channel, Television Par Satellite and NOOS (formerly Lyonnaise Cable).

PORTUGAL

    BANCO DE INVESTIMENTO GLOBAL S.A. Banco de Investimento Global's core activity is on-line banking including brokerage and asset management services.

    FINANTEL SGPS S.A. Finantel is a Portuguese holding company with subsidiaries operating in telecommunication services and equipment distribution businesses. The group has a majority shareholding in Teleweb, which is the largest independent internet service provider in Portugal.

    IPE CAPITAL-SOCIEDADE DE CAPITAL DE RISCO, S.A. IPE is a holding company in which the Portuguese State owns a 49% stake, with interests in telecommunications, information technology, water, recycling and healthcare.

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SPAIN

    DIARIO DE BURGOS, S.A. This is a Spanish newspaper group, which has recently diversified into other communications markets through holdings in Burgos Cable Television, TV de Valencia, Vallodolid and Union Iberica Radio.

    INFORMATICA EL CORTE INGLES, S.A. The group is the largest Spanish retail conglomerate operating over 50 retail outlets throughout Spain. Through its Informatica El Corte Ingles subsidiary the group provides information technology solutions and computer hardware to business and retail consumers. Other substantial operations include activities in the travel, insurance and financial services sectors amongst others.

    OMEGA CAPITAL, S.L. One of the biggest Spanish investor groups, Omega Capital invests mainly in the technology and telecommunications sectors. Other operations include asset management in the financial securities and property sectors. Currently, the group manages assets of over 180,000 million pesetas.

    PROMOTORA DE INFORMACIONES, S.A. OR PRISA. Prisa is the leading Spanish media group with interests in El Pais, the largest national Spanish newspaper with a daily circulation of over 435,000 units and Cinco Dias, a business publication with a daily circulation of over 28,000 units. Through Canal + TV channel with over 1.8 million subscribers and Canal Satelite Digital with nearly 900,000 subscribers, the group has a distribution network of 5,559 sales points, access to 500 radio locations throughout Spain, installation teams and operational call centers. Through Proel, a subsidiary dedicated to new information technologies, the Prisa group has just launched an internet portal called INICIA with over 50,000 users.

    IMMOBILIORIA AZTLAN, S.A. DE S.V. The company is a subsidiary of Telefonos de Mexico, the Mexican incumbent telecommunications operator, which has expanded internationally and is present in Spain.

    CAJAS. The Cajas are a series of regional Spanish financial services institutions.

    Caja de Ahorros de Salamanca y Soria, also known as Caja Duero. This savings bank maintains an innovative distribution network throughout its 443 offices with Caja Electronica its internet banking facility and Linea Duero its telephone banking service. The institution operates in the financial services sector with approximately 2,500 employees and approximately 2 million clients.

    Monte de Piedad y Caja de Ahorros de Huelva y Sevilla. This savings bank launched Telemonte Videotex, a broadcast banking information service in 1990, set up Oficina Telefonica, a telephony banking service in 1994, and more recently offered internet banking facilities to its approximately 700,000 clients. The company has approximately 1,300 employees in 286 offices.

    Caja de Ahorros Provincial San Fernando de Sevilla y Jerez. This savings bank has approximately 2,000 employees throughout a network of 345 offices and offers telephone and internet banking facilities.

    Caja de Ahorros y Monte de Piedad de Zaragoza, Aragon y Rioja ("Ibercaja"). Ibercaja has approximately 3,800 employees throughout its 880 offices. The company offers telephone and interactive banking to its approximately
1.7 million clients.

COMPETITION

    The telecommunications industry is highly competitive. Competition in the telecommunications industry is based upon price, customer service, network quality, value-added services and customer relationships. We compete or will compete primarily with the dominant incumbent telecommunications carriers, which generally offer the full range of voice, data and other value-added services and benefit

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from their history as incumbent providers. The dominant incumbent in each country generally has certain competitive advantages over other operators (including us) due to its established market presence, fully deployed networks, greater resources, and control over its end to end network.

    We compete or expect to compete with all incumbents in the countries in which we operate, including Deutsche Telekom, France Telecom, Telefonica, Portugal Telecom and SwissCom.

    We also will compete with all providers who will provide local loop access through wireless local loop and DSL. Access to wireless local loop spectrum and to copper twisted pair wire is a scarce resource and we may not be able to obtain access to either in the markets we wish to enter. In addition, some providers have extensive fiber optic networks in Europe and are expanding their fiber optic networks. We will also compete against other alternative telecommunication providers, including other providers of fiber optic networks and cable companies. In addition to competition from existing incumbent telecommunications providers and alternative telecommunications carriers, including competing services for wireless local loop and DSL, we expect to face competition from European cable television systems, satellite service providers and other wireless technology operators that are beginning to offer broadband telecommunications services to business customers.

EMPLOYEES

    As of June 30, 2000, we had full time employees in the following countries:

COUNTRY                                                              EMPLOYEES
-------                                                        ---------------------
France......................................................                      27
Germany.....................................................                     169
Luxembourg..................................................                      24
United Kingdom..............................................                     120

    We believe our relationship with our employees is satisfactory. Our employees are required to sign confidentiality agreements. We plan to expand significantly the number of persons under employment.

    As of June 30, 2000, our Spanish wireless local loop affiliate had 25 employees and our French wireless local loop affiliate had 15 employees. During 1999, we had an average of one, 46, four and nine full time employees in France, Germany, Luxembourg and the UK, respectively. During 1999, our Spanish wireless local loop affiliate had an average of four full time employees. During 1998, we had an average of three full time employees.

PROPERTY

    Our headquarters in Luxembourg consists of approximately 960 square meters of leased space. Our principal office in London, England consists of approximately 9,700 square feet of leased space. We lease additional space in Maidenhead in England, Hannover, Dresden and Saarbrucken in Germany, Paris and Lyon in France, Luxembourg and Madrid in Spain. In Germany, we have leased over 10,000 square meters of space for customer co-location and hosting services. We do not own any real estate. We believe that our facilities are adequate for our current operations. We expect that we will need additional space as we expand our business and believe that we will be able to obtain space as needed.

INTELLECTUAL PROPERTY

    We hold the register and the trademark "FirstMark-TM-" in the European Union and in Germany. In addition, we have applied to register the trademark "FirstMark-TM-" in Switzerland and the UK. In addition, we have applied to register the trademark "A BROADBAND WORLD-TM-" in Europe with the European Union and in Switzerland. Furthermore, we have applied to register other trademarks in various European countries and with the European Union. Although in the aggregate these trademarks are of importance to us, we do not consider any single trademark or other intellectual property right to

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be essential to our business. In general, we rely upon our network, quality of service and products and application of our expertise rather than trademarks or proprietary technology in the conduct of our business.

    We have applied for or secured the right to use numerous broadband and telecommunication web domain names, which we plan to use for marketing or product launch purposes.

LEGAL PROCEEDINGS

    We may be subject to legal or governmental proceedings from time to time in the ordinary course of our business. We are not currently a party to any pending or threatened material legal or governmental proceedings.

    We are not aware of any legal or arbitration proceedings, pending or threatened, which could have a material adverse effect on our financial position, nor have any such proceedings been initiated in the previous two years.

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                                   REGULATION

    The establishment of a broadband internet platform and the provision of broadband internet communications and services in the countries in which we operate and plan to operate is regulated. The scope of regulation varies from country to country, although in some significant respects regulation is harmonized under the regulatory structure of the European Union or EU. All of the countries that are referred to in the regulation section, except Switzerland, are members of the EU. Set forth below is a summary of the regulatory environment in the EU and the principal countries in which we operate or intend to operate in the near future.

OVERVIEW

    National, regional and local laws and regulations governing the provision of telecommunications services differ significantly among the countries in which we currently operate and plan to operate. The interpretation and enforcement of such laws and regulations vary and could limit our ability to provide certain telecommunications services and to establish and operate telecommunications networks in certain markets. It is unclear whether future regulatory, judicial and legislative changes will have a material adverse effect on us, whether regulators or third parties will raise material issues with regard to our compliance with applicable laws and regulations, or whether other regulatory activities will have a material adverse effect on our business, financial condition and results of operations.

    Under the World Trade Organization Basic Telecommunications Services Agreement, effective as of February 9, 1998, which we refer to as the WTO Agreement, 77 countries have agreed to permit varying degrees of competition from foreign carriers over different time frames. Although many European countries have agreed to make certain changes to open and ensure fair competition in their respective markets, there can be no assurance that countries will honor their commitments in a timely manner, if at all. In addition, since the regulatory frameworks are currently not well established in all countries, it is difficult to anticipate what regulatory requirements we will encounter in carrying out our business plan.

    Many European countries are currently examining whether and to what extent broadband internet networks, communications and services should be regulated. We cannot predict whether or to what extent broadband internet networks, communications and services may be regulated in the future in Europe. In particular, we cannot predict the way in which the EU or individual member states will regulate these areas, including whether particular broadband internet communications and services will be prohibited or whether a license will be required to provide these services or establish the required networks.

EUROPEAN UNION

    The EU has taken a dual approach to the opening up of telecommunications by requiring the removal of monopoly rights and by harmonizing regulatory rules.

    The EU Commission liberalization directives required EU member states to open their telecommunications market progressively sector by sector: services (Directive 90/388), satellite equipment and services (Directive 94/46), cable television (Directive 95/51 and 99/64), mobile networks and services (Directive 96/2) and the remaining restrictions to competition
(Directive 96/9).

    The EU Commission began to establish the regulatory framework in 1990 through the adoption of the Open Network Provision Framework Directive (Directive 90/387) requiring each EU member state to establish an independent national regulatory authority. The EU Commission established a framework for market entry rules (EU Licensing Directive 97/13), as well as a framework for inter-operator relations (EU Leased Lines Directive 92/44, as amended by the Amending Leased Lines Directive 97/51, and the EU Interconnection
Directive 97/33, as amended by the EU Numbering Directive 98/61). Customer issues, including billing and data protection, were also addressed (EU Amended Voice Telephony Directive 98/10 and the EU Telecommunications Data Protection Directive 97/66).

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    National regulatory authorities focus on operators with significant market power. In particular, in relation to the origination and termination of communications within national networks, operators with significant market power must offer cost oriented rates and standard terms and conditions for those services. In considering whether an operator enjoys significant market power, a national regulatory authority may conclude that a market share of 25% or more is indicative of significant market power, although the national regulatory authority may take into account other factors in reaching its conclusion.

    Unbundling of the local loop through wireless local loops, DSL or in-city fiber optic connections is not expressly required under EU law. The EU Commission's e-Europe initiative set out its support for unbundling of the "last mile" and indicated a deadline of December 2000 for EU member states to enable the unbundling of the "last mile." In February 2000, the EU Commission published a working document that analyzed the unbundling of the "last mile" and included a proposal for a Commission recommendation. The Commission specifically called upon EU member states to enable full access by alternative operators under costoriented, transparent and non-discriminatory terms and conditions by the end of 2000 to wireless local loop, DSL and fiber optic connections owned or obtained by operators with significant market power. On July 12, 2000, the Commission published a proposed regulation which would give legal effect to the Commission's recommendation for unbundled access in member states by December 31, 2000. If passed, the regulation would be directly enforceable in each member state as if it were part of national law. It also asserts that the EU Amended Voice Telephony Directive requires EU member states to ensure that operators with significant market power meet all reasonable requests for shared access to high frequency spectrum within the "last mile", for example, to provide DSL services.

    In addition, the EU Commission is currently reviewing existing EU communications law with a view to developing a regulatory framework for the converging communications markets. The EU Commission issued a package of draft proposals relating to the future regulatory framework for electronic communications services in the EU on July 12, 2000 dealing with harmonization, interconnection, licensing, universal service obligations and data processing issues. Although sector-specific regulation will remain in a consolidated and reduced form, the EU Commission would like to use competition law to control the sector, once effective competition has been achieved.

    While EU directives remain binding on EU member states, the means of implementing directives into national law are at EU member states' discretion. This dual regulatory structure has meant in practice that the implementation, interpretation and enforcement of these EU Commission directives differ significantly among the EU member states. While some EU member states have embraced the liberalization process and achieved a high level of openness, others have delayed the full implementation of the directives and maintain several levels of restrictions on full competition.

FINLAND

    The Telecommunications Market Act, enacted on June 1, 1997, repealed the 1987 Telecommunications Act and opened the entire telecommunications market to competition. The new statute eliminated the requirement to obtain a license to provide services except public mobile network operations. As a result, and consistent with the European Union Licensing Directive, the provision of public telecommunications services and operation of fixed public networks now require only prior notification to Finland's Ministry of Transport and Communications. Other types of services, including resale, switched data transmission and incidental voice and video transmission over data networks, do not require any license or notification and are generally exempt from regulation except for applicable interconnection and technical requirements. In January 1998, a new regulation became effective exempting World Trade Organisation member country operators from the notification requirements for arranging transmission connections to route international telecommunications into Finland.

    We received a license on April 7, 2000 to provide customers in 12 cities with broadband local access services through wireless local loop technology in the 26 gigahertz bandwidth. We have

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submitted a license application for further frequencies, as well as the possession and use of radio equipment, and expect to receive a response from Finland's regulatory authority soon.

    There are no specific regulations relating to unbundling the local loop or DSL in Finland. The use of DSL is not subject to any license. ADSL is the only type of DSL service currently available in Finland.

FRANCE

    REGULATORY FRAMEWORK. The Telecommunications Act of July 26, 1996 requires operators to obtain a L.33-1 infrastructure license for the establishment and operation of public networks and a L.34-1 service license for the provision of public telephone services. Operators establishing and operating a public network and providing public telephone services must obtain a L.33-1/L license, which covers both infrastructure and services. The Telecommunications Regulatory Authority, the French regulatory authority, is responsible for examining applications for these licenses. The minister in charge of telecommunications grants the licenses.

    WIRELESS LOCAL LOOP. The establishment and operation of wireless local loop services in France requires granting of a L.33-1 infrastructure license and, if necessary, a L.34-1 service license and the allocation of frequencies. Due to the scarcity of frequencies, the allocation of wireless local loop licenses and of the corresponding frequencies is conducted by the French regulatory authority on a competitive basis.

    On October 19, 1998, we were granted a temporary experimental license and an allocation of frequencies for the city of Lyon. The experimental license expires on the date of allocation of the licenses described in the following paragraph. However, this temporary frequency allocation and experimental license do not grant us any right or priority to obtain any of the licenses described below.

    The French regulatory authority has launched three calls for tenders to grant the following licenses on a competitive basis: two nationwide licenses, two licenses in each of the 22 metropolitan regions and two licenses in each of the overseas territories. The deadline for submitting applications for these licenses was January 31, 2000. We applied for a nationwide license and 22 regional licenses. The French regulatory authority announced the results of its selection process on July 11, 2000. We have been selected for a nationwide license. The minister in charge of telecommunications signed the license on August 4, 2000.

    OTHER LICENSES. A license to establish and operate a network open to the public and/or to provide public telephone services may be refused only for one of the following reasons:

    - on the grounds of law and order or in the interests of national defense and public security,

    - as a result of technical constraints due to the availability of frequencies,

    - when the applicant does not have the technical or financial capacity to meet its obligations, or

    - if the applicant has been sanctioned because of its activities in the telecommunications sectors.

    On March 21, 2000, we submitted an application for an L.33-1 and L.34-1 license to establish and operate a national fiber network and to provide public telephone services on such network. Our license was granted on June 9, 2000 and published on July 6, 2000.

    An amendment to the current telecommunications law may be introduced in order to expressly require significant market power operators to give access to the local loop for DSL services for it in the near future. Local loop trials of DSL services were launched in July and we have been granted an experimental DSL license on July 7, 2000 to participate in the experimental phase.

    INTERCONNECTION. France Telecom, the incumbent dominant operator, is obligated to interconnect with other providers of telecommunications services at cost oriented rates and on nondiscriminatory terms. The interconnection rates charged by France Telecom are subject to the approval of the French regulatory authority. We will be entitled to obtain more favorable interconnection rates from France

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Telecom because we have been granted the L.33-1 license. We have commenced negotiations on an interconnection agreement with France Telecom.

GERMANY

    REGULATORY FRAMEWORK. The German Telecommunications Act of July 25, 1996 provided for the liberalization of all telecommunications activities by January 1, 1998. Several related ordinances concerning, among other things, license fees, tariff regulations, interconnection, universal service and consumer protection have been passed to complement the German Telecommunication Act. In addition, companies providing telecommunications services may be subject to data protection laws and related regulations. The German telecommunications sector is currently overseen by the Regulatory Authority for Telecommunications and Post, the German regulatory authority.

    WIRELESS LOCAL LOOP. In 1998 and 1999, we applied for the allocation of wireless local loop frequencies in the 3.5 as well as the 26 gigahertz bandwidth. According to the allocation rules, Germany was divided into approximately 440 regional areas, each of which required a separate application. The frequencies were allocated in two rounds and one supplemental allocation, which differed with respect to the applicable allocation rules. We received 30 licenses in the first round, in which licenses were allocated for those areas in which demand did not exceed the available frequencies. We received 111 licenses in the second round, in which an application for each area was required and licenses for frequencies were allocated competitively. We received six licenses in the third round which has only recently been closed. This third allocation became necessary as a reorganization of the frequency allocation plan had made additional frequencies available in specific areas. Licenses for frequencies in the third round apparently were granted to those applicants that were in a position to operate the allocated spectrum without causing interference with the licenses allocated to competitors. In May 2000, the German regulatory authority announced a fourth round. We are participating in this round.

    At least one applicant filed a lawsuit against the German regulatory authority's license allocation process in the second round. That lawsuit, however, was withdrawn. While we are not aware of and do not expect additional lawsuits to be filed with respect to the allocation process, we cannot be certain that there will not be additional lawsuits filed in the future, particularly with respect to round three which was not announced publicly by the German regulatory authority.

    Our licenses are subject to various conditions, including that we:

    - start commercial services within one year,

    - cover typically between 90% and 100% of the population within a license coverage area depending on the specific area within a period of three to six years from frequency allocation, and

    - provide universal services, including voice telephony with ISDN quality, to our customers.

    In addition, our licenses may be revoked:

    - if an increase in efficiency is possible due to technical developments,

    - if we fail to use the frequencies for more than one year after we have received them,

    - if our operation of the frequencies causes damage,

    - if the regulatory authority reorganizes the frequency allocation plan, or

    - if revocation is the only way to prevent substantial damage to the public.

    OTHER LICENSES. Under the German Telecommunications Act, licenses can be issued for constructing and operating different types of networks, as well as for the provision of services using networks owned or maintained by other operators. We have received a nationwide Class 4 license for the provision of voice telephony services on the basis of self-operated networks and the operation of networks using the wireless local loop frequencies described above. We have also received a national

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Class 3 license to construct and operate telecommunications lines and facilities for the provision of telecommunications services to the public. Both a Class 4 and a Class 3 license are required for access to the copper local loop maintained by Deutsche Telekom, the incumbent dominant operator.

    Between 1997 and 2000, the German Ministry and the German regulatory authority issued several decisions on Deutsche Telekom's obligations relating to the interconnection of networks and other forms of network access. Two of these decisions stated that Deutsche Telekom must grant unbundled access to the local loop to its competitors.

    Deutsche Telekom is required to:

    - offer the relevant services that it uses internally, including transmission, switching and operational interfaces, where the connection to the copper wire is permitted; and

    - unbundle its services for special network access, for example, access to the local loop under certain circumstances in such a way that other competitors need not purchase services they do not want.

    As a result, Deutsche Telekom has been required since December 1997 to grant its competitors unbundled access to the local loop. In connection with the unbundled local loop agreements, Deutsche Telekom submitted proposed tariffs to the German regulatory authority for approval. The regulatory authority rejected these tariffs in March 1998. Deutsche Telekom was asked to submit a new application, taking into account the results of a review of the German regulatory authority. On February 8, 1999, the German regulatory authority ruled on the application and set fees, effective until March 31, 2001, for copper local loop at a price of DM 25.40 per month, excluding value-added tax, one-time installation fees from DM 196.55 to DM 337.17 including installation and a fee for terminating access to two-wire copper line of DM 107.70. Each of these new fees was lower than the fees requested by Deutsche Telekom but higher than the current monthly subscription fee for a basic analog voice service. Some companies affected by this decision, including Deutsche Telekom, have appealed the decision. The orders of the German regulatory authority are enforceable while the case is pending.

    In March 2000 we entered into an unbundling agreement with Deutsche Telekom in which Deutsche Telekom agreed to offer us unbundled access to their local networks of copper twisted pair wire and access to space in their central offices. We need unbundled access to this copper wire to install our equipment so that we can provide DSL services. We will use the co-location space we have been allocated in Deutsche Telekom's central offices to install, operate and maintain our interconnection equipment.

    INTERCONNECTION. We entered into an interconnection agreement with Deutsche Telekom in March 2000. We expect to begin providing services in ten cities pursuant to this interconnection agreement in August 2000.

    As a public network operator, we are entitled to obtain preferential tariffs and conditions from Deutsche Telekom for the origination and termination of communications. If the operator has significant market power, tariffs and tariff-related components are subject to regulation by the German regulatory authority. With respect to international calls, Deutsche Telekom no longer has significant market power. Deutsche Telekom remains a market dominant provider for other fixed public voice telephony services.

    As an operator of a public telecommunications network, we have an obligation to interconnect with other operators of public telecommunications networks upon request. If we do not reach an agreement on interconnection with the requesting operator, the German regulatory authority may order the parties to reach such an agreement. The German regulatory authority has six weeks, extendable for an additional four weeks, to issue such an order. If the parties come to an agreement within this period, they can abandon the request for an order and the German regulatory authority does not have the power to require another interconnection agreement. If the German regulatory authority orders an interconnection, it must be implemented within three months, unless implementation proves to be

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impossible on grounds of objective technical reasons. Interconnection agreements to which an operator with significant market power is a party, such as Deutsche Telekom, must be presented to the German regulatory authority.

    ACCESS CODE. We were granted the access code 010085 by the German regulatory authority in February 1999. Generally, a licensee of an access code must start operations utilizing the access code within six months. Due to the protracted nature of the frequency allocation process and the resulting delay to the start of our operations, our use of the access code has been delayed. Although we have not met the condition for use, we are not aware of any action to revoke the access code.

ITALY

    REGULATORY FRAMEWORK. The telecommunication sector in Italy is regulated by laws and regulations substantially in line with the EU directives in this sector. Many matters have been delegated to the Supervisory Authority, the Italian regulatory authority, which has significant powers of regulating the sector and imposing sanctions.

    The provision of telecommunication services and the construction of networks require a license from the Italian regulatory authority. However, the provision of telecommunication services other than voice telephony and construction of networks require a simple authorization granted by the same authority. Licenses may be granted for voice telephony or other telephony services. An applicant for a license must provide details of its shareholders, its financial statements, the network, geographic coverage, installation program, market objectives, market forecasts and its technical expertise among other things. An applicant must be a corporation with a fully paid up capital, when the application is filed, equal to at least 10% of the value of the planned investment. The installation of telecommunications networks which pass over or under public land is subject to the granting of a permit for the use of the public land by the municipality concerned. Each municipality has different rules regarding how such permission must be obtained, and negotiations with these municipalities could delay operations in Italy.

    WIRELESS LOCAL LOOP. The Supervisory Authority is preparing the procedures for the allocation of wireless local loop licenses. The Supervisory Authority has recently completed a consultative process for wireless local loop services. We expect that the procedures will be published by the end of 2000. We plan to apply for wireless local loop licenses when they become available.

    OTHER LICENSES. ADSL is the only type of DSL service currently available in Italy. Prior to December 1999, there were no specific regulations for DSL. The only provisions applicable to telecommunications services provided by using ADSL technology were the rules in force for any telecommunication service in Italy.

    On December 21, 1999, the Supervisory Authority granted Telecom Italia, the incumbent dominant operator, a provisional authorization to provide ADSL wholesale services in Italy. The Supervisory Authority imposed certain provisional obligations on Telecom Italia in connection with the supply of ADSL services, which are in addition to the existing obligations imposed on telecommunication service providers. For example:

    - Telecom Italia must offer ADSL services only to those telecommunication operators to which the Supervisory Authority has granted a license or a general authorization for the provision of telecommunication services in Italy. Such operators may immediately start to provide ADSL services to final users by communicating to the Supervisory Authority the commencement of such activity;

    - Telecom Italia must supply ADSL services to any operator that makes a request taking into account (i) the economic conditions that it applies to its affiliates and (ii) the economic conditions that Telecom Italia and its affiliates apply to the final users;

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    - the conditions of the offer must allow the operators to supply ADSL services to final users on competitive conditions; and

    - the Supervisory Authority has also established the main technical requirements which must characterize Telecom Italia's offers.

    INTERCONNECTION. Generally, each operator of a public telecommunications network is entitled and, if requested by the other operators belonging to the same category, obliged, to negotiate interconnection agreements, subject to certain circumstances. No request for interconnection may be refused without the Italian regulatory authority's consent.

    Operators with significant market power are subject to more restrictive obligations in negotiating interconnection agreements, for example:

    - they must observe the principle of non-discrimination with respect to interconnection offered to others,

    - they must guarantee, in providing the necessary infrastructure, the same quality which characterizes their own services,

    - they must provide other operators, upon request, all information and technical specifications necessary for the entry into of the interconnection agreement,

    - they must send the Supervisory Authority copies of any interconnection agreements that they enter into, and

    - the economic terms of the interconnection agreements must be cost-oriented.

    The Italian regulatory authority may require amendments to the interconnection agreements entered into by operators.

LUXEMBOURG

    REGULATORY FRAMEWORK. Telecommunications are regulated in Luxembourg by the Law of March 21, 1997 on Telecommunications and various related decrees and decisions. The relevant authority responsible for the telecommunications sector is the "Institut Luxembourgeois des Telecommunications," the Luxembourg regulatory authority.

    WIRELESS LOCAL LOOP. On February 9, 2000, the Luxembourg regulatory authority announced that it reserved the 3.4-3.6 gigahertz and 24.5-26.5 gigahertz frequency bands for wireless local loop services. Based on this decision, the Institut Luxembougeois des Telecommunications has assigned four channels of 28 megahertz within the 26 gigahertz frequency band for wireless local loop to us. Moreover, we have been granted a 14 megahertz channel in the
3.5 gigahertz frequency band in order to provide national coverage. We were authorized to operate a national wireless local loop network in March 1999.

    OTHER LICENSES. In general, the provision of telecommunications services, except for voice telephony, only requires prior notice to the Luxembourg regulatory authority. If the Luxembourg regulatory authority does not object to the offering of the telecommunication services within four weeks after receipt of the notification, the operator is authorized to commence services.

    The operation of fixed and mobile telecommunications networks and the provision of voice telephony services require licenses from the Minister of Communications. Three different types of licenses can be obtained.

    - A License--a license which allows an operator to operate a network and to provide voice telephony services,

    - B License--a license which allows an operator to operate a network, which does not include providing voice telephony services, and

    - C License--a license which allows an operator to provide voice telephony services.

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    We received an A license in April 1999. Licenses are valid for a period of
30 years and may be renewed for successive periods of 10 years. Licenses cannot be transferred from one company to another. In the event of a major change in ownership or control of the license holder, the Minister of Communications must be notified. If the Minister of Communications does not object to the change in ownership or control within two months after the notification, the change in ownership or control will not affect the existing licenses.

    No regulations relating specifically to unbundling the local loop have been enacted. However, the telecommunications law provides that all operators with significant market power should provide access to their networks based on conditions which are objective, transparent and non-discriminatory and guarantee equal access, which includes the local loop.

    INTERCONNECTION. According to the telecommunications law, each operator with significant market power is obliged to allow and facilitate interconnection to its network and is obliged to respond to each reasonable request for interconnection. Although the interconnection agreements are subject to negotiations between the relevant parties, the Luxembourg regulatory authority may specify certain terms of the interconnection agreements. Currently, the only operator with significant market power is the "Entreprise des Postes et Telecommunications." We signed an interconnection agreement with the Entreprise des Postes & Telecommunications on June 22, 2000.

PORTUGAL

    REGULATORY FRAMEWORK. The Institute of Communications is the Portuguese regulatory authority. It monitors compliance with authorizations, licenses and permits granted to telecommunications providers in Portugal. The telecommunications sector in Portugal complies with the principal EU directives for this sector.

    The Basic Law of Telecommunications, enacted on August 1, 1997, provides the legislative framework and the basis for telecommunications regulation in Portugal. This law requires that a basic telecommunications network exists and basic telecommunications services are provided on a universal basis in Portugal. It also requires that operators of public telecommunications networks have an obligation to permit non-discriminatory use of their networks by other operators and service providers. It also prohibits unfair competitive acts and abuse by a network operator or service provider with significant market power.

    Separate licenses are required to:

    - provide public fixed telephone services,

    - establish and/or provide public telecommunications networks,

    - establish networks or provide services which require the granting of frequencies, and

    - conduct operations where the operator is subject to universal service obligations, interconnection obligations or duties that derive from having significant market power.

    No regulations relating to unbundling the local loop have been enacted.

    LICENSES OF OPERATING COMPANY. On August 17, 1999, we entered into a Partnership Agreement with Finantel SGPS, S.A., Banco de Investimentos Global, S.A. and IPE Capital--Sociedade de Capital de Risco, S.A., through which we acquired 35% of the share capital of Teleweb Comunicacoes Interactivas, S.A., a global telecom operator specialized in internet services, fixed telecommunications services and wireless local loop services, duly licensed in accordance with Portuguese law.

    In November 1999, Teleweb was awarded a national wireless local loop license in the 24.5-26.5 gigahertz frequency bands. This license was granted for 15 years from the date the license was formalized. The license may be terminated upon the occurrence of certain events, including non-compliance with any of its conditions, suspension of payments and expiration of the term of the license.

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    Teleweb has been authorized to provide public fixed telephone services since
1998. In 1999, Teleweb received a license to provide fixed voice telephone services and Teleweb began to provide services pursuant to this license on January 1, 2000. Teleweb obtained a license to provide public telecommunications networks earlier this year. This license requires that Teleweb negotiate interconnection agreements with other operators, subject to certain circumstances. Teleweb may not refuse interconnection. Each of these three licenses is valid for a period of 15 years.

    INTERCONNECTION. The Portuguese regulatory authority is establishing the basic framework for interconnection with Portugal Telecom, the incumbent dominant operator, and between other network operators. Portuguese law provides that:

    - Portugal Telecom is required to establish a form of interconnection agreement and to negotiate interconnection agreements with other network operators,

    - the Portuguese regulatory authority will determine the main elements of the form of interconnection agreements,

    - Teleweb must permit non-discriminatory access to its network by other network operators and service providers, and

    - Teleweb is required to have interconnection rates that are transparent, non-discriminatory and cost-oriented.

SPAIN

    REGULATORY FRAMEWORK. The General Law on Telecommunications, effective as of April 26, 1998, is the primary legislation regulating the Spanish telecommunications market and the provision of telecommunications services in Spain. The Spanish government has enacted decrees and orders relating to, among other issues, licensing, interconnection and numbering and public service obligations (including universal service). The MINISTERIO DE CIENCIA Y TECNOLOGIA shares responsibility for overseeing the telecommunications industry in Spain with the Spanish Telecommunications Commission. The principal role of the MINISTERIO DE CIENCIA Y TECHNOLOGIA in the telecommunications field is to propose or decide policy, to issue the necessary regulations and to sanction operators when necessary. The Spanish Telecommunications Commission is an independent telecommunications regulatory body that supervises the activities of the telecommunications market.

    The Spanish fixed-line telecommunications market was fully liberalized on December 1, 1998. Pursuant to the General Law on Telecommunications and its implementing legislation, different types of individual licenses are required to construct or operate different networks and to provide different services. This legislation established three categories of individual licenses that permit operators to provide telecommunications services to third parties or to establish or operate a public telecommunications network:

    - Type A individual licenses provide operators the right to offer fixed-line telephony services to the public, through the use of switch and transmission means, but without having the rights and obligations of holders of Type B and Type C individual licenses with respect to the construction or operation of the network.

    - Type B individual licenses provide operators the right to offer telephony services to the public by constructing or operating a public telecommunications network. Type B individual licenses include "B1" licenses, for fixed-line telephony services through a fixed-line public network, and "B2" licenses, for mobile telephony services through a ground or satellite mobile public network.

    - Type C individual licenses permit an operator to construct or operate a public telecommunications network without the license holder providing telephony services to the public. Type C individual licenses include "C1" licenses, when the network does not necessarily require the use of the radio-electric public domain, and "C2" licenses, when the network requires the use of the radio-electric public domain.

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    WIRELESS LOCAL LOOP.  On March 8, 2000, we received a Type C2 individual license to construct and operate a nationwide wireless local loop network in the
3.4 to 3.6 gigahertz bandwidth. The C2 license was formalized on April 18, 2000. In June 2000, we applied for a Type C general authorization to provide data transmission services to the public, including internet access, but it has not been granted yet.

    Under the Type C2 individual license, we enjoy certain rights, including being able to obtain numbering resources, interconnect with public networks, provide leased lines services and occupy private or public property for the construction or operation of our network. As a user of wireless local loop frequencies, generally we have the right to be protected against harmful interferences in the frequencies awarded.

    The Type C2 individual license is valid for 20 years running from the date the license was formalized and may be extended by prior request to the MINISTERIO DE CIENCIA Y TECNOLOGIA for one 10 year period. The license may not be transferred unless certain statutory requirements are met, including the expiration of the first four years of the license term. The performance of the obligations of our Spanish joint venture is guaranteed by a [EURO]185 million bank guarantee. Our pro-rata share of this guarantee amounts to approximately [EURO]63 million.

    Under the Type C2 individual license, we must, among other things:

    - deploy the network covering certain zones of those cities in Spain with more than 200,000 inhabitants within one year from the date the individual license is formalized,

    - maintain the operation of the network for at least four years from the date when the individual license was granted,

    - submit the technical specifications to the MINISTERIO DE CIENCIA Y TECNOLOGIA for its approval, prior to starting operation of the network,

    - offer interconnection and access to our network as well as guarantee, when necessary, interoperability of services,

    - share infrastructure with other operators when there is a public interest or an environmental reason. If an agreement is not reached by the relevant parties, the Spanish Telecommunications Commission may specify the terms of such agreement,

    - comply with certain public service obligations, and

    - fulfill the operator's commitments set forth in our Type C2 individual license application including, among others:

       - radio coverage and installed access capacity,

       - frequency planning and co-ordination,

       - number of covered cities and installed base stations,

       - service quality and availability (including local and national interconnection availability), billing accuracy and repair time,

       - nature and availability of service offerings,

       - maintenance of existing corporate structure, minimum equity contributions and minimum capital expenditures,

       - pricing structure and volume discounts, and

       - employment, training and contributions to communities and the national economy.

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    If we do not comply with our license obligations and conditions or commit very serious infringements as defined in the General Law on Telecommunications conditions, the Telecommunications Commission or the relevant administrative body may impose sanctions on us, including fines and termination of the license. If we commit other infringements, we may also be sanctioned.

    The license may be terminated under certain circumstances, including:

    - the term has expired,

    - the technical conditions of our network under our Type C2 individual license are not adjusted to the National Assignment of Frequencies Plan and additional bandwidths cannot be awarded,

    - the license is revoked due to non-compliance with any of its conditions, and

    - the occurrence of certain events specified by the Spanish Public Procurement Law, including formal bankruptcy, suspension of payments, expropriation, breach of any key obligations or lack of capacity.

    OTHER LICENSES. On May 11, 2000, the Spanish Telecommunications Commission granted us a Type A individual license to provide fixed telephony services, available to the public, through the use of switch and transmission means, but without having the rights and obligations of holders of Type B and Type C individual licenses with respect to the construction or operation of the network. We have recently applied for the conversion of our Type A license into a Type B1 license for fixed line telephony services through fixed line public networks.

    Under the Type A individual license, we are allowed to provide fixed telephony services anywhere within the territory of Spain, as long as we have one point of interconnection in each of the provinces where we intend to provide service.

    The license is valid for 20 years, and may be extended by prior request to the Spanish Telecommunications Commission for 10 year periods up to a total term of 50 years.

    Under the Type A individual license, we will have the right, among other things, to:

    - obtain numbering resources,

    - offer call by call selection and, as of December 1, 2000, pre-selection,

    - interconnect with public networks, and

    - provide an access network to our customers by means of leased lines from public telecommunications network operations.

    Our obligations under our Type A individual license include, among others, the following:

    - to commence service within one year from the date the license was granted and to continue such service for at least four years from the grant date,

    - if we are the customer's selected operator, to transport calls effectively and efficiently, and

    - to pay an annual fee for assignment of numbering resources.

    Termination of the Type A license and sanctioning in the event of non-compliance with our obligations and conditions under the Type A license are generally triggered by the same events and have the same consequences as described above for termination and sanctioning under the Type C2 individual license.

    INDIRECT ACCESS TO LOCAL LOOP THROUGH ADSL TECHNOLOGY. An order approved by the MINISTERIO DE FOMENTO on March 26, 1999 regulates the conditions in which operators of public fixed telephony

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networks with significant market power will provide indirect access to the local loop through ADSL technology. This order and the relevant standard contract may allow Telefonica, the incumbent dominant operator, to withhold ADSL internet connection services from customers who switch from Telefonica to a different telephony provider.

    According to the ADSL order, the relationship between dominant operators and authorized operators is governed by a standard contract for the provision of indirect access to the local loop which was approved by the General Secretary for Communications on July 9, 1999.

    The Government Commission for Economic Affairs is entitled to prescribe temporary fixed, maximum and minimum prices to be charged by Telefonica to authorized operators for the provision of indirect access to the local loop. The Government Commission for Economic Affairs approved the applicable tariffs for the provision of indirect access to the local loop which will be in force until December 31, 2000, unless reviewed before that date.

    Telefonica is obliged to make available indirect access to the local loop through ADSL technology in its fixed telephony network in a progressive way. The first phase of Telefonica's coverage plan ends on December 31, 2000.

    INTERCONNECTION. Spanish law requires, as a general rule, the owners of public telecommunications networks to provide interconnection to other public telecommunications networks established in Spain and telephone services available to the public, the terms of which must be specified in an interconnection agreement. Interconnection agreements are subject to Spanish government regulations, including the Interconnection Decree dated July 30, 1998, and to the supervision of the Telecommunications Commission.

    The Interconnection Decree requires that Telefonica, as the dominant operator in the fixed line telephony market, present a reference interconnection offer to the Spanish Telecommunications Commission containing its proposed price terms. The purpose of the reference interconnection offer is to set out the general conditions and financial terms upon which Telefonica will interconnect with other operators. Interconnection services will be provided through points of interconnection, which are described in an interconnection agreement with Telefonica. The applicable legislation requires that the interconnection prices charged by Telefonica be cost-oriented.

    In October 1998, the MINISTERIO DE FOMENTO approved Telefonica's reference interconnection offer, with the revisions recommended by the Spanish Telecommunications Commission which included a decrease in the prices proposed by Telefonica. Telefonica has appealed the MINISTERIO DE FOMENTO'S decision to the AUDIENCIA NACIONAL, a Spanish national court. The appeal is still pending. The AUDIENCIA NACIONAL could take more than a year to decide on the merits of the case, but it has refused to suspend the new interconnection rates while the appeal is pending. Telefonica does have the right, however, to appeal the decision of the AUDIENCIA NACIONAL to not suspend the new interconnection rates while the appeal is pending.

    Telefonica may vary the conditions included in the reference interconnection offer in accordance with applicable law. It is required to provide amendments to the reference interconnection offer annually. The first amendment has already been approved by the Spanish Telecommunications Commission.

    The interconnection regulations prescribe a maximum four month negotiation period, starting on the date a request for negotiation for an interconnection agreement with Telefonica is made. We intend in the near future to begin negotiating an interconnection agreement with Telefonica.

    NUMBERING AND OPERATOR SELECTION. In order to provide telecommunications services, operators need to be allocated public numbering resources by the Spanish Telecommunications Commission. The Interconnection Decree addresses operator selection, which refers to the ability of the subscriber to

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select a given operator for all or certain calls. The operator to be used can be chosen ahead of time or on a call-by-call basis. The operator selected must transport the calls effectively and efficiently. The operator with significant market power (currently Telefonica) is required to set out procedures for the selection of operators before December 1, 2000. Call-by-call selection is already available on long-distance and certain mobile calls. On February 1, 2000, Telefonica was required to allow customer preselection of alternative telecommunication carriers for long-distance and certain mobile calls on all of its digital lines. Telefonica is required to set out procedures, prior to November 15, 2000, for call-by-call selection and preselection in lines connected to digital telephony stations for metropolitan calls.

    NUMBER PORTABILITY. Under the Interconnection Decree, subscribers will have the right to keep their existing telephone numbers when contracting for the same telecommunications services of a new provider. The General Law on Telecommunications further requires that fixed telecommunications network providers guarantee that existing telephone numbers be maintained and share the costs associated with this service. Number portability is available to fixed telephony service subscribers in certain cases.

    LICENSE PAYMENTS. Under applicable Spanish regulations, holders of individual licenses and general authorizations are required to make certain payments. Most importantly, they are required to pay an annual fee of 0.15% of gross revenue and, in the event of using the radio-electrical public domain, they have to pay an additional annual fee.

    TELEPHONY CUSTOMER CHARGES. Telephone operators (other than operators with significant market power) are generally free to fix customer charges. However, the Government Commission for Economic Affairs is entitled to prescribe, on a temporary basis, fixed maximum and/or minimum customer charges, or criteria for their establishment, taking into account the actual costs of the services rendered and the degree of competition existing in the markets. This Commission will also establish the customer charges for the services included in universal service and may also impose temporary surcharges above the interconnection rates in order to contribute to the financing of universal service until a national fund for universal service is established. We could be required to contribute to the financing of universal service.

    A Royal Decree-Law of October 1999 requires the establishment, with effect from August 1, 2000, of a new regulatory framework of maximum prices for the fixed telephony and leased lines services provided by Telefonica based on a model of maximum limits of annual prices (to be established using as a reference the annual changes in the consumer price index). The MINISTERIO DE ECONOMIA will approve the regulations necessary to implement this framework.

    ACCESS DEFICIT FUNDING. Telefonica has claimed compensation for the amount of its access network investment that it will now be unable to fully amortize, its "access deficit", under the new price structure, and the relevant authority has specifically indicated that it may recognize this claim. Under such circumstances the Government Commission for Economic Affairs may impose temporary surcharges above the interconnection rates to help fund Telefonica's "access deficit". Should it do so, we could be required to help fund this "access deficit".

    UNIVERSAL AND COMPULSORY SERVICES, AND PUBLIC SERVICE OBLIGATIONS. The General Law on Telecommunications, coupled with the Universal Service Decree, provides that operators with significant market power (and in certain cases, operators without it) may be requested to provide certain universal services and that all operators may be requested to provide compulsory services and to comply with other public service obligations according to the procedures established in the legislation.

    The Telecommunications Commission may determine that providing universal service imposes a competitive disadvantage on the telephony operators that provide these services, and that the net cost of these services should be allocated among certain operators. The Decree on Universal Service

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indicates that a national fund for universal service will be created and that the costs will eventually be allocated among certain operators on the basis of gross revenue.

    FOREIGN INVESTMENT RESTRICTIONS. Under the General Law on Telecommunications, legal entities or natural persons from an EU member state, or from other countries which have signed a relevant international agreement with Spain, may be granted a telecommunications individual license. Participation by non-EU individuals, legal entities domiciled out of the EU or legal entities having an EU domicile which are directly or indirectly controlled by non-EU individuals or by legal entities domiciled out of the EU in the share capital or assets of companies or other legal entities that hold telecommunications individual licenses may not exceed in the aggregate 25%, unless either such investment is permitted by international agreements executed with Spain or by specific authorization in cases where the non-EU state permits Spanish investments exceeding 25% in similar entities domiciled in such non-EU state. Upon request, the Spanish Government may authorize percentages of participation exceeding 25%.

    Special provisions may apply to foreign investments in entities carrying out telecommunications activities which entail the use of radio-electric public domain.

    Because Spain ratified the Fourth Protocol of the WTO General Agreement on Trade of Services (the "Telecoms Annex to GATS"), the approval of the Spanish Government is not required for non-Spanish persons or entities domiciled in a country which is a party to the Telecoms Annex to GATS to directly or indirectly control more than 25% of a licensed operator provided that said operator does not undertake telecommunications activities which are outside of the scope of the Telecoms Annex to GATS. Our current shareholders are exempt from the prohibition in the General Law on Telecommunications on foreign participation in licensed companies because the direct and indirect shareholders of FirstMark Comunicaciones Espana, S.L. are domiciled in countries that are parties to the Telecoms Annex to GATS.

SWITZERLAND

    REGULATORY FRAMEWORK. The Telecommunications Act went into effect on January 1, 1998, together with ordinances containing more detailed regulations pertaining to telecommunications services, frequency management, allocation of numbering resources, terminal equipment and license fees. The Telecommunications Act provides for full liberalization of the Swiss telecommunications market as of January 1, 1998, in a manner broadly similar to that adopted by neighboring EU states, although Switzerland is not a member of the EU.

    WIRELESS LOCAL LOOP. We successfully bid for a national license to provide wireless local loop services and, for this purpose, to use a frequency block of 28 MHz in the 3.5 gigahertz band. We paid the full bidding price, which was $109.7 million, and the license was issued on June 5, 2000. We also successfully bid for four regional wireless local loop licenses, namely for Geneva, Zurich, Basel and Berne, and final licenses are also scheduled to be issued in summer 2000. We have also registered our interest in an additional four regions.

    At least one applicant has filed two lawsuits challenging certain procedural aspects of the licensing procedures. While the regulator recently stated that these lawsuits have been withdrawn, there can be no assurance that other lawsuits will not be filed in the future, particularly challenging the orders of the regulator granting the licenses to the successful applicants.

    According to the invitation to tender, the licenses will contain an obligation to commence commercial services with at least one hub within one year of the granting of the license. Failure to meet this or other obligations under the license or the relevant Swiss legislation could result in various administrative sanctions, including the revocation of the license. In addition,
Article 10 of the Swiss

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Federal Statute on Telecommunications provides that any telecommunications license may be amended if prevailing public interest so requires.

    OTHER LICENSES. As with any fixed network telecommunications service, a license for the provision of DSL services is only required if the provider operates its own installations to a substantial degree. Otherwise (i.e., if the services are substantially provided over a third party network), a mere notification to the Federal Office of Communications, or "OFCOM", is sufficient.

    A telecommunications provider offering services which do not involve the use of frequency spectrum such as DSL is entitled to obtain a license for such services. If the provider at issue already holds a Swiss telecommunications license, usually no new license will be issued; rather, the existing license will be amended by adding DSL to the list of services contained in the annex to such license. The time required for the granting of a new fixed net service license is usually two to three months; the mere amendment of an existing license may be accomplished within a shorter period of time. A notification of services by a provider without its own substantial network installations is usually registered and confirmed by OFCOM within three to four weeks.

    It is currently unclear whether network owners are required to offer unbundled access to their copper wires, in particular on the "last mile", which would be necessary for the offering of DSL services by providers other than the network owner. An interconnection complaint against Swisscom AG, the former incumbent dominant operator which still holds a DE FACTO monopoly in the area of last mile connections, regarding this question is currently pending before the Swiss Communications Commission, or ComCom, the principal regulator of the Swiss telecommunications market. ComCom, which already indicated that it favors unbundled access, is expected to issue a decision sometime in 2000; however, such decision will still be subject to appeal to the Federal Court.

    INTERCONNECTION. The relevant regulatory rules require each telecommunications service provider offering services which are included in the universal service definition, such as the transmission of speech in real time and data transmission at low transfer rates, to offer interconnection to all other providers of telecommunications services. If a provider is considered to be market-dominant, as is still the case with Swisscom, the incumbent dominant operator, that provider has to offer interconnection at cost-based prices.

UNITED KINGDOM

    REGULATORY FRAMEWORK. The Telecommunications Act of 1984, as amended, provides a licensing and regulatory framework for telecommunications activities in the United Kingdom. The Wireless Telegraphy Act of 1949, as amended by the Wireless Telegraphy Act of 1998, provides a licensing and regulatory framework for the installation and operation of radio equipment in the U.K.

    The Secretary of State for Trade and Industry at the Department of Trade and Industry, or DTI, is responsible for granting licenses under the Telecommunications Act and the Wireless Telegraphy Act. The Director General of the Office of Telecommunications, or OFTEL, is responsible for enforcing the terms of such Telecommunications Act licenses and the Radiocommunications Agency, an executive agency of DTI, is responsible for administration, allocation, and enforcement of the terms of such Wireless Telegraphy Act licenses.

    The grant of an individual license to operate a telecommunications network to any applicant will be considered by the DTI and OFTEL who will assess whether the applicant has a reasonable business plan and the necessary financial resources and whether there are no other overriding considerations against the grant of a license. Many telecommunications systems are authorized by class licenses, which give general authority to provide such services, subject to meeting the conditions of the license.

    The operation of a telecommunication system in the United Kingdom requires a license granted under the Telecommunications Act. Under English law, there are two principal types of licenses,

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individual licenses and class licenses. In order to provide all of our products and services, we must obtain an individual license authorizing the connection of the systems run under the license to systems outside of the U.K. We will apply for the appropriate individual license prior to the launch of our service in the U.K.

    WIRELESS LOCAL LOOP. The provision of a wireless local loop network in the U.K. requires a license to run a telecommunication system as well as an individual license to install and operate radio equipment. We plan to apply for frequency licenses in the U.K. when the opportunity arises.

    In July 1999, the United Kingdom government issued a consultation document entitled "Wireless In the Information Age" dealing with the provision of spectrum for broadband fixed wireless access. The document dealt with the two frequencies that appeared to them to offer the greatest opportunities for new services, i.e. 40.5-43.5 gigahertz and 27.5-29.5 gigahertz. As a result of this consultation document, the government announced in January 2000 that it will be making radio spectrum licenses available for broadband fixed wireless services in two releases. We have been informed that the 28 gigahertz license will be released, by auction, in September 2000. This license, because of the limited bandwidth, may be more suitable for small business use. Details of the license package and format are due to be announced shortly.

    The Radiocommunications Agency has stated that the 40 gigahertz license is likely to be released, at the earliest, in late October or early November 2000. The government will undergo a consultation to decide whether an auction or competitive process is more appropriate to award the license, and indeed when the license should be awarded. They are not certain, due to technical and planning issues involved, whether it is sensible to award this license at this time, and question whether the industry is ready for this frequency to be awarded. Due to the large amount of bandwidth, this license will probably be for residential use.

    In November 1999, the United Kingdom government issued a consultation document on 3.4 gigahertz fixed wireless access spectrum. The consultation document was issued as a result of the existing holder of the spectrum going into receivership. Since such holder owned both the 3.4 and some 10 gigahertz spectrum, these licenses were returned to the government. A consultation is due on the 10 gigahertz spectrum and this is expected later this summer. The 3.4 gigahertz spectrum is a Ministry of Defense spectrum to which the Radiocommunications Agency (a government body) has negotiated civil access. This spectrum will most likely be awarded by way of a competitive process. It is uncertain when the 10 gigahertz spectrum will be awarded. The Radiocommunications Agency states that the government intends to award both of these licenses by the end of December 2000. The 3.4 gigahertz license is intended to be awarded on a national basis (covering England, Wales and Scotland). The 10 gigahertz license is not envisaged to cover Scotland, although the position may change. Notwithstanding the bandwidth constraints, the government does not intend to restrict the type of service provided within the
3.4 gigahertz spectrum. This will be made more clear when the "explanatory memorandum" is issued, which is expected later this summer.

    OTHER LICENSES. The type of license required for the use of a fiber network will depend on the nature of the services to be provided and how they are provided. A company which uses fiber capacity leased from a licensed third party to provide telecommunications services may do so under a telecommunications services class license provided that the services are not provided to more than 20 premises.

    The provision of DSL as a technology would not, in itself, impose any licensing requirements in addition to those that would otherwise apply in relation to the service providers system.

    Following an industry consultation last year, OFTEL has directed British Telecommunications plc, the incumbent dominant operator, referred to as BT, to permit other operators access to its copper

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local network for the purpose of providing higher bandwidth services. OFTEL has determined that this access is to be provided by requiring BT to:

    - introduce DSL technology in the United Kingdom on a phased basis determined at its own discretion and provide other operators with access to DSL services on terms which do not unfairly discriminate between operators; and

    - make its copper local network available to other operators (at a cost-based price) and allow them to install their own DSL equipment in BT's exchanges so as to provide DSL services to their customers.

    The first option involves lower investment costs for the operator. Pursuant to the second option, operators need to build out their networks to all the exchanges from which they intend to provide services. This option allows operators to introduce new technologies without having to wait for BT to introduce them; however, it would involve higher investment costs for the operator.

    BT has already launched a range of wholesale DSL services available to service providers to re-sell (aimed at residential customers and small businesses). As of the end of June 2000, these services are available in Belfast, Edinburgh, Glasgow, Newcastle, Leeds, Manchester, Birmingham, Coventry, Cambridge, Milton Keynes, Cardiff and London.

    OFTEL has determined that BT must make its copper local network available to other operators and allow them to install their own DSL equipment as soon as is reasonably practicable, but no later than the end of July 2001. OFTEL and the United Kingdom government are encouraging BT to implement unbundling by the end of 2000. The implementation of this involves a number of key stages against which a timetable has evolved as follows:

    - BT began trials of DSL services with 14 operators in January 2000

    - With effect from August 8, 2000, BT's licence was amended to require it to provide access to its local loop and related services

    - On August 2, 2000, BT released information on the availability of co-location space in its exchanges together with the terms and conditions applicable to co-location, external tie-circuits and other relevant services

    - Applicants for co-location, external tie-circuits and other relevant services can be submitted to BT from September 1, 2000

    - Applications made to BT up to December 2000 are expected to be met by BT by June 2001 at the latest with unbundled loops to be made available by July 2001

    INTERCONNECTION. The EU Interconnection Directive (1997) required member states to implement a regulatory regime which requires certain operators to provide interconnection services to other qualifying operators.

    In the U.K., operators who are deemed by OFTEL to have interconnection status have the right to interconnect to the extent reasonably necessary for the provision of its services with other operators with the same status.

    Operators with market influence (being a position of strength in a relevant market), including in respect of some services BT, are prohibited from exercising undue discrimination between operators in the provision of interconnection services. As a result, BT generally provides interconnection services under standard terms and conditions. If qualifying operators are unable to reach agreement on the terms of interconnection, the matter may be referred by either party to OFTEL which has the power to determine and impose interconnection conditions, such as interconnection rates.

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OTHER COUNTRIES

    We may operate in a number of countries, including Austria, Denmark, Ireland and the Netherlands.

    WIRELESS LOCAL LOOP.

    - In Austria, we plan to submit an application for licenses for frequencies and frequency blocks for the operation of wireless local loop networks. The allocation of frequencies and frequency blocks will be determined by auction.

    - We plan to apply for wireless local loop frequencies in Denmark. Applications for wireless local loop frequencies in Denmark must be submitted before September 2000 and it is expected that licenses will be issued in December 2000.

    - We intend to apply for a license to operate wireless local loop networks in Ireland when frequencies become available.

    - A license is required for the acquisition of wireless local loop frequencies in the Netherlands. We expect that an auction for Dutch frequencies will take place in the autumn of 2000.

    DSL.

    - In Austria, we received a license for the public offer of leased lines by means of an owner-operated fixed network on December 20, 1999. On July 2, 1999, the Austrian regulatory authority set forth the general terms and conditions for interconnection with Telekom Austria AG, the incumbent dominant operator in Austria.

    - In Denmark, the provision of public telecommunications services and the operation of fixed public networks does not require a license.

    - We may apply for a general telecommunications license (to provide telecommunications networks and services, including voice telephony, to the general public) in Ireland.

    - In the Netherlands, all public services that do not require the use of frequencies, including the installation and provision of public telecommunications networks, may be provided pursuant to registration. We are preparing our registration for DSL, which will be sent to the Dutch regulatory authority.

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
                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    Our directors, executive officers and other significant employees are set forth below. Officers are appointed by our board of directors and serve at its discretion.

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
Lynn Forester.............................     46      Co-Chairman of the Board of Directors
                                                       (non-executive)

Michael J. Price..........................     43      Co-Chairman of the Board of Directors
                                                       (non-executive)

Timothy Samples...........................     42      Chief Executive Officer and Director

Donal Byrne...............................     34      Chief Marketing Officer

Keith Cornell.............................     43      Senior Vice President of Business
                                                       Development

Raj K. De Datta...........................     25      Senior Vice President of Strategic
                                                       Development

Dieter Finke..............................     46      Executive Vice President; Executive Vice
                                                       President of LambdaNet and Chief Executive
                                                       Officer and President of FirstMark Germany

Robert Koenig.............................     51      Senior Vice President and Chief Financial
                                                       Officer

Michael Taylor............................     44      Senior Vice President and General Counsel

Victor Bischoff...........................     53      Director

Juan Luis Cebrian.........................     55      Director

Edward A. Gilhuly.........................     40      Director

Alan E. Goldberg..........................     45      Director

Francois Jaclot...........................     50      Director

David C. Lee..............................     34      Director

Sir Evelyn de Rothschild..................     68      Director

Lawrence B. Sorrel........................     41      Director

Barry S. Volpert..........................     40      Director

Helmut Werner.............................     63      Director

    LYNN FORESTER. Ms. Forester has served as a director of the company or its predecessor since July 1998. She also served as Co-Chief Executive Officer of the company since 1998 until the appointment of Tim Samples as Chief Executive Officer in February 2000. She now acts as Co-Chairman of the board of directors. She has also served as Co-Chief Executive Officer of FirstMark Communications International L.L.C. since June 1998 and as Chief Executive Officer of FirstMark Holdings, Inc. since 1984. Ms. Forester served as Chairman and Chief Executive Officer of TPI Communications International, Inc. from 1989 to December 1994. Ms. Forester served as an Executive Vice President for Development for Metromedia Telecommunications Inc. from 1985 to 1989. Ms. Forester served as an Associate with Simpson, Thacher & Bartlett from 1980 to 1984. In 1993,
Ms. Forester was appointed

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
by President Clinton to the U.S. National Information Infrastructure Advisory Council, and in 1994 was elected a Global Leader of Tomorrow by the Davos World Economic Forum. She currently serves as a director of Next Level Communications, Inc. From February 1995 to January 2000, Ms. Forester was a director of General Instrument Corporation and its predecessors, and from March 1997 to July 1999 she was a director of Gulfstream Aerospace Corporation.

    MICHAEL J. PRICE. Mr. Price has served as a director of the company or its predecessor since July 1998. He also served as Co-Chief Executive Officer of the company until the appointment of Tim Samples as Chief Executive Officer in February 2000. He now acts as Co-Chairman of the board of directors. He has also served as Co-Chief Executive Officer of FirstMark Communications International L.L.C. since June 1998. Mr. Price founded and served as head of the Telecommunication and Technology Group of Lazard Freres from 1987 to 1998.
Mr. Price also served on the Banking Committee, the Principal Oversight Committee and the Venture Capital Committee at Lazard. Mr. Price served as an Associate at Morgan Stanley from 1984 to 1987 and as an analyst at Morgan Stanley from 1979 to 1981. Mr. Price was a founding investor in Firefly, Inc. and Avidia Systems, personalization software and ADSL solutions providers. He currently sits on the boards of Amdocs Limited, SpectraSite Communications, Inc., and People PC, Inc.

    TIMOTHY SAMPLES. Mr. Samples has served as our Chief Executive Officer, President since February 2000 and a director since April 2000. Mr. Samples served as Managing Director of One2One from September 1997 to February 2000.
Mr. Samples held the position of Vice President of Domestic Wireless Operations and Investments for US West Media Group (MediaOne) from June 1996. Prior to this, Mr. Samples was Vice President and General Manager of the southwest region of US West NewVector.

    DONAL BYRNE. Mr. Byrne has served as Chief Marketing Officer since September 1999. Prior to joining FirstMark Communications Europe, Mr. Byrne was Senior Vice President of Corporate Marketing for Fore Systems. Mr. Byrne was the Co-Founder and Vice President of Marketing and Production Management for Berkeley Networks, a start-up company specializing in high speed IP switching from 1996 to 1998. Prior to this, Mr. Bryne worked for Bay Networks as the Chief Architect for the Enterprise Business Unit.

    KEITH CORNELL. Mr. Cornell has served as Senior Vice President of Business Development since September 1999. Prior to joining FirstMark Communications Europe, Mr. Cornell was Vice President of International Operations for AirTouch Europe. Mr. Cornell served on the board of Europolitan from 1997 to 1998.
Mr. Cornell held the position of Managing Director, Corporate Development for AirTouch Communications, where he was responsible for corporate development activities in Europe, India, and in 1997, the AirTouch Band B License Applications in Brazil.

    RAJ K. DE DATTA. Mr. De Datta has served as Senior Vice President of Strategic Development since April 1998. Prior to joining our company, Mr. De Datta served as an investment banker at Lazard Freres & Co. in the Global Telecommunications and Technology Group. During 1995, Mr. De Datta served as a hardware systems design engineer with AT&T Bell Labs designing mid-sized PBXs.

    DR. DIETER FINKE. Dr. Finke has served as Executive Vice President of FirstMark, Executive Vice President of LambdaNet and Chief Executive Officer and President of FirstMark Germany. Dr. Finke held the position of Chief Executive Officer of LambdaNet Communications GmbH from its formation in April 1999 to November 1999. Dr. Finke held the position of Managing Director at HanseNet Transportnetz Gesellschaft (HTG), Hamburg from 1998 to 1999. Dr. Finke served as Director of Network Build at o.tel.o Communications from 1997 to 1998. Between 1995 and 1997 Dr. Finke served as Director of Transport Network at o.tel.o. From 1986 to 1995 Dr. Finke served as a Collaborator at Philips Kommunikations Industrie (PKI) from 1986 to 1995. In his last few years at PKI, Dr. Finke served as Director of Product Management where he was responsible for the specification, launching and supply of all PDH and SDH equipment.

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
    ROBERT KOENIG. Mr. Koenig has served as Senior Vice President and Chief Financial Officer since April 2000. Prior to joining FirstMark Communications Europe, Mr. Koenig served as Chief Financial Officer of One2One from May 1997 to March 2000 during which time he served on the boards of One2One and Virgin Mobile. Prior to this, Mr. Koenig served as Chief Financial Officer of US WEST NewVector and as Executive Director of US WEST Communications.

    MICHAEL TAYLOR. Mr. Taylor has served as Senior Vice President and General Counsel since April 1999. Prior to joining FirstMark Communications Europe,
Mr. Taylor was Deputy General Counsel for ICO Global Communications, a global satellite mobile service provider. Mr. Taylor had been Director of Legal Affairs in ACC Long Distance Ltd., the first operator to receive an International Simple Resale license in the UK, and he held a high-level post in Mercury Communications, BT's main competitor in Britain.

    VICTOR BISCHOFF. Mr. Bischoff has served as a director of the company since May 2000. He has served as a member of and the chairman of the World Online supervisory board since September 1999. Mr. Bischoff is a member of the board of directors of the Citco Group and vice-chairman of the board of directors of BB Biotech AG in Schaffhausen. Mr. Bischoff served as vice-president of
Citibank N.A. from 1980 to 1986. He was Chief Financial Officer of Sandoz AG in Basel from 1987 to 1993. He is part of the executive board of Sandoz Fondation de Famille.

    JUAN LUIS CEBRIAN. Mr. Cebrian has served as a director of the company since June 2000. He serves as Chief Executive Officer of Grupo PRISA, Spain's extensive media organization and owner of the country's largest newspaper, El Pais, and largest radio network, SER. In 1996, he received the Medal for Freedom of Speech from the Franklin Delano Roosevelt Four Freedoms Foundation of New York and a Medal of Honor from the University of Missouri. Mr. Cebrian was Chairman of the International Press Institute from May 1986 to May 1988.

    EDWARD A. GILHULY. Mr. Gilhuly has served as a director of the company since June 2000. He has been an executive of KKR since 1986 and is Managing Director of Kohlberg Kravis Roberts & Co Ltd., KKR's London based affiliate.
Mr. Gilhuly is a member of the board of directors of Owens-Illinois, Inc., Layne Christensen Company, Medcath Inc., Wincor Nixdorf GmbH & Co., Tenovis Holding GmbH and Wengen Acquisition PLC.

    ALAN E. GOLDBERG. Mr. Goldberg has served as a director of the company since June 2000. He serves as Chairman and Chief Executive Officer of Morgan Stanley Dean Witter Private Equity, the private equity business of Morgan Stanley Dean Witter & Co., and its affiliate Morgan Stanley Dean Witter Capital Partners. He has been a Managing Director of Morgan Stanley & Co. Incorporated since January 1988. Mr. Goldberg also serves as a director of Allegiance Telecom Inc., Catalytica, Inc., Equant N.V., Smurfit-Stone Container Corporation and several privately held companies. He was elected vice president in 1984 and in July 1984 participated in the formation of Morgan Stanley's private equity business. Mr. Goldberg joined Morgan Stanley Dean Witter in 1979.

    FRANCOIS JACLOT. Mr. Jaclot has served as a director of the company since May 2000. He serves as Vice Chairman of the Executive Board of Suez Lyonnaise des Eaux. He has been a member of the Executive Board since 1997. He is Director of Societe Generale de Belgique, GTM, Sita, TPS, M6, Paris Premiere, Coflcem and Suez Industrie. He is chairman of FirstMark Communications France and of Lyonnaise Communications. In 1996, he was Executive Vice President of Compagnie de Suez. From 1994 to 1996, he served as managing partner of Demachy Worms & Compagnie. He was as Executive Vice President of Lafarge Coppee Group from 1987 to 1994, Chief Executive Officer of Lafarge Corporation (North America) from 1988 to 1991 and Executive Vice President and Chief Financial Officer of Lafarge Coppee from 1990 to 1994. During 1982 to 1987, Mr. Jaclot held several positions with Credit National including advisor to senior management and Senior Vice President in charge of the Equity department. Before joining Credit National, Mr. Jaclot served in the French Ministry of Finance acting as an inspector of Finances from 1978 to 1982.

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
    DAVID C. LEE. Mr. Lee has served as a director of the company since January 2000. He has been a Managing Director of Sandler Capital Management since 1999. Prior to joining Sandler Capital, he was a Managing Director at Lazard Freres & Co. LLC, where he worked on a range of advisory and financial assignments with a special emphasis in the communications sector. Mr. Lee is a director of Young Broadcasting Inc., Telscape International Inc., Infocrossing, Inc. and Jobline International AB, and several privately held companies.

    SIR EVELYN DE ROTHSCHILD. Sir Evelyn de Rothschild has served as a director of the company since January 2000. He is a director of NM Rothschild & Sons Limited, of which he has been chairman since July 1976. He is also a director of The Telegraph plc.

    LAWRENCE B. SORREL. Mr. Sorrel has served as a director of the company since June 2000. He is a General Partner of Welsh, Carson, Anderson & Stowe
(WCAS), having joined WCAS in 1998, and is a managing member or general partner of the respective sole general partners of Welsh, Carson, Anderson & Stowe VIII and IX, L.P.s and other associated investment partnerships. Prior to joining WCAS, Mr. Sorrel spent 12 years at Morgan Stanley Dean Witter & Co. where he was a Managing Director and senior executive in its private equity investment business. Mr. Sorrel is Chairman of the board of directors of SpectraSite Holdings, and is a director of Select Medical Corp., Emmis Communications, Westminster Healthcare Ltd., Valor Telecommunications, LLC, Winstar Communications and CFW Communications.

    BARRY S. VOLPERT. Mr. Volpert has served as a director of the company since June 2000. He is a Managing Director of Goldman Sachs International and is head of the Merchant Banking Division in Europe and head of Principal Investment Area in Asia. The Merchant Banking Division is the firm's exclusive investment vehicle for long-term private equity investments in companies and real estate worldwide. Mr. Volpert is a member of the Investment Committee and Whitehall Real Estate Investment Committee, which oversees all of the firm's corporate and real estate funds. He joined Goldman, Sachs & Co. in 1986 in New York, became a Vice President in 1990 and was elected a General Partner in 1994 and a Managing Director in 1996. He has spent his entire career at Goldman Sachs in the private equity business. In addition to his current responsibilities, he has been responsible for the firm's investments in distressed securities, distressed real estate and mezzanine investments over the past 11 years. He transferred to London in November 1997. Mr. Volpert serves as a director of Elifin S.A., IDB Holdings Corp., Rockefeller Center Properties, Inc., Trillium Investments
G.P. Ltd., Westminster Healthcare Ltd. and Wincor-Nixdorf.

    HELMUT WERNER. Mr. Werner has served as a director of the company since May 2000. He is Chairman of the Supervisory Board of the EXPO 2000 Hannover GmbH. He is also Chairman of the Supervisory Board of mg technologies ag as well as member of the Supervisory Boards of Alcatel (Paris), BASF AG, Ernst & Young Deutsche Allgemeine Treuhand AG WPGes, Gerling-Konzern Versicherungs-Betellungs AG and Aktiebolaget SKF in Sweden. Mr. Werner was appointed Deputy President of Mercedez-Benz AG in 1989 and served as Chairman of the Board of Management from May 1993 to February 1997. He was a member of the Board of Management of Continental Gummi-Werke AG, Hanover from 1979 to 1981 and Chairman of the company from 1982 to 1987. Mr. Werner served on the Board of Management of Daimler-Benz AG from November 1987 to February 1997 and was the European General Product Manager of Uniroyal GmbH from 1970 to 1979.

    The directors will be grouped into three separate classes. The first group of directors will serve for three years, the second group will serve for four years and the third group will serve for five years. After the initial term, the directors will have terms of three years. The directors set forth above have not yet been allocated to any group. The procedure for nomination and agreements between the existing stockholders on the nominations is described in "Summary of Material Agreements--Stockholders Agreement" and "Description of Share Capital."

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
KEY EMPLOYEES

    The following are additional key employees of our company:

GERMANY:

    See biography of Dr. Dieter Finke above.

FRANCE:

    THIERRY MILEO. Mr. Mileo has held the position of Chief Executive Officer of FirstMark Communications France since November 1999. Prior to joining FirstMark, Mr. Mileo was Telecommunications Market Manager of ATOS. Previously he joined the Bouygues Group in 1995 where he served as Director of Strategy and External Affairs at Bouygues Telecom. Between 1993 and 1994 he was Adviser to the French Minister of Communications, and from 1992 to 1993 he served as Deputy Director in charge of International and Industrial Affairs in the Post and Telecommunications Ministry. Between 1994 and 1996, Mr. Mileo also chaired the Information Society Committee at the French Prime Minister's Economic Planning Commission.

    VINCENT TEISSIER. Mr. Teissier has served as Managing Director of LambdaNet Communications France since January 2000. Mr. Teissier held the position of Product Manager and Interconnection Manager at 9 Telecom between 1997 and 1999. From 1995 to 1997, Mr. Teissier held the position of Technical Manager for the Transport Network at o.tel.o. Between 1992 and 1995, Mr. Teissier served as Product Manager for transport networks at Philips Kommunikations Industrie
(PKI).

SPAIN:

    JOSE FERNANDEZ LIZARAN. Mr. Fernandez Lizaran has held the position of Managing Director General of FirstMark Communications Spain since July 16, 1999. Between 1996 and 1999, Mr. Fernandez Lizaran served as General Manager of Ericsson Radio in Spain. In 1995, Mr. Fernandez Lizaran founded Informatica y Telecomunicaciones, developing various projects for operators, distributors and manufacturers. Between 1991 and 1995, Mr. Fernandez Lizaran served as General Manager of the Cometa Project. From 1985 Mr. Fernandez Lizaran held the position of Commercial Director of IBM Spain and prior to this he held various positions within IBM Europe.

    LUIS RODRIGUEZ LESCURE. Mr. Rodriguez Lescure has held the position of Chief Operations Officer of FirstMark Communications Spain since July 16, 1999. Prior to joining FirstMark, Mr. Rodriguez Lescure served as Director of Planning for Retevision Voice and Data Services, responsible for designing and developing Retevision's network, systems, international link up and marketing projects. Between 1998 and 1999, Mr. Rodriguez Lescure took part in a number of telecommunication projects as an independent consultant.

LUXEMBOURG:

    PETER SODERMANS. Mr. Sodermans has served as Managing Director of FirstMark Communications Luxembourg since November 1999. In 1998, Mr. Sodermans founded Direct Telecom, a Luxembourg-based independent voice-traffic telecoms operator. In November 1999, we purchased a controlling interest in Direct Telecom. Between 1995 and 1998, Mr. Sodermans held the position of regional Sales Manager of Swatch Telecom for the Benelux countries.

UNITED KINGDOM AND SWITZERLAND:

    WILLIAM JONES. Mr. Jones has served as Chief Executive Officer of FirstMark UK and interim Chief Executive Officer for FirstMark Switzerland since
April 2000. Prior to joining FirstMark, he was Managing Director of MCI International (UK), Director of Western European Operations of Motorola

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Cellular Infrastructure Group, and had a series of senior management positions with Cable and Wireless plc globally and Plessey plc. Mr. Jones has been a director of telecommunications businesses in 14 countries, and has managed businesses in over 10 countries and on a pan-European basis.

ITALY:

    DARIO CASSINELLI. Mr. Cassinelli has held the position of Managing Director for FirstMark Communications Italia since August 2000. Prior to joining FirstMark Italy, Mr. Cassinelli was a private consultant with various telecommunications and internet technology companies since the second half of 1999. He was Managing Director and General Manager of Compaq Computer, Milan from 1997 until the second half of 1999. Between 1995 and 1997, Mr. Cassinelli served as Regional Managing Director of Cabletion Systems, Milan.

COMMITTEES OF THE BOARD

    Prior to this offering, we will establish an Audit and Risk Management Committee, all of the members of which will be non-employee directors. The committee members will be independent as required under the Nasdaq listing rules. The Audit and Risk Management Committee will be responsible for recommending to our board of directors the engagement of our independent auditors and reviewing with our independent auditors the conduct and results of the audits, our internal accounting controls, audit practices and the professional services furnished by our independent auditors.

    In addition, we will establish an Executive Committee which will exercise all authority of the board of directors in the day-to-day management of the company between meetings of the board of directors. The board of directors will also delegate to the Executive Committee authority to approve other matters within prescribed limits.

    We also plan to establish a Compensation Committee. Among other responsibilities, our Compensation Committee will be responsible for the general compensation plans and policies of the company and will review and approve all compensation agreements for senior officers.

EXECUTIVE COMPENSATION

    The table below summarizes information concerning the compensation we paid during the year ended December 31, 1999 to our former Co-Chief Executive Officers, Chief Executive Officer and the four other most highly paid executive officers who earned more than $100,000 during such period.

                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                             -------------------------------------           AWARDS            ALL OTHER
                                                      OTHER ANNUAL   SECURITIES UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION  SALARY ($)   BONUS ($)   COMPENSATION      OPTIONS/SARS (#)          ($)
---------------------------  ----------   ---------   ------------   ----------------------   ------------
Lynn Forester--former Co-
  Chief Executive
  Officer(1)...............         --          --            --                                      --
Michael J. Price--former
  Co-Chief Executive
  Officer(1)...............         --          --            --                                      --
Timothy Samples--Chief
  Executive Officer........         --          --            --                                      --
Raj K. De Datta--Senior
  Vice President of
  Strategic
  Development(2)...........         --          --            --                                      --
Dieter Finke--Executive
  Vice President(3)........    215,578          --            --                                      --
Michael Taylor--Senior Vice
  President and General
  Counsel..................    124,000      28,170            --                                      --

------------------------

(1) Lynn Forester and Michael J. Price acted as Co-Chief Executive Officers prior to the appointment of Timothy Samples in February 2000. Upon
    Mr. Samples' appointment, Ms. Forester and Mr. Price remained as co-chairmen of the board of directors but are no longer acting after that date as executive officers of the company. Neither Ms. Forester nor Mr. Price received a salary from the company or any of its subsidiaries. Pursuant to an arrangement between the company and FirstMark Communications International LLC, which is indirectly controlled jointly by Ms. Forester and Mr. Price, FirstMark Communications International provided certain corporate advisory services to the company on a cost plus basis. For 1999, these payments aggregated to $1.86 million.

(2) Raj K. De Datta receives a salary from FirstMark Holdings LLC, an indirect stockholder of the company. Mr. De Datta provides services to the company pursuant to the services agreement discussed above in Note 1. In 1999, the company indirectly reimbursed FirstMark Holdings for $163,770, reflecting an allocation of his salary and benefits.

(3) $114,130 of the compensation earned by Dieter Finke for 1999 was deferred until 2000.

OPTION GRANTS IN FISCAL 1999

    The following table sets forth information regarding options to purchase shares granted during the year ended December 31, 1999 to each of the named executive officers, including the potential realizable value over the term of the options, based on assumed, annually compounded rates of share value appreciation. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate of future share prices. Actual gains, if any, on share option exercises will depend on the future performance of our shares. The 1999 plan authorizes our board of directors to grant options at an exercise price equal to or below the fair market value of our shares on the date of grant. No share appreciation rights were granted to these individuals during the year.

                                                     INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                                   ------------------------------------------------------             VALUE AT
                                      NUMBER        PERCENT OF                                 ASSUMED ANNUAL RATES OF
                                   OF SECURITIES   TOTAL OPTIONS                            SHARE PRICE APPRECIATION FOR
                                    UNDERLYING      GRANTED TO     EXERCISE                          OPTION TERM
                                      OPTIONS        EMPLOYEES       PRICE     EXPIRATION   -----------------------------
NAME                                  GRANTED         IN 1999      ($/SHARE)      DATE           5%              10%
----                               -------------   -------------   ---------   ----------   -------------   -------------
                                                                   $                        $               $
Lynn Forester....................        --              --           --              --            --              --
Michael J. Price.................        --              --           --              --            --              --
Timothy Samples..................        --              --           --              --            --              --
Raj K. De Datta..................        --              --           --              --            --              --
Dieter Finke.....................        --              --           --              --            --              --
Michael Taylor...................                       1.8%                     4/19/09             6              11
                                                        6.7%                     4/19/09        30,250          60,500

AGGREGATE OPTION EXERCISES IN 1999 AND FISCAL YEAR-END OPTION VALUES

    The table below sets forth information concerning the number and hypothetical value of unexercised in-the-money options held by the named
executive officers as of       , 2000. This table is presented solely for
purposes of complying with the SEC rules and does not necessarily reflect the amounts the optionees will actually receive upon any sale of the shares acquired upon exercise of the options.

    There was no public market for the shares as of       , 2000. The values of
the unexercised in-the-money options at       , 2000 have been calculated using
a price of $           per share, the fair market value of the shares as of
      , 2000, as determined by the board of directors on the basis of its assessment of our prospects, financial condition and results of operations as of that date, less the aggregate exercise price.

                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                 OPTIONS AT FISCAL YEAR-END    OPTIONS AT FISCAL YEAR-END
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
                                                                               $             $
Lynn Forester..................................          --              --           --              --
Michael J. Price...............................          --              --           --              --
Timothy Samples................................          --              --           --              --
Raj K. De Datta................................          --              --           --              --
Dieter Finke...................................          --              --           --              --
Michael Taylor.................................                                  429,333         715,555

THE 1999 STOCK OPTION PLAN

    The following is a summary description of the 1999 Stock Option Plan. This summary description is qualified in its entirety by the plan.

    On December 1, 1999, we adopted the 1999 Stock Option Plan. Since this plan
was adopted, options over       shares of our common stock with a par value of
$1.50 have been granted to eligible employees. No new options will be granted under this plan, and any future option grants will be made under a new stock option plan as described below.

    All of our subsidiaries' directors and employees have been eligible to be granted options at the discretion of the board of directors. In the majority of cases, the vesting terms have provided for options to vest cumulatively over a four year period, with 1/16 of the grant vesting at the end of each three month period over the three year period following the first anniversary of the date the option holder commenced employment with us or one of our subsidiaries.

    Options will not normally be exercisable until the first to occur of a sale or a public offering. On a sale, accelerated vesting will apply so that options may be exercised in full. Alternatively, option holders may be required to surrender their existing options in consideration of the grant to them of new and equivalent rights over shares in the acquiring company.

    On a public offering, vesting will continue to be determined according to the original vesting terms. In connection with a public offering, the board of directors may require option holders to enter into lock-up provisions under which, during a defined period, they will be bound not to sell, lend, charge, grant any options for the purchase of or otherwise dispose of the shares acquired on exercise of their options.

    Exercise in circumstances other than on a sale or a public offering is only permitted at the discretion of the board of directors. The board of directors may require the option holder to enter into repurchase rights in favor of the company if such early exercise is sanctioned. No occasions of early exercise have arisen to date.

    Options will lapse on the first to occur of the following main events:

    (a) the tenth anniversary of the date of grant,

    (b) the interruption or termination of an option holder's period of service,

    (c) any breach by an option holder of confidentiality and post termination covenants under his/her employment agreement,

    (d) 30 days after the occurrence of a sale,

    (e) the bankruptcy of the option holder,

    (f) death of the option holder, and

    (g) the date specified by the company in the event of early exercise due to a sale or a public offering.

    In compliance with the stockholders' agreement, no option may be granted on any date if the aggregate number of shares to be issued upon its exercised, when aggregated with the number of shares then issued and the number of shares capable of being issued, would exceed 23,188 (subject to adjustment for changes in capitalization).

    On the occurrence of any relevant capital event, including a capitalisation issue, or any sub-division, reduction or consolidation of our issued share capital, options may be adjusted by the board of directors to ensure they retain their original value to the option holder.

    The board of directors shall administer this plan acting on our behalf, and the board of director's decisions on all disputes shall be final. The board of directors may amend the terms of this plan at any time, provided that except with the approval of the members of the company in general meeting, no amendment to the material advantage of option holders may be made. Also, no amendment may be made which would adversely affect the subsisting rights or option holders unless approved by a 75% majority of them as a class.

    Option holders will be required to indemnify any group company in respect of any tax or social security liability arising on the exercise of their options, and shall enter into appropriate arrangements for the making of tax withholdings according to the applicable tax laws.

THE 2000 STOCK OPTION PLAN

    On       2000, we adopted the 2000 Stock Option Plan. The 2000 Stock Option
Plan provides for the granting of stock options to our or our subsidiaries' employees, officers, consultants and directors.

    The following is a summary description of the 2000 Stock Option Plan. This summary description is qualified in its entirety by the plan which is filed as an exhibit to this registration statement, of which this prospectus is a part.

OVERVIEW

    The 2000 Stock Option Plan provides eligible individuals with an opportunity to purchase shares of our common stock. The purpose of the plan is to attract and retain the best available personnel and to incentivize them to promote the success of our business.

ADMINISTRATION

    The 2000 Stock Option Plan will be administered by the board of directors of the company or a committee of independent directors appointed by the board.

    Generally, the board of directors or the committee will:

    - select those persons to whom options will be granted, and

    - determine the terms and conditions of options, including the purchase price per share and the vesting provisions.

SHARES SUBJECT TO THE 2000 STOCK OPTION PLAN

    The maximum number of shares available for the granting of options under the
2000 Stock Option Plan is               , as adjusted for stock splits and other
changes in capitalization (as that term is defined in the 2000 Stock Option
Plan). The maximum number of shares that may be granted to each eligible
individual in any calendar year is   , as adjusted for stock splits and other
changes in capitalization. If an option expires, is surrendered pursuant to an option exchange program, or is otherwise terminated without having been exercised in full, the shares allocated to the expired, surrendered or otherwise terminated option may again become available for grant or sale under the 2000 Stock Option Plan.

    The per share exercise price of any option will be fixed by the board of directors or committee at the time the option is granted. The per share exercise price of any stock option may be less than 100% of the fair market value on the date the option is granted. Each option is exercisable at such dates and in such installments as determined by the board of directors or committee. Each option will be for a term determined by the board of directors or committee, but no longer than 10 years.

    Options will not be transferable except by will, the laws of descent or distribution, pursuant to a domestic relations order or if the stock option agreement between the company and the relevant option holder provides, to members of the option holder's immediate family, to trusts solely for the benefit of such immediate family member and to partnerships in which such family members and/or trusts are the only partners.

    The purchase price for shares acquired pursuant to the exercise of an option must be paid in full at the same time as the option is exercised. The purchase price may be paid in cash, or as otherwise specified in the terms of the grant.

TERMINATION OF EMPLOYMENT

    Each stock option agreement will set forth the terms and conditions applicable to the option upon termination of the option holder's employment. In the absence of a specified time in the stock option agreement, all vested options shall remain exercisable for three months following the option holder's termination. If the option holder does not exercise his or her option in the specified time, the option shall terminate.

INCOME TAX WITHHOLDING

    When an option holder recognizes taxable income in connection with the receipt of shares under the 2000 Stock Option Plan, the option holder must pay us an amount equal to any taxes and other amounts as may be required by law to be withheld by us prior to the issuance of shares. If permitted by the terms of the stock option grant in satisfaction of the obligation to pay withholding taxes, the option holder may elect to have withheld a portion of the shares then issuable to him or her having an aggregate fair market value equal to the withholding taxes.

ADJUSTMENT UPON CHANGE IN CAPITALIZATION

    In the event of a change in capitalization, there will be an adjustment to the maximum number and class of shares or other stock or securities with respect to which options may be granted under the 2000 Stock Option Plan to any eligible individual in any calendar year and the number and class of shares or other stock or securities which are subject to outstanding options and the purchase price covered by each outstanding option.

MULTIPLE AGREEMENTS

    The terms of each option may differ from other options granted under the 2000 Stock Option Plan at the same time, or at some other time. The terms of each option granted under the 2000 Stock Option Plan will be set forth in an agreement between the company and the option holder.

AMENDMENT AND TERMINATION

    The 2000 Stock Option Plan terminates on the day preceding the tenth anniversary of its adoption. The board may at any time and from time to time amend, alter, suspend or terminate the plan. However, no such amendment, alteration, suspension or termination may adversely alter any outstanding options without the consent of the option holder. In addition, amendments may require shareholder approval to the extent necessary under applicable law.

EMPLOYMENT AGREEMENTS

    Some of our executive officers have employment contracts with FirstMark Communications Services Europe Limited, our wholly owned subsidiary which is referred to as Services Ltd. in this prospectus. Services Ltd. will assign these executive officers to act in their various capacities with FirstMark as part of the service arrangements between Services Ltd. and FirstMark.

TIMOTHY SAMPLES

    On May 11, 2000, Services Ltd., our wholly owned subsidiary, entered into an employment agreement with Timothy Samples to serve as President and Chief Executive Officer of Services Ltd., which commenced on February 2, 2000.
Mr. Samples' agreement continues year to year, provided that Services Ltd. or Mr. Samples may terminate at any time by giving the other party six months' written notice.

    Pursuant to the agreement, Mr. Samples will receive an annual base salary of L200,000 and an annual bonus targeted to be 100% of Mr. Samples' base salary.

    The agreement provides that if Services Ltd. terminates Mr. Samples without "cause," or Mr. Samples terminates for "good reason" within three years from May 11, 2000, Services Ltd. will pay Mr. Samples one year's base pay and a bonus equal to the prior year's bonus, or if there is no prior year bonus, an amount equal to 100% of Mr. Samples' base salary. If within two years after a "change in control" Mr. Samples is terminated without "cause" or he terminates for "good reason" Services Ltd. will pay Mr. Samples two years base pay and two years bonus. The bonus component of the severance payment after a change in control will be equal to the greater of the prior year's bonus or Mr. Samples' greatest bonus paid in any of the last three years prior to the year in which the change in control occurs. For purposes of Mr. Samples' employment agreement and stock option agreement, a change in control generally occurs where any person or entity becomes the beneficial owner of equity interests representing more than 50% of the voting power of all outstanding equity securities of FirstMark, FirstMark consummates a merger which results in the stockholders of FirstMark immediately prior to the merger ceasing to own equity interests representing more than 50% of the voting power of all outstanding equity securities of the resulting or surviving entity or its parent entity, or FirstMark sells all or substantially all of its consolidated assets.

    Pursuant to the agreement, Mr. Samples agreed that for a period of 12 months after termination he would not:

    - be engaged as a director, officer, employee or consultant in any concern which directly or indirectly, is in competition with any aspects of Services Ltd.'s business in any jurisdiction in which Services Ltd. operates, or intends to operate or apply for a wireless local loop or DSL license,

    - solicit or entice away any person who is or was, at the date of Mr. Samples' termination, employed by Services Ltd. who is in a senior managerial, technical, supervisory sales or marketing capacity, or

    - solicit any customer of Services Ltd. to terminate or modify adversely its business relationship with Services Ltd.

    If Mr. Samples should become ill or incapacitated, subject to providing satisfactory medical evidence, Services Ltd. will continue to pay his salary. If Mr. Samples' absences aggregate to 16 weeks in any 52 consecutive weeks, Services Ltd. may terminate his employment by written notice within 28 days of the end of the 16 weeks and will pay Mr. Samples a sum equal to one year's salary from the date of termination reduced by the amount of any statutory sick pay payable to him.

    On May 11, 2000, FirstMark entered into a stock option agreement with Mr. Samples for services rendered to us granting Mr. Samples:

    - options to purchase 1,136 shares of common stock at an exercise price of $4,401 per share,

    - options to purchase 1,136 shares of common stock at an exercise price of $8,803 per share,

    - options to purchase 1,136 shares of common stock at an exercise price of $26,408 per share, and

    - options to purchase 1,136 shares of common stock at an exercise price of $44,014 per share.

    20% of these stock options vest on February 2, 2001, and a further 20% vest on that date in each subsequent year until 2005, provided Mr. Samples remains employed by Services Ltd. In the event Services Ltd. terminates Mr. Samples without "cause" or Mr. Samples terminates for good reason:

    - on or before two years from February 2, 2000, an additional 40% of the aggregate number of options originally granted will become vested,

    - after two years, but prior to four years from February 2, 2000, 80% of the aggregate number of options originally granted will be vested, or

    - on or after four years from February 2, 2000, 100% of the aggregate number of options originally granted will be vested.

    An option is only exercisable on:

    - the occurrence of, or with our consent, immediately prior to the occurrence of a change in control, in which event vesting of the right to exercise the option will be accelerated so it can be exercised in full, and

    - the occurrence of an initial public offering, in which event vesting of the right to exercise the option will continue according to the original vesting schedule.

    If an acquiring company obtains effective majority voting control of FirstMark, all or a portion of the options will be surrendered by Mr. Samples in consideration of the grant to him of new options. The terms of the new options issued will reflect the terms set forth in the agreement. A change in control will not affect the rights of Mr. Samples to exercise options, and any new options obtained will immediately and fully vest.

    The options lapse and cease to be exercisable on the first of the following events to occur:

    - the 10th anniversary of the date of the grant,

    - 90 days after the termination of Mr. Samples' employment with Services Ltd. other than for "cause" or good reason, or by reason of his death or disability, or two years after termination in the case of a termination for "good reason" following a change in control or termination other than for "cause" after a change in control,

    - the termination of Mr. Samples' employment with Services Ltd., by Services Ltd. for "cause" or by Mr. Samples without "good reason",

    - the date specified by FirstMark in the event of the early exercise of the option, or

    - one year after the termination of employment with Services Ltd. by reason of the death or disability of Mr. Samples.

    On May 11, 2000, we loaned Mr. Samples $1,000,000 with the principal balance to be paid in five annual payments in the amount of $200,000, with the first installment payment due and payable on February 2, 2001, and each of the next four installment payments due and payable on each succeeding February 2. The promissory note does not bear interest. All amounts are due and payable immediately in the event that Mr. Samples is terminated by Services Ltd. for cause or terminates his employment other than for "good reason," or, subject to "forgiveness," one year after termination of employment for any other reason. If Mr. Samples continues to be President and Chief Executive Officer of
Services Ltd., we will forgive the installment payment due and payable and treat the forgiveness as compensation to Mr. Samples. Upon a change in control, we will forgive any remaining installment payments and treat the forgiveness as compensation to Mr. Samples.

ROBERT KOENIG

    On April 1, 2000, Services Ltd. entered into an employment agreement with Mr. Koenig to serve as Chief Financial Officer of Services Ltd. The agreement continues year to year, or until Mr. Koenig reaches 60 years of age, provided, that Services Ltd. or Mr. Koenig may terminate at any time by giving the other party twelve months' written notice.

    Pursuant to the agreement, Mr. Koenig will receive an annual base salary of L150,000, and is eligible for a bonus of up to 50% of his salary.

    On April 1, 2000, Mr. Koenig received options to purchase 615 shares of common stock at a subscription price of $5,000 per share. The grant and exercise of the stock options is subject to, and governed by, the 1999 stock option plan. The stock options will vest in equal 1/16 amounts every three months over a period of four years from the date of the agreement.

    Mr. Koenig has also agreed to a 12 month non-compete and non-solicitation with Services Ltd. and associated companies. He has also agreed to a confidentiality clause which prohibits him from disclosing confidential business information without our permission. This restriction lasts for an indefinite period after termination of employment.

    On April 1, 2000, we loaned $500,000 to Mr. Koenig with the principal balance to be paid in five annual payments in the amount of $100,000, with the first installment payment due and payable on April 1, 2001, and each of the next four installment payments due and payable on each succeeding April 1. All amounts are due and payable immediately in the event that Mr. Koenig is terminated by Services Ltd. for "cause" or terminates his employment other than for "good reason", or, subject to "forgiveness," one year after termination of employment for any other reason. If Mr. Koenig continues to be Chief Financial Officer of Services Ltd., we will forgive the installment payment due and payable and treat the forgiveness as compensation to Mr. Koenig. The promissory note will bear interest at a rate per annum equal to 6% compounded annually.

MICHAEL TAYLOR

    On April 19, 1999, FirstMark entered into an employment agreement with Michael Taylor to serve as Vice President and General Counsel. This agreement was assigned to Services Ltd. The agreement continues year to year, provided that Services Ltd. or Mr. Taylor may terminate at any time by giving the other party three months' written notice.

    Pursuant to the agreement, Mr. Taylor received an annual base salary of L110,000 and annualized bonus of L25,000 for 1999 pro rated from April 19, 1999 to December 31, 1999. After December 31, 1999 he will receive an annual salary of L131,000 and no bonus.

    Mr. Taylor received an option to subscribe for 75 shares of our common stock at a subscription price per share of $1.50, and 275 shares of Class A common stock at a subscription price per share of $2,200. The option is exercisable in accordance with the terms of the stock option plan. The stock options will vest in equal 1/16 amounts every three months over a period of four years from April 19, 2000.

    Mr. Taylor is subject to a 12 month non-compete provision which prohibits him from working for a competitor company and a non-solicitation provision which prohibits him from hiring any of our customers or our employees for a period of 12 months. He has also agreed to a confidentiality clause which prohibits him from disclosing confidential business information without our permission. This restriction lasts for an indefinite period after termination of employment.

KEITH CORNELL

    On September 27, 1999, Services Ltd. entered into an employment agreement with Mr. Cornell to serve as Senior Vice President of Business Development of Services Ltd. Mr. Cornell's employment will continue for a fixed period of 24 months from September 27, 1999 and, thereafter may terminate at any time by giving the other party 12 months' written notice. Mr. Cornell's employment may be terminated by the company for gross misconduct or upon payment in full of all amounts payable to Mr. Cornell for the lifetime of the agreement.

    Pursuant to the agreement, Mr. Cornell will receive an annual base salary of [EURO]200,000. Mr. Cornell is entitled to receive a reimbursement of relocation cost of up to L20,000.

    Mr. Cornell received an option to subscribe for 150 shares of our Class A common stock at a subscription price of $1.50 per share, and options to subscribe for 650 shares of Class A common stock at $2,200 per share. The option is exercisable in accordance with the terms of the 1999 stock option plan. The first stock options will vest in equal 1/8 amounts every three months over a two-year period from September 27, 1999, and the grant of second set of stock options will vest in equal 1/16 amounts every three months over a period of four years from September 27, 1999.

    Mr. Cornell is subject to a 12 month non-compete provision which prohibits him from working for a competitor company and a non-solicitation provision which prohibits him from hiring any of our suppliers, customers or our employees for a period of 12 months. He has also agreed to a confidentiality clause which prohibits him from disclosing confidential business information without our permission. This restriction lasts for an indefinite period after termination of employment.

    The agreement terminates upon Mr. Cornell reaching 60 years of age.

DONAL BYRNE

    On September 13, 1999, FirstMark entered into an employment agreement with Mr. Byrne to serve as Senior Vice President of Marketing and Strategy.

    Mr. Byrne will receive an annual base salary of [EURO]200,000.

    Mr. Byrne received an option to subscribe for 400 shares of our Class A common stock at a subscription price of $1.50 per share, and options to subscribe for 650 shares of Class A common stock at a subscription price of $2,200 per share. The grant of stock options are subject to, and governed by the stock option plan. The first set of stock options will vest in equal 1/8 amounts every three months over a period of two years from September 13, 1999, and the second set of stock options will vest in equal 1/16 amounts every three months over a period of four years from September 13, 1999.

    Within one year from September 13, 1999, at our discretion, Mr. Byrne will be considered for a further grant to purchase 500 shares of common stock at the then current market value.

    Mr. Byrne is subject to a non-compete provision which restricts his ability to work for a competitor company in a senior position for a specified time. During the first year of Mr. Byrne's employment, the non-compete lasts for 12 months following termination and decreases as he is employed with us for longer periods. This non-compete clause does not apply if there has been a change in control or if Mr. Byrne's employment was terminated without cause. Mr. Byrne is also subject to a non-solicitation provision which prohibits him from hiring any of our suppliers, customers or our employees. This restriction lasts for the same period as the non-compete provision. Mr. Byrne has also agreed to a confidentiality clause which prohibits him from disclosing confidential business information without our permission. This restriction lasts for an indefinite period after termination of employment.

RAJ K. DE DATTA

    On June 29, 1999 and effective as of June 29, 1998, FirstMark Holdings L.L.C. entered into an employment agreement with Mr. De Datta to serve as Senior Vice President of Strategic Development for the period commencing on June 29, 1998 and ending on April 1, 2002. Pursuant to the agreement, Mr. De Datta will receive an annual base salary of $200,000.

    Mr. De Datta is subject to a non-compete agreement which prohibits him from working for a competitor company, either as an employee or consultant, or engaging in any business which competes in our field for a period of two years after he is no longer employed with us. Mr. De Datta is also subject to a non-solicitation provision which prohibits him from hiring or otherwise interfering with any of our employees for the same period as the non-compete provision. Mr. De Datta has also agreed to a confidentiality clause which prohibits him from disclosing confidential business information without our permission. This restriction lasts for an indefinite period after termination of employment.

    Under the services agreement, FirstMark Communications International also agreed that for so long as he is employed by FirstMark Communications International or any of its affiliates, FirstMark Communications International will make Mr. De Datta available to serve as an executive of the company. Mr. De Datta's annual salary and bonus is included in the expenses taken into account for purposes of payments to FirstMark Communications International under the services agreement.

DR. DIETER FINKE

    On April 30, 1999, FirstMark entered into a Managing Director Agreement with Dr. Dieter Finke to provide services to LambdaNet, formerly known as CCG Carriers' Carrier Gesellschaft mbH. Dr. Finke's employment term is for five years and may be terminated by either party earlier with the notice period provided by law.

    Pursuant to the agreement, Dr. Finke serves as chief managing director and will receive an annual fixed gross income of [EURO]200,000, with a minimum annual increase of 5% per year, and an annual variable bonus of up to DM 60,000 pro rata payable by March 1 of the year after the end of the year to which it relates.

    In addition, Dr. Finke will be provided with a car. Dr. Finke is entitled to participate in any other employee benefit programs maintained for similarly situated employees.

    Dr. Finke is obligated to comply with the confidentiality agreement and to keep confidential all business matters and business secrets.

    The agreement terminates upon Dr. Finke reaching 65 years of age.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Prior to the establishment of the Compensation Committee, compensation decisions were made by the board of directors, including Ms. Forester and Mr. Price, executive officers of FirstMark. After its establishment, the Compensation Committee will generally be responsible for executive compensation decisions. No executive officer of FirstMark will serve as a director or member of the Compensation Committee of any other entity whose executive officers serve as a director or member of our Compensation Committee.

COMPENSATION OF DIRECTORS

    We will reimburse members of the board for their reasonable out-of-pocket expenses incurred in connection with attending board meetings. In addition, we maintain directors' and officers' liability insurance. Members of the board of directors may receive grants of stock options, but do not receive any cash compensation for serving as directors.

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                             CERTAIN RELATIONSHIPS

    From time to time, our employees provide services to companies that are affiliated companies and employees of affiliated companies provide services to us. We receive compensation from and pay compensation to these companies, as applicable, based on an allocation of that employee's costs. For 1998 and 1999 these amounts were de minimus.

    Prior to April 1, 2000, we reimbursed FirstMark Communications International, one of our largest shareholders, for services provided to us on a cost plus basis. For 1999, these payments aggregated $1.86 million.

    On June 15, 2000, we entered into a services agreement with FirstMark Communications International LLC, an indirect stockholder of the company, that governs services provided by Lynn Forester and Michael J. Price, our co-chairmen of the board of directors, Raj K. De Datta, one of our executive officers, and other individuals to us from April 1, 2000. Ms. Forester and Mr. Price control FirstMark Communications International. FirstMark Communications International provides certain corporate advisory services to the company and receives a monthly fee of $750,000, which is intended to compensate FirstMark Communications International for expenses fairly and reasonably incurred on behalf of us and our subsidiaries plus a profit margin consistent with margins charged within the FirstMark group for intercompany services (expected to be approximately 7.5%). On or prior to April 1 of each year, there will be an annual review of the actual expenses of FirstMark Communications International and an adjustment will be made to determine whether the payments received by FirstMark Communications International for the preceding 12-month period were greater or less than the actual costs incurred by FirstMark Communications International that are allocable to services to us and our subsidiaries, plus the appropriate margin. The agreement terminates on March 31, 2003 but will be automatically extended each year for an additional year if written notice is not given by either party 90 days before the end of the term. FirstMark Communications International currently pays each of Ms. Forester and Mr. Price an annual salary of $500,000, which is included in the expenses taken into account for purposes of payments to FirstMark Communications International under the services agreement. Under the services agreement, we indemnify FirstMark Communications International and its officers, directors, employees and agents in connection with actions or proceedings arising out of the agreement. Ms. Forester and Mr. Price receive no other salary or remuneration from us.

    Ms. Forester and Mr. Price have each entered into non-competition agreements with us. Under the agreements, until the second anniversary of either of them no longer being an affiliate or an executive officer of an affiliate to the company, each of them has agreed directly or indirectly, not to engage in any business that competes with any business or line of business of any member of our affiliated group in Europe or interfere with or otherwise disrupt the relationship between us and any vendor, supplier or client; provided, however, that this shall not prohibit either of them from merely owning (x) up to 5% of the equity securities of one or more publicly traded companies, (y) up to 10% of the equity securities of one or more privately-held companies, or (z) any equity securities received upon the merger, consolidation or sale of the company (or our successor) or any entity through which either of them directly or indirectly holds an equity interest in the company (or our successor) or any disposition of equity securities of any of the foregoing entities, in each case to the extent that such merger, consolidation, sale or other disposition is permitted under the stockholders agreement.

    Moreover, during this period, neither of Ms. Forester or Mr. Price may hire directly or indirectly any person who, to their knowledge, was an officer of the company or our subsidiaries (or of FirstMark Holdings if such officer has performed substantial services for us) within 180 days prior to the time such officer was hired by either Ms. Forester or Mr. Price.

    On March 31, 2000, we entered into an agreement with FirstMark Communications Latin America L.L.C. for the provision of certain advisory services in connection with the development of our respective telecommunications businesses in Europe and Latin America. FirstMark Holdings LLC, an

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indirect shareholder of ours, holds a controlling interest in FirstMark Latin
America. Under the agreement, each of us has agreed to provide:

    - services related to the implementation of technical, scientific and engineering systems,

    - financial, legal, administrative, marketing and regulatory support services, and

    - advisory services based on our respective relationships with customers, suppliers, consultants and regulatory bodies.

    All requests for services are subject to the prior approval of a committee of the board of directors of the company requested to provide such services. Neither of us is required to provide any services where this committee determines it is contrary to the best interests of the relevant company. We and FirstMark Latin America will invoice each other for the fair market value of these services.

    The agreement will terminate after five years unless terminated by for cause or in the event of a change in control of either company.

    From time to time we have borrowed from our stockholders to finance our operations. As of March 31, 2000, the outstanding amount under these loans totaled $2,581,587. In May 2000, we issued 466 shares of Series F convertible preferred stock to FirstMark Communications International L.L.C., one of our largest stockholders, in cancellation of $2,330,000 in loans held by FirstMark Communications International.

    We and FirstMark Communications International anticipate entering into an agreement under which FirstMark Communications International will acknowledge our right to the trademark "FirstMark" and other related trademarks in Europe and we will acknowledge their right to these trademarks outside of Europe.

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                         SUMMARY OF MATERIAL AGREEMENTS

STOCKHOLDERS AGREEMENT

    The following summarizes the stockholders agreement among most of our existing stockholders which is being amended prior to this offering.

    VETO RIGHTS. Under the stockholders agreement, the stockholders that are party to the stockholders agreement have agreed that a majority of the shares held among the group of investors referred to in this section as lead investors and consisting of Welsh, Carson, Anderson & Stowe, Kohlberg Kravis Roberts & Co., Morgan Stanley Dean Witter Capital Partners, Goldman Sachs, ABN AMRO, and a group of French investors, including Suez Lyonnaise Des Eaux, S.A., Montaigne Participations et Gestion, S.A., Francarep, S.A., BNP Europe Telecom and Media Fund II L.P. and Natio Vie Developpement 3, FCPR must provide their written consent before the following actions may take place

(1) the consolidation, merger or acquisition of control of FirstMark, any sale of all or substantially all of our assets and any liquidation or dissolution of FirstMark, and

(2) any submission or application by us to obtain or acquire a material license, other than the existing application in France, involving more than $20 million in build out requirements, license fees or performance bond obligations in any individual case, or more than $100 million in the aggregate.

    The right to approve transactions in paragraph (1) above expires on the earlier of May 30, 2004 or the first date the lead investors have realized aggregate net cash proceeds in respect of their shares equal to the price paid for such shares. The right to approve transactions in paragraph (2) above expires on the earlier of the second anniversary of the consummation of this offering or the date on which we have raised an aggregate of $500 million in net aggregate proceeds of long term high yield debt and/or equity capital, including the proceeds of this offering.

    TAG ALONG RIGHTS. If FirstMark Communications International L.L.C., FirstMark Communications International II L.L.C. and FirstMark Holdings L.L.C. or any of their permitted transferees (the "FirstMark Stockholders") proposes to sell, transfer or otherwise dispose any of our shares in a private, off-market transaction to a nonaffiliate, then the other stockholders who are parties to the stockholders' agreement have a right to participate in this transaction on a proportional basis. If any of the lead investors or their permitted transferees propose to sell, transfer or dispose any of our securities held by it in a private, off-market transaction to a nonaffiliate, the other lead investors will have the right to participate in this transaction on a proportional basis. After the lead investors have realized net cash (or equivalent) proceeds from the transfer of equity securities, other than to permitted transferees, equal to at least 50 percent of the purchase price of equity securities purchased from us (approximately $207.9 million), if any of the lead investors proposes to sell, transfer or otherwise dispose of any of our securities in a private, off-market transaction to a nonaffiliate, then FirstMark Communications International and its affiliates will have the right to participate in this transaction on a proportional basis.

    RESTRICTIONS ON TRANSFER. Subject to certain exceptions, until the second anniversary of the date of the consummation of this offering, none of FirstMark, FirstMark Holdings, the FirstMark Stockholders, Lynn Forester, Michael J. Price or any of their permitted transferees may

    - sell, transfer or otherwise dispose, directly or indirectly, any of our shares,

    - directly or indirectly effect the sale of FirstMark Holdings, FirstMark Communications International or any other entity through which Ms. Forester, Mr. Price or their permitted transferees indirectly or directly own an equity interest of FirstMark,

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    - directly or indirectly authorize or effect a disposal of all or substantially all of the assets of FirstMark Holdings, FirstMark Communications International or any other entity through which Ms. Forester, Mr. Price or their permitted transferees indirectly or directly own an equity interest of FirstMark,

    - voluntarily liquidate, dissolve or wind up its affairs, or

    - effect a public offering of securities of FirstMark Holdings, FirstMark Communications International or any other entity through which Ms. Forester, Mr. Price or their permitted transferees indirectly or directly own an equity interest of FirstMark.

    If Lynn Forester, Michael J. Price, their permitted transferees or any entity through which Ms. Forester or Mr. Price beneficially own any of our equity securities receives a cash or noncash dividend with respect to direct or indirect equity interests of FirstMark held by such individuals or entities as a result of a merger, consolidation, recapitalization, sale of equity interests other than in connection with certain financings, sale of assets, extraordinary dividend, redemption, repurchase of equity interests or similar transaction, then Ms. Forester and Mr. Price will offer to the lead investors the opportunity to participate in this transaction on the same economic terms as Ms. Forester, Mr. Price or their relevant affiliate in proportion to their equity interest in FirstMark.

    BOARD NOMINEES. The stockholders who are party to the stockholders agreement have agreed with the company that the company will nominate persons designated by the stockholders for election as directors. These nominees would then be up for election at the general stockholders' meeting together with any other nominees. These stockholders have agreed that the FirstMark Shareholders will designate six nominees. Each of Welsh, Carson, Anderson & Stowe, Kohlberg Kravis Roberts, Morgan Stanley Dean Witter Capital Partners, Goldman Sachs, Sandler Capital Partners, World Online and the French investors will designate one nominee to the board of directors. This agreement is subject to specific ownership thresholds being maintained by these stockholders.

    ADDITIONAL INVESTMENTS. We have agreed to provide the lead investors with the opportunity to purchase shares of our common stock in a private placement at the time of this offering at this offering price. Lead investors that participate will be entitled to purchase in aggregate an amount not to exceed 20 percent of the number of shares offered in this offering plus the number of shares in the private placement.

REGISTRATION RIGHTS AGREEMENT

    We have agreed to register the shares of the stockholders who are a party to the stockholders agreement with the Securities and Exchange Commission upon written request, subject to certain restrictions and limitations. In addition, upon the written request of any of these shareholders, we have agreed to include their shares in future registration statements with respect to offerings of our securities unless the inclusion of such shares would affect the marketability of the offering in the opinion of the managing underwriter. In connection with these registration statements, we have agreed to indemnify the selling stockholders for certain losses other than those losses arising out of information provided by such stockholders.

JOINT VENTURE AGREEMENTS

PARTNERS AGREEMENT DATED NOVEMBER 18, 1999 BETWEEN THE PARTNERS OF FIRSTMARK COMUNICACIONES ESPANA, S.L. ("FIRSTMARK SPAIN")

    We formed a joint venture, FirstMark Spain, to construct, deploy, market and operate a telecommunications local-loop access system in Spain. FirstMark Spain was awarded licenses to conduct wireless local loop services on April 18, 2000. We currently hold a 35% ownership interest in FirstMark Spain. The other partners hold the following ownership interests:

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    - Promotora de Informaciones ("Prisa") owns 17.5%,

    - Inmobiliaria Aztlan ("Telmex") owns 17.5%,

    - Informatica El Corte Ingles ("Corte Ingles") owns 12.02%,

    - Omega Capital owns 5%,

    - Diario de Burgos owns 1.49%,

    - Caja de Ahorros de Salamanca y Soria (Grupo Duero) owns 3.99%,

    - Caja de Ahorros y Monte de Piedad de Zaragoza, Aragon y Rioja (Ibercaja) owns 2.5%,

    - Caja de Ahorros Provincial San Fernando de Sevilla y Jerez owns 2.5%, and

    - Monte de Piedad y Caja de Ahorros de Huelva y Sevilla owns 2.5%.

    The partners agreement sets forth the following principal provisions which govern the relationship among the parties.

    CAPITAL CONTRIBUTIONS. To the extent the joint venture is financed through capital contributions, the partners have agreed to contribute such capital pro rata to their respective ownership interest in FirstMark Spain. Failure of any partner to contribute any required additional capital shall result in the pro rata dilution of the shares held by such partner.

    PREEMPTIVE RIGHTS. Each of the partners has a preferential subscription right to purchase new shares issued by FirstMark Spain to maintain its proportionate interest. This right may be waived for certain issuances, including in connection with a public offering of FirstMark or FirstMark Spain.

    GOVERNANCE. There are twelve members on the board of directors. FirstMark has the right to elect four directors so long as we hold at least 5% of the shares. A majority of the directors present or represented shall constitute a quorum at all meetings of the board of directors.

    Resolutions affecting FirstMark Spain are adopted by a majority vote of the partners present or represented and/or by approval of a majority of the board of directors. Some resolutions, however, require the approval of FirstMark, Prisa, Telmex and Corte Ingles, and the directors elected by each of them, so long as each of these partners hold at least 5% of the share capital of FirstMark Spain. In addition, some resolutions, such as a waiver of the preferential subscription right, an increase in capital stock of FirstMark Spain, the transfer of stock to an affiliate or a distribution of dividends, require the vote of at least 70% of the voting capital and/or the approval of 66% of the directors. These resolutions include the waiver of preferential subscription rights, increase of FirstMark Spain's share capital or distribution of dividends.

    EXCHANGE RIGHTS. The partners have a right to exchange their interests in FirstMark Spain for shares of our common stock in connection with this offering, in connection with a sale of 50% of our outstanding common stock or after November 18, 2004. The number of shares of our common stock issuable upon the exchange is set forth in a formula based on the progress of FirstMark Spain relative to our overall progress. Based on discussions with these partners, we do not expect that our partners will elect to exchange their interests in connection with an initial public offering completed in 2000.

    TRANSFER RESTRICTIONS. Transfers of interests in FirstMark Spain are subject to restrictions, including:

    - no transfers within one year from the date of awarding our licenses;

    - no transfers within two to four years from the date of awarding our licenses without consent of the relevant Spanish authorities, except for transfers to other partners which do not exceed 15% of FirstMark Spain's capital; and

    - transfers to third parties are subject to the prior offer of such shares to FirstMark and to the other partners upon FirstMark's refusal.

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SHAREHOLDERS AGREEMENT DATED JANUARY 21, 2000 BETWEEN THE SHAREHOLDERS OF
FIRSTMARK
COMMUNICATIONS FRANCE SAS ("FIRSTMARK FRANCE")

    We have formed a subsidiary, FirstMark France, which was thereafter converted into a joint venture, to construct, deploy, market and operate a telecommunications local-loop access system in France. We hold a 34% ownership interest in FirstMark France. The other shareholders hold the following ownership interests:

    - Suez Lyonnaise des Eaux owns 18%,

    - Groupe Arnault owns 18%,

    - Rallye owns 10%,

    - Ponthieu Ventures owns 10%, and

    - Banque Pour L'Expansion Industrielle, BNP Europe Telecom and Media Fund II L.P., and Natio Vie Developpement, FCPR collectively own 10%.

    The shareholders agreement sets forth the following principal provisions which govern the relationship among shareholders.

    CAPITAL CONTRIBUTIONS. To the extent the joint venture is financed through capital contributions, the shareholders have agreed to contribute such capital pro rata to their respective ownership interest in FirstMark France, not to exceed [EURO] 250 million on an aggregate basis. If a shareholder fails to contribute its share of required capital contributions, the other shareholders may acquire all or any portion of the shares of such shareholder. The shareholders may decide to increase the capital contributions required to an amount over and above [EURO] 250 million with the objection or abstention of no more than one member of the board of directors. Failure of any shareholder to contribute additional capital contributions over [EURO] 250 million shall result in the pro rata dilution of the shares held by this shareholder.

    PREEMPTIVE RIGHTS. Each of the shareholders has a preferential subscription right to purchase new shares issued by FirstMark France to maintain its proportionate interest. This right is waivable for issuances such as for new shareholders.

    GOVERNANCE. There are eleven members on the board of directors. FirstMark has the right to elect four directors so long as it owns more than 20% but no greater than 34% of the shares. The number of directors FirstMark may elect will decrease if our ownership interest falls below 20% and increase if our ownership interest rises above 34%. Two-thirds of the directors present or represented shall constitute a quorum at all board meetings.

    Resolutions affecting FirstMark France are adopted by a majority vote of the directors present or represented. Resolutions of the meeting of shareholders which by law require a qualified majority, however, shall be adopted by a proposal of the directors with the objection or abstention of a maximum of two members of the board of directors. In addition, some resolutions may not be approved unless passed by the objection or abstention of a maximum of two, or one, director(s), as specified in the shareholders agreement, including the incurrence of debt by FirstMark France greater than [EURO]10 million or the termination or modification of any license or technical agreement where FirstMark France is a party.

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    TRANSFER RESTRICTIONS.  The shareholders may not transfer any of their shares or interests in FirstMark France prior to FirstMark France's obtaining a license. Transfers after receiving a license are subject to restrictions, including:

    - no transfers within thirty months from the date of awarding of the earliest license;

    - no transfers within five years from the date of awarding of the earliest licenses, except for transfers to other shareholders that do not exceed 50% of the transferring shareholder's initial participation in the share capital of FirstMark France and which do not exceed 5% of FirstMark France's capital;

    - transfers to third parties are subject to the prior offer of such shares to FirstMark and to the other shareholders upon FirstMark's refusal; and

    - transfers by FirstMark to any third parties are subject to a tag-along provision giving other shareholders the right to offer a proportionate amount of their shares in such transfer.

    VOLUNTARY CONVERSION. Upon notice by FirstMark to the shareholders of the execution of an agreement for the sale of any shares of FirstMark which would result in the failure of the current shareholders of FirstMark to continue directly or indirectly to control FirstMark, the shareholders have the option to exchange all of their shares in FirstMark France for a number of shares of common equity securities of FirstMark, based on the fair market value of FirstMark and FirstMark France at the date of the exercise of the option to exchange the shares. In a sale pursuant to the foregoing provision, a shareholder who exchanged their shares in FirstMark France for shares of FirstMark shall have a tag-along right on the same financial terms as us in respect of all their FirstMark shares.

    If FirstMark does give notice of the execution of an agreement for the sale of its shares (including in connection with this offering), within five years of the granting of the earliest award of any of the licenses, each shareholder shall have the option to exchange all of their shares in FirstMark France for shares of FirstMark or require that FirstMark purchase all of their shares of FirstMark France. The shareholders must give FirstMark thirty days written notice of its election to either convert its shares or require repurchase of the shares by FirstMark. The FirstMark France shares may be exchanged or repurchased based on the fair market value of FirstMark and FirstMark France at the date of the exercise of the option to either exchange or require repurchase of the shares.

    ADDITIONAL AGREEMENT. The FirstMark France shareholders have entered into an agreement with Lynn Forester and Michael J. Price, the controlling shareholders of FirstMark, whereby Ms. Forester and Mr. Price agreed to refrain from taking certain actions with respect to FirstMark prior to FirstMark commencing, or making provisions for, the exchange, or repurchase by FirstMark, of the shares held by the FirstMark France shareholders. These restrictions include:

    - the sale of FirstMark;

    - distributions to the common shareholders of FirstMark;

    - transfer of Ms. Forester's or Mr. Price's interests in FirstMark; and

    - restrictions on the ability of Ms. Forester or Mr. Price to engage in, or associate with, businesses providing services similar to the services provided by FirstMark.

SHAREHOLDERS AGREEMENT DATED MARCH 9, 2000 BETWEEN THE SHAREHOLDERS OF TELEWEB, COMUNICACOES INTERACTIVAS ("TELEWEB")

    We have entered into a shareholders agreement with Finantel. In connection with this agreement we, together with the other shareholders, plan to construct, deploy, market and operate a telecommunications local loop access system in Portugal. We hold a 35% ownership interest in Teleweb, the company formed to own and operate this business. The other shareholders hold the following ownership interests: Finantel owns 55%, Banco de Investimento Global ("BIG") owns 5% and IPE

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Capital owns 5%. As of March 9, 2000 the shareholders owe Finantel an aggregate amount of PTE 868,938,837 for their respective shares of Teleweb. Each shareholder owes the following individual amounts: FirstMark owes PTE 675,841,317; BIG owes PTE 96,548,760 and IPE Capital owes PTE 96,548,760. These amounts are due on the earlier of (1) December 31, 2001, (2) the date of conversion of the shares of Teleweb into shares of FirstMark or shares of Finantel or (3) an initial public offering of FirstMark, in accordance with the shareholders agreement.

    The shareholders agreement sets forth the following principal provisions which govern the relationship among shareholders.

    CAPITAL CONTRIBUTIONS. Finantel and FirstMark have agreed to contribute their proportionate share of any capital contributions required for the business of Teleweb up to the aggregate amount of [EURO] 5 million. Failure of Finantel or FirstMark to contribute any required additional capital will result in the pro rata dilution of their shares.

    GOVERNANCE. There are seven members on the board of directors. Finantel has the right to elect four directors, FirstMark has the right to elect two directors and BIG and IPE Capital together have the right to elect one director. A majority of the directors present or represented shall constitute a quorum at all meetings of the board of directors.

    Resolutions affecting Teleweb are adopted by a majority vote of the directors present or represented. However, some resolutions relating to the business of Teleweb require the approval of four-fifths of the directors present or represented. Certain decisions of the shareholders taken at a general meeting shall be subject to a vote of three-fourths of the shareholders, including the annual approval of Teleweb's business plan and the incurrence of any debt not provided for in the business plan greater than [EURO]4 million or 20% of the costs of Teleweb. In addition, decisions regarding the merger, spin-off, transformation or dissolution of Teleweb, or certain amendments to Teleweb's bylaws, require the vote of all the shareholders.

    TRANSFER RESTRICTIONS. The Teleweb shares are subject to transfer restrictions, including:

    - no transfers shall be made until the amounts due to Finantel have been fully paid;

    - transfers to third parties are subject to the prior offer of such shares to the other shareholders; and

    - any transfer by FirstMark or Finantel representing 5% or more of the share capital of Teleweb shall be subject to the right of BIG and IPE Capital to offer a proportionate number of their respective shares in such transfer.

SHAREHOLDERS AGREEMENT DATED MARCH 25, 1999 BETWEEN THE SHAREHOLDERS OF
FIRSTMARK
COMMUNICATIONS BELGIUM SPRL ("FIRSTMARK BELGIUM")

    We have formed a joint venture to deploy, market and operate a telecommunications local loop access system in Belgium. We hold a 50% ownership interest in FirstMark Belgium. We share control of FirstMark Belgium with Codenet.

    The shareholders agreement sets forth the following provisions which govern the relationship between FirstMark and Codenet.

    CAPITAL CONTRIBUTIONS. FirstMark Belgium's capital is expected to be increased to the following levels: (1) BEF 562,300,000 by December 31, 2000;
(2) BEF 955,700,000 by December 31, 2001; (3) BEF 1,157,400,000 by
December 2002; and (4) BEF 1,242,000,000 by December 31, 2003. To the extent the joint venture is financed through capital contributions, FirstMark and Codenet agree to contribute such capital in proportion to their respective ownership percentage in FirstMark Belgium. Failure of FirstMark or Codenet to contribute any required additional capital shall result in the pro rata dilution of their shares accordingly.

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    CORPORATE GOVERNANCE.  There are six members on the board of directors.
FirstMark and Codenet each have the right to elect three directors. Four directors shall constitute a quorum at all meetings of the board of directors.

    Resolutions affecting FirstMark Belgium are adopted by a majority vote of the directors present or represented. All major decisions require the approval of the directors and the joint signature of at least one director elected by each of the shareholders. Major decisions include equity investments in other entities, disposition of the assets of FirstMark Belgium, and the incurrence of indebtedness in excess of amounts approved by the board of directors.

    TRANSFER RESTRICTIONS. The FirstMark Belgium shares are subject to transfer restrictions, including:

    - no transfers within one year of the shareholders agreement, except with the prior consent of the other shareholder;

    - transfers to third parties are subject to the prior offer of such shares to the other shareholder; and

    - transfers by a shareholder to any third parties are subject to the right of the other shareholder to offer a proportionate amount of their shares in such transfer.

SHAREHOLDERS AGREEMENT DATED NOVEMBER 19, 1998 BETWEEN THE SHAREHOLDERS OF FIRSTMARK
COMMUNICATIONS LUXEMBOURG SARL ("FIRSTMARK LUXEMBOURG")

    Pursuant to the shareholder's agreement entered into on November 19, 1998 with Audiocom, we granted Audiocom the option to exchange its shares of FirstMark Luxembourg for shares of FirstMark, prior to an initial public offering of common equity securities of FirstMark. Audiocom has elected to exercise the option to exchange its shares.

    Pursuant to a letter agreement dated June 26, 2000, we agreed to issue 541 shares of FirstMark to Audiocom in exchange for its shares in FirstMark Luxembourg. The number of FirstMark shares issued to Audiocom shall be adjusted for any stock split, stock combination, stock dividend or other recapitalization. In addition, the number of FirstMark shares issued to Audiocom shall also be adjusted in the event the actual revenues of FirstMark Luxembourg for the year ended December 31, 2001 exceeds, or is less than, the forecasted revenues for the year ended December 21, 2001 in the business plan for FirstMark Luxembourg.

SHAREHOLDERS AGREEMENTS BETWEEN THE SHAREHOLDERS OF FIRSTMARK COMMUNICATIONS LIMITED ("FIRSTMARK UK")

    We formed a majority owned subsidiary, FirstMark UK, to design, deploy, market and operate a telecommunications local-loop access system in the United Kingdom. We entered into shareholder agreements with each of Shield Holdings (Guernsey) Limited ("Shield"), Hollinger-Telegraph New Media Limited ("Telegraph") and Providence Investment Company Limited ("Providence"). We hold a 79% ownership interest in FirstMark UK. The other shareholders hold the following ownership interests:

    - Shield owns 10%,

    - Telegraph owns 10%, and

    - Providence owns 1%.

    The shareholders agreements set forth the following principal provisions which govern the relationship among shareholders.

    CAPITAL CONTRIBUTIONS. To the extent FirstMark UK is financed through capital contributions, the shareholders have agreed to contribute such capital, through the subscription of additional shares of

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the same class of shares held by them, proportionate to their respective ownership percentage in FirstMark UK. Failure of any shareholder to contribute any required additional capital shall result in the pro rata dilution of the number of shares held by such shareholder.

    PREEMPTIVE RIGHTS. Each of the shareholders has a preferential subscription right to purchase new shares issued by FirstMark UK to maintain its proportionate interest. This right may be waived for certain types of issuance.

    GOVERNANCE. There are six members on the board of directors. FirstMark has the right to elect four of the six directors. Three directors shall constitute a quorum at all meetings of the board of directors which shall include at least one director elected by FirstMark and two directors elected by any shareholder who either holds at least 5% of the issued equity shares or has invested
$5 million in FirstMark UK or FirstMark.

    Resolutions affecting FirstMark UK are adopted by a majority vote of the directors present or represented. However, whenever a shareholder owns 5% or more of the share capital in FirstMark UK, or has invested $5 million in FirstMark UK or FirstMark, the consent of the director appointed by such shareholder is required on some matters relating to the business of FirstMark UK, including any material change in FirstMark UK's business plan or any issuance of stock, except for an employee compensation plan. In addition, the shareholders may adopt resolutions by a majority vote of the shares entitled to vote at the meeting of the shareholders.

    TRANSFER RESTRICTIONS. The shares held by FirstMark may be sold and transferred to any party without restrictions. However, once FirstMark UK has been issued a license, if FirstMark transfers up to 50% of its shares, FirstMark shall offer the other shareholders the right to sell a proportionate number of their shares in connection with such transfer. If after FirstMark UK has been issued a license, FirstMark transfers 51% or more of its shares, the other shareholders shall have the right to transfer all of their shares as part of such transfer. The shares held by the other shareholders are subject to restrictions, including:

    - transfers to third parties are subject to the prior offer of such shares to FirstMark; and

    - if FirstMark transfers all of its shares to a third party, the other shareholders may be required to sell all of their shares to the third party.

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OTHER MATERIAL AGREEMENTS

THE [EURO]480 MILLION SYNDICATED CREDIT FACILITY

    Principal terms of the senior secured credit facility dated May 31, 2000 between FirstMark Communications Deutschland Holdings GmbH ("FirstMark Germany Holdings") as borrower, FirstMark Communications Deutschland GmbH ("FirstMark Germany") as guarantor, Deutsche Bank AG as arranger and fronting bank, Deutsche Bank Luxembourg S.A. as facility agent and security agent and the banks named therein as lenders are described below. The funding under this credit facility is subject to a number of conditions, and we cannot assure you that these conditions will be satisfied.

THE CREDIT FACILITY

    The credit facility is a senior secured credit facility that will provide loans in an aggregate principal amount of up to [EURO]480,000,000. The facility is structured in four tranches.

    Tranche A is sub-divided into three sub-tranches: Tranche A1 is a [EURO]75,000,000 term loan, Tranche A2 is a [EURO]25,000,000 term loan and Tranche A3 is a [EURO]35,000,000 term loan. Each sub-tranche under Tranche A is available from the date on which the conditions precedent in the agreement have been satisfied or waived until May 31, 2002.

    Tranche B is a [EURO]85,000,000 term loan which, subject to the Tranche A facility having become available, is available from the date on which the annualized revenue of the relevant companies is equal to at least
[EURO]40,000,000 until the earlier of the date falling two years after such date and May 31, 2004.

    Tranche C is a [EURO]195,000,000 term loan which, subject to the Tranche A facility having become available, is available until the earlier of the date falling 18 months after the date on which Tranche A becomes available and May 31, 2005.

    Tranche D is a [EURO]65,000,000 revolving working capital facility which includes a [EURO]25,000,000 guarantee facility. Both advances and guarantees under Tranche D are issued by Deutsche Bank as fronting bank. Tranche D is available until the day on which the last repayment of Tranche B and the last repayment of Tranche C is required to be made under the credit facility.

USE OF CREDIT FACILITY PROCEEDS

    Each of Tranche A1 and Tranche A2 are to be used to finance the payment of invoices under a contract between Siemens AG and FirstMark Germany for the supply of equipment, software and services in Germany by Siemens. Tranche A3 is to be used to finance the payments under a core network contract to be entered into between FirstMark Germany and Nortel Networks plc.

    Tranche B is to be used for funding capital expenditures of FirstMark Germany in Germany.

    Tranche C is to be used for the prepayment of Tranche A and (up to a specified maximum amount) for funding capital expenditures of FirstMark Germany in Germany.

    Tranche D is to be used to meet the working capital and guarantee requirements of FirstMark Germany Holdings.

AVAILABILITY TESTS

    The Tranche A facility will only become available once certain specified conditions precedent have been satisfied. Tranches B, C and D of the credit facility will only become available once Tranche A has become available.

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    In addition, the availability of Tranches B, C and D is limited as follows:

    Amounts under the Tranche B facility will become available by reference to an annualized revenue test. At the time of advance of any amount under Tranche B, in relation to the three month period to which the most recently delivered financial statements relate, the maximum amount of the Tranche B facility available for drawing is equal to 75% of the annualised revenue for that period.

    The maximum amount of the Tranche C facility and the Tranche D facility available for drawing at any time is equal to the amount by which the annualized EBITDA of FirstMark Germany Holdings and its subsidiaries on that date multiplied by five exceeds total indebtedness of FirstMark Germany Holdings and its subsidiaries after deducting the amount outstanding under Tranche A.

    Until the Tranche A loan has been prepaid in full using the proceeds of Tranche C, no more than [EURO]5,000,000 may be drawn under the Tranche C facility during any calendar month in order to fund capital expenditures.

INTEREST RATES

    Borrowings under the credit facility will bear interest at a rate per annum equal to EURIBOR plus the applicable margin and mandatory costs. The applicable margin will initially be:

    (a) 2.87% for Tranche A1;

    (b) 5.4% for Tranche A2; and

    (c) 3.5% for Tranche A3.

    In respect of Tranches B, C and D, the margin will depend on the ratio of senior debt to annualized EBITDA of FirstMark Germany Holdings and its subsidiaries but will range between 3.5% (when the ratio is greater than 5:1) and 1.25% (when the ratio is less than 2:1). The default rate under the credit facility is 2% above the otherwise applicable rate.

PREPAYMENTS, REPAYMENT, CANCELLATION

    Borrowings and commitments under the credit facility will be subject to a mandatory prepayment every six months (commencing after the first repayment date in respect of Tranche B and Tranche C) comprising:

    (a) an amount equal to 50% of excess cash flow for the previous two quarters;

    (b) certain insurance proceeds; and

    (c) 100% of the net proceeds of the disposal of material assets but only to the extent such proceeds are not reinvested within six months.

    These mandatory prepayments are applied pro rata across the facilities and reduce each loan and the relevant commitments in reverse chronological order.

    In addition, one month after each financial quarter the borrower is required to prepay any amounts which were drawn down under Tranche A and used to fund VAT on any invoices under the Siemens contract and the Nortel contract. The amount prepaid in this case is used to reduce the relevant Tranche A facility.

    Voluntary prepayment of the loans is permitted in whole or in part (subject to minimum amounts) pro rata across the facilities and will reduce each loan and the relevant commitments in reverse chronological order, save that FirstMark Germany Holdings may request that any prepayment be applied first to prepay all or part of an advance under Tranche D.

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    If it has not been repaid earlier from the proceeds of Tranche C, the
Tranche A loan is to be repaid in a bullet payment on May 31, 2004.

    The amortization schedule for Tranche B and Tranche C commences on the last day of the third quarter after the end of the Tranche C availability period and ends five years later. Each of Tranche B and Tranche C is to be repaid in ten equal semi-annual instalments.

    The working capital facility will be repaid in one payment (and all guarantees issued under Tranche D cancelled) on the day on which the last repayment of Tranche B and the last repayment of Tranche C is required to be made under the credit facility.

    FirstMark Germany Holdings may cancel the whole or any part of any facility at any time (subject to minimum amounts) provided that it can satisfy the lenders that FirstMark Germany will be able to pay all outstanding and future invoices under any supply contracts.

GUARANTEES

    FirstMark Germany guarantees the obligations of FirstMark Germany Holdings under the credit facility. In return for the payment of a fee by FirstMark Germany Holdings, Siemens AG will guarantee the payment obligations of FirstMark Germany Holdings under Tranche A1 and Nortel will guarantee the payment obligations of FirstMark Germany Holdings under Tranche A3.

SECURITY

    The obligations of FirstMark Germany Holdings under the credit facility will be secured by:

    (a) a pledge over the entire issued share capital of FirstMark Germany Holdings;

    (b) a pledge over the entire issued share capital of FirstMark Germany; and

    (c) an assignment of all receivables of FirstMark Germany and FirstMark Germany Holdings (which receivables will be paid into bank accounts pledged in favor of the security agent).

    The lenders are entitled to require FirstMark Germany and/or FirstMark Germany Holdings to grant fixed security over any asset whose value exceeds [EURO]1,000,000.

CONDITIONS

    The first drawing under the credit facility is subject to satisfaction of conditions precedent, including:

    (a) conditions customary for financings of this nature;

    (b) (in respect of Tranches A1 and A2 only), execution of the Siemens contract and the Siemens guarantee;

    (c) (in respect of Tranche A3 only), execution of the Nortel contract and the Nortel guarantee;

    (d) satisfactory insurance policies in place;

    (e) lenders satisfied with the business plan of the relevant companies;

    (f) evidence of the release of existing security over the shares in FirstMark Germany; and

    (g) execution of security documents and approval by the lenders of various project documents including the service level agreement between FirstMark Germany Holdings and FirstMark Germany, interconnection agreements with Deutsche Telekom and MCI Worldcom and the bandwidth lease agreement with Deutsche Telekom.

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    Subsequent drawings are subject to satisfaction of conditions precedent customary for financings of this nature. As of the date of this prospectus, FirstMark Germany has not drawn any amounts under this credit facility.

REPRESENTATIONS AND WARRANTIES

    The credit facility contains representations and warranties customarily found in credit agreements for similar financings.

FINANCIAL COVENANTS

    The credit facility contains financial covenants requiring compliance with a senior debt leverage ratio and various other tests at successive three-monthly intervals as follows:

    (a) ratio of senior debt to annualized EBITDA (from December 31, 2003);

    (b) ratio of EBITDA to interest expense (from December 31, 2003);

    (c) ratio of EBITDA to debt service (from June 30, 2005);

    (d) minimum annualized revenue (from March 31, 2001); and

    (e) minimum annualized EBITDA (from March 31, 2001).

    Each of the tests set out above is varied each subsequent quarter as set out in the credit facility.

OTHER COVENANTS

    The credit facility includes other covenants customarily found in similar financings, including:

    (a) no encumbrances other than permitted encumbrances as described below;

    (b) no indebtedness other than permitted indebtedness as described below;

    (c) no distributions other than permitted distributions as described below;

    (d) not to carry on any business other than the "Business" as defined in the facility; and

    (e) all inter-company debt subordinated.

PERMITTED ENCUMBRANCES

    Neither FirstMark Germany Holdings nor any of its subsidiaries may create or permit to subsist any encumbrance other than:

    (a) encumbrances created under the credit facility documents or Siemens contract;

    (b) encumbrances which arise by operation of law and in the normal course of trading;

    (c) retention of title arrangements under supply contracts;

    (d) other encumbrances where the amount secured by such encumbrance does not exceed [EURO]50,000 or the aggregate amount secured by all such encumbrances does not exceed [EURO]500,000; and

    (e) rights of set-off agreed by FirstMark Germany Holdings or any of its subsidiaries with their bankers in the ordinary course of business.

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PERMITTED INDEBTEDNESS

    Neither FirstMark Germany Holdings nor any of its subsidiaries shall incur any indebtedness other than:

    (a) under any credit facility document or the project documents set out in the agreement;

    (b) subordinated debt (including shareholder debt);

    (c) with the consent of the lenders; and

    (d) indebtedness incurred in the normal course of business provided that the aggregate amount of such indebtedness does not exceed the greater of [EURO]500,000 or 2% of the aggregate amount drawn and outstanding under the facilities.

PERMITTED DISTRIBUTIONS

    No relevant company shall pay any dividends to FirstMark or any payments of interest or principal on subordinated debt other than (a) on or after the date of each bi-annual mandatory prepayment under the credit facility provided that the amount paid does not exceed 50% of excess cash flow for the immediately preceding six month period or (b) with the consent of the lenders.

EVENTS OF DEFAULT

    The credit facility includes standard events of default including, subject to certain exceptions and thresholds, non-compliance with any of the following by FirstMark Germany Holdings and, where appropriate, the guarantors:

    (a) default in the payment of principal and interest;

    (b) cross-default in payment of other indebtedness;

    (c) incorrect representations and warranties;

    (d) default in the observance or performance of any of the covenants included in the credit facility documentation;

    (e) certain events of bankruptcy or insolvency;

    (f) the failure of the credit facility documents or any provision of the documents, the guarantees, security documents or any related documents to be in full force and effect;

    (g) breach or termination or repudiation of any material contract;

    (h) material adverse effect as defined in the facility;

    (i) material adverse change in the business of FirstMark Germany Holdings and its subsidiaries taken as a whole;

    (j) cessation of business by the borrower group; and

    (k) change of control of FirstMark Germany Holdings or any of its subsidiaries, including FirstMark Germany.

FEES AND EXPENSES

    The borrower is to pay commitment fees in an amount equal to 0.75% per annum on the undrawn portion of Tranches B, C and D during their respective availability periods. Additionally, the borrower is to pay various fees and costs in connection with the credit facility, including an up-front fee and an agency fee.

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THE [EURO]56 MILLION BANK CREDIT FACILITY

    Principal terms of the senior secured credit facility dated January 21, 2000 between LambdaNet and Bayerische Hypo-und Vereinsbank Aktiengesellschaft, Dresdner Bank AG, and Kreditanstalt fur Wiederaufbau are described below. The funding under this credit facility is subject to a number of conditions, and we cannot assure you that these conditions will be satisfied.

    THE CREDIT FACILITY. The credit facility is a senior secured credit facility that will provide loans in an aggregate principal amount of up to [EURO]56 million. The facility is structured in two tranches. Tranche A is a [EURO]10 million revolving loan that will run until November 30, 2006. Tranche B is a [EURO]46 million term loan that will run until December 31, 2001.

    USE OF CREDIT FACILITY PROCEEDS. The proceeds of the credit facility may be used for the purpose of financing investments by LambdaNet and its corresponding expenditure, including to meet working capital requirements. Tranche A shall be used for intermediate financing and working capital. Tranche B shall be used to finance LambdaNet's initial network architecture and for purchasing components from Nortel DASA pursuant to a supply agreement with Nortel DASA and for extended investments in accordance with LambdaNet's current business plan, if necessary.

    AVAILABILITY TESTS. Up to [EURO]6 million shall be available under Tranche A as long as the amount available under Tranche B is below [EURO]40 million. As soon as the amount available under Tranche B reaches or exceeds
[EURO]40 million, the amount available under Tranche A increases to [EURO]10 million.

    Once LambdaNet has concluded qualified purchasing agreements (as defined in the credit facility) with an aggregate value of at least [EURO]7,500,000, up to [EURO]40,000,000 will be made available under Tranche B. Once LambdaNet has concluded qualified purchasing agreements with an aggregate vaue of at least [EURO]20,000,000, an additional [EURO]6,000,000 will be made available under Tranche B.

    INTEREST RATES. Borrowings under the credit facility will bear interest at a rate per annum equal to EURIBOR plus the applicable margin and mandatory costs. The applicable margin will depend on the senior debt to annualized EBITDA ratio but will range between 3.75% (when such ratio is greater than 6:1) and 1.75% (when such ratio is less than 2.5:1). The default rate under the credit facility is 1.5% above the otherwise applicable rate.

    REPAYMENT. The repayment structure for the loan consists of ten semi-annual installments calculated according to annual repayment percentages beginning at 10% for 2002 and increasing to 27.5% by 2006. LambdaNet has the option to repay Tranche B partially or in total at the end of each interest period. Tranche A must be fully repaid at the end of year 2006.

    Borrowings and commitments under Tranche B will be subject to a mandatory prepayment at the end of each interest period of at least:

    (a) 50% of excess cash flow, and

    (b) 100% of the income from an investment or sale of any asset which exceeds [EURO]500,000 but only to the extent such proceeds are not reinvested within three months.

    These mandatory prepayments reduce Tranche B and the relevant commitments in inverse order of maturity.

    GUARANTY. Nortel DASA will guarantee the payment obligations of LambdaNet under Tranche B to an amount up to [EURO]23.8 million, which is the value of the supplies and services purchased under the supply agreement.

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    SECURITY.  The obligations of LambdaNet under the credit facility will be secured by:

    (a) an assignment of all present and future claims from insurance policies, project contracts permits, purchase contracts and patents,

    (b) a transfer of all plant and machinery unencumbered by the rights of third parties,

    (c) a pledge of the shares of LambdaNet,

    (d) the guarantee from Nortel DASA, and

    (e) the subordination by GasLINE of any claims arising out of the GasLINE Loan Agreement.

    CONDITIONS. The credit facility is subject to satisfaction of conditions precedent, including:

    (a) the maintenance by LambdaNet of satisfactory insurance policies,

    (b) the satisfaction of the lenders with the business plan of LambdaNet, and

    (c) compliance by LambdaNet with each of the financial covenants specified in the credit facility.

    REPRESENTATIONS AND WARRANTIES. The credit facility contains representations and warranties customarily found in credit agreements for similar financings.

    FINANCIAL COVENANTS. The credit facility contains financial covenants requiring compliance with various ratios in respect of successive three-month periods as follows:

    (a) accumulated turnover,

    (b) minimum annualized EBITDA,

    (c) ratio of senior debt to annualized EBITDA (from June 30, 2001), and

    (d) debt service coverage ratio,

    (e) minimum interest coverage ratio, and

    (f) ratio of senior debt to equity.

    PERMITTED DISTRIBUTIONS. LambdaNet shall do everything in its legal power not to effect any profit distributions or other payments to its shareholders or under subordinated loans until June 30, 2003 (with the exception of the GasLINE agreement). Following such date, profit distributions or payments from excess cash flow shall be permitted provided that the ratio of senior debt to annualized EBITDA falls below 2:1 for at least six consecutive months and does not rise above this level again after the corresponding profit distributions or payments.

    EVENTS OF DEFAULT. The credit facility includes standard events of default, including:

    (a) default in the payment of principal and interest,

    (b) cross-default in the payment of other indebtedness,

    (c) breach of warranties or representations,

    (d) default in the observance or performance of any of the covenants included in the credit facility,

    (e) certain events of bankruptcy or insolvency,

    (f) repudiation of the guarantee, the security documents or any related documents,

    (g) breach, termination or repudiation of any essential project agreement, and

    (h) material adverse changes in the financial situation of LambdaNet.

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    FEES AND EXPENSES.  LambdaNet is required to pay commitment fees in an amount equal to 0.875% per annum on the undrawn portions of Tranche A and Tranche B during their respective availability periods. Additionally, LambdaNet is required to pay various fees and costs in connection with the credit facility, including an up-front fee, an underwriting fee and a structuring fee.

SPANISH BOND

    Principal terms of the Spanish Bond by and among us, FirstMark Spain, and a group of Spanish financial institutions, including Caja de Ahorros Provincial San Fernando de Sevilla y Jerez ("Caja San Fernando"), Monte de Piedad y Caja de Ahorros de Huelva y Sevilla ("El Monte"), Caja de Ahorros de Salamanca y Soria ("Caja Duero"), Caja de Ahorros y Monte de Piedad de Zaragoza Aragon y Rioja ("Ibercaja"), Sociedad Espanola de Banca de Negocios, S.A., ("EBN Bank"), Caja de Ahorros del Mediterranneo ("CAM"), Caja de Ahorros y Monte de Piedad de Baleares ("Sa Nostra"), and Montes de Piedad y Caja de Ahorros de Ronda, Cadiz, Almeria, Malaga y Antequera ("Unicaja", and together with Caja San Fernando, El Monte, Caja Duero, Ibercaja, EBN Bank, CAM and Sa Nostra, referred to as the guarantor entities), Inmobiliaria Aztlan Sociedad Anonima de Capital Variable ("Inmobiliaria"), Promotora de Informaciones, S.A. ("Promotora"), Informatica del Corte Ingles, S.A. ("Informatica"), Omega Capital, S.L. ("Omega"), Caja Duero, Ibercaja, Caja San Fernando, El Monte, and Diario de Burgos, S.A. ("Diario", and together with FMCE, Inmobiliaria, Promotora, Informatica, Omega, Caja Duero, Ibercaja, Caja San Fernando and El Monte, referred to as the warrantors) and Fonsagrada, S.L. ("Fonsagrada"), dated as of April 7, 2000, are described below.

    THE GUARANTEES. The guarantor entities have agreed to guarantee the obligations of FirstMark Spain to the Spanish Ministry of Public Works with respect to its C-2 individual license in an aggregate amount of ptas 30,621,500,000, ([EURO]184,038,921.54), through the delivery and deposit of 51 endorsements to the Spanish Ministry of Public Works. The purpose of the endorsements is to guarantee the obligations assumed by FirstMark Spain in relation to the grant of its C2 individual license. The individual licenses were awarded for the establishment and use of fixed public radio access in the 3.4 to
3.6 gigahertz waveband.

    THE WARRANTIES. Each of the equity owners of FirstMark Spain jointly guarantees to the guarantor entities all of the obligations contained under the surety bond under the same terms and conditions and time periods agreed. Each of the equity owners is liable only for its proportionate percentage of any obligation under the surety bond and for specified maximum amounts. Our maximum obligation is ptas 10,717,525,000 and our percentage is 35%.

    PAYMENT AND INTEREST. If the guarantor entities make a payment of their obligations under the surety bonds, FirstMark Spain shall be bound to pay to the guarantor entities the total amount paid by such guarantor with any accrued interest and expenses. Outstanding amounts bear interest at the three-month variable EURIBOR rate plus 2.5%.

    RELEASE OF SURETY BOND. The guarantor entities are entitled to demand that FirstMark Spain release their surety bond, within a period of 15 working days after receiving notification, provided that one of the following circumstances has taken place:

    - the breach of any obligation assumed by FirstMark Spain or the other warrantors in the contract;

    - the termination, suspension, voiding, expropriation, expiration, or resolution of the award of the C2 license granted to FirstMark Spain;

    - any information provided by FirstMark Spain or the other warrantors is found to be inaccurate or false;

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    - any filing for the suspension of payments, discharge or stay of debt or bankruptcy of FirstMark Spain or any of the warrantors (or, if bankruptcy proceedings are initiated by a third party, where a judge has declared such bankruptcy); and

    - any of the circumstances referred to in section 1843 of the Spanish Civil Code.

    If upon such request FirstMark Spain fails to release the guarantor entities from the surety bond, it must deposit with the guarantor entities, in cash or shares, an amount equal to the entire outstanding guarantee. FirstMark Spain must also pledge the cash or shares deposited in favor of the guarantor entities, guaranteeing any obligations arising from such guarantees. In the event that FirstMark Spain fails to deposit the amounts required, the warrantors must do so.

    COMMISSIONS. The guarantor entities shall receive the following commissions from FirstMark Spain:

    - a commission of 0.25% on ptas 30,621,500,000;

    - a quarterly risk commission of 0.125% that accrues daily, commencing on the day of the issuing of the first endorsement, on the total amount that is secured;

    - a management fee of 0.15% on ptas 30,621,500,000; and

    - an agency commission of ptas 1,000,000 each year, or part thereof, while the endorsements are in force.

GASLINE DARK FIBER LEASE AND LOAN AGREEMENT

    LambdaNet entered into a contract with GasLINE GmbH & Co. KG on July 14, 1999 pursuant to which GasLINE agreed to provide LambdaNet with dark fiber capacity by leasing to us four fiber lines in its existing fiber network with the option to lease a further eight lines before the end of 2001. GasLINE has also agreed to allow LambdaNet to use its premises along the routes of the fiber lines to store communications equipment.

    LambdaNet is required (subject to the loan agreement with GasLINE described below) to pay GasLINE DM 5,250,000 per year for the use of the four fiber lines initially provided and will be required to pay a further DM 1,700,000 per year for the use of the additional eight optional lines. In addition, LambdaNet also pays an annual administration charge of DM 850,000, to be increased to DM 900,000 if it exercises its option for the use of the additional eight optional lines, and DM 15,000 for the use of GasLINE's facilities along the routes of the fiber line.

    The term of the GasLINE fiber lease is 10 years, which may be extended for an additional eight years if LambdaNet provides written notice at least
12 months prior to the end of the term. GasLINE has granted LambdaNet the right to use its premises along the routes of the fiber lines for five years, and this may be extended for a further five years if the agreement has not been terminated by written notice at least 12 months prior to the end of the term.

    In connection with the GasLINE fiber lease, we entered into a loan agreement for a term of ten years on July 14, 1999. The loan agreement provides that GasLINE will loan LambdaNet a total of DM 41 million in 10 annual installments of DM 4.1 million, which are offset against the payments to be made by LambdaNet under the GasLINE fiber lease. The loan bears interest at a rate of 9 percent. per annum and matures on September 30, 2010.

    If the loan agreement is terminated, GasLINE has the right to terminate the fiber lease within 6 months. The loan agreement may be terminated for cause, including the non-payment of interest.

    Under the loan agreement, GasLINE has the right to convert the whole of the loan into shares of LambdaNet if LambdaNet is converted into a German stock corporation or if there is a direct or

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indirect change of control of LambdaNet. GasLINE may exercise the right of conversion on or after the earlier of July 14, 2003, the date that LambdaNet's shares are listed or the date that there is a change of control. If any direct or indirect parent of LambdaNet goes public in Europe, GasLINE has the right to convert the loan amount in shares of the parent company at the issue price. We believe that the loan may be convertible into our common stock in connection with this offering.

LOUIS DREYFUS COMMUNICATIONS DARK FIBER LEASE

    LambdaNet Communications S.A.S., a subsidiary of LambdaNet, entered into a contract with Louis Dreyfus Communications S.A. on April 26, 2000 pursuant to which Louis Dreyfus Communications agreed to lease us two pairs of dark fiber lines and to provide us with lease space for our equipment along the 4,800 kilometer fiber optic network that it is developing in France.

    Under this contract, Louis Dreyfus Communications has committed to providing us sections of the dark fiber lines on a schedule of dates. If any section of the dark fiber lines is not available three weeks beyond the scheduled date, we are entitled to receive penalties. If a section is delayed more than 12 weeks, we can terminate the contract.

    The contract term is the earlier of 20 years from the date on which the last section of dark fiber line is commissioned or until the last section of dark fiber line ceases to be in service. The contract may be terminated if the fiber deteriorates below agreed-upon specifications. For the first 10 years of the contract, Louis Dreyfus Communications has agreed to repair and replace the dark fiber lines at their expense. Thereafter, we will be required to pay a fee for any repairs or replacement carried out by Louis Dreyfus Communications. The term for the leased space is also 20 years, but it terminates earlier if the fiber lease contract is terminated.

    In a separate agreement, we have agreed to provide financial support to LambdaNet Communications' obligations under this fiber lease contract.

NORTEL DASA BACKBONE NETWORK EQUIPMENT CONTRACT

    On September 21, 1999 LambdaNet entered into a contract with Nortel DASA Network Systems GmbH & Co. KG, a joint venture between Nortel Networks and DASA GmbH, pursuant to which Nortel DASA agreed to supply and install and maintain SDH and DWDM transmission technology for use in our fiber optic backbone network in Germany. Under this contract, Nortel DASA is committed to make available developments in its products and services over the period of the contract, subject to penalties in cases of delay in providing such developments. In addition, Nortel DASA is subject to contractual penalties for failure to meet delivery and installation deadlines and repair requirements set forth in the contract.

    In February 2000 LambdaNet and Nortel Networks entered into an agreement pursuant to which Nortel Networks agreed to provide transmission equipment for our fiber optic backbone networks in other European countries on similar terms as the agreement entered into with Nortel DASA.

SIEMENS WIRELESS LOCAL LOOP EQUIPMENT CONTRACT

    We entered into an agreement with Siemens AG on May 16, 2000 for deployment of wireless local loop equipment in Germany and other specified European countries. Under the agreement, Siemens:

    - is responsible for the design, development, supply, installation, integration and testing of wireless local loop transmission and management systems and services,

    - has granted us permission to use its sites in Germany to install base stations and other equipment,

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
    - will use all reasonable efforts to fulfill orders for equipment placed by us with its affiliates outside Germany,

    - will provide certain technical and maintenance support after the equipment has been delivered and accepted by us, and

    - has agreed to market our products in those markets where we have placed purchase orders for their equipment.

    We will submit purchase orders for these systems and services on a market by market basis. After May 16, 2001, we will be able to select any other supplier for those German markets as long as Siemens has the opportunity to better or match their terms.

    The term of the agreement is five years, which is automatically extended for an additional year unless the agreement is terminated by either party with at least two months' notice. In addition to customary termination provisions, including for change of control, Siemens may terminate for material breach of the related vendor financing facilities.

                             PRINCIPAL SHAREHOLDERS

    The following table presents information regarding the beneficial ownership of our shares before and after this offering, by

    - each person who is known to us to beneficially own more than 5% of our outstanding shares;

    - each of our directors and named executive officers; and

    - all of our directors and executive officers as a group.

    Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting or investment power with respect to securities. We believe based on information provided to us that all persons listed below have sole voting and investment power with respect to their shares, except as otherwise indicated and to the extent authority is shared by spouses under applicable law. A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date of this prospectus through the exercise of any option, warrant or right. Shares subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person.

                                                    NUMBER OF
                                  NUMBER OF         SHARES OF
                                   SHARES          NON-VOTING
                                 OF CLASS A          JUNIOR         TOTAL NUMBER      PERCENTAGE OWNED
                                COMMON STOCK     PREFERRED STOCK      OF SHARES      -------------------
                                BENEFICIALLY      BENEFICIALLY      BENEFICIALLY     BEFORE      AFTER
                                  OWNED(1)          OWNED(2)          OWNED(3)       OFFERING   OFFERING
                               ---------------   ---------------   ---------------   --------   --------
DIRECTORS & EXECUTIVE
  OFFICERS:

Lynn Forester(4)(20).........                                                          42.7%
Michael J. Price(4)(20)......                                                          42.7%
Timothy Samples..............                                                             *
Donal Byrne(5)...............                                                             *
Keith Cornell(6).............                                                             *
Raj K. De Datta(7)...........                                                             *
Dieter Finke(8)..............                                                             *
Robert Koenig................                                                             *
Michael Taylor(9)............                                                             *
Victor Bischoff(10)..........                                                             *
Juan Luis Cebrian(11)........                                                             *
Edward A. Gilhuly(12)........                                                             *
Alan E. Goldberg(13).........                                                             *
Francois Jaclot(14)..........                                                             *
David C. Lee(15).............                                                             *
Sir Evelyn de
  Rothschild(16).............                                                             *
Lawrence B. Sorrel(17).......                                                             *
Barry S. Volpert(18).........                                                             *
Helmut Werner(19)............                                                             *
All directors and executive
  officers as a group (19
  persons)...................                                                          42.8%

                                                    NUMBER OF
                                  NUMBER OF         SHARES OF
                                   SHARES          NON-VOTING
                                 OF CLASS A          JUNIOR         TOTAL NUMBER      PERCENTAGE OWNED
                                COMMON STOCK     PREFERRED STOCK      OF SHARES      -------------------
                                BENEFICIALLY      BENEFICIALLY      BENEFICIALLY     BEFORE      AFTER
                                  OWNED(1)          OWNED(2)          OWNED(3)       OFFERING   OFFERING
                               ---------------   ---------------   ---------------   --------   --------
5% SHAREHOLDERS

ABN AMRO Ventures B.V........                                                           5.0%
Benake L.P.(4)...............                                                          42.7%
FirstMark Holdings
  LLC(4)(20).................                                                          42.7%
The Goldman Sachs Group,
  Inc.(21)...................                                                           5.1%
Heaton Holdings L.P.(4)......                                                          42.7%
Alberta Partnerships(22).....                                                           8.5%
Morgan Stanley Dean Witter
  Capital Partners
  IV L.P.(23)................                                                           7.6%
Sandler Capital(20)(24)......                                                           8.3%
Welsh, Carson, Anderson &
  Stowe VIII, L.P.(25).......                                                           7.2%
Welsh, Carson, Anderson &
  Stowe IX, L.P.(26).........                                                           7.2%

------------------------

*   Less than one percent.

(1) Gives effect to the conversion of all existing series of our preferred stock (other than the Series F-2 convertible preferred shares) into Class A common
    stock on a one for one basis. Also gives effect to a       to one stock
    split of the Class A common stock and non-voting junior preferred stock.

(2) Gives effect to the conversion of the Series F-2 convertible preferred shares into non-voting junior preferred stock on a one for one basis.

(3) Gives effect to (1) full conversion of the non-voting junior preferred stock into Class A or Class B common stock and (2) the full conversion of Class A common stock into Class B common stock. Each share of Class A common stock is convertible into one share of Class B common stock. Upon certain transfers, each share of non-voting junior preferred stock so transferred shall be automatically converted into one share of Class B common stock, subject to adjustments.

(4) Ms. Lynn Forester, co-chairman of the Board of Directors, is the general partner of Benake L.P., a Delaware limited partnership. Mr. Michael J. Price, co-chairman of the Board of Directors, is the general partner of Heaton Holdings L.P., a Delaware limited partnership. Benake L.P. and Heaton Holdings L.P. are the joint managers of FirstMark Holdings L.L.C., a Delaware limited liability company. Ms. Forester and certain other family interests are the limited partners of Benake L.P. Mr. Price and certain other family interests are the limited partners of Heaton Holdings L.P.

(5) Includes     shares subject to options which are currently exercisable or exercisable within 60 days.

(6) Includes     shares subject to options which are currently exercisable or exercisable within 60 days.

(7) Mr. De Datta holds approximately 1% of the shares of FirstMark Holdings
    L.L.C.

(8) Dr. Finke holds over 6% of the shares of LambdaNet GmbH.

(9) Includes     shares subject to options which are currently exercisable or exercisable within 60 days.

(10) Does not include the     shares of Class A common stock held by World
    Online, for which he serves as a member and the chairman of the supervisory board.

(11) Mr. Cebrian holds an option for     shares of Class A common stock.

(12) Does not include the     shares of Class A common stock held by Alberta
    Partnerships, the ultimate controlling entity of which he is a shareholder.

(13) Does not include the     shares of Class A common stock held by Morgan
    Stanley Dean Witter Capital Partners, for which he serves as Chairman and Chief Executive Officer.

(14) Does not include the     shares of Class A common stock held by Suez
    Lyonnaise des Eaux, for which he serves as Vice Chairman of the Executive Board. Mr. Jaclot holds an option for shares of Class A common stock.

(15) Does not include the     shares of Class A common stock held by Sandler
    Capital Management, for which he serves as a Managing Director.

(16) Sir Evelyn de Rothschild holds an option for     shares of Class A common
    stock.

(17) Does not include the     shares of Class A common stock held by Welsh,
    Carson, Anderson & Stowe, for which he serves as a General Partner.

(18) Does not include the     shares of Class A common stock held by certain
    affiliates of The Goldman Sachs Group, Inc., for which he serves as a Managing Director.

(19) Mr. Werner holds an option for     shares of Class A common stock.

(20) FirstMark Holdings LLC holds its interest through FirstMark Communications International LLC, FirstMark Communications International II LLC and FirstMark Fiber Holdings LLC. Sandler Capital holds most of its interest in the company's capital stock through FirstMark Holdings LLC and FirstMark Fiber Holdings LLC. Sandler Capital has the right to exchange this interest into Class A common stock. If Sandler Capital exchanged its interest in full, FirstMark Holdings LLC would own 36.6% of our common stock before the
    offering and     of our common stock after the offering.

(21) Represents       shares of Class A common stock owned by certain investment partnerships of which affiliates of The Goldman Sachs Group, Inc. ("GSG") are the general partner, managing general partner or investment manager.
    Includes       shares held of record by GS Capital Partners III, L.P.,
          shares held on record by GS Capital Partners III Offshore, L.P.,
    shares held of record by Goldman, Sachs & Co. Verwaltungs GmbH,    shares
    held of record by Stone Street Fund 2000, L.P., and    shares held of record
    by Bridge Street Special Opportunities Fund 2000, L.P. GSG disclaims beneficial ownership of the shares owned by such investment partnerships to the extent attributable to partnership interests therein held by persons other than GSG and its affiliates. Each of such investment partnerships shares voting and investment power with certain of its respective affiliates. Barry Volpert is a Managing Director of Goldman Sachs International, an indirect wholly owned subsidiary of GSG. Mr. Volpert disclaims beneficial ownership of shares except to the extent of his pecuniary interest therein, if any.

(22) Represents             shares of Class A common stock owned by Alberta
    (European Fund), Limited Partnership and Alberta (1996 Fund), Limited Partnership, respectively, which are ultimately controlled by KKR Europe Limited and KKR 1996 Overseas, Limited, respectively, of which Mssrs. Henry
    R. Kravis, George R. Roberts, Robert I. MacDonnell, Paul E. Raether, Michael
    W. Michelson, Michael T. Tokarz, James H. Greene, Jr., Perry Golkin, Scott
    M. Stuart, Edward A. Gilhuly and Todd A. Fisher are shareholders. Such individuals may be deemed to share beneficial ownership of the shares shown as beneficially owned by each of Alberta (European

    Fund), Limited Partnership and Alberta (1996 Fund) Limited Partnership, respectively. Such individuals disclaim beneficial ownership of any such shares.

(23) The general partner of Morgan Stanley Dean Witter Capital
    Partners IV, L.P. and the member of the general partner of Morgan Stanley Dean Witter Capital Partners IV, L.P. are wholly owned subsidiaries of Morgan Stanley Dean Witter & Co., the parent of Morgan Stanley & Co.
    Incorporated. Does not include     shares held by certain funds affiliated
    with Morgan Stanley Dean Witter Capital Partners IV L.P.

(24) Most of Sandler Capital's interest is held indirectly. See Note 17 above.

(25) Does not include     shares held by certain individuals and partnerships
    affiliated with Welsh, Carson, Anderson & Stowe VIII, L.P.

(26) Does not include     shares held by certain individuals and partnerships
    affiliated with Welsh, Carson, Anderson & Stowe IX, L.P.

                          DESCRIPTION OF SHARE CAPITAL

    SET FORTH BELOW IS A SUMMARY OF CERTAIN INFORMATION CONCERNING OUR SHARE CAPITAL AND CERTAIN MATERIAL PROVISIONS OF OUR AMENDED ARTICLES OF INCORPORATION TO BE PUT IN PLACE PRIOR TO THE COMPLETION OF THIS OFFERING AND LUXEMBOURG LAW ON COMMERCIAL COMPANIES IN EFFECT AS OF THE DATE OF THIS PROSPECTUS. THIS SUMMARY CONTAINS INFORMATION THAT WE CONSIDER TO BE MATERIAL REGARDING OUR SHARE CAPITAL, BUT IT DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO OUR ARTICLES OF INCORPORATION AND THE LUXEMBOURG LAW ON COMMERCIAL COMPANIES.

    Immediately prior to completion of this offering, we will have outstanding
  shares of Class A common stock and       shares of non-voting junior preferred
stock with a par value of $1.50, all of which have been paid in full,
representing a subscribed capital amount of $      .

    Our total authorized capital, including the outstanding subscribed capital,
is set at $  , consisting of a total of       shares of Class A common stock,
shares of Class B common stock and       shares of non-voting junior preferred
stock, each having a par value of $1.50. Following completion of this offering
our issued share capital will consist of   shares of Class A common stock and
shares of Class B common stock (not including       additional shares of
Class A common stock issuable upon exercise of options held by our directors and
employees) and   shares of non-voting junior preferred stock.

MEETINGS OF STOCKHOLDERS

    Meetings of stockholders may be either ordinary or extraordinary. At ordinary meetings, which do not require a quorum, stockholders can decide on most matters, but they cannot decide matters that entail a modification of our articles of incorporation. Only at extraordinary meetings, for which more stringent quorum and majority conditions apply, can stockholders modify our articles of incorporation. Among other things, a merger, liquidation or transformation of FirstMark into another form of company, increases (unless decided by the board of directors within the limits of the authorized capital) or decreases of share capital or issuance of a new class of shares would all require modification of the articles. A quorum of 50% and a vote of two-thirds of the shares present or represented are required to amend our articles of incorporation. If the quorum is not achieved, however, then a second meeting may be called, at which no quorum is required. Furthermore, Luxembourg law provides that where there is more than one class of shares, as there will be following completion of this offering, and the resolution of the general meeting is such as to change the respective rights of any class, the resolution must, in order to be valid, fulfil the conditions as to attendance and majority described above with respect to each class the rights of which are being changed.

    The annual general meeting of our stockholders shall be held, in accordance with Luxembourg law, in Luxembourg at our registered office, or at such other place in Luxembourg as may be specified in the notice of meeting, on
of each year at     p.m. If such day is not a business day in the city of
Luxembourg, the annual general meeting shall be held on the next following business day. This annual general stockholders' meeting is an ordinary meeting. Annual general stockholders' meetings usually have on their agenda the approval of the annual accounts and related issues, such as approval of the management report prepared by the board and of the report of the statutory auditor, and the use of profits shown on the balance sheet, including the distribution of dividends.

    Stockholders' meetings shall be convened by the board of directors, pursuant to a notice containing the agenda under the form of announcements which must be published twice with a minimum interval of eight calendar days between publications, and at least eight calendar days prior to the meeting, in the Luxembourg official gazette and in a Luxembourg newspaper.

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
VOTING AND QUORUM REQUIREMENTS

    Except for the shares of non-voting junior preferred stock, which shall not be entitled to any voting rights other than those rights described below, and certain rights attaching to shares of Class A common stock as described below, all of our shares will have equal voting powers and all of them are and will continue to be in registered form.

    Matters brought before ordinary stockholders' meetings must receive a majority of the votes cast to pass. Extraordinary meetings, which are required to amend our articles of incorporation, require a quorum of at least half of the outstanding shares and may only act with a vote of two-thirds of the shares present. If the quorum condition is not fulfilled, however, a second meeting with the same agenda may be called, for which the same two-thirds majority condition applies but for which no quorum is required.

    For purposes of Luxembourg law, a "change of nationality" of FirstMark would require approval by all the stockholders. Such a "change of nationality" would typically consist of a permanent transfer of its registered office outside of Luxembourg, but would not include a merger with a non-Luxembourg company in which the non-Luxembourg company survives. An increase of any obligations of stockholders set forth in our articles of incorporation would also require approval of all stockholders.

    Notwithstanding any provisions contained within our articles of incorporation to the contrary, the approval of a majority of the holders of shares of Class A common stock, voting as a separate class, shall be required for any of the following matters:

    - a "change of control" which means (i) any sale, lease, exchange or other transfer of all or substantially all of the property, assets or business of the company or of the company and its subsidiaries taken as a whole,
      (ii) any liquidation, dissolution or winding up of the company, (iii) any merger or consolidation to which the company is a party and pursuant to which either (x) the holders of the voting securities of the company immediately prior thereto own less than 51% of the outstanding voting securities of the surviving entity immediately following such transaction or (y) the holders of the voting securities of the company immediately prior thereto do not have the ability to elect a majority of the members of the board of directors (or persons performing similar functions) of the surviving entity immediately following such transaction, or (iv) any person or group (as such term is used in Section 13(d) of the U.S. Securities Exchange Act of 1934) of persons, shall either (x) beneficially own (as defined in Rule 13d-3 under the Exchange Act) securities of the company representing 50% or more of the voting securities of the company then outstanding or (y) have the ability to elect a majority of the members of the board of directors (or persons performing similar functions) of the surviving entity. For purposes of the sentence above, "voting securities" shall mean securities, the holders of which are ordinarily entitled to elect the members of the board of directors (or persons performing similar functions);

    - any amendment of our articles of incorporation which adversely affects, violates or conflicts with any of the rights of holders of the shares of Class A common stock; and

    - any issuance in a transaction or series of related transactions of equity securities representing 20% or more of the outstanding shares of Class A common stock, Class B common stock or non-voting junior preferred stock, except through the authorized share capital as currently provided in our articles of incorporation.

    The holders of non-voting junior preferred stock generally do not have a right to vote but shall be entitled to vote in every general meeting called upon to deal with the following matters:

    - the issue of new shares carrying preferential rights;

    - the determination of preferential cumulative dividend attaching to the non-voting junior preferred stock;

    - changes to the right of conversion of the non-voting junior preferred stock into ordinary shares;

    - the reduction of our capital;

    - any change of our corporate object;

    - the issue of convertible bonds;

    - the dissolution of FirstMark before its term; and

    - the transformation of FirstMark into a company of another legal form.

    Where, despite the existence of profits available for that purpose, the preferential cumulative dividends have not been paid in their entirety for any reason whatsoever for a period of two successive financial years and until such time as all cumulative dividends shall have been received in full, the holders of non-voting junior preferred stock shall also have the same voting rights as the holders of all classes of common stock at all meetings.

DIRECTORS

    POWERS OF THE BOARD. Our board has wide powers to perform all acts necessary or desirable for accomplishing our aims. Our board may delegate daily management to one or more directors, officers, executives, employees or other persons, provided that any delegation to a member of the board has been previously authorized by the stockholders at a general meeting.

    APPOINTMENT AND REMOVAL OF DIRECTORS. Our articles provide that directors are elected by both Class A and Class B stockholders voting together at a general meeting for a maximum term of three years (except for the initial terms as described below), except in case of a vacancy where the board may provisionally appoint a director to fill such a vacancy until the next general meeting. Directors may be re-elected indefinitely for further terms of up to three years.

    Initially the board of directors will have 13 members. The holders of shares of Class B common stock shall propose three of the nominees for directors, one for each of Class I, Class II and Class III, as described below. The holders of shares of Class A common stock shall propose the remaining nominees for directors to the general meeting of stockholders. In case one or several nominees are not elected at the general meeting of stockholders, the class of shares that proposed such nominee shall be obligated to propose another candidate.

    Our board of directors shall be divided into three classes as nearly equal in size as is practicable, hereby designated as Class I, Class II and Class III. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted in the general meeting of stockholders. At the third annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire, and Class I directors shall be elected for a full term of three years. At the fourth annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire, and Class II directors shall be elected for a full term of three years. At the fifth annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire, and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. If the number of directors changes, any newly created directorship or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

    There are no restrictions in our articles of incorporation or under Luxembourg law as to nationality, residence or professional qualifications for directors. There is no age limit nor are directors required to retire by rotation, except as explained above. Directors may be removed, at any time with or without cause, at any ordinary stockholders' meeting by simple majority of the shares voting.

    LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF DIRECTORS. Under Luxembourg law, civil liability of directors both to the company and to third parties is generally considered to be a matter of public policy. It is possible that Luxembourg courts would declare void an explicit or even implicit contractual limitation on any director's liability to FirstMark. FirstMark, however, can validly agree to indemnify the directors against the consequences of liability actions brought by third parties, including stockholders if such stockholders have personally suffered damage which is independent of and distinct from the damage caused to FirstMark. The articles contain such an agreement.

    Our board of directors can deliberate or act validly only if at least the majority of its members are present or represented. Resolutions shall be approved if taken by a majority of the votes of the members present or represented at such meeting.

    The general meeting of stockholders shall determine the remuneration (if any) of the board of directors.

    The board of directors shall be convened by its co-chairman (or chairman as may be decided by the board of directors) or by any two directors.

OFFICERS

    Under Luxembourg law, an employee of FirstMark can only be liable to FirstMark for damages brought about by his or her willful acts or gross negligence. Any arrangement providing for the indemnification of officers against claims of FirstMark would be contrary to public policy. Employees are liable to third parties under general tort law and may enter into arrangements with FirstMark providing for indemnification against third party claims.

    Under Luxembourg law, an indemnification arrangement can never cover a willful act or gross negligence.

DIVIDENDS

    Any dividends will be payable to holders of both Class A and Class B common stock on an equal basis. Dividends may only be paid out of our distributable profits and unrestricted reserves as shown in our audited accounts for the most recently completed financial year, which would consist of the profit (if any) for such year and retained earnings from prior years after deduction for losses carried over from prior years and reserves required by law or the articles. The Luxembourg law on companies requires FirstMark, in priority to the payment of dividends, to set up a reserve equal to 10% of the subscribed capital by allocating yearly at least 5% of its profits to the reserve account until it reaches the 10% threshold. Since FirstMark has not had profits through December 31, 1999, it has not allocated any amount to the reserve account to date.

    Under Luxembourg law, our board of directors may pay interim dividends because the articles of incorporation contain a specific provision to that effect. However, formal and substantive requirements have to be met in order for FirstMark to pay interim dividends. These include a requirement that we prepare financial statements showing that funds are available for distribution. The amount of such distribution may not exceed the profits earned by FirstMark since the end of the last financial year for which the annual accounts have been approved by the general stockholders' meeting plus retained earnings and withdrawals from unrestricted reserves and minus carried-forward losses and amounts to be mandatorily paid to a reserve account. No interim dividends may be paid out during the first six months of the company's accounting year nor before the approval of the annual accounts of the previous accounting year by a general shareholders' meeting.

    Our statutory auditor must verify whether the conditions for the payment of interim dividends are fulfilled.

    If an interim dividend exceeds the dividend set by the shareholders at the annual ordinary stockholders' meeting, the excess is deemed an advance payment of the next dividend.

    Dividends may be paid in U.S. dollars or in any other currency determined by our board of directors or in shares or otherwise as the board may determine in accordance with Luxembourg law. Payment of any dividends will be made to holders of shares at their addresses in the register maintained by or on our behalf. We have never declared or paid any dividends and do not expect to do so in the foreseeable future.

    Nonresidents of Luxembourg who hold shares or ADSs may be subject to Luxembourg statutory withholding tax in respect of any cash dividends paid. See "Taxation--Certain Luxembourg Tax Considerations."

    In addition to any rights to participate in distributions, each share of non-voting junior preferred stock, in preference to the shares of Class A common stock and Class B common stock as to payment of dividends, shall be entitled to receive, when, as and if declared, cumulative dividends at an annual rate equal to $0.0075 per share of non-voting junior preferred stock as long as such share of non-voting junior preferred stock remains outstanding.

CAPITAL INCREASES; PRE-EMPTIVE RIGHTS

    Pursuant to our articles of incorporation, our board of directors has been authorized without reserving to the existing stockholders a preferential right of subscription to issue further shares so as to bring total capital up to the total authorized capital in whole or in part from time to time. The authorization lapses five years after the publication in the Luxembourg official gazette of the grant of authorization, which occurred in 2000, and may be renewed by stockholder vote at an extraordinary meeting. We intend to issue additional shares of Class A common stock and Class B common stock, including issuances from authorized capital, from time to time to directors and employees of our group as provided in our 1999 share option plan and under our new stock option plan.

    Within the limits of the authorized share capital, the board of directors may issue warrants, options or any other securities convertible or exchangeable into equity securities of the company giving the holder a right to subscribe for one or more shares, and determine the conditions under which such warrant, option or other convertible or exchangeable security will be issued, including and without limitation the subscription price to be paid for the shares upon the exercise of such warrant, option or other convertible or exchangeable security, subject to the requirement contained in article 26-5(1) of the law of August 10, 1915 on commercial companies, as amended, that shares may not be issued below their par value as well as the price to be paid in consideration of such warrant, option or other convertible or exchangeable security, if any. The board of directors may impose conditions on the exercise of such warrant, option or other convertible or exchangeable security as it in its discretion may determine, including restrictions, if any, as to the disposal of the shares issued upon the exercise of such warrant, option or other convertible or exchangeable security.

    Each time the board of directors shall act to render effective the increase of capital or the conversion of Class A common stock into Class B common stock and non-voting junior preferred stock into Class A common stock, as authorized, our articles of association shall be amended to reflect such action and the board of directors shall take or authorize any person to take any necessary steps for the purpose of obtaining execution and publication of such amendment.

    In connection with this authorization to increase the capital and in compliance with Article 32-3(5) of the law of August 10, 1915 on commercial companies, as amended, our board of directors is

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authorized to waive or to limit the preferential subscription rights of the existing stockholders with respect to the authorized increase in share capital referred to above.

    The subscribed capital and the authorized capital of FirstMark may be increased or reduced by the stockholders at a stockholders' meeting under the same quorum and majority requirements applicable to an amendment of the articles. The board may issue shares of Class A common stock and Class B common stock (up to the amount authorized by the articles) without stockholder approval, and, if so decided by the board, existing stockholders will have no pre-emptive rights in connection with such issuance. Holders of shares outstanding prior to this offering will have no pre-emptive rights in connection with this offering.

    In the event that pre-emptive rights are not disallowed by the board, all stockholders will be notified of the period during which pre-emptive rights may be exercised, as determined by the board. Under Luxembourg law, this period must be at least 30 days. Pre-emptive rights are transferable and may be sold, prior to exercise.

LIQUIDATION RIGHTS

    Our stockholders may dissolve FirstMark by resolution of the general meeting of stockholders. If such dissolution were to occur, FirstMark would then be liquidated, and after payment of its debts or consignment of the sums necessary to pay such debts, the stockholders (except for the holders of non-voting junior preferred stock, who are preferred as described below) would be entitled to the remaining assets of FirstMark, in proportion to their holdings.

    Upon the occurrence of a liquidation, the holders of shares of non-voting junior preferred stock shall be entitled, up to their contribution in the share capital of the company, to receive all assets of the company available for distribution in priority to any other holders of shares of Class A common stock or shares of Class B common stock until each such holder has received an amount equal to its contribution. The holders of shares of Class A common stock and Class B common stock shall then be entitled, up to their contribution, to receive all assets of the company available for distribution, until each such holder of shares has received an amount equal to its contribution. After all the holders of shares have received amounts equal to their contributions, then each of the holders of all share classes will be entitled to receive all the remaining assets of the company pro rata.

FORM, TRANSFER AND CONVERSION OF SHARES

    As a general matter under Luxembourg law, shares may be issued in registered or bearer form, at the option of the stockholder, except that shares underlying the ADSs quoted on the Nasdaq National Market are available in registered form only. Shares which have not been fully paid up must be in registered form. Registration of the shares may be evidenced at the holder's option in certificates representing one or more shares.

    The shares of Class B common stock sold in this offering will be in registered global form and will be delivered into the custody of Clearstream Banking AG, Frankfurt am Main, or Clearstream, Frankfurt. Clearstream, Frankfurt will be registered in our share register as the sole stockholder for the shares sold in this offering. Beneficial interests in the shares can be transferred in accordance with the rules and regulations of Clearstream, Frankfurt. The shares are also expected to be accepted for clearance through Clearstream, Frankfurt, Euroclear and Clearstream Banking, societe anonyme, or Clearstream, Luxembourg. The shares may be credited at the option of investors either to a German bank's Clearstream, Frankfurt account or to the accounts of participants with Euroclear or Clearstream, Luxembourg. The ADSs quoted on the Nasdaq National Market will be delivered against payment in U.S. dollars through The Depository Trust Company's book-entry facilities. The shares to be listed on the Neuer Markt segment of the Frankfurt Stock Exchange will be delivered in book-entry form against

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payment in euro through Clearstream, Frankfurt's, Euroclear's and Clearstream
Luxembourg's book entry facilities.

    Transfers of registered shares require either (i) an inscription of the transfer in the share register of FirstMark signed by the transferor and the transferee or their respective agents or (ii) a notification of the transfer by the transferor or the transferee to FirstMark which in turn must record such transfer in the share register maintained by it or on its behalf. FirstMark or its registrar may also enter the transfer in the register on the basis of correspondence or other documents that establish the existence of an agreement between the transferor and the transferee.

    It is generally held that contractual restrictions on the transfer of shares are legal provided they do not render the shares inalienable for a prolonged period of time. Currently, our articles of incorporation provide that, if our board of directors determines that a proposed transfer of shares would violate a restriction on transfer agreed to by the owner of such shares or its predecessor in interest and brought to the attention of our board of directors, our board may refuse to record such transfer in our share register (with a provision that such refusal will not result in a situation where a stockholder is forced to continue to hold shares for an extended period of time).

    PERMITTED TRANSFERS OF CLASS A COMMON STOCK AND NON-VOTING JUNIOR PREFERRED STOCK. No holder of record of Class A common stock or non-voting junior preferred stock may transfer, and we may not register the transfer of shares of Class A common stock or non-voting junior preferred stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a permitted transferee or as otherwise described below. For these purposes a permitted transferee includes;

    - existing holders that are natural persons, their spouse, any lineal descendant of a grandparent of this holder and any spouse of such a lineal descendant,

    - the trustee of a trust principally for the benefit of this holder and other holders and their permitted transferees,

    - charitable organizations,

    - any entity owned or controlled by this holder and his affiliates or other holders and their permitted transferees and affiliates,

    - the executor, administrator, personal representative or guardian of the estate of this holder, or

    - any trust, limited liability company, partnership or any other legal entity that is an existing holder, any owner or beneficiary of such legal entity and any permitted transferee of any person that transferred shares to such legal entity and any permitted transferee of such transferee or any other holder and his permitted transferees.

    A Class A holder or holder of non-voting junior preferred stock may pledge his shares of Class A common stock or non-voting junior preferred stock (as the case may be) pursuant to a bona fide pledge of these shares as collateral security for indebtedness due to the pledgee, provided that these shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the transfer restrictions in our articles of incorporation. In the event of foreclosure or other similar action of the pledgee, these shares of Class A common stock or non-voting junior preferred stock (as the case may be) may only be transferred to a permitted transferee of the pledgor or any other holder or his permitted transferee or converted into shares of Class B common stock.

    Any transfer of shares of Class A common stock or non-voting junior preferred stock not permitted under our articles of incorporation shall result in the conversion of the transferee's shares of Class A common stock or non-voting junior preferred stock into shares of Class B common stock, effective the date on which the transfer is registered in the register of the stockholders.

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    CONVERSION OF CLASS A COMMON STOCK.  Subject to certain terms and conditions, each share of Class A common stock shall be convertible at any time at the option of the holder into one share of Class B common stock. At any time when the outstanding shares of Class A common stock represent less than 10% of the total number of shares of all existing classes then outstanding, then each outstanding share of Class A common stock shall be converted into one share of Class B common stock as of the close of business on the date upon which the company receives notice or later date set forth in the notice.

    CONVERSION OF NON-VOTING JUNIOR PREFERRED STOCK. Subject to certain terms and conditions, each share of non-voting junior preferred stock shall be convertible at any time at the option of the holder into one share of Class A common stock.

    REPURCHASING OF SHARES.

(1) Under Luxembourg law, the company may acquire its own shares either itself or through a person acting in his own name but on the company's behalf subject to the following conditions:

    - the authorization to acquire shares shall be given by the general shareholders' meeting, which shall determine the terms and conditions of the proposed acquisition and in particular the maximum number of shares to be acquired, the duration of the period for which the authorization is given (which may not exceed 18 months) and, in the case of acquisition for value, the maximum and minimum consideration;

    - the nominal value or, in the absence thereof, the accounting par value of the shares acquired, including shares previously acquired by the company and held by it in its portfolio as well as the shares acquired by a person acting in its own name but on behalf of the company, may not exceed 10% of the subscribed capital;

    - the acquisitions must not have the effect of reducing the net assets below the aggregate of the subscribed capital and the reserves which may not be distributed under law or the articles; and

    - only fully paid-up shares may be included in the transaction.

(2) Where the acquisition of the company's own shares is necessary in order to prevent serious and imminent harm to the company, the first bullet under paragraph (1) above shall not apply. In such a case, at the next general shareholders' meeting the board of directors must disclose the reasons for and the purpose of the acquisitions made, the number and nominal values, or in absence thereof, the accounting par value, of the shares acquired, the proportion of the subscribed capital which they represent and the consideration paid for them.

(3) The first bullet under paragraph (1) shall likewise not apply in the case of shares acquired by either the company itself or by a person acting in his own name but on behalf of the company for the distribution of such shares to the employees of the company.

    The distribution of any shares must take place within 12 months from the date of their acquisition.

    STATUTORY AUDITORS. Our affairs and financial situation including particularly our books and accounts shall be supervised by one or more statutory auditors, which may be stockholders or not. The general meeting of stockholders shall appoint the statutory auditors, and shall determine their number, remuneration and term of office, which may not exceed six years.

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                  DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

    The following is a summary of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the ADR. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also copy the deposit agreement, which is located at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330.

    Bankers Trust Company, as our depositary, will issue ADRs. Each ADR will represent an ownership interest in one share of Class B common stock (or the right to receive one share of Class B common stock) which we will deposit with the custodian in Germany under the deposit agreement among ourselves, the depositary and yourself as a holder or beneficial owner of an ADR. Each ADR will also represent securities, cash or other property deposited with the depositary but not distributed to ADR holders.

    The depositary's office is located at Four Albany Street, New York, New York 10006.

    You may hold ADRs either directly or indirectly through your broker or other financial institution. If you hold ADRs directly, you are an ADR holder. This description assumes you hold your ADRs directly. If you hold ADRs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADR holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

    Because the depositary will actually own the shares, you must rely on it to exercise the rights of a stockholder. The obligations of the depositary are set out in the deposit agreement. The deposit agreement and ADRs are governed by New York law.

SHARE DIVIDENDS AND OTHER DISTRIBUTIONS

HOW WILL YOU RECEIVE DIVIDENDS AND OTHER DISTRIBUTIONS ON THE SHARES?

    The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities. You will receive these distributions in proportion to the number of shares underlying your ADR.

    - CASH. The depositary will convert cash distributions we pay on the shares into U.S. dollars if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States on a reasonable basis. Before making a distribution, the depositary will deduct (1) its expenses in converting and transferring cash, including obtaining the approval of a government authority therefor, and (2) any taxes withheld. IF THE EXCHANGE RATES FLUCTUATE DURING A TIME WHEN THE DEPOSITARY CANNOT CONVERT THE CURRENCY, YOU MAY LOSE SOME OR ALL OF THE VALUE OF THE DISTRIBUTION.

    - SHARES. The depositary will distribute new ADRs representing any shares we distribute as a dividend or free distribution if we furnish the depositary promptly with satisfactory evidence that it is legal to do so. If the depositary does not distribute new ADRs, each ADR will represent its proportionate interest in any additional shares we distribute. The depositary will only distribute whole ADRs. It will sell shares which would require it to issue a fractional ADR and distribute the net proceeds in the same way as it does with cash.

    - RIGHTS. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary will make these rights available to you in the manner it deems best, in its own discretion but after consulting us, to the extent that we first furnish the depositary with satisfactory evidence that it is legal to do so. If we do not furnish this evidence and it is practical to sell the rights, the depositary will sell the rights and distribute the U.S. dollar

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
      proceeds in the same way as it does with cash. If the depositary determines that it is lawful to make such rights available to only certain ADR holders but not to others, the depositary may distribute the rights to any holders to whom it determines the distribution is lawful in proportion to the number of shares underlying such holder's ADRs. In the event the depositary would otherwise not distribute the rights, if you request the distribution of warrants or other instruments in order to exercise the rights to which you are entitled, the depositary will make such rights available to you upon written notice from us that we have elected to permit such rights to be executed. The depositary will not distribute rights to ADR holders unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to ADR holders or are registered under the provisions of such act. The depositary may allow rights that are not distributed or not sold to lapse. IN THAT CASE, YOU WILL RECEIVE NO VALUE FOR THEM.

    - IF THE DEPOSITARY MAKES RIGHTS AVAILABLE TO YOU, IT WILL EXERCISE THE RIGHTS AND PURCHASE THE SHARES ON YOUR BEHALF. The depositary will then deposit the shares and issue ADRs to you. It will only exercise rights if you pay the exercise price and any other charges the rights require you to pay. U.S. securities laws may restrict the sale, deposit, cancellation and transfer of the ADRs issued after exercise. For example, you may not be able to trade the ADRs freely in the United States. In this case, you would not be permitted to purchase such securities or otherwise exercise such rights and the depositary would, to the extent possible, dispose of such rights for your account as provided in the deposit agreement. YOU HAVE NO ASSURANCE THAT YOU WILL BE ABLE TO EXERCISE RIGHTS ON THE SAME TERMS AND CONDITIONS AS THE HOLDERS OF ORDINARY SHARES.

    - OTHER DISTRIBUTIONS. The depositary will send to you anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary will adopt a method it thinks equitable and practicable for the purpose of effecting such distribution, including distributing, from the sale of what we distributed, any net proceeds to you in U.S. dollars, in the same way as it does with cash.

    To the extent the depositary decides any distribution to you is not practical, it may make any other distribution it believes is practical, including distributions of foreign currency, securities or property. It may retain any of the same as deposited securities, without paying interest on or investing it. Each ADR will represent the additional distribution received by the depositary.

    YOU HAVE NO ASSURANCE FROM THE DEPOSITARY THAT THEY WILL BE ABLE TO EFFECT ANY CURRENCY CONVERSION OR TO SELL ANY DISTRIBUTED PROPERTY, RIGHTS OR OTHER SECURITIES TIMELY OR AT A SPECIFIED RATE OR PRICE.

RECORD DATE

    Whenever:

    - any cash dividend or cash distribution is to become payable or any distribution other than cash is to be made,

    - rights are to be issued,

    - the depositary finds it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter,

    - the depositary receives notice of any meeting of holders of shares or other deposited securities, or

    - for any reason the depositary causes a change in the number of shares that are represented by each ADR,

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
the depositary will fix a record date as close as practicable to the record date fixed by us with respect to the shares, for determining which holders of ADRs are:

    - entitled to receive such dividend, distribution, rights or the net proceeds of the sale thereof,

    - entitled to give instructions for the exercise of voting rights at any meeting,

    - entitled to act in respect of any other matter,

for determining the date on or after which each ADR will represent a changed number of our shares, as the case may be.

DEPOSIT, WITHDRAWAL AND CANCELLATION

HOW DOES THE DEPOSITARY ISSUE ADRS?

    The depositary will issue ADRs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADRs in the names you request and will deliver ADRs at its office to the persons you request.

HOW DO ADR HOLDERS WITHDRAW AN ADR AND OBTAIN SHARES?

    You may turn in your ADRs at the depositary's office. Upon payment of fees and expenses and of any taxes or charges, the depositary will deliver (1) the underlying shares to an account designated by you with Electronic Book-Entry Settlement System and any other securities, property and cash to you or as ordered by you or (2) at your risk, expense and request, the depositary will deliver any deposited securities, property or cash to which the holder is then entitled at its office.

    The depositary will not accept for surrender an ADR representing less than one share of Class B common stock. If you surrender an ADR representing other than a whole number of shares, it will deliver to you (1) the appropriate whole number of shares and (2) a new ADR representing any remaining fractional share.

VOTING RIGHTS

HOW DO YOU VOTE?

    You may instruct the depositary to vote the shares underlying your ADRs.

    Upon our request, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you, on a certain date, may instruct the depositary to vote the shares or other deposited securities underlying your ADRs as you direct. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as practical, subject to the provisions of and governing the underlying shares or other deposited securities, to vote or have its agents vote the shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct.

    We can not assure you that you will receive from the depositary the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. THIS MEANS THAT YOU MAY NOT BE ABLE TO EXERCISE YOUR RIGHT TO VOTE AND THERE MAY BE NOTHING YOU CAN DO IF YOUR SHARES ARE NOT VOTED AS YOU REQUESTED.

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
FEES AND EXPENSES

ADR HOLDERS MUST PAY:                                                   FOR:
---------------------                         --------------------------------------------------------
$5.00 per 100 ADRs (or portion thereof).....  -           Each issuance of an ADR, including as a
                                                          result of a distribution of shares or rights
                                                          or the reclassification of deposited
                                                          securities or any recapitalization,
                                                          reorganization, merger or consolidation or
                                                          sale of assets.

                                              -           Each withdrawal of an ADR

A fee of $1.50 per receipt..................  -           Any combination or split-up of receipts

Register or transfer fees...................  -           Transfer and registration of shares on any
                                                          applicable register payable by you when you
                                                          deposit or withdraw shares

$2.00 per 100 ADRs (or portion thereof).....  -           Any cash distribution.

Expense of the depositary...................  -           Conversion of foreign currency to U.S.
                                                          dollars

Expenses of the depositary..................  -           Cable, telex and facsimile transmission
                                                          expenses

Taxes and other governmental charges the
depositary or the custodian have to pay on
any ADR, or share underlying an ADR, for
example, stock transfer taxes, stamp duty or
withholding taxes...........................  -           As necessary

PAYMENT OF TAXES

    You have to pay any taxes payable by or on behalf of the depositary or the custodian with respect to the ADRs, other deposited securities or any distribution thereon to the depositary. Until you pay such taxes, the depositary may refuse to effect a registration, registration of transfer, split-up, combination or withdrawal of the deposited securities.

    The depositary may deduct the amount of any taxes owed from any payments to you. It may also sell deposited securities or property, other than cash, by public or private sale, to pay any taxes owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADRs to reflect the sale and will pay to you any proceeds, or send to you any cash or other property, remaining after it has paid the taxes.

    The depositary or the custodian will remit to the relevant governmental authority any amounts required to be withheld by either of them in connection with a distribution. We will similarly remit any amounts so owed by us.

RECLASSIFICATIONS, RECAPITALIZATIONS AND MERGERS

    If we:

    - change the nominal or par value of our shares,

    - reclassify, split up or consolidate any of the deposited securities, or

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
    - recapitalize, reorganize, merge, consolidate, sell all or substantially all of our assets, or take any similar action,

    then:

    - the cash, shares or other securities received by the depositary will become deposited securities. Each ADR will automatically represent its equal share of the new deposited securities; and

    - the depositary may also issue new ADRs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

REPORTS

    We will furnish to the depositary and the custodian summaries in English or English-language versions of any reports, notices and other communications that we generally transmit to holders of our shares or other deposited securities. The depositary will make the items listed above available for your inspection at its corporate trust office and at the office of the custodian.

    Upon our request, the depositary will promptly mail to you such notices, reports and communications, which we generally make available to the holders of our shares and other deposited securities, and will make a copy of such notices, reports and communications available to you for inspection at its corporate trust office.

AMENDMENT AND TERMINATION

HOW MAY THE DEPOSIT AGREEMENT BE AMENDED?

    We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If the amendment imposes or increases fees or charges, except for taxes and other governmental charges or certain expenses of the depositary, or prejudices an important right of ADR holders, it will only become effective 30 days after the depositary notifies you of the amendment. AT THE TIME AN AMENDMENT BECOMES EFFECTIVE, YOU ARE CONSIDERED, BY CONTINUING TO HOLD YOUR ADR, TO AGREE TO THE AMENDMENT AND TO BE BOUND BY THE ADRS AND THE DEPOSIT AGREEMENT AS AMENDED.

    No amendment will impair your right to surrender your ADR and receive the underlying securities and all money and other property, if any, to which your ADR entitles you. If a governmental body adopts new laws, regulations or rules which require the deposit agreement or ADR to be amended, we and the depositary may make the necessary amendment, which could take effect before you receive notice thereof.

HOW MAY THE DEPOSIT AGREEMENT BE TERMINATED?

    The depositary will terminate the deposit agreement if we ask it to do so. The depositary may also terminate the deposit agreement at its own initiative. If we terminate the deposit agreement, you must be given 30 days notice of such termination. If the depositary terminates the deposit agreement, you must be given 90 days notice of such termination.

    After termination, the depositary will be required to do only the following under the deposit agreement: (1) collect and hold distributions on the deposited securities, (2) sell rights and other property, as provided in the deposit agreement and (3) deliver shares and other deposited securities upon the cancellation of the ADRs. At any time after one year from the termination date, the depositary may sell any remaining deposited securities by public or private sale. After the expiration of one year from the date of expiration, the depositary may sell any deposited securities it then holds and may hold, uninvested, the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADR holders that have not surrendered their

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
ADRs. It has no liability for interest. After making such sale, the depositary's only obligations will be to account for the money and other cash and its obligations with respect to indemnification.

LIMITATIONS ON OBLIGATIONS AND LIABILITY TO ADR HOLDERS

LIMITS ON OUR OBLIGATIONS AND THE OBLIGATIONS OF THE DEPOSITARY; LIMITS ON
  LIABILITY TO HOLDERS OF ADRS

    The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

    - are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith,

    - are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement,

    - are not liable if either of us exercises discretion permitted under the deposit agreement,

    - have no obligation to become involved in a lawsuit or other proceeding related to the ADRs or the deposit agreement on your behalf or any other party, unless it has been provided an indemnity,

    - may rely upon any document we believe in good faith to be genuine and to have been signed or presented by the proper party,

    - will not be liable for any action or inaction while relying on advice or information from legal counsel, other advisor, yourself or anyone else competent to give advice or information, and

    - will not be responsible for failing to carry out instructions to vote securities or for the manner in which same are voted or the effect of the vote.

    The depositary may own and deal in our securities and in ADRs.

    In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

REQUIREMENTS FOR DEPOSITARY ACTIONS

    Before the depositary will issue or register transfer of an ADR, make a distribution on an ADR or permit withdrawal of shares, the depositary may require:

    - payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities,

    - production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary, and

    - compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

    The depositary may refuse to deliver, transfer, or register transfers of ADRs generally when our transfer books or the transfer books of the depositary are closed or at any time if we or the depositary think it advisable to do so.

YOUR RIGHT TO RECEIVE THE SHARES UNDERLYING YOUR ADRS

    You have the right to cancel your ADRs and withdraw the underlying shares at any time except:

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    - when temporary delays arise because: (1) the depositary or we has/have closed its/our transfer books; (2) the transfer of shares is blocked to permit voting at a stockholder's meeting; or (3) we are paying a dividend on the shares,

    - when you or other ADR holders seeking to withdraw shares owe money to pay fees, taxes and similar charges, and

    - when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADRs or to the withdrawal of shares or other deposited securities.

    This right to withdrawal may not be limited by any other provisions of the deposit agreement.

PRE-RELEASE OF ADRS

    In certain circumstances, subject to the provisions of the deposit agreement, the depositary may issue ADRs before deposit of the underlying shares. This is called a pre-release of the ADRs. A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may pre-release ADRs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made must represent to the depositary in writing that it or its customer owns the shares or ADRs to be deposited; (2) the owner of the shares or ADRs must (a) assign its beneficial ownership interest in the shares or ADRs to the depositary for the benefit of the ADR holders and (b) agree not to take any action with respect to such shares or ADRs that is inconsistent with this transfer of beneficial ownership; (3) the pre-released ADRs must be fully collateralized with cash or other property the depositary deems appropriate, held by the depositary for your benefit; and (4) the depositary must be able to close out the pre-release on not more than five (5) business days' notice.

    In addition, the depositary will limit the number of ADRs that may be outstanding at any time as a result of pre-release to not more than 30% of all ADRs, although the depositary may disregard the limit from time to time if it deems appropriate and may change such limit for purposes of general application.

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                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon the completion of this offering, there will be       shares of Class B
common stock of FirstMark outstanding (assuming no exercise of the underwriters'
over-allotment option), of which       shares of Class B common stock to be sold
in the offering, whether in the form of shares or ADSs, will be freely tradeable without restriction by persons other than "affiliates" of FirstMark. The remaining shares will be deemed "restricted" securities within the meaning of the U.S. Securities Act, and, as such, may not be sold within the United States in the absence of registration under the U.S. Securities Act or an exemption therefrom, including the exemptions contained in Rule 144.

    In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated) who has been deemed to have owned shares of an issuer for at least one year, including an "affiliate," is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding number of shares of such class
(approximately   shares after the offering) or the average weekly trading volume in composite trading in all national securities exchanges during the four calendar weeks preceding the filing of the required notice of such sale. A person (or persons whose shares are required to be aggregated) who is not deemed an affiliate of an issuer at the time of the sale and for at least three months prior to the sale and who has owned shares for at least two years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above. Affiliates continue to be subject to such limitations. As defined in Rule 144, an "affiliate" of an issuer is a person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such issuer.

    Many of our existing shareholders have the right to require us to file a registration statement after the offering and the lock-up referred to below to permit them to sell their shares.

    Each of FirstMark, its executive officers and directors, and all other existing shareholders of FirstMark, have agreed that, without the prior written consent of the underwriters, it will not, for a period of 180 days from the date of this prospectus, subject to certain exceptions described under "Underwriters":

    - offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of FirstMark or any securities convertible into or exercisable or exchangeable for shares of FirstMark; or

    - enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares of FirstMark,

whether any such transaction described above is to be settled by delivery of shares of FirstMark or such other securities, in cash or otherwise, for a period of 180 days after the date of this prospectus. See "Underwriters." In addition, under the rules of the Neuer Markt segment of the Frankfurt Stock Exchange, the shareholders have undertaken not to offer or sell shares, directly or indirectly, in an exchange or off-exchange transaction, within a period of six months from the date of admission of the shares to the Neuer Markt.

    Prior to the offering, there has been no established market for the shares or ADSs, and no predictions can be made about the effect, if any, that future sales of shares or ADSs or the availability of such shares for sale would have on the market price prevailing from time to time. Sales of substantial amounts of shares or ADSs in the public market, or the perception that such sales could occur, may have an adverse impact on the market price for the shares and the ADSs and on the ability of FirstMark to raise capital through an offering of its equity securities.

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                               MARKET INFORMATION

    Prior to the offering, there has been no public market for the shares or the ADSs. We have applied to have the ADSs approved for quotation on the Nasdaq National Market and to have the shares of Class B common stock approved for listing on the Neuer Markt of the Frankfurt Stock Exchange.

THE FRANKFURT STOCK EXCHANGE AND THE NEUER MARKT

    The Frankfurt Stock Exchange is the most significant of the eight German stock exchanges and accounted for approximately 86.2% of the turnover in exchange-traded shares in Germany in 1999. The aggregate annual turnover of the Frankfurt Stock Exchange in 1999 of approximately [EURO]4.08 billion, based on the Frankfurt Stock Exchange's practice of separately recording the sale and purchase components involved in any trade for both equity and debt instruments, made it the fourth largest stock exchange in the world behind the New York, London and Tokyo Stock Exchanges in terms of turnover. As of December 31, 1999, the shares of 3,265 corporations, including 2,554 foreign corporations, were traded on the official regulated market (including the Neuer Markt) and the regulated unofficial market of the Frankfurt Stock Exchange.

    The Neuer Markt segment of the Frankfurt Stock Exchange is a new trading segment that was launched in March 1997. It is designed for innovative, small to mid-size companies in high growth industries that have an international orientation and that are willing to provide active investor relations. Issuers are requested to provide investors on an ongoing basis with information such as annual and quarterly reports, including cash flow statements, and a corporation action timetable.

TRADING ON THE NEUER MARKT

    Trading of shares listed on the Neuer Markt takes place simultaneously on the floor of the stock exchange as well as via the system Xetra (Exchange electronic trading). Electronic trading via Xetra takes place on every business day between 9:00 a.m. and 5:30 p.m., Frankfurt time. The Frankfurt Stock Exchange has recently adopted a resolution to extend trading hours until 8:00 p.m., beginning in summer 2000. Trading within the Xetra system is done by banks and securities dealers who have been admitted to trading on at least one of Germany's stock exchanges. Xetra is integrated into the Frankfurt Stock Exchange and is subject to its rules and regulations.

    Markets in listed securities are generally of the auction type, but listed securities also change hands in inter-bank dealer markets off the Frankfurt Stock Exchange. Price formation is determined by open bid by state-appointed specialists (AMTLICHE MAKLER) who are themselves exchange members, but who do not, as a rule, deal with the public. Prices of currently traded securities are displayed continuously during trading hours. At the half-way point of each trading day, a single standard quotation is determined for all shares. The members' association of the Frankfurt Stock Exchange publishes a daily list of prices which contains the standard prices of all traded securities, as well as their highest and lowest quotations during the past year.

    Transactions on the Frankfurt Stock Exchange, including transactions within the Xetra system, are settled on the second business day following trading. Transactions off the Frankfurt Stock Exchange for large volumes or if one of the parties is foreign are generally also settled on the second business day following trading, unless the parties have agreed upon a different date. According to the conditions of German banks for securities trading (SONDERBEDINGUNGEN FUR WERTPAPIERGESCHAFTE), customers' orders to buy or sell listed securities must be executed on a stock exchange, unless the customer instructs otherwise. Trading can be suspended by the Frankfurt Stock Exchange if orderly stock exchange trading is temporarily endangered or if a suspension is in the public interest.

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
    A specific feature of the Neuer Markt segment of the Frankfurt Stock Exchange is the introduction of the obligatory designated sponsor, I.E., an entity admitted for trading at the Frankfurt Stock Exchange which provides additional liquidity by quoting prices for the buying and selling of shares on request. Each issuer on the Neuer Markt of the Frankfurt Stock Exchange has to nominate at least two designated sponsors which will not only ensure that there is sufficient liquidity for its shares, but also serve as consultants on all stock market related matters for the issuer.

    Trading on German stock exchanges is regulated by, among others, the Federal Supervisory Office for Securities Trading (BUNDESAUFSICHTSAMT FUR DEN WERTPAPIERHANDEL).

GENERAL INFORMATION RELATING TO NEUER MARKT LISTING

    In connection with this offering, we will apply for the admission of the entirety of our issued and outstanding shares of Class B common stock to the regulated market with trading on the Neuer Markt segment of the Frankfurt Stock
Exchange. We currently expect that the admission will take place on       ,
2000. The first day on which the offered shares of Class B common stock will be
quoted on the Neuer Markt is currently anticipated to be     , 2000.

                                    TAXATION

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion summarizes certain U.S. federal income tax consequences of the acquisition, ownership and disposition of common shares or ADSs, which we collectively refer to in this discussion as shares, to U.S. Holders (as defined below). The discussion is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended, known as the Code, its legislative history, judicial authority, current administrative rulings and practice, and existing and proposed Treasury regulations, all as in effect and existing on the date of this prospectus. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the conclusions set forth below, possibly on a retroactive basis. This discussion assumes that any share is or will be held as a capital asset (as defined in Section 1221 of the Code) by the holders of the share. This discussion applies only to a person who is an initial holder or other beneficial owner of shares purchased pursuant to this offering and who is for U.S. federal income tax purposes

    - a citizen or resident of the United States,

    - a corporation or partnership created or organized in or under the laws of the United States, any State of the United States or the District of Columbia,

    - an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or

    - a trust if, in general, a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons has the authority to control all substantial decisions of such trust (a "U.S. Holder").

Non-U.S. Holders are advised to consult their own tax advisors regarding the tax considerations incident to the acquisition, ownership and disposition of shares. In addition, this discussion does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to other particular holders in light of their personal investment circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders that may be subject to special rules under the U.S. federal income tax laws, such as

    - persons owning (or treated as owning) 10% or more of the total combined voting power of FirstMark,

    - financial institutions,

    - insurance companies,

    - real estate investment trusts,

    - dealers in securities or foreign currency,

    - traders in securities,

    - tax-exempt organizations,

    - foreign corporations or nonresident alien individuals,

    - U.S. expatriates,

    - persons that hold shares that are a hedge against, or that are hedged against, currency risk or that are part of a straddle or conversion transaction, or

    - persons whose functional currency is not the U.S. dollar.

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
    In addition, this discussion does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in the holder of shares. The effect of any applicable state, local or foreign tax laws is not discussed.

    THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. EACH PURCHASER IS URGED TO CONSULT WITH ITS OWN TAX ADVISORS TO DETERMINE THE IMPACT OF THE PURCHASER'S PERSONAL TAX SITUATION ON THE ANTICIPATED TAX CONSEQUENCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES.

    GENERAL

    For purposes of the Code, holders of ADSs will be treated as the beneficial owners of the common shares represented by those ADSs. Exchanges of ADSs for the Class B common stock and Class B common stock for ADSs will be tax free for purposes of the Code.

    TREATMENT OF DISTRIBUTION

    FirstMark has not paid any dividends on its shares and does not intend to pay dividends in the foreseeable future. See "Dividend Policy". However, if you receive a dividend on shares, generally, you will be required to include such distribution (including any withholding taxes imposed on such distribution) in gross income as ordinary income to the extent such distribution is paid from the current or accumulated earnings and profits of FirstMark as determined under U.S. federal income tax principles. Distributions in excess of the earnings and profits of FirstMark generally will first be treated, for U.S. federal income tax purposes, as a nontaxable return of capital to the extent of your basis in the shares and then as gain from the sale or exchange of a capital asset. Dividends paid in euros will be includible in your income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day the dividends are received which, in the case of ADSs, will be the date the dividends are received by the depositary. If the depositary converts the euros into dollars on the day it receives them, U.S. Holders of ADSs generally should not recognize foreign currency gain or loss in respect of dividend income. Dividends received on shares by U.S. corporate shareholders will not be eligible for the corporate dividends received deduction.

    You will be entitled to claim a foreign tax credit with respect to income received from FirstMark only for foreign taxes (such as withholding taxes), if any, imposed on dividends paid to you, and not for taxes, if any, imposed on FirstMark or on any entity in which FirstMark has made an investment. Distributions to you from FirstMark that are treated as dividends generally will be classified as foreign source passive income (or, for U.S. Holders that are "financial service entities" as defined in the Treasury Regulations, financial service income). The rules relating to foreign tax credits are extremely complex, and you should consult your own tax advisor with regard to the availability of a foreign tax credit and the application of the foreign tax credit to your particular situation.

    SALE OR EXCHANGES OF THE SHARES

    With certain exceptions, gain or loss realized on the sale or exchange of shares will be treated as U.S. source capital gain or loss in an amount equal to the difference between your adjusted basis in the shares and the amount realized on the sale or exchange (or, if the amount realized is denominated in foreign currency, the U.S. dollar equivalent of the foreign currency determined at the spot rate on the date of sale or exchange). This capital gain or loss will be long-term capital gain or loss if you have held the shares for more than one year at the time of the sale or exchange.

    FOREIGN PERSONAL HOLDING COMPANY

    In general, if FirstMark or any of its foreign corporate subsidiaries were to be classified as a foreign personal holding company ("FPHC"), and you own or are deemed to own FirstMark's stock or the stock of one of its foreign subsidiaries on the last day of its taxable year, you would be treated as receiving a dividend at the end of the taxable year of FirstMark or that subsidiary in an amount equal to your pro rata share of the undistributed foreign personal holding company income (generally, taxable income with certain adjustments) of FirstMark or that subsidiary. This income would be taxable to you as a dividend, even if no cash dividend were actually paid. You generally would not be subject to tax under these rules if you dispose of all of your shares prior to the last of day of FirstMark's taxable year. If FirstMark were treated as an FPHC, U.S. Holders who acquire shares from decedents would, in some circumstances, be denied the step-up of the income tax basis for those shares to fair market value at the date of death which would otherwise have been available and instead would have a tax basis equal to the lower of the fair market value or the decedent's basis.

    A foreign corporation will be classified as an FPHC if (1) five or fewer individuals, who are U.S. citizens or residents, directly or indirectly (taking into account ownership attribution rules), own more than 50% of the corporation's stock (measured either by voting power or value) (the "stockholder test") and (2) at least 60% of the corporation's gross income (regardless of source), as specifically adjusted, is from certain passive sources (the "income test"). After a corporation becomes an FPHC, the income test percentage for each subsequent taxable year is reduced to 50%. For purposes of the income test, FirstMark and each of its subsidiaries, other than subsidiaries treated for U.S. tax purposes as a branch or pass-through entity, are considered separately.

    Five or fewer individuals who are U.S. citizens or residents currently may be treated as owning more than 50% of the voting power of the outstanding shares of FirstMark and its foreign corporate subsidiaries for purposes of the FPHC rules, and FirstMark believes that the stockholder test may be met on a going forward basis. During its current fiscal year, FirstMark will have interest income from the temporary investment of funds from this offering and earlier private equity investments and will have only limited amounts of gross income from operations. Accordingly, FirstMark, and possibly one or more of its subsidiaries, may be an FPHC. Nevertheless, FirstMark believes that if it or any of its subsidiaries is an FPHC for the current fiscal year, its undistributed foreign personal holding company income would be small and FirstMark intends to manage its affairs and the affairs of the subsidiaries for the current fiscal year and any subsequent fiscal year in which FirstMark or any subsidiary may be an FPHC so as to attempt to avoid or minimize having income imputed to U.S. shareholders under these rules, to the extent such management of its affairs is consistent with its other business goals and commitments.

    PASSIVE FOREIGN INVESTMENT COMPANY

    In general, FirstMark will be a "passive foreign investment company" ("PFIC") if either (1) 75% or more of its gross income constitutes "passive income," or (2) 50% or more of the average value (for the current year, tax basis) of its assets produce passive income or are held for the production of passive income. Passive income generally includes, among other things, dividends, interest, certain rents and royalties and any gain from the sale or exchange of property that produces any of these types of income or that produce no income and net gains from certain commodity and foreign currency transactions. The Internal Revenue Service takes the position that cash and cash equivalents, including the working capital of an operating business, are passive assets. For purposes of these tests, if FirstMark owns at least 25% by value of the stock of another corporation, it is considered to have directly received its proportionate share of the gross income of the other corporation and to directly own its proportionate share of the assets of the other corporation. FirstMark intends to manage its affairs and the affairs of its subsidiaries so as to avoid or minimize the chances that FirstMark will be classified as a PFIC following this offering, to the extent consistent with its other business goals and commitments. However, because FirstMark will not immediately invest the funds from this offering in active assets and it is likely not eligible for a special exception for "start-up" companies, it is possible

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(depending on the rate of utilization of those funds) that FirstMark will be a
PFIC for the current fiscal year.

    If FirstMark becomes a PFIC for any taxable year, you (whether you own shares directly or indirectly) may be subject to reporting requirements and a special tax and interest charge upon a sale or other disposition of those shares, or upon the receipt of certain distributions from FirstMark, unless you elect to include in your income your pro rata share of the ordinary earnings and net capital gain of FirstMark or, under some circumstances, on the difference between the fair market value and the adjusted basis of such shares as described below. In addition, if FirstMark is or becomes a PFIC for any taxable year in your holding period, it generally will remain a PFIC for all subsequent taxable years with respect to you if you do not make a timely QEF election, discussed below.

    The special tax is computed by assuming that the gain, if any, with respect to the shares was earned ratably over each day in your period of ownership (or certain portions thereof). The portion allocable to the taxable year of the disposition is taxed as ordinary income. The portion allocable to each taxable year prior to the taxable year of the disposition (with certain exceptions) is taxed as ordinary income at the maximum marginal tax rate applicable for each such taxable year. An interest charge is imposed on the amount of the special tax in each such prior year that is deemed to arise from the allocation of the gain to such prior year and is charged at the applicable rates imposed on underpayments of U.S. federal income tax for the period commencing on the due date of the tax return for each prior period and ending on the due date of the tax return for the year of the gain. These rules would also apply to the receipt of an "excess distribution" with respect to shares. In general, a shareholder of a PFIC is treated as having received an excess distribution to the extent that the amount of the distribution is more than 125% of the average annual distributions with respect to its shares during the three preceding taxable years (or, if shorter, period during which the shareholder held the shares).

    If FirstMark were a PFIC, U.S. Holders who acquire shares from decedents could be denied the step-up of the income tax basis for such shares which would otherwise have been available.

    Under certain circumstances, a shareholder of a corporation which is a PFIC may elect to treat the PFIC as a "qualified electing fund" (a "QEF"), in which case the electing shareholder would generally not be subject to the special tax rules discussed above. Instead, the electing shareholder would include in its income each taxable year for which the corporation is a PFIC (1) as ordinary income, a pro rata share of the PFIC's ordinary earnings and (2) as long-term capital gain, a pro rata share of the PFIC's net capital gain, whether or not distributed. Moreover, FirstMark believes, based on projections, that it is unlikely that it would be a PFIC in years after the current taxable year and, as discussed above, if you make a QEF election for the current taxable year, you would not be required to include any imputed amounts in income as a result of making the election for later taxable years for which FirstMark is not a PFIC. If FirstMark determines that it is a PFIC, FirstMark will provide the requisite information to a shareholder upon reasonable request of such shareholder to enable such shareholder to make the "QEF" election. If applicable, the rules pertaining to an FPHC, discussed above, generally override those pertaining to a PFIC with respect to which a "QEF" election is in effect.

    As an alternative election, a mark-to-market election may be made by a U.S. person who owns marketable stock in a PFIC at the close of such person's taxable year. An electing U.S. Holder would, in general, include as ordinary income in each taxable year an amount equal to the increase, if any, in value of its shares for that year (measured at the close of the U.S. Holder's taxable year) and would be allowed a deduction for any decrease in the value of its shares for that year, but only to the extent of previously included mark-to-market income. The mark-to-market election is made with respect to marketable stock in a PFIC on a shareholder-by-shareholder basis and, once made, can only be revoked with the consent of the IRS. Under Treasury regulations published on January 25, 2000, the term "marketable stock" includes stock of a PFIC that is "regularly traded" on a qualified exchange or other market. For these purposes, a class of stock is regularly traded on a qualified exchange or other market for any calendar year during which such class of stock is traded (other than in DE MINIMIS quantities) on at least 15 days during each calendar quarter. It is expected that the shares will be treated as marketable stock for these purposes, but no assurances can be given.

    YOU SHOULD CONSULT YOUR OWN TAX ADVISERS AS TO THE EFFECT OF THE PFIC RULES (INCLUDING THE PROPOSED REGULATIONS) ON THE OWNERSHIP, SALE OR OTHER DISPOSITION OF THE SHARES.

    INFORMATION REPORTING AND BACKUP WITHHOLDING

    In general, information reporting requirements and a 31% backup withholding tax may apply to the payment of dividends on shares and the proceeds of certain sales of shares in respect of U.S. Holders. Backup withholding will not apply if the holder (1) is a corporation or other exempt recipient or (2) complies with the applicable backup withholding requirements. Any amounts, withheld under the backup withholding rules will be allocated as a credit against such U.S. Holder's U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS.

    Treasury regulations, generally effective for payments made after December 31, 2000, modify certain of the certification requirements for backup withholding. It is possible that FirstMark and other withholding agents may request a new withholding exemption certification from holders in order to qualify for continued exemption from backup withholding under Treasury Regulations when they become effective.

CERTAIN LUXEMBOURG TAX CONSIDERATIONS

    THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. EACH PURCHASER IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX CONSULTANTS TO DETERMINE POSSIBLE LUXEMBOURG TAX CONSEQUENCES OF A PURCHASE OF SHARES.

    The following summary outlines certain Luxembourg tax consequences to persons who are nonresidents of Luxembourg and who do not have a permanent establishment in Luxembourg ("Non-Resident Holders") with respect to the ownership and disposition of shares. It does not examine tax consequences to residents or to some extent, former residents.

    COMMON STOCK

    Non-Resident Holders of shares are not liable for Luxembourg tax on capital gains on any such shares; PROVIDED, HOWEVER, that if they hold more than 25% of the share capital of FirstMark, they are subject to tax on capital gains on the disposal of shares held for not more than six months.

    Dividends paid on shares to Non-Resident Holders are subject to a withholding tax of 25%. Under certain circumstances, European Union Non-Resident Holders may benefit from an exemption of withholding tax. Reductions of the withholding rate may also be provided by tax treaties. In the case of the current treaty between Luxembourg and the United States, the withholding tax is reduced to 7.5% or less, and in the new proposed treaty the rate will be reduced to 15% or less, PROVIDED that the holder is entitled to claim treaty benefits.

    A non-resident holder of shares is not liable to inheritance tax except if the deceased holder was a resident of Luxembourg at the time of death.

    The issuance of shares will trigger the levy of a capital duty payable by FirstMark of 1% of the subscription price.

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
                                  UNDERWRITERS

    Under the terms and subject to the conditions contained in the U.S.
underwriting agreement dated                 , 2000, each U.S. underwriter named
below, for whom Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. are serving as representatives, has severally agreed to purchase, and FirstMark has agreed to sell to them, the number of shares indicated in the table below:

                                                              NUMBER OF
NAME                                                           SHARES
----                                                          ---------
Morgan Stanley & Co. Incorporated...........................
Salomon Smith Barney Inc....................................
                                                              --------

    Total...................................................
                                                              ========

    The U.S. underwriting agreement provides that the obligations of the several U.S. underwriters to pay for and accept delivery of the shares offered by this prospectus are subject to certain conditions, including the conditions that no stop order suspending the effectiveness of the registration statement is in effect and no proceedings for such purpose are pending before or threatened by the Securities and Exchange Commission and that there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of FirstMark and its subsidiaries, taken as a whole, from that set forth in the registration statement. The U.S. underwriters are obligated to take and pay for all of the shares offered by this prospectus, other than those covered by the over-allotment option described below, if any shares are taken.

    Pursuant to the U.S. underwriting agreement, FirstMark has granted to the U.S. underwriters an option, exercisable for 30 days from the date of this
prospectus, to purchase up to an aggregate of         shares, which may be in
the form of shares or ADSs, at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The U.S. underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares and ADSs offered by this prospectus. To the extent the underwriters exercise this option, each U.S. underwriter will become obligated, subject to conditions, to purchase approximately the same percentage of such additional shares as the number listed next to the U.S. underwriter's name in the preceding table bears to the total number of shares offered by the U.S. underwriters by this prospectus.

    FirstMark has also entered into an international underwriting agreement with ABN AMRO Rothschild, Morgan Stanley & Co. International Limited and Salomon Brothers International Limited, as representatives of the international underwriters named in the international underwriting agreement, providing for
the offering and sale of     shares in connection with the international
offering. The lead managers for the international offering are ABN AMRO Rothschild, Morgan Stanley & Co. International Limited and Salomon Brothers International Limited. FirstMark has granted to the international underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase
up to     additional shares solely for the purpose of covering over-allotments, if any.

    Morgan Stanley & Co. International Limited and ABN AMRO Rothschild are acting as joint global coordinators for FirstMark in connection with the combined U.S. and international offering.

    To provide for the coordination of their activities, the U.S. underwriters and the international underwriters have entered into an intersyndicate agreement which provides, among other things, that the U.S. underwriters and the international underwriters may purchase and sell among each other such number of shares as is mutually agreed upon among the U.S. representatives and the international representatives. To the extent there are sales among the U.S. underwriters and the international underwriters pursuant to the intersyndicate agreement, the number of shares or ADSs initially available for sale by the U.S. underwriters and the number of shares initially available for sale by the international underwriters may be more or less than the numbers appearing on the cover page of this prospectus. Except as permitted by the intersyndicate agreement, the price of any ADSs or shares so sold will be the initial public offering price, less an amount not greater than the selling concession.

    Pursuant to the intersyndicate agreement, as part of the distribution of the ADSs and shares the U.S. underwriters will offer and sell ADSs and shares, directly or indirectly, only in the United States and Canada and the international underwriters will offer and sell shares, directly or indirectly, only outside the United States and Canada and to institutional and retail investors in Germany. For these purposes, an offer or sale is considered to be made in a country if it is made to any individual resident in such country or to any corporation, partnership, pension, profit-sharing or other trust or other entity, including any such entity constituting an investment advisor acting with discretionary authority, whose office most directly involved with the purchase is located in such country. "United States" means the United States of America, its territories, its possessions and all areas subject to its jurisdiction.

    This prospectus may be used by the U.S. underwriters and dealers in connection with offers and sales of the ADSs and shares in the United States and Canada.

    No action has been or will be taken in any jurisdiction by FirstMark or any underwriter that would permit an offering to the general public of the shares offered by this prospectus in any jurisdiction other than the United States and Germany.

    Shares and ADSs sold by the U.S. underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares or ADSs sold by the U.S. underwriters to securities
dealers may be sold at a discount of up to [EURO]    per share or $    per ADS
from the initial public offering price. Any such securities dealers may resell any share purchased from the U.S. underwriters to certain other brokers or
dealers at a discount of up to [EURO]    per share or $    per ADS from the
initial public offering price. If all the shares or ADSs are not sold at the initial public offering price, the U.S. representatives may change the offering price and the other selling terms.

    The U.S. underwriters have informed FirstMark that they do not intend sales to discretionary accounts to exceed five percent of the total number of shares offered by them.

    The following table shows the per share price to the public, the total underwriting discounts and commissions to be paid to the U.S. underwriters by FirstMark, and the total proceeds to FirstMark if the U.S. underwriters' over-allotment option is exercised in full:

                                                          U.S. DOLLARS*     EURO
                                                          -------------   --------
Per share price to the public...........................
Total U.S. underwriters discounts and commissions.......
Total proceeds to FirstMark.............................

------------------------

*   translated at an exchange rate of [EURO]1.00=$    .

    FirstMark has agreed with the U.S. underwriters that, without the prior written consent of the global coordinators, it will not, during the period ending 180 days after the date of this prospectus:

    - offer, pledge, sell, contract to sell any option or contract to purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares or ADSs of FirstMark or any securities convertible into or exercisable or exchangeable for such shares or ADSs, or

    - enter into any swap or other arrangement that transfers to another, in whole or in part, the economic consequences of ownership of the shares,

whether any such transaction described above is to be settled by delivery of shares or other such securities, in cash or otherwise. These restrictions do not apply to shares issued in this offering or pursuant to our existing share option plan and employment arrangements.

    In order to facilitate the offering of the shares, the U.S. and/or international underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreements, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The underwriters may also sell shares in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, shares in the open market to stabilize the price of the shares. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the shares in the offering, if the syndicate repurchases previously distributed shares to cover syndicate short positions or to stabilize the price of the shares. These activities may raise or maintain the market price of the shares above independent market levels or prevent or retard a decline in the market price of the shares. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

    FirstMark estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately
$    million.

    Morgan Stanley Dean Witter Capital Partners IV, L.P. and certain other funds
affiliated with Morgan Stanley & Co. Incorporated, hold   shares of Class A
common stock or 8.5% of FirstMark.

    Application has been made for the listing of the shares on the Neuer Markt
segment of the Frankfurt Stock Exchange under the symbol "      ", and for
quotation of the ADSs on the Nasdaq National Market under the symbol "FMRK".

    From time to time in the ordinary course of their respective businesses, one or more of the U.S. underwriters and their affiliates may engage in the future in commercial and/or investment banking transactions with us and our affiliates.

    FirstMark and the U.S. underwriters have agreed to indemnify each other against some liabilities, including liabilities under the Securities Act.

PRICING OF THE OFFERING

    Prior to the offering, there will be no public market for the shares. The initial public offering price will be determined by negotiations between FirstMark and the U.S. and international underwriters. Among the factors that will be considered in determining the initial public offering price are the future prospects of FirstMark and its industry in general, sales, earnings and certain other financial and operating information of FirstMark in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of FirstMark.

                             VALIDITY OF SECURITIES

    Arendt & Medernach, our Luxembourg counsel, will pass upon the validity of the shares. Fried, Frank, Harris, Shriver & Jacobson, our U.S. counsel, will pass upon certain legal matters. Sullivan & Cromwell, U.S. counsel for the underwriters, will pass upon the validity of the ADSs, and Elvinger, Hoss & Prussen, Luxembourg counsel for the underwriters, will pass upon certain legal matters. A partnership in which partners of Fried, Frank, Harris, Shriver & Jacobson are partners is a shareholder of the company and FirstMark Communications International.

                                    EXPERTS

    The consolidated financial statements of FirstMark and subsidiaries as of December 31, 1998 and 1999 and for the period ended December 31, 1998 and the year ended December 31, 1999 included herein and in the registration statement have been audited by Arthur Andersen, independent public accountants as indicated in their reports with respect thereto and are included herein, in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    The consolidated financial statements of LambdaNet Communications GmbH as of November 15, 1999 and for the period from April 21, 1999 (Date of inception) to November 15, 1999 included herein and in the registration statement have been audited by Arthur Andersen, independent public accountants as indicated in their reports with respect thereto and are included herein, in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

    We are subject to the reporting requirements of the Securities Exchange Act of 1934 and, accordingly, file annual and quarterly and other information with the United States Securities and Exchange Commission. We are also subject to the Exchange Act rules regarding the content and furnishing of proxy statements to shareholders. You may read and copy at prescribed rates any reports, statements and other information we file at the Commission's public reference rooms located at: Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You may also obtain information about us from the following regional offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Please call 1-800-SEC-0330 in the United States for further information on the public reference rooms. Our filings will also be available to the public from commercial document retrieval services and at the web site maintained by the Commission at http://www.sec.gov. When the ADSs begin trading on the Nasdaq National Market, copies of the information we file with the Commission may also be read at the offices of the National Association of Securities Dealers at 1735 K Street, N.W., Washington, D.C. 20006.

    We have agreed to furnish copies of these reports to the depositary promptly after they have been filed with the Commission. Our financial statements included in such reports will be prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP for short, will express all amounts in euro and will also indicate the appropriate amounts in United States dollars in accordance with the rules of the Commission.

    We have filed a registration statement on Form S-1 to register with the Commission the shares and ADSs being offered by this prospectus. This prospectus is part of that registration statement. As allowed by the Commission's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You should read the registration statement for further information with respect to the shares and ADSs.

           SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

    We are a Luxembourg company and substantially all of our assets are located outside the United States. In addition, certain members of our management and board of directors are residents of countries other than the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce in the United States against such persons or us judgments of courts of the United States predicated upon civil liabilities under the United States federal securities laws. We have been advised by our Luxembourg counsel, Arendt & Medernach, that since there is no treaty between the United States and Luxembourg providing for the reciprocal recognition and enforcement of judgments, United States judgments are not enforceable in Luxembourg. However, a final judgment for the payment of money obtained in a United States court, which is not subject to appeal or any other means of contestation and is enforceable in the United States, would in principle be upheld by a Luxembourg court of competent jurisdiction when asked to render a judgment in accordance with such final judgment by a United States court, without substantive re-examination of the merits of the subject matter thereof; provided that such judgment has been rendered by a court of competent jurisdiction, in accordance with rules of proper procedure, that it has not been rendered in proceedings of a penal or revenue nature and that its content and possible enforcement are not contrary to public policy or public order of Luxembourg. Notwithstanding the foregoing, there can be no assurance that United States investors will be able to enforce against us, or members of our management or board of directors or certain experts named herein who are residents of Luxembourg or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. In addition, there is doubt as to whether a Luxembourg court would impose civil liability on us or on the members of our management or board of directors in an original action predicated solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in Luxembourg against us or such members.

  INFORMATION REQUIRED FOR LISTING ON THE NEUER MARKT SEGMENT OF THE FRANKFURT
                                 STOCK EXCHANGE

CAPITAL EXPENDITURES AND INVESTMENTS

    We invested approximately $2.5 million from our inception on July 8, 1998 to December 31, 1999 in equipment and office related equipment. During the first quarter of 2000, we invested approximately $15.0 primarily in the initial roll out of our German fiber optic backbone network. Future expenditures are expected to cover completion of the fiber optic backbone network in Germany and costs relating to establishing wireless local loop and DSL services in Germany, completion of our planned fiber optic backbone networks in France and Spain and establishing wireless local loop services in Spain, France, Switzerland, Portugal and Finland. We believe that the net proceeds of this offering, together with cash on hand and anticipated future debt financings, will be sufficient to finance the deployment of these parts of our broadband internet network, fund operating losses and meet our capital needs until the end of 2001.

SUBSIDIARY INFORMATION

    The following is a chart showing the subsidiaries or affiliates in which we own, directly or indirectly, shares with a book value that amounts to at least 10% of our stated capital or contributes to at least 10% of our net income.

                            AS OF DECEMBER 31, 1999

                                                                                    SUBSCRIBED
                                                                                    AND PAID IN
NAME OF SUBSIDIARY--REGISTERED SEAT  COUNTRY    CURRENCY   OWNERSHIP   BOOK VALUE     CAPITAL      NET LOSS
-----------------------------------  --------   --------   ---------   ----------   -----------   ----------
                                                                                      (EURO)
LambdaNet Communications GmbH,
  Hannover.....................      Germany    euro          80%      25,578,186   32,025,200    (6,447,014)

ADDITIONAL CORPORATE INFORMATION

FORMATION AND PURPOSE

    The company was incorporated under the name FirstMark Communications Europe S.C.A. on July 8, 1998 under the laws of the Grand-Duchy of Luxembourg as a "SOCIETE EN COMMANDITE PAR ACTIONS", which is a legal partnership that includes a general partner, who assumes an unlimited liability (FirstMark Communications International II LLC) and limited partners (FirstMark Communications International LLC), who assume limited liability. On January 19, 2000, the company was converted into a "SOCIETE ANONYME" and changed its name to FirstMark Communications Europe S. A. When the Company was converted into a "SOCIETE ANONYME" the general partner was removed and the limited partners continued to hold their shares. The company has its seat in Luxembourg and is registered in the Luxembourg commercial register under number R.C.B. 65 610. The Company is governed by Luxembourg law.

    Pursuant to Article 3 of its articles of association, the company's objectives are:

    "The Company shall have as its business purpose the holding of participations, in any form whatsoever, in Luxembourg companies and foreign companies, the acquisition by purchase, subscription, or in any other manner as well as the transfer by sale, exchange or otherwise of stock, bonds, debentures, notes and other securities of any kind, and the ownership, administration, development and management of its portfolio.

    The Company may carry on directly any commercial, industrial and financial activity or maintain a commercial establishment open to the public. The Company may participate in the establishment and development of any financial, industrial or commercial enterprises in Luxembourg and abroad and may render them every assistance whether by ways of loans, guarantees or otherwise. The Company may borrow in any form and proceed to the issuance of bonds.

    The Company may further guarantee, grant loans or otherwise assist the companies in which it holds a direct or indirect participation or which form part of the same group of companies as the Company.

    In general, it may take any controlling and supervisory measures and carry out any operation which the Company may deem useful for the accomplishment and development of its purposes.

    The duration of the Company is not limited to a specific time period. The Company can be dissolved by resolution of the General Shareholders' Meeting, if the special requirements under Luxembourg law for amendments of the Articles of Association are met."

    The fiscal year of the company runs from January 1 to December 31 of each year.

DEVELOPMENT OF SHARE CAPITAL SINCE INCORPORATION

    Since our formation on July 8, 1998, we have issued and sold the following unregistered securities:

    On July 8, 1998, we were formed as FirstMark Communications Europe SCA, a legal partnership with a capital of $40,000 consisting of 1 registered unlimited liability share, par value $1,000, issued to FirstMark Communications International II LLC and 39 registered limited liability shares, par value of $1,000, issued to FirstMark Communications International LLC.

    On May 21, 1999, we replaced 1 registered unlimited liability share, par value $1,000 issued to FirstMark Communications International II LLC with 1 registered unlimited liability share, par value $1.50. We also replaced 39 registered limited liability shares, par value of $1,000, issued to FirstMark Communications International LLC with 26,000 shares of common stock, par value $1.50 per share, and further increased its share capital by the issuance of 64,000 shares of common stock, par value $1.50 per share, to FirstMark Communications International LLC.

    On May 21, 1999, pursuant to a subscription agreement, we agreed to issue an aggregate of 10,015 shares of Series A convertible preferred stock, par value $1.50 per share, to a private investor. Under the subscription agreement, we issued to the investor 10,000 shares of Series A convertible preferred stock. In August and October 1999, we issued the remaining 15 shares of Series A convertible preferred stock to the investor on January 19, 2000.

    On January 24, 2000, in connection with a credit facilities agreement between the registrant and ABN AMRO Ventures B.V., we issued 1,198 share of Series E convertible preferred stock, par value $1.50 per share, to ABN AMRO Ventures B.V.

    On January 24, 2000, pursuant to a subscription agreement, we issued 2,272 shares of Series B convertible preferred stock, par value $1.50 per share, to a private investor.

    On January 24, 2000, pursuant to a private investor's exercise of its preemptive rights under the registrant's stockholders agreement, we issued 253 shares of Series B convertible preferred stock, par value $1.50 per share, and 1,106 shares of Series C convertible preferred stock, par value $1.50 per share.

    On January 24, 2000, pursuant to a contribution agreement, we issued 9,937 shares of Series C convertible preferred stock, par value $1.50 per share, to FirstMark Fiber Holdings LLC in exchange for FirstMark Fiber Holdings LLC's 80% ownership interest in LambdaNet Communications GmbH.

    On April 7, 2000, pursuant to a subscription agreement, the registrant issued 10,392 shares of Series F-1 convertible preferred stock, par value $1.50 per share, to ABN AMRO Ventures B.V. On June 15, 2000, we repurchased these shares as described below.

    On April 27, 2000, we issued 383 shares of Series E convertible preferred stock, par value $1.50 per share, to ABN AMRO Ventures B.V. For a limited time, we have a call right to acquire all 383 shares of Series E convertible preferred stock at an exercise price of $1.50 per share. In connection with the issuance of shares of Series E convertible preferred stock, we exercised this call right as described below. On June 15, 2000, we repurchased these shares as described below.

    One June 15, 2000, pursuant to a sale and transfer agreement with ABN AMRO Ventures B.V., we repurchased 10,392 shares of Series F-1 convertible preferred stock, par value $1.50 per share, belonging to ABN AMRO Ventures B.V. and 383 shares of Series E convertible preferred stock, par value $1.50 per share. These shares were subsequently reissued pursuant to a subscription agreement with certain private investors.

    On June 15 and July 18, 2000, pursuant to a subscription agreement, we issued 96,000 shares of Series F convertible preferred stock, par value $1.50 per share, and 24,000 shares of Series F-2 convertible preferred stock, par value $1.50 per share, to a group of private investors.

    On June 15, 2000, pursuant to a contribution agreement, we issued 466 shares of common stock, par value $1.50 per share, to FirstMark Communications International LLC.

    On June 26, 2000, pursuant to a letter agreement, we committed and became obligated to issue, subject to certain adjustments contained in the letter, approximately 541 shares of common stock, par value $1.50 per share, to Audiocom S.A.

    Immediately prior to this offering we had no shares of Class B common stock
outstanding, so that following the issue of      new shares of Class B common
stock in this offering, we will have shares of Class B common stock issued and outstanding and another shares of Class B common stock authorized, but not issued.

    Immediately prior to this offering we had        shares of Class A common
stock outstanding and another      shares of Class A common stock authorized,
but not issued.

    Immediately prior to this offering we had        shares of non-voting junior
preferred stock outstanding and another      shares of non-voting junior
preferred stock authorized, but not issued.

RECENT DEVELOPMENTS AND OUTLOOK

    From our inception in July 1998 until March 31, 2000 we have earned total sales revenues of $2.5 million and grown into a company with over 160 full time employees. The first three months of 2000 reflected the substantial growth we have undergone since inception. We anticipate revenues for 2000 to be significantly higher than 1999 as a result of capacity sales and co-location services on our fiber optic backbone network in Germany.

    We expect to generate most of our revenue for the next 12 months by offering end-to-end "clear-bandwidth" and co-location services to alternative operators and internet service providers for hosting and transport of data, voice, video and internet services. Most of our revenue will be derived initially from our fiber optic backbone network in Germany. As we expand services in Germany and in other countries, we expect to generate revenue from a variety of other services, such as broadband access via wireless local loop and DSL.

    We anticipate cost of sales to be significantly higher as we generate additional sales. Cost of sales will primarily consist of the cost of leased lines, the cost to interconnect and terminate traffic with other network providers and the rental cost of the points of presence. We are likely to need to incur expenditures for co-location space, leased lines for DSL services and various telecommunications equipment in advance of sales generated from these activities.

    We recently started our operations with the opening of our fiber optic backbone network in Germany in January 2000, and wireless local loop services in Germany and Luxembourg in May 2000 and in Portugal in July 2000. Our planned rapid expansion of operations will place a significant strain on our management, financial and other resources. Our ability to manage its expansion effectively will depend upon, among other things, monitoring operations, controlling costs, maintaining regulatory compliance, maintaining effective quality controls, significantly expanding our internal management, technical, information and accounting systems, and attracting, assimilating and retaining qualified management and technical personnel. If we are unable to hire and retain staff, expand our facilities, purchase adequate supplies of equipment and deploy and maintain efficient management information systems, customers could experience delays in connection of service and/or of lower level of customer service. Failure to meet the demands of our customers and to manage the expansion of our business and operations would have a material adverse effect on our business, financial condition and results of operations. For further information on some of the risk to our business, see the "Risk Factors" section of this prospectus.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE
  MONTHS ENDED MARCH 31, 2000:

Consolidated Balance Sheets.................................     F-2
Consolidated Statements of Profit and Loss..................     F-4
Consolidated Statements of Changes in Shareholders'
  Equity....................................................     F-5
Consolidated Statements of Cash Flows.......................     F-6
Notes to Unaudited Consolidated Financial Statements........     F-7

AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED
  DECEMBER 31, 1999 AND THE PERIOD FROM JULY 8, 1998 (DATE
  OF INCEPTION) TO DECEMBER 31, 1998:

Report of Independent Auditors..............................    F-16
Consolidated Balance Sheets.................................    F-17
Consolidated Statements of Profit and Loss..................    F-19
Consolidated Statements of Changes in Stockholders'
  Equity....................................................    F-20
Consolidated Statements of Cash Flows.......................    F-21
Notes to Audited Consolidated Financial Statements..........    F-22

AUDITED FINANCIAL STATEMENTS OF LAMBDANET COMMUNICATIONS
  GMBH FOR THE PERIOD FROM APRIL 21, 1999 (DATE OF
  INCEPTION) TO NOVEMBER 15, 1999
Report of Independent Auditors..............................    F-49
Balance Sheet...............................................    F-50
Statement of Profit and Loss................................    F-52
Statement of Change in Equity...............................    F-53
Statement of Cash Flows.....................................    F-54
Notes to the Audited Financial Statements of LambdaNet......    F-55

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                   AS OF MARCH 31, 2000 AND DECEMBER 31, 1999

                                                                          MARCH 31,
                                                                             2000       DECEMBER 31,
                                                               NOTES     (UNAUDITED)        1999
                                                              --------   ------------   ------------
                                                                             US$            US$
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................               17,887,816    20,886,790
  Accounts receivable--
    Trade, net of allowance of $29,451 and nil
      respectively..........................................                2,068,459        68,759
    From affiliated companies...............................                3,776,436       553,078
    Other...................................................                9,831,373     7,838,804
                                                                         ------------   -----------
                                                                           15,676,268     8,460,641
  Deferred costs............................................     5          5,972,675            --
  Prepaid expenses and other current assets.................                2,032,451       799,728
                                                                         ------------   -----------
    TOTAL CURRENT ASSETS....................................               41,569,210    30,147,159
                                                                         ------------   -----------

PROPERTY AND EQUIPMENT, AT COST.............................               37,046,323    35,339,456
  Less--accumulated depreciation............................               (1,549,350)     (690,894)
                                                                         ------------   -----------
                                                                           35,496,973    34,648,562
                                                                         ------------   -----------

INTANGIBLE ASSETS, AT COST:
  Goodwill..................................................     4         76,154,757    73,275,606
  Licenses..................................................     4        113,294,443     6,219,407
  GasLINE Agreement.........................................               11,517,201    11,517,201
  Other.....................................................                5,496,091     1,398,851
                                                                         ------------   -----------
                                                                          206,462,492    92,411,065
  Less--accumulated amortization............................               (3,835,979)   (1,366,766)
                                                                         ------------   -----------
                                                                          202,626,513    91,044,299
                                                                         ------------   -----------

INVESTMENTS
  Affiliated companies......................................                       --         4,264
                                                                         ------------   -----------
                                                                                   --         4,264
                                                                         ------------   -----------
TOTAL ASSETS................................................              279,692,696   155,844,284
                                                                         ============   ===========

             The accompanying notes are an integral part of these financial statements.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                   AS OF MARCH 31, 2000 AND DECEMBER 31, 1999

                                                                          MARCH 31,
                                                                             2000       DECEMBER 31,
                                                               NOTES     (UNAUDITED)        1999
                                                              --------   ------------   ------------
                                                                             US$            US$
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable--
    Trade...................................................     4        125,784,348     8,548,689
    Other...................................................                9,424,727     3,612,361
                                                                         ------------   -----------
                                                                          135,209,075    12,161,050

  Accrued liabilities.......................................                7,792,680     5,946,099
  Short term debt...........................................     5         15,000,000            --
  Long term debt maturing within one year...................                       --       225,034
                                                                         ------------   -----------
                                                                          158,001,755    18,332,183

LONG TERM LIABILITIES:
  Long term debt and financing..............................     5         26,381,140    27,729,828
  Advances from stockholders................................                2,581,587     2,607,903
                                                                         ------------   -----------
                                                                           28,962,727    30,337,731
                                                                         ------------   -----------
    TOTAL LIABILITIES.......................................              186,964,482    48,669,914
                                                                         ------------   -----------

MINORITY INTEREST...........................................                5,168,172     7,460,255
                                                                         ------------   -----------

COMMITMENTS AND CONTINGENCIES...............................     6

STOCKHOLDERS' EQUITY:
  Common stock (110,001 shares authorized, 90,001 shares
    issued with par value of $1.50).........................                  135,002       135,002
  Preferred convertible Series A stock (10,100 shares
    authorized, 10,015 shares issued with par value of
    $1.50)..................................................                   15,023        15,000
  Preferred convertible Series B stock (2,525 shares
    authorized and issued with par value of $1.50)..........                    3,788            --
  Preferred convertible Series C stock (11,043 shares
    authorized and issued with par value of $1.50)..........                   16,564        14,905
  Preferred convertible Series E stock (1,198 shares
    authorized and issued with par value of $1.50)..........                    1,797            --
  Additional paid-in capital................................              154,161,423   140,127,144
  Accumulated deficit.......................................              (60,203,354)  (31,237,293)
  Deferred compensation cost................................               (5,910,904)   (9,149,630)
  Accumulated other comprehensive loss......................                 (659,297)     (191,013)
                                                                         ------------   -----------
    TOTAL STOCKHOLDERS' EQUITY..............................               87,560,042    99,714,115
                                                                         ------------   -----------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..............              279,692,696   155,844,284
                                                                         ============   ===========

   The accompanying notes are an integral part of these financial statements.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF PROFIT AND LOSS

               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999

                                                                 THREE MONTHS ENDED   THREE MONTHS ENDED
                                                                   MARCH 31, 2000       MARCH 31, 1999
                                                       NOTES        (UNAUDITED)          (UNAUDITED)
                                                      --------   ------------------   ------------------
                                                                        US$                  US$
Revenue.............................................                  2,518,752                   --
Cost of revenue.....................................                 (1,277,081)                  --
                                                                    -----------           ----------
Gross margin........................................                  1,241,671                   --

Selling, general and administrative expenses........                (27,163,922)          (1,189,839)
License acquisition costs...........................                   (298,568)                  --
                                                                    -----------           ----------
  Operating loss....................................                (26,220,819)          (1,189,839)
                                                                    -----------           ----------

Interest expense and other..........................                 (3,306,078)                  --
Interest income and other...........................                     29,651                   --
Exchange loss, net..................................                   (288,268)                  --
Equity in net loss of affiliates....................                 (1,872,883)                  --
                                                                    -----------           ----------

  Loss before income taxes..........................                (31,658,397)          (1,189,839)
                                                                    -----------           ----------

Income taxes........................................                     (1,945)                  --
                                                                    -----------           ----------

Loss after income taxes.............................                (31,660,342)          (1,189,839)

Minority interest...................................                    597,734                   --
                                                                    -----------           ----------

  Net loss..........................................                (31,062,608)          (1,189,839)
                                                                    ===========           ==========

  Weighted average number of shares outstanding
    during the period...............................                     90,001               90,001

  Basic and diluted loss per common share...........                       (345)                 (13)

   The accompanying notes are an integral part of these financial statements.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                      FOR THE PERIOD ENDED MARCH 31, 2000

                                             NUMBER OF      NUMBER OF PREFERRED                          ADDITIONAL
                                           COMMON SHARES    CONVERTIBLE SHARES     COMMON    PREFERRED     PAID IN       DEFERRED
                                            OUTSTANDING         OUTSTANDING        STOCK       STOCK       CAPITAL     COMPENSATION
                                          ---------------   -------------------   --------   ---------   -----------   ------------
                                                                                    US$         US$          US$           US$
Balance as of
  December 31, 1999.....................      90,001              19,937          135,002     29,905     140,127,144    (9,149,630)

Stock issuance of January 24, 2000:
  Convertible preferred Series A
    stock...............................                              15                          23
  Convertible perferred Series B
    stock...............................                           2,525                       3,788       5,584,060
  Convertible preferred Series C
    stock...............................                           1,106                       1,659       2,568,140
  Convertible preferred Series E
    stock...............................                           1,198                       1,797       5,988,203
Exchange of stock options...............                                                                    (106,124)
Gain arising on stock issuance by French
  subsidiary............................
Amortization of compensation cost.......                                                                                 3,238,726
Charge to equity........................
Comprehensive loss
  --loss for the period.................
  --other comprehensive loss............
  - Currency translation adjustment.....
Total comprehensive loss................
                                              ------              ------          -------     ------     -----------   -----------
Balance as of March 31, 2000
  (Unaudited)...........................      90,001              24,781          135,002     37,172     154,161,423    (5,910,904)
                                              ======              ======          =======     ======     ===========   ===========

                                                         ACCUMULATED
                                                            OTHER
                                          ACCUMULATED   COMPREHENSIVE
                                            DEFICIT         LOSS           TOTAL
                                          -----------   -------------   -----------
                                              US$            US$            US$
Balance as of
  December 31, 1999.....................  (31,237,293)      (191,013)    99,714,115
Stock issuance of January 24, 2000:
  Convertible preferred Series A
    stock...............................                                         23
  Convertible perferred Series B
    stock...............................                                  5,587,848
  Convertible preferred Series C
    stock...............................                                  2,569,799
  Convertible preferred Series E
    stock...............................                                  5,990,000
Exchange of stock options...............                                   (106,124)
Gain arising on stock issuance by French
  subsidiary............................    2,139,892                     2,139,892
Amortization of compensation cost.......                                  3,238,726
Charge to equity........................      (43,345)                      (43,345)
Comprehensive loss
  --loss for the period.................  (31,062,608)                  (31,062,608)
  --other comprehensive loss............
  - Currency translation adjustment.....                    (468,284)      (468,284)
Total comprehensive loss................                                (31,530,892)
                                          -----------     ----------    -----------
Balance as of March 31, 2000
  (Unaudited)...........................  (60,203,354)      (659,297)    87,560,042
                                          ===========     ==========    ===========

   The accompanying notes are an integral part of these financial statements.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999

                                                                         THREE MONTHS   THREE MONTHS
                                                                            ENDED          ENDED
                                                                          MARCH 31,      MARCH 31,
                                                                             2000           1999
                                                               NOTES     (UNAUDITED)    (UNAUDITED)
                                                              --------   ------------   ------------
                                                                             US$            US$
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................             (31,062,608)    (1,189,839)
  Adjustments to reconcile net loss to net cash
    used in operating activities
    Depreciation and amortization...........................               3,413,637          8,273
    Provision for losses on accounts receivable.............                  29,451             --
    Non cash compensation costs.............................               3,238,726             --
    Loss applicable to minority interest....................                (597,734)            --
    Equity in net loss of affiliates........................               1,872,883             --
    Gain on stock issuance by French subsidiary.............               2,139,892             --
    Charge to equity........................................                 (43,345)            --
  Changes in operating assets and liabilities--
    --(Increase) in accounts receivable.....................              (7,245,078)            --
    --(Increase) in prepaid expenses and other current
      assets................................................              (1,217,195)            --
    --Increase in accounts payable..........................               6,153,230        158,802
    --Increase in accrued liabilities.......................               1,846,581             --
                                                                         -----------     ----------
      Net cash used in operating activities.................             (21,471,560)    (1,022,764)
                                                                         -----------     ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment........................             (14,965,591)       (18,462)
  Purchase of licenses and other intangible assets..........              (1,856,541)            --
                                                                         -----------     ----------
      Net cash used in investing activities.................             (16,822,132)       (18,462)
                                                                         -----------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of share capital...................               8,159,466             --
  Proceeds from short-term debt.............................              15,000,000             --
  Proceeds from long-term debt..............................              11,463,600             --
  Proceeds from long-term debt from stockholders............                      --      1,067,368
                                                                         -----------     ----------
      Net cash provided by financing activities.............              34,623,066      1,067,368
                                                                         -----------     ----------

  (Decrease) Increase in cash and cash equivalents..........              (3,670,626)        26,142

  Effect of exchange rate changes on cash...................                 671,652             --
  Cash and cash equivalents at beginning of the period......              20,886,790        265,378
                                                                         -----------     ----------
      Cash and cash equivalents at end of the period........              17,887,816        291,520
                                                                         ===========     ==========
  Supplemental disclosure of cash flow information:
  Cash paid for interest....................................                 104,577             --
  Cash paid for income taxes................................                      --             --

   The accompanying notes are an integral part of these financial statements.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                              AS OF MARCH 31, 2000

1.  ORGANIZATION

    FirstMark Communications Europe S.A. (the "Company" or "FirstMark") was incorporated on July 8, 1998 under the laws of the Grand-Duchy of Luxembourg under the name FirstMark Communications Europe S.C.A. as a "Societe en Commandite par Actions". On January 19, 2000 the Company was converted into a "Societe Anonyme" and changed its name to FirstMark Communications Europe S.A.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The interim consolidated financial statements of FirstMark Communications Europe S.A. and subsidiaries (the "Group" or the "Company") are unaudited and have been prepared in accordance with generally accepted accounting principles in the United States and Securities and Exchange Commission ("SEC") regulations for interim financial reporting. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the financial statements reflect all adjustments (of a normal and recurring nature) which are necessary to present fairly the financial position, results of operations and cash flows for the interim periods. The financial statements should be read in conjunction with the audited consolidated financial statements as of December 31, 1999 and 1998 presented elsewhere in this prospectus. The results for the three month period ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

    Until December 31, 1999, the Group qualified as a development stage company and presented its financial statements as such. Since January 2000, the Group has generated sufficient revenues to no longer qualify as a development stage company as of March 31, 2000. The Group mainly operates in one reportable industry segment, telecommunications services throughout Europe.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," which has been subsequently amended by SFAS No. 137 and SFAS No. 138. This statement establishes accounting and reporting standards for derivatives and derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction. The adoption of this standard is effective for the first quarter of our fiscal year ending
December 31, 2001. We have not yet completed our analysis of this new accounting standard and, therefore, have not determined whether this standard will have a material effect on our financial statements.

    In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB
101). SAB 101 outlines the

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                              AS OF MARCH 31, 2000

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
SEC's views on applying generally accepted accounting principles to revenue recognition in financial statements. Specifically, the bulletin provides both general and specific guidance as to the periods in which companies should recognize revenues. In addition, SAB 101 also highlights factors to be considered when determining whether to recognize revenues on a gross or net basis. The Group believes that its policies in regards to the recognition of revenues are in compliance with SAB 101.

3.  EARNINGS (LOSS) PER COMMON SHARE

    Earnings (Loss) per common share are comprised as follows:

                                                  THREE MONTHS      THREE MONTHS
                                                 ENDED MARCH 31,   ENDED MARCH 31,
                                                      2000              1999
                                                 ---------------   ---------------
Net loss.......................................   $(31,062,608)      $(1,189,839)
                                                  ============       ===========
Weighted average number of shares outstanding
  during the period............................         90,001            90,001
                                                  ============       ===========
Weighted average number of diluted shares
  outstanding during the period................         90,001            90,001
                                                  ============       ===========
Basic and diluted loss per common share........   $       (345)      $       (13)
                                                  ============       ===========

    As of March 31, 2000, the Group had 9,725 stock options (1999--nil) on the Company's share capital and 3.75 percent of LambdaNet's nominal capital under the option plan, which were not included in the computation of diluted earnings per share, because to do so would have been anti-dilutive for the periods presented.

4.  INVESTING ACTIVITIES

    In January 2000, the Company entered into a shareholders' agreement with several partners granting them equity interests in FirstMark Communications France S.ar.l., and reducing the Company's ownership from 100 percent to 34 percent. The Company recognized a gain on the dilution in the amount of $2,139,892, which was recorded in stockholders' equity as a gain arising from stock issuance by subsidiaries. Under this shareholders' agreement, the partners have the right to convert their shares of stock into the Company's common stock at the time the Company files a registration statement in the United States for an initial public offering of common stock. They also have the option under certain circumstances to exchange their shares in the French subsidiary for common equity securities of the company on a fair market value basis.

    LambdaNet owns a class 3 license in Germany which enables it to operate as a carriers' carrier beginning January 1, 2000. The Company started operations on January 2, 2000 and has since been generating revenues.

    On January 31, 2000, the Group submitted, through a joint venture, its final bid for a license in France.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                              AS OF MARCH 31, 2000

4.  INVESTING ACTIVITIES (CONTINUED)
    In February 2000, the Group purchased an additional 3.325 percent of LambdaNet previously held by an external consultant for a total cash consideration of DM 8,312,500 ($4,192,742). The excess of the purchase price over the fair value of the net identifiable assets amounts to $2,904,316 and has been recorded as goodwill. Such goodwill is amortized on a straight-line basis over a period of 15 years. In addition to the cash consideration, the seller received the right to purchase shares of common stock in FirstMark Communications Europe S.A. up to a maximum of DM 1,800,000 at a price equal to the price per share paid by third party investors in the next round of equity financing raised by the Company. This right expires on December 31, 2000.

    During the three month period ended March 31, 2000, the Group incorporated wholly owned subsidiaries in Finland, Italy and Denmark. As of March 31, 2000, these companies are dormant.

    In March 2000, the Group received, through a joint venture, a license to operate a wireless local loop service in Spain.

    In March 2000, the Group received, through an auction process, licenses to operate wireless local loop services in Switzerland for a total consideration of $109,970,909. These licenses are payable to the Swiss regulatory authorities by June 30, 2000.

5.  FINANCIAL INSTRUMENTS

    Financial instruments are primarily cash and cash equivalent, time deposits, investments and accounts receivable. On March 15, 2000, the company has been granted warrants to purchase 5,066 ordinary shares of Floware Wireless Systems Ltd. a private company. The warrants are accounted for at their original cost of $nil to the Company.

6.  DEBT AND FINANCING

    On January 19, 2000, the Group finalized a one-year $50 million convertible bridge loan facility (the "Convertible Facility") and, upon expiration of the one year period, an optional $50 million working capital facility for two years, for the initial purpose of financing the Company's expansion of its broadband wireless telecommunication network, and thereafter for the working capital requirements of the Company.

    Under the Convertible Facility, the Group is required to maintain certain covenants which include, among others, a limitation on the use of proceeds, a limitation on the Group's indebtedness outside of the Convertible Facility, and a limitation on the investments of the Group. In addition, the maximum Total Senior Leverage Ratio of the Group, which is defined in the Credit Facility Agreement as the ratio of the sum of the total outstanding advances from the Credit Facility and any other senior indebtedness of the Group to the total amount of contributed equity capital of the Group, must not exceed 2.50 to 1.00 at any time.

    The interest rate for the Convertible Facility is 15 percent per annum, compounded quarterly. The interest rate for the Working Capital Facility is LIBOR (for the advances denominated in USD or in an optional currency) or EURIBOR plus 3.5 percent (for the advances denominated in euro).

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                              AS OF MARCH 31, 2000

6.  DEBT AND FINANCING (CONTINUED)
    The Company agreed to pay the lender a commitment fee of 2 percent per annum for unused funds for the Convertible Facility and a commitment fee of 1.5 percent per annum for unused funds for the Working Capital Facility.

    The Company has the option either to repay the loan with interest and fees in cash at any time on or before maturity, or to convert the amounts outstanding under the Convertible Facility into Series D Convertible Preferred Stock at maturity. If the Company is in default, the lender has the option to convert at any time all or any part of the loan outstanding under the Convertible Facility into Convertible Preferred Stock including interest and fees. The Company has pledged all shares of capital stock as collateral for the Convertible Facility. In addition, all shares, securities, monies or property representing a dividend or similar return of capital as well as all intercompany demand notes have been pledged to the lender.

    In connection with the agreement, the lender received 1,198 Series E Convertible Preferred Stock for a nominal price. The lender will be entitled to Series E Convertible Preferred Stock representing an additional 1 percent if the loan is not repaid by June 30, 2000, and Series E Convertible Preferred Stock representing a further 1 percent if the Company or an affiliate has not completed an initial public offering by December 31, 2001. Each Series E Convertible Preferred Stock has no liquidation preference as long as there are no shares of the Series D Convertible Preferred Stock issued and outstanding. If shares of Series D Convertible Preferred Stock are issued, each share of Series E Convertible Preferred Stock will then be converted into one share of Series D Convertible Preferred Stock and will therefore have a liquidation preference equal to the product of the Series D preference amount and a fraction consisting of a numerator equal to the number of shares of common stock to which a Series E Convertible Preferred Stock may be converted, and a denominator consisting of the number of shares of common stock to which Series D Convertible Preferred Stock may be converted. The fair value of the shares issued as of January 19, 2000 amounts to $5,988,203 and has been recorded as arrangement for the facility in deferred costs. This amount is amortized using the straight line method over the term of the financing. The amortization for the period ended March 31, 2000 amounts to $1,164,373 and has been recorded as interest expense. As of March 31, 2000, the Company has drawn $15,000,000 against the Convertible Facility.

    On January 21, 2000 the Group finalized a facility agreement of $56.3 million (euro 56 million), consisting of $46.2 million (euro 46 million) supplier guaranteed loan (the "Supplier Guaranteed Loan") and a revolving facility (the "Revolving Facility") of $10.1 million (euro 10 million). The purpose of the facility agreement is to secure the initial rollout of LambdaNet's transmission network and to finance the start-up losses. As of March 31, 2000, $11.4 million (euro 12.0 million) were drawn from this facility.

    Both the Supplier Guaranteed Loan and the Revolving Facility bear interest at EURIBOR plus 3.75 percent to 1.75 percent, depending on the senior debt to EBITDA ratio. The commitment fee for unused funds is 0.875 percent per annum.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                              AS OF MARCH 31, 2000

6.  DEBT AND FINANCING (CONTINUED)
The Company has agreed to the following repayment structure for the loan, payable in two installments per year:

2002........................................................     10.0%
2003........................................................     15.0%
2004........................................................     22.5%
2005........................................................     25.0%
2006........................................................     27.5%
                                                               ------
                                                               100.00%
                                                               ======

    Additionally the Company has the option to repay the supplier guaranteed loan partially or in total at the end of each interest period. The Revolving Facility is to be fully repaid at the end of 2006.

7.  RELATED PARTY AGREEMENTS

    On March 31, 2000, we entered into an agreement with FirstMark Communications Latin America L.L.C. for the provision of certain advisory services in connection with the development of our respective telecommunications businesses in Europe and Latin America. FirstMark Holdings LLC, an indirect shareholder of ours, holds a controlling interest in FirstMark Latin America. Under the agreement, each of us has agreed to provide:

    - services related to the implementation of technical, scientific and engineering systems,

    - financial, legal, administrative, marketing and regulatory support services, and

    - advisory services based on our relationships with customers, suppliers, consultants and regulatory bodies.

    Under the agreement FirstMark Latin America and the Company will invoice each other for the fair market value of these services.

    The agreement will terminate after five years unless terminated by for cause or in the event of a change in control of either company.

8.  COMMITMENTS AND CONTINGENCIES

    The Company and its subsidiaries are contingently liable with respect to lawsuits and other matters that arise in the normal course of business. Management is of the opinion that while it is impossible to ascertain the ultimate legal and financial liability with respect to these contingencies, the ultimate outcome of these contingencies is not anticipated to have a material effect on the Group's financial position and operations.

OPERATIONAL ENVIRONMENT

    Through its various subsidiaries, the Group will enter into interconnect agreements with several local incumbent operators. Interconnect rates are regulated by various regulatory bodies within the subsidiaries' countries of operation. Periodically, interconnect agreements are disputed with the local

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                              AS OF MARCH 31, 2000

8. COMMITMENTS AND CONTINGENCIES (CONTINUED) incumbent operators and are typically resolved by regulatory rulings. The outcome of any such dispute could negatively impact the Group's gross margin.

DIVIDENDS

    The ability of the Company to make dividend payments is subject to, among other things, the terms of the indebtedness, local legal restrictions, shareholders' agreements and the ability to repatriate funds from FirstMark's various operations.

9.  SUBSEQUENT EVENTS

STOCKHOLDERS' EQUITY

    In April 2000, ABN AMRO committed to invest $62,996,304 in consideration for preferred equity securities in the Company. This amount serves as collateral for a bank guarantee that the Group has provided to guarantee network rollout costs in Spain. The Company had the right to repurchase these securities from ABN AMRO, which was exercised in May 2000 after raising $600 million through private equity financing.

    In April 2000, the lender increased the Convertible Facility described in
Note 5 to $66,000,000 in order to provide the Company with a guarantee in the amount of $16,000,000 to be given to the Swiss government in the context of the Swiss auctions. As consideration for providing this additional credit, the Company issued 383 shares of Series E Convertible Preferred Stock to the benefit of the lender. Provided that the Company does not draw upon the addition $16,000,000 Convertible Facility, the Company has the right to purchase these securities from the lender at par value.

    In May 2000, the Group finalized a $600 million private equity offer issuing 96,000 shares of series F convertible preferred stock and 24,000 shares of series F-2 convertible preferred stock. The shares of series F convertible preferred stock are convertible into common stock at any time at the option of the holder and are mandatorily redeemable on June 30, 2007 if they have not yet been converted to common stock. In connection with the private equity offer, the Group repaid the $50 million outstanding on the ABN Amro Convertible Facility and converted a loan received from FirstMark Communications International to equity.

    In June 2000, the Company agreed to issue, subject to certain adjustments, approximately 541 shares of common stock to Audicom in return for their 25 percent holding in FirstMark Communications Luxembourg. The number of FirstMark shares issued to Audiocom shall be adjusted for any stock split, stock combination, stock dividend or other recapitalization.

    The Company has filed a registration statement in connection with an initial public offering of its shares of Class B common stock. It is anticipated that upon consummation of the initial public offering the Company will (1) file new articles of incorporation, which will provide for all existing shareholders to receive Class A common stock for their existing common stock, and (2) issue shares of Class B common stock. The shares of Class A common stock will be able to nominate a majority of the directors for election by all shareholders and will have the right to vote as a class to approve mergers and other corporate transactions.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                              AS OF MARCH 31, 2000

9.  SUBSEQUENT EVENTS (CONTINUED)
    The Company will also undertake to a stock split of its shares, which will be effective immediately prior to the consummation of the initial public offering.

    All existing shares of preferred stock will be converted into Class A common stock or non-voting junior preferred stock.

    The Company's existing stock option plan will be closed for future issuances immediately following the initial public offering. The Company will enter into a new stock option plan which will become effective upon the initial public offering.

LICENCES AND OPERATIONS

    Since April 2000, the Group incorporated wholly-owned subsidiaries for its fiber optic backbone services in Belgium, Spain, and the UK. The Group also incorporated wholly-owned subsidiaries for its wireless local loop service in Germany and Poland.

    In April 2000, the Group received a licence to possess and operate fixed wireless access system radio transmitters in Finland.

    In April 2000, LambdaNet Communications SAS, a wholly owned subsidiary of LambdaNet Communications GmbH incorporated in January 2000, signed a leasing agreement with Louis Dreyfus Communications S.A. by which LambdaNet Communications SAS (the lessee) agreed to lease two pairs of dark optical fibers for a period of 20 years from the date of delivery from Louis Dreyfus Communications S.A. (the lessor). The total commitment is for an amount of $36,778,766 (FRF 270,794,700) which is payable as follows:

       - 15 percent on the date of signature of the lease agreement

       - 45 percent on the date of commencement of operations

       - 40 percent six months after the date of the commencement of operations

This agreement is guaranteed by the Company.

    In May 2000, the Company entered into an eighteen year 876 km dark fiber lease with Global Connect linking Rostak with Hamburg. The monthly base fee amounts to [EURO]68,862 ($63,883) and includes maintenance.

    In June 2000, the Group purchased an additional 3.325 percent of LambdaNet previously held by an external consultant for a total cash consideration of DM8,312,500 ($3,930,207).

    In June 2000, we entered into a services agreement with FirstMark Communications International LLC, a stockholder of the company, for services provided to us as of April 1, 2000 by Lynn Forester and Michael J. Price, our co-chairmen of the board of directors, Raj K. De Datta, one of our executive officers, and other individuals. Ms. Forester and Mr. Price control FirstMark Communications International. FirstMark Communications International provides certain corporate advisory services to the company and under this services agreement will receive a monthly fee of $750,000, which is intended to compensate FirstMark Communications International for expenses fairly and reasonably incurred on behalf of us and our subsidiaries plus a profit margin consistent with margins charged within the FirstMark Group for intercompany services (expected to be approximately 7.5%). On or

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                              AS OF MARCH 31, 2000

9.  SUBSEQUENT EVENTS (CONTINUED)
prior to April 1 of each year, there will be an annual review of the actual expenses of FirstMark Communications International and an adjustment will be made to determine whether the payments received by FirstMark Communications International for the preceding 12-month period were greater or less than the actual costs incurred by FirstMark Communications International that are allocable to services to us and our subsidiaries, plus the appropriate margin. Any balance due from FirstMark Communications International to the company or from the company to FirstMark Communications International as a result of this review shall be paid to the other within ten days of such determination. The agreement terminates on March 31, 2003 but will be automatically extended each year for an additional year if written notice is not given by either party 90 days before the end of the term.

    In August 2000, FirstMark Communications France received a national license to operate fixed wireless access system radio transmitters in France. There are success fees due to certain industrial partners and consultants that are still under negotiation but are expected to be approximately [EURO]2.5 million
($2.3 million) and payable before December 31, 2000.

DEBT AND FINANCING

    In May 2000 the Company entered into a ten-year credit facility with Deutsche Bank AG, consisting of four tranches, totaling $445 million ([EURO]480 million). The loan will bear interest at EURIBOR plus 350 basis points with an interest margin step down according to the ratio of senior debt to EBITDA of FirstMark Communications Deutschland GmbH.

    The credit facility contains financial covenants requiring compliance with a senior debt leverage ratio and various other tests at successive three-monthly intervals as follows:

    (a) ratio of senior debt to annualized EBITDA (from December 31, 2003);

    (b) ratio of EBITDA to interest expense (from December 31, 2003);

    (c) ratio of EBITDA to debt service (from June 30, 2005);

    (d) minimum annualized revenue (from March 31, 2001); and

    (e) minimum annualized EBITDA (from March 31, 2001).

    Each of the tests set out above is varied each subsequent quarter as set out in the credit facility.

    The credit facility includes other covenants customarily found in similar financings, including:

    (a) no encumbrances other than permitted encumbrances;

    (b) no indebtedness other than permitted indebtedness;

    (c) no distributions other than permitted distributions;

    (d) not to carry on any business other than the "Business" as defined in the facility; and

    (e) all inter-company debt subordinated.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                              AS OF MARCH 31, 2000

9.  SUBSEQUENT EVENTS (CONTINUED)
EMPLOYMENT AGREEMENT

    In March 2000 the Board of Directors of the Company proposed an employment agreement to its newly appointed President and Chief Executive Officer (CEO). This agreement was finalized and approved by both parties on April 28, 2000, and provides for, among other things, an annual base salary amount plus a target bonus in the amount of 100% of his base salary. In addition, the Company entered into a Stock Option agreement with the President and CEO providing for, among other things, the grant of options to purchase 4,544 shares of common stock of the Company. The Company also entered into a promissory note with the President and CEO in the amount of $1,000,000 due in five annual installments, together with any accrued and unpaid interest.

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholders and the Board of Directors of FirstMark Communications Europe S.A.:

    We have audited the accompanying consolidated balance sheets of FirstMark Communications Europe S.A. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of profit and loss, changes in stockholders' equity, and cash flows for the year ended December 31, 1999, for the period from July 8, 1998 (date of inception) to December 31, 1998 and for the accumulated period from July 8, 1998 to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FirstMark Communications Europe S.A. and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the year ended December 31, 1999, for the period from July 8, 1998 (date of inception) to December 31, 1998 and for the accumulated period from July 8, 1998 to December 31, 1999 in conformity with accounting principles generally accepted in the United States.

                                          ARTHUR ANDERSEN
                                          Independent Auditors

Luxembourg, Grand Duchy of Luxembourg--April 28, 2000

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                        AS OF DECEMBER 31, 1999 AND 1998

                                                               NOTES        1999          1998
                                                              --------   -----------   ----------
                                                                             US$          US$
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................              20,886,790      265,378
  Accounts receivable--
    Trade...................................................                  68,759           --
    From affiliated companies...............................                 553,078           --
    Other...................................................      6        7,838,804           --
                                                                         -----------   ----------
                                                                           8,460,641           --
  Prepaid expenses and other current assets.................                 799,728           --
                                                                         -----------   ----------
      TOTAL CURRENT ASSETS..................................              30,147,159      265,378
                                                                         -----------   ----------
PROPERTY AND EQUIPMENT, AT COST.............................      4       35,339,456      152,908
  Less--accumulated depreciation............................                (690,894)          --
                                                                         -----------   ----------
                                                                          34,648,562      152,908
                                                                         -----------   ----------
INTANGIBLE ASSETS, AT COST:                                       5
  Goodwill..................................................              73,275,606           --
  Licenses..................................................               6,219,407           --
  GasLINE Agreement.........................................              11,517,201           --
  Other                                                                    1,398,851           --
                                                                         -----------   ----------
                                                                          92,411,065           --
                                                                         -----------   ----------
  Less--accumulated amortization............................              (1,366,766)          --
                                                                         -----------   ----------
                                                                          91,044,299           --
                                                                         -----------   ----------
INVESTMENTS.................................................                                   --
  Affiliated companies......................................                   4,264           --
                                                                         -----------   ----------
                                                                               4,264           --
                                                                         -----------   ----------
      TOTAL ASSETS..........................................             155,844,284      418,286
                                                                         ===========   ==========

   The accompanying notes are an integral part of these financial statements.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

                                                               NOTES        1999          1998
                                                              --------   -----------   ----------
                                                                             US$          US$
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable--
    Trade...................................................               8,548,689           --
    Other...................................................      8        3,612,361           --
                                                                         -----------   ----------
                                                                          12,161,050           --
  Accrued liabilities.......................................               5,946,099           --
  Long-term debt maturing within one year...................                 225,034           --
                                                                         -----------   ----------
                                                                          18,332,183           --
                                                                         -----------   ----------
LONG-TERM LIABILITIES:
    Long-term debt and financing............................      9       27,729,828           --
    Advances from stockholders..............................     10        2,607,903    1,725,487
                                                                         -----------   ----------
                                                                          30,337,731    1,725,487
                                                                         -----------   ----------
      TOTAL LIABILITIES.....................................              48,669,914    1,725,487
                                                                         -----------   ----------

MINORITY INTEREST...........................................               7,460,255       (6,603)
                                                                         -----------   ----------

COMMITMENTS AND CONTINGENCIES...............................     15

STOCKHOLDERS' EQUITY:.......................................      7
  Common stock (102,001 shares authorized, 90,001 shares
    issued with par value of $1.50--1998: 40 shares
    authorized and issued with par value of $1,000,
    subscribed with 37.5% paid-in)..........................                 135,002       40,000
  Preferred convertible Series A stock (10,000 shares
    authorized and issued with par value of $1.50)..........                  15,000           --
  Preferred convertible Series C stock (9,937 shares
    authorized and issued with par value of $1.50)..........                  14,905           --
  Stock subscription receivables............................                      --      (25,000)
  Additional paid-in capital................................             140,127,144           --
  Deficit accumulated during the development stage..........             (31,237,293)  (1,315,598)
  Deferred compensation cost................................              (9,149,630)          --
  Accumulated other comprehensive loss......................                (191,013)          --
                                                                         -----------   ----------
    TOTAL STOCKHOLDERS' EQUITY..............................              99,714,115   (1,300,598)
                                                                         -----------   ----------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY............             155,844,284      418,286
                                                                         ===========   ==========

   The accompanying notes are an integral part of these financial statements.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF PROFIT AND LOSS

              FOR THE YEAR ENDED DECEMBER 31, 1999, FOR THE PERIOD

           FROM JULY 8, 1998 (DATE OF INCEPTION) TO DECEMBER 31, 1998

     AND FOR THE ACCUMULATED PERIOD FROM JULY 8, 1998 TO DECEMBER 31, 1999

                                                     ACCUMULATED FROM
                                                       JULY 8, 1998                   FROM JULY 8, 1998
                                                     TO DECEMBER 31,                   TO DECEMBER 31,
                                          NOTES            1999            1999             1998
                                       -----------   ----------------   -----------   -----------------
                                                           US$              US$              US$
Revenue..............................                      117,409          117,409               --
Cost of revenue......................                      (69,088)         (69,088)              --
                                                       -----------      -----------       ----------
Gross margin.........................                       48,321           48,321               --

Selling, general and administrative
  expenses...........................         4,5,     (25,932,290)     (24,543,589)      (1,388,701)
                                             10,11
License acquisition costs............                     (194,831)        (135,331)         (59,500)
                                                       -----------      -----------       ----------
    Operating loss...................                  (26,078,800)     (24,630,599)      (1,448,201)
                                                       -----------      -----------       ----------
Interest expense and other...........                     (369,730)        (369,730)              --
Interest income and other............                      342,182          342,182               --
Exchange loss, net...................                     (429,124)        (429,124)              --
Equity in net loss of affiliates.....                   (5,934,118)      (5,934,118)              --
                                                       -----------      -----------       ----------
    Loss.............................                  (32,469,590)     (31,021,389)      (1,448,201)
                                                       -----------      -----------       ----------
    Minority interest................                    1,058,124        1,031,240           26,884
                                                       -----------      -----------       ----------
    Net loss.........................                  (31,411,466)     (29,990,149)      (1,421,317)
                                                       ===========      ===========       ==========
    Weighted average number of shares
      outstanding during the
      period.........................           17          90,001           90,001           90,001
    Basic and diluted loss per common
      share..........................           17            (349)            (333)             (16)

   The accompanying notes are an integral part of these financial statements.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
   FOR THE YEAR ENDED DECEMBER 31, 1999 AND FOR THE PERIOD FROM JULY 8, 1998
                    (DATE OF INCEPTION) TO DECEMBER 31, 1998

                                NUMBER OF
                                  COMMON      NUMBER OF PREFERRED                             STOCK
                                  SHARES      CONVERTIBLE SHARES     COMMON    PREFERRED   SUBSCRIPTION     ADDITIONAL
                               OUTSTANDING        OUTSTANDING        STOCK       STOCK     RECEIVABLES    PAID-IN CAPITAL
                               ------------   -------------------   --------   ---------   ------------   ---------------
                                                                      US$         US$          US$              US$
Stock issued on July 8,
  1998.......................         40                 --          40,000         --        (25,000)               --
Gain arising on stock
  issuance by Luxembourg
  subsidiary.................         --                 --              --         --             --                --
Comprehensive loss
  - loss for the period......         --                 --              --         --             --                --
                                  ------             ------         -------     ------        -------       -----------
Balance as of December 31,
  1998.......................         40                 --          40,000         --        (25,000)               --
Convertible preferred Series
  C stock issued in exchange
  for LambdaNet (note 1).....                           449                        673                            6,819
Stock conversion on May 21,
  1999:
--Cancellation of previous
  stock......................        (40)                           (40,000)                   25,000
--Issuance of Common Stock
  (note 7a)..................     26,001                             39,002                                         373
--Issuance of Common Stock
  (note 7a)..................     64,000                             96,000
Issuance of Convertible
  preferred Series A.........                        10,000                     15,000                        4,985,000
Additional contribution from
  stockholders...............                                                                                15,000,000
Convertible preferred Series
  C stock issued in exchange
  for LambdaNet (note 1).....                         3,029                      4,544                       11,771,193
Gain arising on stock
  issuance by UK Subsidiary
  (note 7c)..................
Gain arising on stock
  issuance by Luxembourg
  subsidiary (note 7c).......
Convertible preferred Series
  C stock issued in exchange
  for LambdaNet (note 1).....                         6,459                      9,688                       97,665,054
Stock appreciation rights
  (LambdaNet)................                                                                                10,698,705
Amortization of compensation
  cost (LambdaNet)...........
Charge to equity (note 7c)...
Comprehensive loss
  --Loss for the year........
  --Other comprehensive
    loss.....................
    - currency translation
      adjustment.............
                                  ------             ------         -------     ------        -------       -----------
  Total comprehensive loss...
                                  ------             ------         -------     ------        -------       -----------
Balance as of December 31,
  1999.......................     90,001             19,937         135,002     29,905             --       140,127,144

                                                  DEFICIT
                                                ACCUMULATED
                                                 DURING THE      ACCUMULATED OTHER
                                 DEFERRED       DEVELOPMENT        COMPREHENSIVE
                               COMPENSATION        STAGE               LOSS             TOTAL
                               ------------   ----------------   -----------------   -----------
                                   US$              US$                 US$              US$
Stock issued on July 8,
  1998.......................           --               --                 --            15,000
Gain arising on stock
  issuance by Luxembourg
  subsidiary.................           --          105,719                 --           105,719
Comprehensive loss
  - loss for the period......           --       (1,421,317)                --        (1,421,317)
                               -----------      -----------           --------       -----------
Balance as of December 31,
  1998.......................           --       (1,315,598)                --        (1,300,598)
Convertible preferred Series
  C stock issued in exchange
  for LambdaNet (note 1).....                                                              7,492
Stock conversion on May 21,
  1999:
--Cancellation of previous
  stock......................                                                            (15,000)
--Issuance of Common Stock
  (note 7a)..................                                                             39,375
--Issuance of Common Stock
  (note 7a)..................                                                             96,000
Issuance of Convertible
  preferred Series A.........                                                          5,000,000
Additional contribution from
  stockholders...............                                                         15,000,000
Convertible preferred Series
  C stock issued in exchange
  for LambdaNet (note 1).....                                                         11,775,737
Gain arising on stock
  issuance by UK Subsidiary
  (note 7c)..................                        69,300                               69,300
Gain arising on stock
  issuance by Luxembourg
  subsidiary (note 7c).......                        92,163                               92,163
Convertible preferred Series
  C stock issued in exchange
  for LambdaNet (note 1).....                                                         97,674,742
Stock appreciation rights
  (LambdaNet)................  (10,698,705)                                                   --
Amortization of compensation
  cost (LambdaNet)...........    1,549,075                                             1,549,075
Charge to equity (note 7c)...                       (93,009)                             (93,009)
Comprehensive loss
  --Loss for the year........                   (29,990,149)                         (29,990,149)
  --Other comprehensive
    loss.....................
    - currency translation
      adjustment.............                                         (191,013)         (191,013)
                               -----------      -----------           --------       -----------
  Total comprehensive loss...                                                        (30,181,162)
                               -----------      -----------           --------       -----------
Balance as of December 31,
  1999.......................   (9,149,630)     (31,237,293)          (191,013)       99,714,115

   The accompanying notes are an integral part of these financial statements.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEAR ENDED DECEMBER 31, 1999, FOR THE PERIOD

           FROM JULY 8, 1998 (DATE OF INCEPTION) TO DECEMBER 31, 1998

     AND FOR THE ACCUMULATED PERIOD FROM JULY 8, 1998 TO DECEMBER 31, 1999

                                                                        ACCUMULATED
                                                                     FROM JULY 8, 1998                        FROM JULY 8, 1998
                                                                      TO DECEMBER 31,                          TO DECEMBER 31,
                                                        NOTES              1999                 1999                1998
                                                       --------      -----------------      ------------      -----------------
                                                                            US$                 US$                  US$
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss...........................................                   (31,411,466)         (29,990,149)         (1,421,317)
  Adjustments to reconcile net loss to net cash
    used in operating activities
    Depreciation and amortization....................                     2,057,660            2,057,660                  --
    Loss applicable to minority interest.............                    (1,058,124)          (1,031,240)            (26,884)
    Equity in net loss of affiliates.................                     5,934,118            5,934,118                  --
    Charge to equity.................................                       (93,009)             (93,009)                 --
    Non cash compensation cost.......................                     1,549,075            1,549,075                  --
  Changes in operating assets and liabilities-
    --(Increase) in accounts receivable..............                    (6,546,882)          (6,546,882)                 --
    --(Increase) in prepaid expenses and other
      current assets.................................                      (275,134)            (275,134)                 --
    --Increase in accounts payable...................                     5,579,473            5,579,473                  --
    --Increase in accrued liabilities................                     4,857,752            4,857,752                  --
                                                                       ------------         ------------         -----------
      Net cash used in operating activities..........                   (19,406,537)         (17,958,336)         (1,448,201)
                                                                       ------------         ------------         -----------
CASH FLOWS FROM INVESTING ACTIVITIES:                     14
  Purchase of property and equipment.................                    (2,521,809)          (2,368,901)           (152,908)
  Purchase of controlling interest in LambdaNet,
    net of cash acquired.............................                    27,862,153           27,862,153                  --
  Purchase of other subsidiaries, joint ventures and
    associates, net of cash acquired.................                    (1,893,198)          (1,893,198)                 --
  Proceeds from sale of minority interest............                       236,993              216,712              20,281
  Purchase of licenses and other intangible assets...                    (8,445,601)          (8,445,601)                 --
                                                                       ------------         ------------         -----------
    Net cash provided by (used in) investing
      activities.....................................                    15,238,538           15,371,165            (132,627)
                                                                       ------------         ------------         -----------
CASH FLOWS FROM FINANCING ACTIVITIES:                     14
  New receipts from stockholders.....................                       267,182              161,463             105,719
  Proceeds from issuance of stock....................                    20,135,375           20,120,375              15,000
  Proceeds from long-term debt from stockholders.....                     2,557,903              832,416           1,725,487
                                                                       ------------         ------------         -----------
    Net cash provided by financing activities........                    22,960,460           21,114,254           1,846,206
                                                                       ------------         ------------         -----------
  Increase in cash and cash equivalents..............                    18,792,461           18,527,083             265,378
  Effect of exchange rate changes on cash............                     2,094,329            2,094,329                  --
  Cash and cash equivalents at beginning of the
    period...........................................                            --              265,378                  --
                                                                       ------------         ------------         -----------
    Cash and cash equivalents at end of the period...                    20,886,790           20,886,790             265,378
                                                                       ============         ============         ===========

   The accompanying notes are an integral part of these financial statements.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 1999 AND 1998

                           ALL AMOUNTS IN US DOLLARS

1.  ORGANIZATION

GENERAL ORGANIZATION

    FirstMark Communications Europe S.A. (the "Company" or "FirstMark") was incorporated on July 8, 1998 under the laws of the Grand-Duchy of Luxembourg as a "Societe en Commandite par Actions," which is a legal partnership between a General Partner (FirstMark Communications International II LLC) assuming an unlimited liability, and Limited Partners (FirstMark Communications International LLC) assuming limited liability. Partners are issued stock in the partnership. On January 19, 2000, the Company was converted into a "Societe Anonyme" and changed its name to FirstMark Communications Europe S.A. When the Company was converted into a "Societe Anonyme" the General Partner was removed and the Limited Partners continued to hold their stock. Due to the subsequent conversion of the Company into a "Societe Anonyme" and the continuity of the Limited Partners as stockholders, the equity section of the balance sheet has been labeled as "Stockholders' equity." As of December 31, 1999, the majority stockholder of the Company is FirstMark Communications International LLC, a limited liability company formed under the laws of the State of Delaware. The Company is registered in Luxembourg under the number R.C. B 65 610 and has its registered office at 3, rue Jean Piret, L-2350 Luxembourg.

    The Company and its subsidiaries (the "Group") plan to become one of the first providers of pervasive broadband internet access and on-net business solutions on a pan-European basis to small and medium size enterprises. The Group plans for its network to use wireless local loop, DSL and fiber to provide coverage of business customers across Europe.

    During 1999, the Group either directly or through joint ventures, obtained wireless local loop licenses in Germany, Luxembourg and Portugal, where it started to develop telecom infrastructure. In March 2000, the Group, either directly or through joint ventures, obtained further wireless local loop licenses in Spain and Switzerland. The Group, either directly or through joint ventures, is currently bidding for licenses in France. As of December 31, 1999, most Group companies have not yet started operations.

    The Group companies are start-up ventures with limited histories. The Group has experienced significant start-up losses and at December 31, 1999, has an accumulated deficit of $31,237,293 (1998: $1,315,598).

    The Group has significant funding requirements to finance capital expenditures and operating and marketing costs in order to develop its business in accordance with management's plans. Management does not expect the business to generate positive cash flows from operations for a considerable period of time. The Group currently has limited external debt facilities (notes 9 and 18) and will need to secure further debt or equity financing to continue to develop the business. The ability to raise financing will depend on a number of factors, including technology, regulations and subscriber base developments, and there can be no assurance that the Group will be able to secure such financing.

    The Company is making additional preliminary investments and pursuing telecommunication licensing opportunities in various countries. There can be no assurance that the Group will be successful in acquiring such licenses or in converting experimental licenses into fully operational license agreements.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

1.  ORGANIZATION (CONTINUED)
REORGANIZATION OF COMPANIES UNDER COMMON CONTROL

    On April 16, 1999, FirstMark Communications International LLC, the controlling stockholder of FirstMark Communications Europe S.A., along with private investors, incorporated FirstMark Fiber Holdings LLC. FirstMark Communications International LLC received 35 percent of the ownership interests in FirstMark Fiber Holdings LLC and accounted for this investment under the equity method.

    On April 21, 1999, FirstMark Fiber Holdings LLC, along with the current LambdaNet management team, incorporated LambdaNet Communications GmbH ("LambdaNet") with a total contribution of approximately $26,000. FirstMark Fiber Holdings LLC received 80 percent of the common stock of LambdaNet with LambdaNet management and external consultants receiving the remaining 20 percent. Following the signing of the GasLINE agreement (note 15) on July 14, 1999, FirstMark Fiber Holdings LLC subscribed for its proportion of the additional stocks and paid 100 percent of the share premium for an aggregate consideration of $33.5 million in cash.

    On November 15, 1999, the private investors exchanged their 65 percent ownership interest in FirstMark Fiber Holdings LLC for common stock of FirstMark Communications International LLC. This resulted in FirstMark Fiber Holdings LLC becoming a 100 percent owned subsidiary of FirstMark Communications International LLC. This transaction has been accounted for under the purchase method of accounting by FirstMark Communications International LLC and the excess of consideration given over the fair value of net assets acquired amounting to $72,762,818 has been recorded as goodwill.

    On January 24, 2000, FirstMark Fiber Holdings LLC contributed its 80 percent ownership interest in LambdaNet to FirstMark Communications Europe S.A. in exchange for 9,937 Convertible Preferred Series C Stock newly issued by the Company (note 18). At the date of this transaction, both FirstMark Fiber Holdings LLC and the Company were under the common control of FirstMark Communications International LLC. Accordingly, the transaction has been effected based on historical cost in a manner similar to that in pooling-of-interest accounting. Because this is considered a reorganization of companies under common control, the financial statements of LambdaNet have been fully consolidated in the financial statements since November 15, 1999, the date when FirstMark Fiber Holdings LLC and the Company came under common control. For the period up to November 15, 1999, the financial statements reflect the 28 percent effective interest in LambdaNet controlled by FirstMark Fiber Holdings LLC using the equity method of accounting. Because this transaction is considered a transfer between companies under common control, the goodwill recorded by FirstMark Communications International LLC on November 15, 1999, as mentioned above, has been pushed down to the Company as of that date (note 5).

    Since FirstMark Fiber Holdings LLC increased its investment in LambdaNet in three separate transactions, the statement of changes in stockholders' equity reflects three separate issuances of convertible preferred Series C stock as follows:

                                   NUMBER OF CONVERTIBLE
DATE                             PREFERRED SERIES C SHARES   AGGREGATE CONSIDERATION (US$)
----                             -------------------------   -----------------------------
April 21, 1999.................              449                            7,492
July 14, 1999..................            3,029                       11,775,737
November 15, 1999..............            6,459                       97,674,742
                                           -----                      -----------
Total..........................            9,937                      109,457,971
                                           =====                      ===========

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The consolidated financial statements of the Group are presented in US dollars ("US$") in conformity with generally accepted accounting principles in the United States ("US GAAP"). These consolidated accounts are not prepared for the purposes of statutory filing.

    As the Group is devoting substantially all of its efforts to establishing a new business and as principal operations have not yet commenced, the Group qualifies as a development stage company and is presenting its financial statements as such. The Group had no significant operating income as of December 31, 1999 and accumulated start-up losses as of December 31, 1999 total $31,411,466.

    The financial statements are prepared in accordance with the following significant consolidation and accounting policies:

A)  USE OF ESTIMATES

    The preparation of the financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the accounts and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

B)  BASIS OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated in the consolidation. When cumulative losses applicable to minority interests exceed the minority's interest in the subsidiary's capital, the excess is charged against the majority interest and is not reflected as an asset except when the minority shareholders have a binding obligation to make good such losses. Subsequent profits earned by the subsidiary under such circumstances that are applicable to the minority interests are allocated to the majority interest to the extent minority losses have been previously absorbed.

    Investments in joint ventures that are jointly controlled and associate companies in which the Company has a significant influence, are accounted for by the equity method. The Group discontinues applying the equity method when the investment is reduced to zero. However, the Group provides for additional charges when it is committed, legally or otherwise, to provide further financial support to the investee.

    Long term investments of less than 20 percent ownership in unquoted securities are accounted for under the cost method.

C)  GAINS AND LOSSES ARISING ON SALE OF STOCK BY A SUBSIDIARY

    The difference between the consideration received by a subsidiary for the sale of its stock and the reduction in the share of net assets owned by the group is charged/credited directly to stockholders' equity.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
D)  PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost and are depreciated over their estimated useful lives using the straight-line method. All repairs and maintenance expenditures are expensed as incurred. Maximum estimated useful lives are:

Buildings & improvements.............  40 years or life of lease, if less
Networks.............................  5 to 10 years
Other................................  2 to 7 years

    Construction in progress consists of the cost of labor and other direct costs associated with property and equipment being constructed by the Group.

    Significant costs directly associated with the establishment of new networks are recorded as construction in progress in tangible fixed assets in the consolidated balance sheets. Such costs are primarily related to engineering and design work for the installation of the network and systems integral to its operation. Prior to the commencement of the operations of telecommunication networks, the depreciation of these networks is recorded in general and administrative expenses. This expense will be recorded as cost of sales at the time the networks become operational.

E)  GOODWILL AND OTHER INTANGIBLE ASSETS

GOODWILL

    The excess of the cost of an acquisition over the Company's interest in the fair value of the net identifiable assets acquired at the date of the transaction is recorded as goodwill and recognized as an asset in the balance sheet. Goodwill is amortized using the straight-line basis over periods of up to 15 years. Management considers that these amortization periods best reflect the anticipated future benefits to the Group.

LICENSES

    The Group operates in an industry that is subject to changes in competition, regulation, technology and subscriber base evolution. In addition, the terms of the licenses, are subject to periodic review for, among other things, rate making, frequency allocation and technical standards. Licenses held, subject to certain conditions, are renewable and are generally non-exclusive. FirstMark does not currently expect any of the Group's operations to be required to cease due to license reviews and renewals. Under the terms of the respective licenses, the Group companies are entitled to enter into interconnection agreements with operators of both landline and other wireless systems.

    Licenses are acquired through acquisitions from third parties, by application to local telecommunications regulators and auctions. Licenses that have been purchased for a fixed fee over a finite life are capitalized and amortized on a straight-line basis over the life of the license.

OTHER INTANGIBLE ASSETS

    Other intangible assets include software purchased from third party suppliers, which are amortized using the straight-line basis over periods of up to 5 years.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Other intangible assets also include upfront costs incurred with independent third parties by the Company on its own behalf in consummating the GasLINE Agreement (note 15), which have been deferred and are being amortized on a straight-line basis over 10 years, being the term of the GasLINE Agreement.

F)  REVENUE RECOGNITION

    The Group records revenues for telecommunications services at the time of customer usage. Service discounts and incentives are accounted for as a reduction of revenues when granted.

G)  CASH EQUIVALENTS

    Highly liquid investments with an original maturity of three months or less when purchased are considered to be cash equivalents. The Company also considers all highly liquid temporary cash investments that are readily convertible to cash to be cash equivalents.

H)  CAPITALIZATION OF INTEREST

    Interest on financing is recognized as an expense in the period in which it is incurred except when directly associated with tangible assets in the course of construction or with licensing costs. Such interest costs are capitalized and included as part of the cost of the underlying asset. The capitalization rate used to calculate the amount of interest to capitalize is either (a) the interest rate on the finance being used to directly finance the construction of the asset or (b) the weighted average of the borrowing costs applicable to the borrowings of the joint venture or subsidiary which is constructing the asset, after excluding any finance being used to directly finance other projects.

I)  LICENSE ACQUISITION COSTS

    Costs incurred in relation to the acquisition of licenses are expensed when incurred due to the fact that the outcome of such application processes is subject to, among other things, competition, regulation or to the outcome of an auction or selection process, and is therefore not certain.

J)  FOREIGN CURRENCY TRANSLATION

    In the financial statements of Group companies, transactions denominated in foreign currencies are recorded in the local currency at the actual exchange rate existing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the year-end are reported at the exchange rates prevailing at the year-end. Any gain or loss arising from a change in exchange rates subsequent to the date of the transaction is included as an exchange gain or loss in the consolidated statements of profit and loss.

K)  TRANSLATION OF FINANCIAL STATEMENTS DENOMINATED IN FOREIGN CURRENCIES

    The functional currency of the Company is the euro. The functional currency of individual Group Companies (note 3) is the respective local currency.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The financial statements of Group companies are translated into US dollars, the Group's reporting currency. Assets and liabilities are translated using exchange rates on the respective balance sheet dates. Income and expense items are translated using the average rates of exchange for the periods involved. The resulting translation adjustments are recorded in stockholders' equity. Cumulative translation adjustments are recognized as income or expense upon disposal of operations.

    The following is a table of the principal currency translation rates to the US dollar:

                                                            1999        1999        1998        1998
                                                          AVERAGE    PERIOD-END   AVERAGE    PERIOD-END
COUNTRY                               CURRENCY              RATE        RATE        RATE        RATE
-------                      ---------------------------  --------   ----------   --------   ----------
Austria....................  Austrian Schilling             12.91       13.70         --           --
Belgium....................  Belgium Franc                  37.85       40.16      36.26        34.35
Euro.......................  Euro                            0.94        1.00         --           --
France.....................  French Franc                    6.15        6.53       5.76         5.62
Germany....................  German Mark                     1.84        1.95       1.72         1.67
Luxembourg.................  Luxembourg Franc               37.85       40.16      36.26        34.35
Portugal...................  Portuguese Escudo             187.97      199.60         --           --
Spain......................  Spanish Peseta                156.01      165.56         --           --
Switzerland................  Swiss Franc                     1.50        1.60         --           --
The Netherlands............  Dutch Guilder                   2.07        2.19         --           --
United Kingdom.............  Great Britain Pound             0.62        0.62       0.60         0.60

    FirstMark seeks to reduce its foreign currency exposure through a policy of matching, as far as possible, assets and liabilities denominated in foreign currencies. In some cases, FirstMark may borrow in US dollars because it is either advantageous for joint ventures and subsidiaries to incur debt obligations in US dollars or because US dollar-denominated borrowing is the only funding source available to a Group company. In these circumstances, FirstMark has currently decided to accept the remaining currency risk associated with the financing of its operations.

L)  TAXATION

    The Group companies are subject to taxation in the countries in which they operate. Corporate tax, including deferred taxation where appropriate, is applied at the applicable current rates on their taxable profits. Deferred income taxes are determined using the asset and liability method whereby the future expected consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements are recognized as deferred tax assets and liabilities. Deferred tax assets are recognized subject to a valuation allowance to reduce the amount to that which is more likely than not to be realized.

M)  EARNINGS (LOSS) PER COMMON SHARE

    Basic earnings (loss) per common share is based on the net profit (loss) after taxes divided by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing the net income attributable to the shareholders by the sum of the weighted average number of dilutive potential ordinary shares.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
N)  CONCENTRATION OF CREDIT RISK

    Financial instruments, which potentially subject the Group to concentrations of credit risk are primarily cash and cash equivalents. The counterparties to the agreements relating to the Group's cash and cash equivalents are significant financial institutions; accordingly, management does not believe there is a significant risk of non-performance by these counterparties.

O)  LEASES

    Operating lease rentals are charged to the profit and loss account on a straight-line basis over the life of the lease. Assets held under finance leases are capitalized and depreciated over the shorter of the life of the lease or the life of the asset. The related liability is included in debt and other financing and the implied interest charge is allocated to the profit and loss account over the lease term using the effective interest rate method.

P)  STOCK BASED COMPENSATION

    The Group accounts for stock based compensation issued to employees in accordance with the intrinsic value method under APB Opinion 25. Where options are issued to acquire a fixed number of stocks with a fixed exercise price the intrinsic value measured at the grant date is amortized over the vesting period of the options. Such plans are referred to as "fixed plans." Where either the number of stocks under option or the exercise price is not known at the grant date, the expense is recalculated based on the intrinsic value at each balance sheet date and the expense is recognized over the vesting period. Such plans are referred to as "variable plans." The Company has provided pro forma disclosures of net loss as if the fair value method prescribed by Statement of Financial Accounting Standards (SFAS) N DEG.123 "Accounting for Stock Based Compensation" had been adopted.

    Options issued to non-employees are accounted for in accordance with the fair value method under SFAS N(o)123. This requires the use of an option pricing model, for example the Black-Scholes model, to determine the fair value of the option. The measurement date is the earlier of either of the following:

    1. The date at which a commitment for performance by the counterparty to earn the equity instrument is reached (a "performance commitment"); or

    2.  The date at which the counterparty's performance is complete.

Q)  IMPAIRMENT OF LONG-LIVED ASSETS

    The recoverability of the Group's assets, including its intangible assets, is subject to the future profitability of the Group's operations and the evolution of the business in accordance with its plans. In evaluating the recoverability of its assets, the value and future benefits of the Group's operations are periodically reviewed by management based on technological, regulatory and market conditions. When certain operational and financial factors indicate an impairment of value, the Group evaluates the carrying value of property and equipment as well as other long-lived assets, including licenses, in relation to the operating performance, and future undiscounted cash flows of the underlying assets. When indicated, the impairment losses are measured based on the difference between the estimated

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) fair value and the carrying amount of the asset. Management's estimates of fair value are based on prices of similar assets and the result of valuation techniques to the extent available in the circumstances. These include net present values of expected future cash flows and valuations based on market transactions in similar circumstances. For new product launches where no comparable market information is available, management bases its view on recoverability primarily on cash flow forecasts. In addition to evaluation of possible impairment to the long-lived assets' carrying value, the foregoing analysis also evaluates the appropriateness of the estimated useful lives of the long-lived assets. Management believes that the carrying value of its assets is recoverable against future operating results.

R)  AMOUNTS DUE FROM AFFILIATED COMPANIES

    In the ordinary course of business, the Company advances cash to fund the development of the infrastructure of the joint ventures and associate companies. During consolidation of the Group's financial statements, these amounts are not eliminated and are classified as amounts due from affiliated companies.

S)  TENANCY EXPENSES

    According to certain tenancy agreements, the Group is obliged to restore properties to their original state at the end of the periods of these agreements. The Group accrues for these costs on a straight-line basis over the terms of the agreements.

T)  DEFERRED COSTS

    Deferred costs comprise direct costs incurred with securing bank financing. They are capitalized and amortized over the life of the financing.

U)  RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which has been subsequently amended by SFAS No. 137. This statement establishes accounting and reporting standards for derivatives and derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as
(a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction. The adoption of this standard is effective for the first quarter of our fiscal year ending
December 31, 2001. We have not yet completed our analysis of this new accounting standard and, therefore, have not determined whether this standard will have a material effect on our financial statements.

    In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements"
(SAB 101). SAB 101 outlines the

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
SEC's views on applying generally accepted accounting principles to revenue recognition in financial statements. Specifically, the bulletin provides both general and specific guidance as to the periods in which companies should recognize revenues. In addition, SAB 101 also highlights factors to be considered when determining whether to recognize revenues on a gross or net basis. The Group believes that its policies in regards to the recognition of revenues are in compliance with SAB 101.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

3. GROUP COMPANIES

    The main Group companies included in the consolidated financial statements are the following:

                                                                   HOLDING AS OF   HOLDING AS OF
NAME OF THE COMPANY                                  COUNTRY       DEC. 31, 1999   DEC. 31, 1998
-------------------                                  -------       -------------   -------------
                                                                         %               %
A) SUBSIDIARIES

FirstMark Communications Luxembourg, S.a         Luxembourg
r.l............................................                          75            85.4
FirstMark Communications Deutschland, GmbH.....  Germany                100             100
FirstMark Communications France, S.a r.l.......  France                 100             100
FirstMark Communications Services Europe         United Kingdom
Ltd............................................                         100              --
Direct Telecom S.A.............................  Luxembourg              75              --
FirstMark Communications Austria GmbH..........  Austria                100              --
FirstMark Communications Switzerland GmbH......  Switzerland            100              --
FirstMark Communications Netherlands B.V.......  The Netherlands        100              --
FirstMark Communications, Ltd..................  United Kingdom          79             100
FirstMark Communications Netz GmbH.............  Germany                100              --
LambdaNet Communications GmbH..................  Germany                 80              --

B) JOINT VENTURES

FirstMark Communications Belgium, S.p.r.l......  Belgium                 50             100
FirstMark Communicaciones Espana S.L...........  Spain                   35              --

C) ASSOCIATE COMPANIES

Teleweb Comunicacoes Interactivas S.A..........  Portugal                35              --

    The following table represents the pro forma effects of the business combination with LambdaNet (note 1) as if it had occurred as of January 1, 1999.

                                                (UNAUDITED)
                                                -----------
                                                   US $
Sales.........................................      117,409
                                                -----------
Net loss......................................  (42,920,999)
                                                -----------
Loss per share................................         (477)
                                                -----------

    Further details relating to the acquisition of LambdaNet are explained in notes 1 and 14.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

4. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                            1999        1998
                                                         ----------   --------
                                                            US $        US $
Networks...............................................  17,192,509        --
Construction in progress...............................   5,233,110        --
Other..................................................  12,913,837   152,908
                                                         ----------   -------
                                                         35,339,456   152,908
                                                         ----------   -------

LESS
Accumulated depreciation...............................    (690,894)       --
                                                         ----------   -------
                                                         34,648,562   152,908
                                                         ==========   =======

Cost of leased assets included in the above............      41,689        --
                                                         ==========   =======

    The depreciation charge for the year ended December 31, 1999, amounts to $690,894 (1998: nil) and is included in general and administrative expenses. As of December 31, 1999 and 1998, no interest has been capitalized.

5. INTANGIBLE ASSETS

    Intangible assets consist of the following:

                                                            1999        1998
                                                         ----------   --------
                                                            US $        US $
Goodwill (1) (2).......................................  73,275,606        --
Licenses...............................................   6,219,407        --
GasLINE Agreement (3)..................................  11,517,201        --
Other..................................................   1,398,851        --
                                                         ----------   -------
                                                         92,411,065        --
                                                         ==========   =======

LESS
Accumulated amortization...............................  (1,366,766)       --
                                                         ----------   -------
                                                         91,044,299        --
                                                         ==========   =======

------------------------

(1) In October 1999, the Group purchased, through FirstMark Communications Luxembourg S.a r.l., Direct Telecom S.A. for a total cash consideration of DM 800,000. The excess of the purchase price over the fair value of the net identifiable assets amounts to $512,788 and has been recorded as goodwill. Such goodwill is amortized on a straight-line basis over a period of 15 years.

(2) As a result of the transfer of assets between companies under common control described in note 1, goodwill of $72,762,818 has been pushed down to the Company from FirstMark Communications International LLC.

(3) This amount reflects the success fee incurred by the Group on consummating the GasLINE Agreement as described in notes 12 and 15. These costs have been deferred and are amortized on a straight-line basis over 10 years.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

5. INTANGIBLE ASSETS (CONTINUED)
    The amortization charge of intangible assets for the year ended
December 31, 1999 amounts to $1,366,766 (1998: nil) and is included in general and administrative expenses.

6. OTHER ACCOUNTS RECEIVABLE

    Other accounts receivable include an amount of $7,269,172 representing value added tax receivables from various European governments and $569,632 representing other miscellaneous receivables.

7. STOCKHOLDERS' EQUITY

A) COMMON STOCK, PREFERRED STOCK AND ADDITIONAL PAID-IN CAPITAL

    On July 8, 1998, the Company was incorporated with a share capital of $40,000 consisting of 1 registered unlimited liability share and 39 registered limited liability shares, at a par value of $1,000 each. Out of the subscribed share capital, an amount of $25,000 was unpaid as of December 31, 1998 and has been recorded as a deduction from the stockholders' equity.

    On May 21, 1999, the 40 outstanding shares with a par value of $1,000 each were replaced respectively by one registered unlimited liability share, 26,000 common shares with a par value of $1.50 and an additional paid-in capital of $373.50. On the same day, the share capital was increased by the issuance of 64,000 common shares with a par value of $1.50. The effect of these transactions has been retroactively restated in the calculation of EPS for all periods presented (Note 17).

    Also on May 21, 1999, World Online International B.V. ("World Online"), a company incorporated under the laws of the Netherlands, signed a Subscription Agreement (the "Subscription Agreement") with the stockholders of the Company. Under the Subscription Agreement, World Online committed, among other things, to invest $20,000,000 into the Company under certain conditions, with an initial equity investment of $5,000,000 received by the Company in May 1999 in exchange for the issuance of 10,000 Series A Convertible Preferred Stock. Series A Convertible Preferred Stock is a new class of stock created with a par value of $1.50 and a credit to the additional paid-in capital of $4,985,000. In August and October 1999, World Online contributed the remaining committed additional paid-in capital totaling $15,000,000 to the Company.

    As of December 31, 1999, common and preferred stock reflect the reorganization of companies under common control described in note 1 and are summarized as follows:

                                                                  NUMBER      NUMBER OF
                                                    PAR VALUE   OF SHARES      SHARES        TOTAL
DESCRIPTION                                           (US$)     AUTHORIZED   OUTSTANDING     (US$)
-----------                                         ---------   ----------   -----------   ---------
Registered Unlimited Liability Stock..............      1.50           1             1          1.50
Common Stock......................................      1.50     102,000        90,000       135,000
Series A Convertible Preferred Stock (i)..........      1.50      10,000        10,000        15,000
Series C Convertible Preferred Stock (ii).........      1.50       9,937         9,937     14,905.50
                                                                 -------       -------     ---------
                                                                 121,938       109,938       164,907
                                                                 =======       =======     =========

------------------------

 (i) Each Series A share may be converted into one common share of the Company or any successor security at any time at the option of its holder without charge, fee, premium or payment of any kind. Series A shares have rights and obligations similar to common shares except, that each

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

7. STOCKHOLDERS' EQUITY (CONTINUED)
    Series A share shall have a liquidation preference equal to one hundred percent of the World Online International B.V. initial investment (corresponding to $2,000 per share), less any distributions to or proceeds received by the holder thereof with respect to such Series A shares from the Company prior to the liquidation event.

 (ii) The issuance of Series C Convertible Preferred Stocks was made as part of the transaction accounted for as a reorganization of entities under common control as described in note 1. Each Series C share may be converted into one common share in the Company or any successor security at any time at the option of its holder without charge, fee, premium or payment of any kind. Series C shares have rights and obligations similar to common shares except that each Series C share shall have a liquidation preference equal to one hundred percent of the FirstMark Fiber Holdings LLC initial investment (corresponding to $2,351.60 per share), less any distributions to or proceeds received by the holder thereof with respect to such Series C shares from the Company prior to the liquidation event.

B) CONVERSION RIGHTS

    In a number of the countries where the Group has legal entities, the other shareholders have the right to exchange their ownership in the legal entity for the Company's Common shares as described below:

    - In November 1998, the Company entered into a shareholders' agreement with several partners in respect of FirstMark Communications Luxembourg Sarl, reducing the Company's ownership in two stages, initially to 85.4 percent, then to 75 percent. Under this agreement, at the time the Company files a registration statement in the United States for an initial public offering of common stock, or at the time more than 50 percent of the Company's outstanding common stock is sold, the partners have the right to exchange their shares for the Company's common stock based on a formula which compares the Luxembourg entity's revenues and licensed territory to the revenues and licensed territory of the Company.

    - In March 1999, the Company finalized its shareholders' agreement with its partner in FirstMark Communications Belgium Sprl, its Belgian joint venture giving the Company a 50 percent ownership. Under this agreement, at the time the Company files a registration statement in the United States or in any other jurisdiction for an initial public offering of common stock, the partner has the right to exchange its shares for the Company's common stock based on a formula which compares the Belgian entity's revenues and licensed territory to the revenues and licensed territory of the Company.

    - In October 1999, the Company entered into shareholders' agreements with several partners in respect of FirstMark Communications Limited, its UK subsidiary, reducing the Company's ownership to 79 percent. Under this agreement, at the time the Company files a registration statement in the United States for an initial public offering of common stock, the partners have the right to exchange their shares for the Company's common stock based on a formula which compares the UK entity's revenues and licensed territory to the revenues and licensed territory of the Company.

    - In November 1999, the Company entered into shareholders' agreement with several partners in respect of FirstMark Communicaciones Espana SL, its Spanish joint venture, reducing the Company's ownership to 35 percent. Under this agreement, at the time the Company files a

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

7. STOCKHOLDERS' EQUITY (CONTINUED)
     registration statement in the United States for an initial public offering of common stock, or 30 days after the fifth anniversary of the date of the shareholders' agreement, the partners have the right to exchange their shares for the Company's common stock based on a formula which compares the Spanish entity's revenues and licensed territory to the revenues and licensed territory of the Company.

    Since the number of shares to be issued by the Company in connection with the above agreements depends upon the application of a formula to the various entities and the Company's own stocks at the date of conversion, it is not possible to determine the number of potentially dilutive securities to be issued.

C) ACCUMULATED DEFICIT

GAIN ARISING ON STOCK ISSUANCE BY SUBSIDIARIES

    In connection with its Shareholders' Agreement, FirstMark Communications Luxembourg S.a r.l. issued new shares to a third party. The transaction diluted the Company's ownership in FirstMark Communications Luxembourg S.a r.l. from 100 percent to 85.4 percent in a first stage in 1998 and to 75 percent in a second stage in 1999. The Company recognized a gain on the dilution, which was recorded as gain arising on stock issuance by subsidiaries in the stockholders' equity for a total amount of $105,719 for the first dilution in 1998 and of $92,163 for the second dilution in 1999.

    In connection with its Shareholders' Agreement, FirstMark
Communications Ltd. issued new shares to third parties in 1999. The transaction diluted the Company's ownership in FirstMark Communications Ltd. from 100 percent to 79 percent. The Company recognized a gain on the dilution, which was recorded as gain arising on stock issuance by subsidiaries in the stockholders' equity for a total amount of $69,300.

CHARGE TO EQUITY

    As mentioned under note 10, FirstMark Communications International LLC recharges to the Company the costs incurred on its behalf, including a mark-up. A mark-up of $93,009 for the year ended December 31, 1999 (1998--nil) has been recorded in general and administrative expenses, and has consequently been included in deficit accumulated during the development stage.

D) LEGAL RESERVE

    On an annual basis, if the Company reports a net profit for the year, Luxembourg law requires appropriation of an amount equal to at least 5 percent of the annual net income to a legal reserve until such reserve equals 10 percent of the issued share capital. This reserve is not available for dividend distributions.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

8. OTHER ACCOUNTS PAYABLE

    Other accounts payable consist of the following:

                                                      1999        1998
                                                    ---------   --------
                                                      US $        US $
Capital expenditures..............................  2,261,474       --
Value added taxes payable.........................  1,319,997       --
Social security payables..........................     30,890       --
                                                    ---------    -----
                                                    3,612,361       --
                                                    =========    =====

9. DEBT AND FINANCING

    On December 31, 1999, the Group had a short-term payable of $27,729,828 to a supplier of equipment, which has been refinanced on January 21, 2000 with a long-term debt as described in note 18.

    As of December 31, 1999 and 1998, the Group does not have any other significant external debt financing. During these periods the Group has financed its development through equity investments (note 7). Significant external debt financing has started to be secured in 2000, as described in note 18.

10. RELATED PARTY TRANSACTIONS

    As of December 31, 1999, the Group companies have received advances from the Company's shareholders in the total amount of $2,607,903 (1998-$1,725,487), bearing interest from 5 percent to 6.03 percent, which approximates market rates for the applicable currency at the time of the advances.

    FirstMark Communications International LLC, the majority shareholder of the Company is rendering services to Group companies. For the year ended
December 31, 1999, the charge related to these services was $1,860,189 (1998:
nil) and is recorded in general and administrative expenses.

11. PERSONNEL CHARGES

    The following personnel charges are included in general and administrative expenses:

                                                     1999        1998
                                                   ---------   --------
                                                     US $        US $
Wages and salaries...............................  2,525,809    74,939
Social charges...................................    283,216    12,176
Other personnel charges..........................  3,734,521        --
                                                   ---------    ------
                                                   6,543,546    87,115
                                                   =========    ======

    Other personal charges mainly include compensation costs detailed in note 12.

    The average number of permanent employees during 1999 was 63 (1998 - 3).

    During 1999 and 1998, no payment was made to any Director of any Group company for services rendered to the Group.

    The Group does not have any pension or post retirement plan arrangements.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

12. STOCK-BASED COMPENSATION

A) 1999 STOCK INCENTIVE PLAN

    In December 1999, the Company adopted a stock option plan (the "1999 Plan"). Under the 1999 Plan, certain employees and directors were granted options to purchase the Company's common stock. The number of options granted was based on a formula that corresponded to the employee's compensation. The exercise price of the options granted is below the estimated fair value at the grant date. Generally, all the options granted under the 1999 Plan vest cumulatively over 1/16 of the stocks at the expiry of each three month period following the date of grant and expire ten years from the date of grant. Options are not exercisable until the earlier of a sale or an initial public offering of the Company. As such an event did not occur as of December 31, 1999, no compensation cost has been recorded in the financial statement as of that date. As of December 31, 1999, an additional 6,385 shares have been authorized for granting under the 1999 Plan.

    A summary of the Company's stock options as of December 31, 1999, and changes during the year then ended is as follows:

                                                                 1999
                                                   --------------------------------
                                                   NUMBER OF     WEIGHTED AVERAGE
                                                    OPTIONS    EXERCISE PRICE (US$)
                                                   ---------   --------------------
Outstanding at beginning of year.................       --                --
Granted..........................................    5,615             2,369
Outstanding at year-end..........................    5,615             2,369
                                                     =====             =====
Exercisable at year-end..........................       --                --
                                                     -----             -----

    The following table summarizes information at December 31, 1999 about outstanding stock options, which have been issued to officers and employees of the Group:

                              OPTIONS OUTSTANDING

   EXERCISE PRICES      NUMBER OUTSTANDING AT   AVERAGE REMAINING LIFE
        (US$)               DEC. 31, 1999             (IN YEARS)
   ---------------      ---------------------   ----------------------
          0                        650                    9.92
        2,200                    4,115                    9.92
        5,000                      850                    9.92
                                ------                   -----
        TOTAL                    5,615                    9.92
                                ======                   =====

    The weighted average fair value of options granted in the year ended December 31, 1999, are set out in the following table and have been estimated using the Black-Scholes option-pricing model. The

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

12. STOCK-BASED COMPENSATION (CONTINUED) following assumptions were used: dividend yield of 0 percent expected volatility of 70 percent, risk-free interest rate of 6.19 percent and expected life of 4 years.

                                                                     DECEMBER 31, 1999
                                                          ---------------------------------------
                                                          WEIGHTED AVERAGE     WEIGHTED AVERAGE
EXERCISE PRICE COMPARED TO MARKET PRICE AS OF GRANT DATE  FAIR VALUE (US$)   EXERCISE PRICE (US$)
--------------------------------------------------------  ----------------   --------------------
Equals............................................             2,876                 5,000
Exceeds...........................................                --                    --
Is less than......................................             3,911                 1,900
All options.......................................             3,755                 2,369
                                                               -----                 -----

B) STOCK APPRECIATION RIGHTS ISSUED TO LAMBDANET EMPLOYEES

    On August 17, 1999, the Company granted, at nominal value, shares to a trust whose beneficiaries are employees and management of LambdaNet. At the end of six years, or after one year if the employees' contracts are terminated by LambdaNet, the trust will make cash payments to the employees equal to the appreciation in the market value of the shares. Accordingly, the Company has accounted for these as stock appreciation rights, based on the fair value of the shares at each balance sheet date, over a one-year period. As of December 31, 1999, the total estimated compensation cost amounts to $10,698,705 and is recorded as an expense ratably over the one year period. For the period ended December 31, 1999, the Company recorded a compensation cost of $1,549,075 related to the stock appreciation rights.

C) LAMBDANET SHARE COMPENSATION PLANS

    As disclosed in note 2, LambdaNet has been accounted for under the equity method from its inception in April 1999 to November 15, 1999. From that date, LambdaNet is fully consolidated in the financial statements.

SHARES ISSUED TO EMPLOYEES AND THIRD PARTIES AT BELOW DEEMED FAIR VALUE

    Certain shareholders were not required to pay fair value for the shares issued by LambdaNet on July 14, 1999. The difference between the fair value of the shares issued to an employee of LambdaNet and the amount paid, or $9,749,419, has been recognized as compensation expense.

    The shares issued to external consultants were issued to them below fair value in exchange for their securing the agreement with GasLINE. Accordingly, the difference between the fair value of these shares and the amount paid of $10,815,891 has been recorded as an intangible asset (note 5) and will be amortized over ten years, being the term of GasLINE agreement. The amortization will start as of January 2, 2000 which is the date that the GasLINE network is available for use.

OPTIONS ISSUED TO EMPLOYEES AND THIRD PARTIES

    At the same time as the share issuance on July 14, 1999, LambdaNet granted options to certain of its management and to external consultants with an exercise price determined using the formula described below:

    - At the grant date the exercise price was euro 1,125 ($1,161) per share.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

12. STOCK-BASED COMPENSATION (CONTINUED)
    - If the nominal capital of LambdaNet is increased and the new capital is distributed to the shareholders without compensation or against payment of only the nominal value, the exercise price is reduced by applying the factor euro 200,000 (the nominal capital on the grant date) divided by the new nominal amount of share capital.

    The options vest over a period of five years and are exercisable over a period of five years. The options may be exercised in parts.

    Since the exercise price is not known at the grant date these options have been accounted for as variable plans under APB Opinion 25 for management and SFAS 123 for external consultants. Accordingly, the compensation cost arising on these options is remeasured at each balance sheet date.

    The compensation cost arising from the options issued to management is recognised over the vesting period. During the period from November 15, 1999 to December 31, 1999 no compensation cost was recognised for these options since the exercise price was in excess of the fair value of the shares at December 31, 1999.

    The compensation expense arising on the options awarded to the external consultants has been determined using the Black-Scholes model with the following assumptions: risk-free interest rate of 6.19 percent; dividend yield of 0 percent; expected volatility of 70 percent and an expected life of 5 years.

    Since the options were issued to the consultants in exchange for their securing the GasLINE agreement, the expense of $701,310 has been capitalized as part of intangible assets (see note 5).

    A summary of the status of the LambdaNet share option plans, as of December 31, 1999, including both management and external consultants and changes during the period then ended is presented below:

                                           SHARE OF NOMINAL CAPITAL   WEIGHTED AVERAGE
                                              UNDER OPTION PLAN        EXERCISE PRICE
                                           ------------------------   ----------------
                                                     US$                    US$
Outstanding at the beginning of the
  period.................................               --                      --
Granted..................................            7,779               8,707,500
                                                     -----               ---------
Outstanding at the end of the period.....            7,779               8,705,500
                                                     =====               =========

    No options were exercisable at period-end and the average remaining contractual life was 4 years 9 months.

D) OTHER NON-CASH COMPENSATION

    In order to provide an incentive to the managers of the Group's operating companies, the Company has agreed to issue to management a certain number of shares of common stock in their respective subsidiary companies when certain specific targets are achieved (for example, when the particular subsidiary is awarded a license to operate in that country). Compensation expenses, measured as the fair value of the subsidiary shares granted, will be recorded when the performance condition is satisfied. For the year ended December 31, 1999, no such shares were granted and therefore, the Company recorded no related compensation expense.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

12. STOCK-BASED COMPENSATION (CONTINUED)
E) PRO FORMA DISCLOSURES REQUIRED BY SFAS 123

    The Group accounts for stock options granted to employees under APB Opinion N(o)25. Had compensation costs been determined in accordance with SFAS N(o)123, the charge to income for 1999 would have been $439,216 and the net loss and loss per share would have been reduced to the following pro forma amounts for 1999.

                                                     1999
                                                  -----------
                                                     US $
Net loss
  As reported...................................  (29,990,149)
  Pro forma.....................................  (30,429,365)

Loss per share
  As reported...................................         (448)
  Pro forma (basic and fully diluted)...........         (454)

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

13. TAXES

    For the years ended December 31, 1999 and 1998, the Company did not record any charge for income taxes.

    The tax effects of significant items comprising the Group's net deferred income tax asset/liability as of December 31, 1999 and 1998, are as follows:

                                                                 1999        1998
                                                              ----------   --------
                                                                 US $        US $
Deferred income tax assets:
  Tax credit carryforwards..................................     143,635         --
  Net operating and other loss carryforwards................   8,558,614    532,283
                                                              ----------   --------
Total deferred income tax assets............................   8,702,249    532,283
Valuation allowance.........................................  (8,702,249)  (532,283)
                                                              ----------   --------
Deferred income tax assets, net of allowance................          --         --
Deferred income tax liabilities:
Differences between book and tax basis of assets and
  liabilities...............................................          --         --
                                                              ----------   --------
Net deferred income tax asset/liability                               --         --
                                                              ==========   ========

    Net operating and other loss carryforwards have expiry periods depending on their jurisdiction as follows:

                                           1999        1998
                                        ----------   ---------
                                           US $        US $
Between one and five years............   2,147,322          --
Between six and ten years.............   1,078,133          --
Unlimited period......................  17,462,065   1,421,317
                                        ----------   ---------
                                        20,687,520   1,421,317
                                        ==========   =========

    For tax purposes $20,687,520 (1998: $1,421,317) of these net operating and other loss carryforwards are not anticipated to be used within expiry periods.

    Realization of the Group's deferred tax asset is dependent on the ability of the Company, its subsidiaries and its joint ventures to generate sufficient taxable income to utilize reversing temporary differences and carryforwards within the carryforward periods. In view of the start-up phase that the Company is currently in, a 100 percent valuation allowance has been established.

    The operations incurring losses operate in tax jurisdictions with rates ranging from 20 percent to 53 percent (1998: 30 percent to 45 percent). There are currently no operations generating profit.

    A reconciliation between the statutory rate and the effective tax rate is as follows:

                                                        1999       1998
                                                      --------   --------
                                                         %          %
Statutory tax rate..................................    37.45      37.45
Effect of tax rates in foreign jurisdictions........     4.56         --
Effect of valuation allowance.......................   (42.01)    (37.45)
                                                       ------     ------
Effective tax rate..................................       --         --
                                                       ======     ======

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

14. STATEMENT OF CASH FLOWS INFORMATION

    Supplemental disclosures of cash flows information are as follows:

                                                                 1999         1998
                                                              -----------   --------
                                                                  US$         US$
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid.............................................      369,730      --
  Income tax................................................           --      --
                                                              -----------      --
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING
  ACTIVITIES:
  Non cash capital expenditures.............................   27,729,828      --
                                                              -----------      --
SUPPLEMENTAL SCHEDULE OF ACQUISITION OF SUBSIDIARIES, JOINT
  VENTURES AND AFFILIATES:

ACQUISITION OF LAMBDANET (NOTE 1):

Current assets acquired.....................................   30,300,506      --
Tangible assets acquired....................................    7,082,076      --
Intangible assets acquired..................................   11,975,227      --
Liabilities assumed.........................................   (7,950,871)     --
                                                              -----------      --
Net assets..................................................   41,406,938      --

Less minority interest......................................   (8,281,388)     --
Less carrying value of equity investment at date of
  acquisition...............................................  (11,593,942)     --
                                                              -----------      --
Net assets acquired.........................................   21,531,608      --
Goodwill....................................................   72,762,818      --
                                                              -----------      --
Total consideration through stock issuance (non cash).......   94,294,426      --
                                                              -----------      --
Cash acquired...............................................   27,862,153      --
                                                              -----------      --

OTHER ACQUISITIONS (NOTE 3):

Assets acquired.............................................       73,495      --
Liabilities assumed.........................................     (163,751)     --
                                                              -----------      --
Net assets acquired.........................................      (90,256)     --
Equity investments acquired.................................    1,470,666      --
Goodwill....................................................      512,788      --
                                                              -----------      --
Total purchase price........................................    1,893,198      --
Less cash acquired..........................................           --      --
                                                              -----------      --
Net cash paid...............................................    1,893,198      --
                                                              -----------      --

15. COMMITMENTS AND CONTINGENCIES

    The Company and its subsidiaries are contingently liable with respect to lawsuits and other matters that arise in the normal course of business. Management is of the opinion that while it is impossible to ascertain the ultimate legal and financial liability with respect to these contingencies, the ultimate outcome of these contingencies is not anticipated to have a material effect on the Group's financial position and operations.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

15. COMMITMENTS AND CONTINGENCIES (CONTINUED)
CAPITAL COMMITMENTS

    The Group has contracted with Nortel Dasa Network Systems GmbH&Co.KG, Frankfurt am Main ("Nortel Dasa") as supplier of transmission equipment to LambdaNet. Under this contract, the Group has committed to purchase equipment for points of presence in Germany amounting to $23,867,000 (DM 46,540,000) over a total period of two years. Nortel Dasa is responsible for delivery, installation and commissioning of this Dense Wave Division Multiplex (DWDM) equipment for the deployment of the LambdaNet broadband services. The Company is reliant on the ability of Nortel Dasa to deliver these services appropriately.

LEASE COMMITMENTS

    On July 14, 1999, LambdaNet contracted with GasLINE Telekommunikationsnetzgesellshaft deutscher Gasversorgungsunternehmen mbH & Co. KG ("GasLINE") to utilize their lightwave conductors and system technology spaces for a period of 10 years (the "GasLINE Agreement"). The total commitment is for an amount of $31,282,051 (DM 61,000,000) and may be extended on the existing terms for an additional period of 8 years at the Company's option. This agreement is effective at the time the facilities to be set up by GasLINE are in place. On December 31, 1999, these facilities are not yet in place. The commitment resulting from this agreement has been recorded as an operating lease commitment. In connection with the foregoing agreement LambdaNet finalized a 10-year $21,025,641 (DM 41,000,000) loan facility with GasLINE. The interest rate for the loan is fixed at 9 percent per annum, compounded twice a year as of April 1st and October 1st. The repayable installment per annum is fixed at $2,102,564 (DM 4,100,000). GasLINE may convert the entire loan into shares of LambdaNet provided that LambdaNet is converted into a German stock company ("Aktiengesellschaft") by June 30, 2001.

OPERATING LEASES:

                                                             1999        1998
                                                          ----------   --------
                                                             US $        US $
Minimum lease commitments
Within:   1 year........................................     556,618    65,000
Between:  1-2 years.....................................   7,806,420        --
          2-3 years.....................................   5,925,933        --
          3-4 years.....................................   5,660,196        --
          4-5 years.....................................   5,622,723        --
After:    5 years.......................................  31,662,173        --
                                                          ----------    ------
Total...................................................  57,234,063    65,000
                                                          ==========    ======

    Operating lease expense of $772,046 was recorded in 1999 (1998: nil). The estimated costs for removing improvements at point of presence under the tenancy agreements (note 2s) amounts to $4,837,000. The Group accrues for these costs on a straight-line basis over the terms of the agreements.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

15. COMMITMENTS AND CONTINGENCIES (CONTINUED)
FINANCE LEASES:

                                                                1999       1998
                                                              --------   --------
                                                                US $       US $
Finance lease repayments
Within:   1 year............................................    9,199         --
Between:  1-2 years.........................................    9,759         --
          2-3 years.........................................    9,759         --
          3-4 years.........................................    9,759         --
          4-5 years.........................................    8,732         --
After:    5 years...........................................       --         --
                                                               ------     ------
Total.......................................................   47,208         --
                                                               ======     ======

    The finance leases are comprised mainly of lease agreements relating to transportation vehicles used by the Group.

OPERATIONAL ENVIRONMENT

    Through its various subsidiaries, the Group will enter into interconnect agreements with several local incumbent operators. Interconnect rates are regulated by various regulatory bodies within the subsidiaries' countries of operation. Periodically, interconnect agreements are disputed with the local incumbent operators and are typically resolved by regulatory rulings. The outcome of such disputes could negatively impact the Group's gross margin.

    See also notes 1, 2e and 2q for further description of the operational environment.

DIVIDENDS

    The ability of the Company to make dividend payments is subject to, among other things, the terms of the indebtedness, local legal restrictions, shareholders' agreements and the ability to repatriate funds from FirstMark's various operations.

16. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair value of financial instruments classified as current assets or liabilities, including cash and cash equivalents, short-term investments, accounts receivable, and accounts payable and accrued expenses approximate carrying value, principally because of the short maturity of these items.

    The fair values of capital lease obligations approximate carrying value based on their effective interest rates compared to current market rates.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

17. EARNINGS (LOSS) PER COMMON SHARE

    Earnings (Loss) per common share is comprised as follows:

                                                                 1999          1998
                                                              -----------   ----------
Net loss ($)................................................  (29,990,149)  (1,421,317)
                                                              ===========   ==========
Weighted average number of shares outstanding during the
  period (see Note 7).......................................       90,001       90,001
                                                              ===========   ==========
Effect of dilutive securities...............................           --           --
Weighted average number of diluted shares outstanding during
  the period................................................       90,001       90,001
                                                              ===========   ==========
Basic and diluted loss per common share ($).................         (333)         (16)
                                                              ===========   ==========

    As of December 31, 1999, the Group had 5,615 stock options (1998--nil) on the Company's share capital and 3.75 percent of LambdaNet's nominal capital under the option plan, which were not included in the computation of diluted earnings per share, because to do so would have been anti-dilutive for the periods presented.

18. SUBSEQUENT EVENTS

STOCKHOLDERS' EQUITY

    On January 19, 2000, the Company was converted into a "Societe Anonyme" and the articles of incorporation were amended.

    On January 24, 2000, FirstMark Fiber Holdings LLC, an affiliated company, contributed its 80 percent participation in LambdaNet Communications GmbH to the Company in exchange for 9,937 Series C Convertible Preferred shares issued by the Company (note 1). Following this transaction and a further capital increase of $7,266 representing the issuance of 4,844 stocks (15 Series A Convertible Preferred shares, 2,525 Series B Convertible Preferred shares, 1,106 Series C Convertible Preferred shares, 1,198 Series E Convertible Preferred shares) which occurred on the same date, the subscribed share capital of the Company amounts to $172,173 and is composed as follows:

                                                                       NUMBER OF STOCKS
DESCRIPTION                                                PAR VALUE     OUTSTANDING      TOTAL (US$)
-----------                                                ---------   ----------------   -----------
Common Stock.............................................      1.50         90,001        135,001.50
Series A Convertible Preferred Stock.....................      1.50         10,015         15,022.50
Series B Convertible Preferred Stock.....................      1.50          2,525          3,787.50
Series C Convertible Preferred Stock.....................      1.50         11,043         16,564.50
Series E Convertible Preferred Stock.....................      1.50          1,198          1,797.00
                                                                                          ----------
                                                                                          172,173.00
                                                                                          ==========

    In January 2000, the Company entered into a shareholders' agreement with several partners granting them equity interests in FirstMark Communications France S.ar.l. and reducing the Company's ownership from 100 percent to 34 percent. Under this shareholders' agreement, the partners have the right to convert their shares for the Company's common stock at the time the Company files a registration statement in the United States for an initial public offering of common stock. They also

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

18. SUBSEQUENT EVENTS (CONTINUED)
have the option under certain circumstances to exchange their shares in the French subsidiary for common equity securities of the company on a fair market value basis.

    On April 7, 2000, ABN AMRO committed to invest $62,996,304 in consideration for preferred equity securities in the Company. This amount serves as collateral for a bank guarantee that the Group has provided to guarantee network rollout costs in Spain. The Company has the right to repurchase these securities from ABN AMRO.

LICENSES AND OPERATIONS

    On December 17, 1999, LambdaNet was awarded a class 3 license in Germany that enables it to operate as a carriers' carrier beginning January 1, 2000. The Company started operations on January 2, 2000 and has since been generating revenues.

    Since January 1, 2000, the Group incorporated wholly-owned subsidiaries in Finland, Italy and Denmark. As of today, these companies are dormant.

    On January 31, 2000, the Group submitted, through a joint venture, its final bid for a license in France.

    In February 2000, the Group purchased an additional 3.325 percent of LambdaNet previously held by an external consultant for a total cash consideration of DM 8,312,500 ($4,192,742). The excess of the purchase price over the fair value of the net identifiable assets amounts to $2,904,316 and has been recorded as goodwill. Such goodwill is amortized on a straight-line basis over a period of 15 years. In addition to the cash consideration, the seller received right to purchase shares of common stock in FirstMark Communications Europe S.A. up to a maximum of DM 1,800,000 at a price equal to the price per share paid by third party investors in the next round of equity financing raised by the Company. This right expires on December 31, 2000.

    In March 2000, the Group received, through a joint venture, a license to operate a wireless local loop service in Spain.

    In March and April 2000, the Group received, through an auction process, five licenses to operate wireless local loop services in Switzerland for a total consideration of $109,970,909. These licenses are payable to the Swiss regulatory authorities by June 30, 2000.

    On April 7, 2000 the Group received a license to possess and operate fixed wireless access system radio transmitters in Finland.

DEBT FINANCING

    On January 19, 2000, the Group finalized a one-year $50 million convertible bridge loan facility (the "Convertible Facility") and, upon expiration of the one year period, an optional $50 million working capital facility (the "Working Capital Facility") for two years, for the initial purpose of financing the Company's expansion of its broadband wireless telecommunication network, and thereafter for the working capital requirements of the Company.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

18. SUBSEQUENT EVENTS (CONTINUED)
    The interest rate for the Convertible Facility is 15 percent per annum, compounded quarterly. The interest rate for the Working Capital Facility is LIBOR (for the advances denominated in US Dollars or in an optional currency) or EURIBOR, plus 3.5 percent (for the advances denominated in euro).

    The Company agreed to pay the lender a commitment fee of 2 percent for unused funds for the Convertible Facility and a commitment fee of 1.5 percent per annum for unused funds for the Working Capital Facility.

    The Company has the option either to repay the loan with interest and fees in cash at any time on or before maturity, or to convert the amounts outstanding under the Convertible Facility into Series D Convertible Preferred Stock at maturity. If the Company is in default, the lender has the option to convert at any time all or any part of the loan outstanding under the Convertible Facility into Convertible Preferred Stock, with interest and fees. The Company has pledged all shares of capital stock as collateral for the facility. In addition all shares, securities, monies or property representing a dividend or similar return of capital as well as all intercompany demand notes have been pledged to the lender.

    In connection with the agreement, the lender received 1,198 shares of Series E Convertible Preferred Stock for a nominal price. The lender will be entitled to Series E Convertible Preferred Stock representing an additional 1 percent if the loan is not repaid by June 30, 2000, and Series E Convertible Preferred Stock representing a further 1 percent if the Company or an affiliate has not completed an initial public offering by December 31, 2001. Each
Series E Convertible Preferred share has no liquidation preference as long as there are no shares of Series D Convertible Preferred Stock issued and outstanding. If shares of Series D Convertible Preferred Stock are issued, each share of Series E Convertible Preferred Stock will then be converted into one share of Series D Convertible Preferred Stock and will therefore have a liquidation preference equal to the product of the Series D preference amount and a fraction consisting of a numerator equal to the number of shares of common stock to which a Series E Convertible Preferred Stock may be converted and a denominator consisting of the number of shares of common stock to which Series D Convertible Preferred Stock may be converted.

    On April 27, 2000, the lender increased the Convertible Facility to $66,000,000 in order to provide the Company with a guarantee in the amount of $16,000,000 to be given to the Swiss government in the context of the Swiss auctions. As consideration for providing this additional credit, the Company issued 383 shares of series E Convertible Preferred Stock for the benefit of the lender. Provided that the Company does not draw upon the additional $16,000,000 Convertible Facility, the Company has the right to repurchase these securities from the lender at par value.

    On January 21, 2000 the Group finalized a facility agreement of $56.3 million (euro 56 million), consisting of a $46.2 million (euro
46 million) supplier guaranteed loan (the "Supplier Guaranteed Loan") and a revolving facility (the "Revolving Facility") of $10.1 million (euro
10 million). The purpose of the facility agreement is to secure the initial rollout of LambdaNet's transmission network and to finance the start-up losses.

    Both the Supplier Guaranteed Loan and the Revolving Facility bear interest at EURIBOR plus 3.75 percent to 1.75 percent, depending on the senior debt to EBITDA ratio. The commitment fee for unused funds is 0.875 percent per annum.

             FIRSTMARK COMMUNICATIONS EUROPE S.A. AND SUBSIDIARIES

                        AS OF DECEMBER 31, 1999 AND 1998

18. SUBSEQUENT EVENTS (CONTINUED)
    The Company has agreed to the following repayment structure for the loan, payable in two installments per year:

2002........................................................    10.0%
2003........................................................    15.0%
2004........................................................    22.5%
2005........................................................    25.0%
2006........................................................    27.5%
                                                              -------
                                                              100.00%
                                                              =======

    Additionally, the Company has the option to repay the supplier guaranteed loan partially or in total at the end of each interest period. The Revolving Facility has to be fully repaid at the end of year 2006.

COMMITMENTS

    On April 26, 2000, LambdaNet Communications SAS, a wholly-owned subsidiary of LambdaNet Communications GmbH incorporated in January 2000, signed a leasing agreement with Louis Dreyfus Communications S.A. by which LambdaNet Communications SAS (the lessee) agreed to lease two pairs of dark optical fibers for a period of 20 years from the date of delivery from Louis Dreyfus Communications S.A (the lessor). The total commitment is for an amount of $36,778,766 (FFR 270,794,700) which is payable as follows:

    - 15 percent on the date of signature of the lease agreement

    - 45 percent on the date of commencement of operations

    - 40 percent six months after the date of the commencement of operations

    This agreement is guaranteed by the Company.

EMPLOYMENT AGREEMENT

    On March 27, 2000 the Board of Directors of the Company proposed an employment agreement to its newly appointed President and Chief Executive Officer (CEO). This agreement was finalized and approved by both parties on April 28, 2000, and provides for, among other things, an annual base salary amount plus a target bonus in the amount of 100 percent of his base salary. In addition, the Company entered into a Stock Option agreement with the President and CEO providing for, among other things, the grant of options to purchase 4,544 shares of common stock of the Company. The Company also entered into a promissory note with the President and CEO in the amount of $1,000,000 due on February 2, 2005, together with any accrued and unpaid interest.

                       REPORT OF THE INDEPENDENT AUDITORS

To the Shareholders and the Board of Directors of LambdaNet Communications GmbH:

    We have audited the accompanying balance sheet of LambdaNet Communications GmbH as of November 15, 1999, and the related statements of income, changes in equity, and cash flows for the period from April 21, 1999 (date of inception) to November 15, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LambdaNet Communications GmbH as of November 15, 1999, and the results of its operations and its cash flows for the period from April 21, 1999 (date of inception) to November 15, 1999 in conformity with accounting principles generally accepted in the United States.

                                          ARTHUR ANDERSEN
                                          Independent Auditors

Hannover, Germany--April 28, 2000

                    LAMBDANET COMMUNICATIONS GMBH, HANNOVER

                                 BALANCE SHEET

                            AS OF NOVEMBER 15, 1999

                                                                         NOVEMBER 15,
                                                               NOTES         1999
                                                              --------   ------------
                                                                             US$
ASSETS
-------------------------------------------------------------------------------------
CURRENT ASSETS:
  Cash and cash equivalents.................................              27,862,153
  Accounts receivable--
    Other...................................................               1,913,760
                                                                         -----------
                                                                          29,775,913
Prepaid expenses and other current Assets...................                 524,594
                                                                         -----------
      TOTAL CURRENT ASSETS..................................              30,300,507
                                                                         -----------
PROPERTY AND EQUIPMENT, AT COST.............................      4        7,180,993
  Less--accumulated depreciation............................                 (98,917)
                                                                         -----------
                                                                           7,082,076
                                                                         -----------
INTANGIBLE ASSETS, AT COST..................................      5       11,989,198
  Less--accumulated amortization............................                 (13,971)
                                                                         -----------
                                                                          11,975,227
                                                                         -----------
      TOTAL ASSETS..........................................              49,357,810
                                                                         ===========

   The accompanying notes are an integral part of these financial statements.

                    LAMBDANET COMMUNICATIONS GMBH, HANNOVER

                            AS OF NOVEMBER 15, 1999

                                                                         NOVEMBER 15,
                                                               NOTES         1999
                                                              --------   ------------
                                                                             US$
LIABILITIES AND EQUITY
-------------------------------------------------------------------------------------
CURRENT LIABILITIES:
  Accounts payable--
    Trade...................................................                 523,293
    To affiliated companies.................................      6        6,082,580
    Other...................................................                 256,651
                                                                         -----------
                                                                           6,862,524
  Accrued liabilities.......................................               1,088,348
                                                                         -----------
                                                                           7,950,872
                                                                         -----------
      TOTAL LIABILITIES.....................................               7,950,872
                                                                         -----------
COMMITMENTS AND CONTINGENCIES...............................     12

EQUITY:.....................................................      7
  Nominal Capital...........................................                 207,455
  Additional paid in capital................................              68,456,810
  Deferred compensation cost................................             (10,697,705)
  Deficit accumulated during the development stage..........             (16,702,417)
  Currency translation adjustment...........................                 142,795
                                                                         -----------
      TOTAL EQUITY..........................................              41,406,938
                                                                         -----------
        TOTAL LIABILITIES AND EQUITY........................              49,357,810
                                                                         ===========

   The accompanying notes are an integral part of these financial statements.

                    LAMBDANET COMMUNICATIONS GMBH, HANNOVER

                          STATEMENT OF PROFIT AND LOSS

                       FOR THE PERIOD FROM APRIL 21, 1999

                     (INCEPTION DATE) TO NOVEMBER 15, 1999

                                                                            FROM APRIL 21,
                                                                               1999 TO
                                                                             NOVEMBER 15,
                                                                 NOTES           1999
                                                                 -----      --------------
                                                                                 US$
General and administrative expenses.........................                 (16,802,220)
                                                                             -----------

  Operating loss............................................                 (16,802,220)
                                                                             -----------

Interest income.............................................                       4,252

Other income................................................                      95,551
                                                                             -----------

  Net loss..................................................                 (16,702,417)
                                                                             ===========

   The accompanying notes are an integral part of these financial statements.

                    LAMBDANET COMMUNICATIONS GMBH, HANNOVER

                         STATEMENT OF CHANGES IN EQUITY

                       FOR THE PERIOD FROM APRIL 21, 1999

                     (INCEPTION DATE) TO NOVEMBER 15, 1999

                                                                           DEFICIT
                                                                         ACCUMULATED
                                             ADDITIONAL                   DURING THE     CURRENCY
                                  NOMINAL     PAID IN       DEFERRED     DEVELOPMENT    TRANSLATION
                                   EQUITY     CAPITAL     COMPENSATION      STAGE       ADJUSTMENT       TOTAL
                                  --------   ----------   ------------   ------------   -----------   -----------
                                    US$         US$           US$            US$            US$           US$
Issuance of shares on April 21,
  1999..........................   26,212            --            --             --           --          26,212
Issuance of shares on July 14,
  1999..........................  181,243    33,334,439            --             --           --      33,515,682
Share based Compensation........       --    35,122,371            --             --           --      35,122,371
Deferred Compensation...........       --            --   (14,263,607)            --           --     (14,263,607)
Amortization of Compensation
  cost..........................       --            --     3,565,902             --           --       3,565,902
Loss for the period.............       --            --            --    (16,702,417)          --     (16,702,417)
Other comprehensive income......       --            --            --             --      142,795         142,795
                                  -------    ----------   -----------    -----------      -------     -----------
Balance as of November 15,
  1999..........................  207,455    68,456,810   (10,697,705)   (16,702,417)     142,795      41,406,938
                                  =======    ==========   ===========    ===========      =======     ===========

   The accompanying notes are an integral part of these financial statements.

                    LAMBDANET COMMUNICATIONS GMBH, HANNOVER

                            STATEMENT OF CASH FLOWS

                       FOR THE PERIOD FROM APRIL 21, 1999

                     (INCEPTION DATE) TO NOVEMBER 15, 1999

                                                              FROM APRIL 21,
                                                                 1999 TO
                                                               NOVEMBER 15,
                                                                   1999
                                                              --------------
                                                                   US$
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................   (16,702,417)
  Adjustments to reconcile net loss to net cash
    provided by operating activities--
    Write-down of assets....................................        11,497
    Depreciation and amortization...........................       115,159
    Non cash compensation cost..............................    13,316,280
    Unrealized holding gains on cash equivalents............       (91,329)
    --(Increase) in prepaid expenses and other current
      assets................................................    (2,487,410)
    --Increase in accounts payable..........................       795,635
    --Increase in accrued liabilities.......................     1,110,244
    --Increase in liabilities to affiliated companies.......     6,204,952
                                                               -----------
      Net cash provided by operating activities.............     2,272,611
                                                               -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment........................    (7,224,556)
  Purchase of intangible assets.............................      (467,240)
                                                               -----------
      Net cash used in investing activities.................    (7,691,796)
                                                               -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from nominal capital.............................       207,455
  Proceeds from additional paid in capital..................    33,334,439
                                                               -----------
  Net cash provided by financing activities.................    33,541,894
                                                               -----------

  Increase in cash and cash equivalents.....................    28,122,709
  Effect of foreign exchange rate changes on cash...........      (260,556)
    Cash and cash equivalents at beginning of the period....            --
                                                               -----------
    Cash and cash equivalents at end of the period..........    27,862,153
                                                               ===========

   The accompanying notes are an integral part of these financial statements.

                    LAMBDANET COMMUNICATIONS GMBH, HANNOVER

                       NOTES TO THE FINANCIAL STATEMENTS

                            AS OF NOVEMBER 15, 1999

1. ORGANIZATION AND NATURE OF OPERATIONS

    LambdaNet Communications GmbH ("LambdaNet", "LNC" or "the Company") was incorporated on April 21, 1999 under German law as Carriers' Carrier GmbH (CCG). CCG was registered in Hannover, Germany under registration number HRB57818. On October 1, 1999 CCG was renamed LambdaNet Communications GmbH (LNC) and moved its headquarter from Karlsruher Strae 2 to Gunther-Wagner-Allee 13 in Hannover, the current address.

    The Company intends to become a market leader for broadband services across Europe, starting in Germany, taking advantage of the recent deregulation of the telecommunication industry. The German network operation started on January 2, 2000. The Company sells broadband and wavelength services in the range of 2 Mbit/s to 10 Gbit/s. LNC's target customer segment include alternative telecommunication operators, large corporates, Internet service providers and application service providers.

    On July 14, 1999, LambdaNet contracted with GasLINE Telekommunikationsnetzgesellshaft deutscher Gasversorgungsunternehmen mbH & Co. KG ("GasLINE") to utilize their lightwave conductors and system technology spaces for a period of 10 years ("the GasLINE Agreement"). The total commitment is for an amount of $32,166,210 (DM 61,000,000) and may be extended on the existing terms for an additional period of 8 years at the Company's option. This agreement is effective at the time the facilities to be set up by GasLINE are in place. On November 15, 1999, these facilities are not yet in place. In connection with the foregoing agreement LambdaNet finalized a 10-year $21,619,940 (DM 41,000,000) loan facility with GasLINE. The interest rate for the loan is fixed at 9% per annum, compounded twice a year as of April 1st and October 1st. The repayable installment per annum is fixed at $2,161,994 (DM 4,100,000). GasLINE may convert the entire loan into shares of LambdaNet provided that LambdaNet is converted into a German stock company ("Aktiengesellschaft") by June 30, 2001.

2. DEVELOPMENT STAGE ENTERPRISE

    The Company is a start up venture with a limited history. It reported operating losses in the period from inception until November 15, 1999 of $16,702,417.

    The Company has significant funding requirements to finance capital expenditure, operating and marketing costs in order to develop its business in accordance with management's plans. Management does not expect the business to generate positive cash flows from operations for a considerable period of time. The Company currently has limited external debt facilities (note 14) and will need to secure further debt or equity finance to continue to develop the business. The ability to raise finance will depend on a number of factors, including technology, regulations and subscriber base developments, and there can be no assurance that the Company will be able to secure such finance.

    The Company is making additional preliminary investments and pursuing telecommunication licensing opportunities in various countries. There can be no assurance that the Company will be successful in acquiring such licenses or in converting experimental licenses into fully operational license agreements.

    By July 1999, the Company hired most of the management team and as of November 15, 1999 the Company employed 68 people.

    As of November 15, 1999 the Company had issued share capital for an aggregate cash consideration of $33.5 million. In order to finance the potential growth, LNC negotiated a Facility

                    LAMBDANET COMMUNICATIONS GMBH, HANNOVER

                            AS OF NOVEMBER 15, 1999

2. DEVELOPMENT STAGE ENTERPRISE (CONTINUED)
Agreement with a Bank Consortium for euro 56 million ($57.8 million), which was signed on January 21, 2000 (note 14).

    The Company submitted the license application for its class 3 license to the regulation office in Germany (Regulierungsbehorde fur Telekommunikation und Post--RegTP) on July 20, 1999 and was awarded the license on December 17, 1999.

    In order to achieve operational status as of January 2, 2000, the Company signed supplier contracts with Nortel Dasa Network Systems GmbH&Co.KG, Frankfurt am Main ("Nortel Dasa") (note 12) and GasLINE to build point's of presence, install and test the network by year end 1999. The Company has served customers since January 2, 2000.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The financial statements of the Company are presented in conformity with Generally Accepted Accounting Principles in the United States ("US GAAP"). These financial accounts are not prepared for the purpose of statutory filing.

    As the Company is devoting substantially all of its efforts to establishing a new business and as principal operations have not yet commenced, the Company qualifies as a development stage company and is presenting its financial statements as such. It had no significant operating income as of November 15, 1999. The accumulated start-up losses amount to $16,702,417 as of November 15, 1999.

    The financial statements are prepared in accordance with the following significant accounting policies:

A) USE OF ESTIMATES

    The preparation of the financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the accounts and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

B) PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost and are depreciated over their estimated useful lives using the straight-line method. All repairs and maintenance expenditure is expensed as it occurs. Maximum estimated useful lives are:

Buildings & improvements.......................  40 years or life of lease if less

Networks.......................................  5 to 10 years

Other..........................................  2 to 7 years

    Construction in progress consists of costs directly attributable to property and equipment being constructed by the Company.

    Significant costs directly associated to the establishment of new networks are recorded as construction in progress in tangible fixed assets in the balance sheet. Such costs are primarily related to engineering and design work for the installation of the network and systems integral to its operation. The amortization of these costs commences on the date that the network is available for use. Prior to

                    LAMBDANET COMMUNICATIONS GMBH, HANNOVER

                            AS OF NOVEMBER 15, 1999

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) the commencement of the operations of telecommunication networks, the depreciation of these networks is recorded in general and administrative expenses. This expenses will be recorded as cost of sales at the time the networks become operational.

C) INTANGIBLE ASSETS

LICENSES

    Licenses are acquired by applications to the local telecommunications regulator. Licenses which have been purchased for a fixed fee over a finite life are capitalized and amortized on a straight line basis over the useful life of the license.

    The Company operates in an industry that is subject to changes in competition, regulation, technology and subscriber base evolution. In addition, the terms of the license which have been awarded for an unlimited period of time are subject to periodic review for, amongst other things, frequency allocation and technical standards. Licenses held, subject to certain conditions, are generally non-exclusive. The Company does not currently expect any of its operations to be required to cease due to license reviews.

    Costs incurred in connection with the application for licenses are expensed when incurred due to the fact that the outcome of such application processes is subject to, amongst other things, regulation and is therefore not certain.

OTHER INTANGIBLE ASSETS

    Other intangible assets include software purchased from third party suppliers, which are amortized using the straight-line basis over periods of up to 5 years.

    Other intangible assets also include upfront costs incurred with independent third parties by the Company on its own behalf in consummating the GasLINE Agreement (note 13), which have been deferred and are being amortized on a straight-line basis over 10 years, being the term of the GasLINE Agreement.

D) REVENUE RECOGNITION

    The Company records revenues for telecommunications services at the time of customer usage. Service discounts and incentives are accounted for as a reduction of revenues when granted.

E) CASH EQUIVALENTS

    Highly liquid investments with an original maturity of three months or less when purchased are considered to be cash equivalents. The Company also considers all highly liquid temporary cash investments that are readily convertible to cash to be cash equivalents.

F) CAPITALIZATION OF INTEREST

    Interest on financing is recognized as an expense in the period in which it is incurred except when directly associated with tangible assets in the course of construction or with licensing costs. Such interest costs are capitalized and included as part of the cost of the underlying asset. The capitalization rate used to calculate the amount of interest to capitalize is either (a) the interest rate on the finance being used to directly finance the construction of the asset or (b) the weighted average of the

                    LAMBDANET COMMUNICATIONS GMBH, HANNOVER

                            AS OF NOVEMBER 15, 1999

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) borrowing costs applicable to the borrowings of the joint venture or subsidiary which is constructing the asset, after excluding any finance being used to directly finance other projects.

G) FOREIGN CURRENCY TRANSACTIONS AND TRANSLATION

    The Company's functional currency is the Deutsche Mark (DM). Transactions denominated in other foreign currencies are translated to Deutsche Marks at the exchange rate existing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the year-end are reported at the exchange rates prevailing at the year-end. Any gain or loss arising from a change in exchange rates subsequent to the date of the transaction is included as an exchange gain or loss in the consolidated statement of profit and loss.

    The financial statements are translated into US dollars ($ or US$), the Company's reporting currency. Assets and liabilities are translated using exchange rates at the balance sheet date. Income and expense items are translated using the average rates of exchange for the periods involved. Equity is translated using the historical exchange rate. The resulting translation adjustments are recorded as a separate component of equity. The currency translation average and period end rates from the Deutsche Mark to the US Dollar are respectively 1 US Dollar = 1.89640 DM and 1 US Dollar = 1.85900 DM for the period from April 21, 1999 to November 15, 1999.

H) TAXATION

    The Company is subject to taxation in Germany. Corporate tax, including deferred taxation, is applied at the applicable current rates on their taxable profits. Deferred income taxes are determined using the asset and liability method whereby the future expected consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements are recognized as deferred tax assets and liabilities. Deferred tax assets are recognized subject to a valuation allowance to reduce the amount to that which is more likely than not to be realized.

I) CONCENTRATION OF CREDIT RISK

    Financial instruments, which potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents. The counterparties to the agreements relating to the Company's cash and cash equivalents are significant financial institutions; accordingly, management does not believe there is a significant risk of non-performance by these counterparties.

J) LEASES

    Operating lease rentals are charged to the profit and loss account on a straight-line basis over the life of the lease. Assets held under finance leases are capitalized and depreciated over the shorter of the life of the lease or the life of the assets. The related liability is included in debt and other financing and the implied interest charge is allocated to the profit and loss account over the lease term using the effective interest rate method.

    Direct costs incurred in obtaining a lease agreement are capitalized and amortized on a straight line basis over the term of the lease.

                    LAMBDANET COMMUNICATIONS GMBH, HANNOVER

                            AS OF NOVEMBER 15, 1999

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
K) IMPAIRMENT OF LONG-LIVED ASSETS

    The recoverability of long-lived assets, including its intangible assets, is subject to the future profitability of the Company's operations and the evolution of the business in accordance with its plans. In evaluating the recoverability of its assets, the value and future benefits of the Company's operations are periodically reviewed by management based on technological, regulatory and market conditions. When certain operational and financial factors indicate an impairment of value, the Company evaluates the carrying value of property, plant and equipment as well as other long-lived assets, including licenses, in relation to the operating performance, and future undiscounted cash flows of the underlying assets. When indicated, the impairment losses are measured based on the difference between the estimated fair value and the carrying amount of the asset. Management's estimates of fair value are based on prices of similar assets and the result of valuation techniques to the extent available in the circumstances. These include net present values of expected future cash flows and valuations based on market transactions in similar circumstances. For new product launches where no comparable market information is available, management bases its view on recoverability primarily on cash flow forecasts. In addition to evaluation of possible impairment to the long-lived assets, carrying value, the foregoing analysis also evaluates the appropriateness of the estimated useful lives of the long-lived assets. Management believes that the carrying value of its assets is recoverable against future operating results.

L) TENANCY EXPENSES

    According to the tenancy agreements for the points of presence (pop's) the Company is obliged to restore properties to their original state at the end of the periods of these agreements. The Company accrues for these costs on a straight-line basis over the terms of the agreements.

M) SHARE BASED COMPENSATIONS

    The Company accounts for share based compensation issued to employees in accordance with the intrinsic value method under APB Opinion 25. Where options are issued over a fixed number of shares with a fixed exercise price the intrinsic value measured at the grant date is amortized over the vesting period of the options. Such plans are referred to as "fixed plans". Where either the number of shares under option or the exercise price is not known at the grant date the expense is recalculated based on the intrinsic value at each balance sheet date and the expense is recognized over the vesting period. Such plans are referred to as "variable plans". The Company has provided proforma disclosures of net loss as if the fair value method prescribed by SFAS N(o) 123 "Accounting for Stock Based Compensation" had been adopted.

    Options issued to non-employees are accounted for in accordance with the fair value method under SFAS N(o)123. This requires the use of an option-pricing model, for example the Black Sholes model, to determine the fair value of the option. The measurement date is the earlier of either of the following:

    1. The date at which a commitment for performance by the counterparty to earn the equity instruments is reached (a "performance commitment") or

    2.  The date at which the counterpart's performance is complete.

    Where a principal shareholder i.e., one owning more than 10% of the Company's shares, issues share based compensation to the Company's employees or its suppliers such arrangements are

                    LAMBDANET COMMUNICATIONS GMBH, HANNOVER

                            AS OF NOVEMBER 15, 1999

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) accounted for as if entered into by the Company with a corresponding credit to additional paid in capital.

N) CONTRIBUTIONS TO BUILDING COSTS

    The Company makes contributions to certain building costs of several customers within the framework of overall agreements with such customers to provide services. These contributions are capitalized and amortized on a straight-line basis over the term of the corresponding contracts.

O) NEW ACCOUNTING PRONOUNCEMENTS

    Statements of Financial Accounting Standards (SFAS) N(o)133, "Accounting for Derivative Instruments and Hedging Activities" was issued in June 1998 and requires companies to recognize all derivative instruments as assets or liabilities in the balance sheet and to measure those instruments at fair value. SFAS N(o)137 extends the effective date to all fiscal years beginning after June 15, 2000. The Company believes that the adoption of accounting treatments under this standard will not require significant changes to its current accounting policies and will not have a significant impact on its financial statements.

    In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements"
(SAB 101). SAB 101 outlines the SEC's views on applying generally accepted accounting principles to revenue recognition in financial statements. Specifically, the bulletin provides both general and specific guidance as to the periods in which companies should recognize revenues. In addition, SAB 101 also highlights factors to be considered when determining whether to recognize revenues on a gross or net basis. The Group believes that its policies in regards to the recognition of revenues are in compliance with SAB 101.

4. PROPERTY AND EQUIPMENT

    The movements in the year were as follows:

                                                                1999
                                                              ---------
COST
Networks....................................................    403,255
Construction in progress....................................  5,852,158
Other.......................................................    925,580
                                                              ---------
                                                              7,180,993
                                                              =========
LESS
Accumulated depreciation....................................    (98,917)
                                                              ---------
                                                              7,082,076
                                                              =========

    As of November 15, 1999, no interest has been capitalized.

                    LAMBDANET COMMUNICATIONS GMBH, HANNOVER

                            AS OF NOVEMBER 15, 1999

5. INTANGIBLE ASSETS

    The movements in the year were as follows:

                                                                 1999
                                                              ----------
COST
GasLINE agreement (1).......................................  11,517,201
Other.......................................................     471,997
                                                              ----------
                                                              11,989,198
                                                              ==========
LESS
Accumulated amortization....................................     (13,971)
                                                              ----------
                                                              11,975,227
                                                              ==========

------------------------

(1) This amount reflects the success fee incurred by the Company on consumating the GasLINE Agreement as described in notes 1, 11 end 12. These cost have been deferred and are amortized on a straight-line basis over 10 years.

6. CURRENT LIABILITIES TO AFFILIATED COMPANIES

    The current liabilities to affiliated companies arose from an overpayment of a part of the capital premium in an amount of $5,827,062 of FirstMark Fiber Holding, L.L.C. This amount was repaid by the Company on November 24, 1999.

    This residual amount results from an amount payable to FirstMark Communications Europe S.A. in relation to services rendered as described in note 8.

7. EQUITY

A) NOMINAL CAPITAL

    The Company was incorporated on April 21, 1999, with a nominal capital of Euro 25,200.00 ($26,212).

    Pursuant to a shareholder resolution dated April 21, 1999 the nominal capital was increased by Euro 174,800 ($181,243) on July 14, 1999 following the signature of the GasLINE Agreement (note 1).

    As part of this capital increase, FirstMark Fiber Holdings, L.L.C., the majority shareholder, paid an aggregate capital premium of euro 32,000,000 ($33,334,439). The other shareholders were not required to pay any capital premium. The difference of $9,749,419 between the fair value of the shares issued to employees of the Company, and the amount paid by them has been recognized as compensation expense (note 11). The other beneficiaries of this transaction are consultants external to the Company (note 11).

B) ULTIMATE PARENT COMPANY

    The ultimate parent company is the FirstMark Holdings, LLC, a company incorporated in the state of Delaware.

                    LAMBDANET COMMUNICATIONS GMBH, HANNOVER

                            AS OF NOVEMBER 15, 1999

8. RELATED PARTY TRANSACTIONS

    The Company received services from FirstMark Communications Europe S.A. For the period ended November 15, 1999, the charge related to these services amounts to $248,894.

    As described in note 11c) FirstMark Communications Europe S.A. transferred part of its interest in the Company to an employee trust the beneficiaries of which were employees of the Company.

9. PERSONNEL CHARGES

    The following personnel charges are included in general and administrative expenses, selling expenses and cost of sales:

                                                                 1999
                                                              ----------
                                                                 US$
                                                              ----------
Wages and salaries..........................................   1,408,411
Social security.............................................     177,597
Compensation costs..........................................  14,382,752
                                                              ----------
                                                              15,968,760
                                                              ==========

    The average number of permanent employees during the year was 43.

    The Company does not have any pension or post retirement plan arrangements.

10. TAXES

    German trade tax on income is levied on a company's taxable income adjusted for certain revenues which are not taxable for trade tax purposes and for certain expenses which are not deductible for trade tax purposes. The trade tax rate is dependent on the municipalities in which the company operates. The applicable trade tax rate was approximately 18.7% for the year 1999. Trade tax is deductible for corporate income tax purposes.

    Corporate income tax in Germany is levied at 40% for retained profits and at 30% on profits distributed after deduction of trade tax. Additionally a solidarity surcharge of 5.5% is added to the corporate income tax.

    The effective tax rate for 1999 is as follows:

                                                                1999
                                                              --------
Corporate income tax........................................    32.5%
Trade tax on income.........................................    18.7%
Solidarity surcharge........................................     1.8%
                                                                ----
                                                                53.0%
                                                                ====

                    LAMBDANET COMMUNICATIONS GMBH, HANNOVER

                            AS OF NOVEMBER 15, 1999

10. TAXES (CONTINUED)
    Temporary differences, which gave rise to deferred tax assets and liabilities at November 15, 1999 were as follows:

                                                                 1999
                                                              ----------
                                                                 US$
Deferred tax assets
  Tax losses carried forward................................   1,872,062
  Accrual for restoration costs.............................      26,855
                                                              ----------
                                                               1,898,917
Valuation allowance.........................................  (1,794,366)
                                                              ----------
Deferred tax liabilities....................................     104,551
  Deferred charges related to a loan........................    (104,551)
                                                              ----------
Net deferred tax assets, net of allowance...................          --
                                                              ----------

    The deferred taxes are calculated using a tax rate of 53%.

    A valuation allowance is provided for the full amount against the deferred tax assets because the Company is still in its start up phase and has incurred losses since inception.

    Due to incurred losses, the Company did not record any charge for income taxes for the period ended November 15, 1999.

    The difference between income tax provided in the financial statements and the expected income tax benefit at statutory rates is reconciled as follows:

                                                                1999
                                                              --------
                                                                 %
Expected income tax benefit at the German Statutory rate of
  53%.......................................................     53
                                                                ---
Tax effect of permanent and other differences:
  Valuation allowance.......................................    (11)
  Non-deductible expenses...................................    (42)
                                                                ---
Total income tax benefit....................................     --
                                                                ===

    The non-deductible expenses are mainly resulting from the compensation costs (note 11).

    As of November 15, 1999 the Company has total tax loss carryforwards of $3,532,192. There is neither limitation in time nor amount related to the future deduction of this loss for tax purposes.

    For the period ended November 15, 1999, the Company did not pay any income taxes.

11. SHARE BASED COMPENSATION

A) SHARES ISSUED TO EMPLOYEES AND THIRD PARTIES AT BELOW DEEMED FAIR VALUE

    As described in note 7a certain shareholders were not required to pay fair value for the shares issued on July 14, 1999. The difference ($9,749,419) between the fair value of the shares issued to an employee of the Company, and the amount paid has been recognized as compensation expense.

                    LAMBDANET COMMUNICATIONS GMBH, HANNOVER

                            AS OF NOVEMBER 15, 1999

11. SHARE BASED COMPENSATION (CONTINUED)
    The shares issued to external consultants were issued to them at below fair value in exchange for their securing the agreement with GasLINE described in note 1. Accordingly, the difference between the fair value of these shares and the amount paid of $10,815,891 has been recorded as an intangible asset and will be amortized over ten years, being the term of GasLINE agreement. The amortization will start as of January 2, 2000 which is the date that the GasLINE network is available for use.

B) OPTIONS ISSUED TO EMPLOYEE AND THIRD PARTIES

    At the same time as the share issuance on July 14, 1999, the Company granted options to certain of its management and to external consultants with an exercise price determined using the formula described below:

    - At the grant date the exercise price was euro 1,125 ($1,161) per share.

    - If the nominal capital of the Company is increased and the new capital is distributed to the shareholders without compensation or against payment of only the nominal value, the exercise price is reduced by applying the factor Euro 200,000 (the nominal capital on the grant date) divided by the new raised amount of share capital.

    The options vest over a period of five years and are exercisable in parts over a period of five years.

    Since the exercise price is not known at the grant date these options have been accounted for as variable plans under APB Opinion 25. Accordingly, the compensation cost arising on these options is remeasured for management and SFAS 123 for external consultant at each balance sheet date.

    The compensation cost arising from the options issued to management is recognised over the vesting period of five years. In the period ended November 15, 1999 no compensation cost was recognised for these options since the exercise price was in excess of the fair value of the shares at November 15, 1999.

    The compensation expense arising on the options awarded to the external consultants has been determined using the Black Sholes model with the following assumptions: risk free interest rate of 6.19%, dividend yield of 0%; expected volatility of 70% and an expected life of 5 years.

    Since the options were issued to the consultants in exchange for their securing the GasLINE agreement the expense of $701,310 has been capitalised as part of intangible assets (see note 3).

    A summary of the status of the Company's share option plans including both management and external consultants as of November 15, 1999 and changes during period then ended is presented below:

                                              SHARE OF NOMINAL
                                               CAPITAL UNDER     WEIGHTED AVERAGE
                                                OPTION PLAN       EXERCISE PRICE
                                              ----------------   ----------------
                                                     $                  $
Outstanding at the beginning of the
  period....................................          --                   --
Granted.....................................       7,779            8,707,500
                                                   -----            ---------
Outstanding at the end of the period........       7,779            8,705,500
                                                   =====            =========

                    LAMBDANET COMMUNICATIONS GMBH, HANNOVER

                            AS OF NOVEMBER 15, 1999

11. SHARE BASED COMPENSATION (CONTINUED)
    No options were exercisable at period end and the average remaining contractual life was 4 years 9 months.

C) SHARE APPRECIATION RIGHTS GRANTED BY PRINCIPAL SHAREHOLDERS

    On August 17, 1999 the Company's principal shareholder at that time, FirstMark Fiber Holdings LLC, transferred part of its shares in the Company to a trust whose beneficiaries are the Company's employees and management. At the end of six years, or after one year if the Company terminates the employees' contracts, the trust will make a cash payment to the employees equal to the appreciation in the market value of the shares. Accordingly, the Company has accounted for these as share appreciation rights, based on the fair value of the shares at each balance sheet date, over a one-year period. For the period ended November 15, 1999, the Company recorded a compensation cost of $3,566,861 in respect of this arrangement.

D) PROFORMA DISCLOSURES REQUIRED BY SFAS 123

    The Company applies APB Opinion 25 and related Interpretations in accounting for its share based plans. Had compensation cost for the Company's share based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of FASB Statement 123, the charge to income for the period would have been $303,639 and the net loss would have been reduced to the pro forma amounts indicated below:

Net loss:   As reported...........................................  $16,702,417
            Proforma..............................................  $17,006,056

12. COMMITMENTS AND CONTINGENCIES

    The Company is contingently liable with respect to lawsuits and other matters that arise in the normal course of business. Management is of the opinion that while it is impossible to ascertain the ultimate legal and financial liability with respect to these contingencies, the ultimate outcome of these contingencies is not anticipated to have a material effect on the Company's financial position and operations.

CAPITAL COMMITMENTS

    The Company has contracted with Nortel Dasa as supplier of transmission equipment to LambdaNet. Under this contract, the Company has committed to purchase equipment for points of presence in Germany amounting to $24,541,000 (DM 46,540,000) over a total period of two years. Nortel Dasa is responsible for delivery, installation and commissioning of such Dense Wave Division Multiplex equipment for the deployment of the LambdaNet broadband services. The Company is reliant on the ability of Nortel Dasa to deliver these services appropriately.

LEASE COMMITMENTS

    On July 14, 1999 (note 1), LambdaNet contracted with GasLINE to utilize their lightwave conductors and system technology spaces for a period of 10 years. The total commitment is for an amount of $32,166,209 (DM 61,000,000) and may be extended on the existing terms for an additional

                    LAMBDANET COMMUNICATIONS GMBH, HANNOVER

                            AS OF NOVEMBER 15, 1999

12. COMMITMENTS AND CONTINGENCIES (CONTINUED) period of 8 years at the Company's option. This agreement is effective at the time the facilities to be set up by GasLINE are in place. On November 15, 1999, these facilities are not yet in place. The commitment resulting from this agreement has been recorded as an operating lease commitment. In connection with the foregoing agreement LambdaNet finalized a 10-year $21,619,911 (DM 41,000,000) loan facility with GasLINE. The interest rate for the loan is fixed at 9% per annum, compounded twice a year as of April 1st and October 1st. The repayable installment per annum is fixed at $2,161,991 (DM 4,100,000). GasLINE may convert the entire loan into shares of LambdaNet provided that LambdaNet is converted into a German stock company ("Aktiengesellschaft") by June 30, 2001.

OPERATING LEASES:

                                                                     1999
                                                                  ----------
Minimum lease commitments
Within:   1 year................................................   5,492,000
Between:  1-2 years.............................................   5,559,000
          2-3 years.............................................   5,559,000
          3-4 years.............................................   5,559,000
          4-5 years.............................................   5,559,000
After:    5 years...............................................  26,786,000
                                                                  ----------
Total...........................................................  54,514,000
                                                                  ==========

    Operating lease expense was approximately $290,000 in the period ended November 15, 1999. The estimated costs for removing improvements at point of presence under the tenancy agreements (note 2) amount to $4,837,000. The Company accrues for these costs on a straight-line basis over the terms of the agreements.

FINANCE LEASES:

                                                                      1999
                                                                     ------
Finance lease repayments
Within:   1 year...................................................  10,000
Between:  1-2 years................................................  10,000
          2-3 years................................................  10,000
          3-4 years................................................   9,000
                                                                     ------
Total                                                                39,000
                                                                     ======

    The finance leases are comprised mainly of lease agreements relating to transportation vehicles used by the Company.

13. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair value of financial instruments classified as current assets or liabilities, including cash and cash equivalents, short term investments, accounts receivable and accounts payable and accrued expenses approximate carrying value, principally because of the short maturity of these items.

                    LAMBDANET COMMUNICATIONS GMBH, HANNOVER

                            AS OF NOVEMBER 15, 1999

13. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    The fair value of capital lease obligations approximate the carrying value based on their effective interest rates compared to current market rates.

14. SUBSEQUENT EVENTS

A) LICENSES AND OPERATIONS

    On December 17, 1999, the Company was awarded a class 3 license which enables the Company to operate as a carriers' carrier. The Company started operations on January 2, 2000 and is generating revenue.

B) SUBSIDIARIES

    On January 19, 2000 the Company founded a subsidiary, LambdaNet Communications France ("LNCF"), in France, located 1, Boulevard Vivier Merle, 69003 Lyon.

C) FUNDING

    On January 21, 2000 the Company finalized a facility agreement of $56.3 million (euro 56 million), consisting of $46.2 million (euro 46 million) supplier guaranteed loan and a revolving facility of $10.1 million (euro
10 million) (working capital facility). The purpose of the facility is to secure the initial roll out of LambdaNet's transmission network and to finance the start-up losses.

    Both the supplier guaranteed loan and the working capital facility bear interest at EURIBOR plus 3.75% to 1.75%, depending on the senior debt to EBITDA ratio. The commitment fee for unused funds is 0.875% per annum.

    The Company has agreed to the following repayment structure for the loan, payable in two installments per year:

2002........................................................           10.0%
2003........................................................           15.0%
2004........................................................           22.5%
2005........................................................           25.0%
2006........................................................           27.5%
                                                                     -------
                                                                     100.00%
                                                                     =======

    Additionally the Company has the option to repay the supplier guaranteed loan partially or in total at the end of each interest period. The working capital facility has to be fully repaid at the end of year 2006.

D) COMMITMENTS

    On April 26, 2000, LambdaNet Communications SAS, a wholly owned subsidiary incorporated in January 2000 signed a leasing agreement with Louis Dreyfus Communications S.A. by which LambdaNet Communications SAS (the lessee) is leasing two pairs of dark optical fibers for a period of

                    LAMBDANET COMMUNICATIONS GMBH, HANNOVER

                            AS OF NOVEMBER 15, 1999

14. SUBSEQUENT EVENTS (CONTINUED)
20 years from the date of delivery from Louis Dreyfus Communications S.A (the lessor). The total commitment is for an amount of $36,778,766 (FFR 270,794,700) which is payable as follows:

    - 15% on the date of signature of the lease agreement

    - 45% on the date of commencement of operations

    - 40% six months after the date of the commencement of operations

    This agreement is guaranteed by FirstMark Communications Europe S.A.

                                     [LOGO]

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

                  ALTERNATIVE PAGE FOR INTERNATIONAL OFFERING

    INTERNATIONAL PROSPECTUS (SUBJECT TO COMPLETION)
    ISSUED AUGUST 11, 2000

                                     [LOGO]

                         SHARES OF CLASS B COMMON STOCK
              IN THE FORM OF SHARES OR AMERICAN DEPOSITARY SHARES
                            FIRSTMARK COMMUNICATIONS
                                  EUROPE S.A.
                            ------------------------

    THIS IS AN INITIAL PUBLIC OFFERING OF SHARES OF CLASS B COMMON STOCK OF
FIRSTMARK COMMUNICATIONS EUROPE S.A. OF THE       SHARES OF CLASS B COMMON STOCK
BEING OFFERED,       SHARES OF CLASS B COMMON STOCK ARE BEING OFFERED OUTSIDE
THE UNITED STATES AND CANADA AND TO INSTITUTIONAL AND RETAIL INVESTORS IN
GERMANY BY THE INTERNATIONAL UNDERWRITERS AND       SHARES OF CLASS B COMMON
STOCK ARE BEING OFFERED INITIALLY IN THE UNITED STATES AND CANADA BY THE U.S. UNDERWRITERS UNDER A SEPARATE PROSPECTUS. THE SHARES OF CLASS B COMMON STOCK OFFERED IN THIS PROSPECTUS WILL BE SOLD IN THE FORM OF REGISTERED SHARES. UPON REQUEST, THE SHARES OF CLASS B COMMON STOCK OFFERED IN THE UNITED STATES MAY BE SOLD IN THE FORM OF AMERICAN DEPOSITARY SHARES. EACH AMERICAN DEPOSITARY SHARE REPRESENTS THE RIGHT TO RECEIVE ONE SHARE OF CLASS B COMMON STOCK. THE AMERICAN DEPOSITARY SHARES WILL BE EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS.
                            ------------------------

    PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC MARKET FOR THE SHARES OR AMERICAN DEPOSITARY SHARES. FIRSTMARK COMMUNICATIONS EUROPE S.A. CURRENTLY ANTICIPATES THAT THE INITIAL PUBLIC OFFERING PRICE PER SHARE WILL BE BETWEEN
[EURO]    AND [EURO]    , WHICH IS EQUIVALENT TO $    AND $    PER AMERICAN
DEPOSITARY SHARE AT AN EXCHANGE RATE OF [EURO]1.00=$    .
                            ------------------------

    FIRSTMARK COMMUNICATIONS EUROPE S.A. WILL APPLY TO HAVE THE CLASS B COMMON STOCK LISTED ON THE NEUER MARKT SEGMENT OF THE FRANKFURT STOCK EXCHANGE UNDER
THE SYMBOL "    " AND TO HAVE THE AMERICAN DEPOSITARY SHARES QUOTED ON THE
NASDAQ NATIONAL MARKET UNDER THE SYMBOL "FMRK".

  INVESTING IN THE SHARES AND AMERICAN DEPOSITARY SHARES INVOLVES SIGNIFICANT
                                     RISKS.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 15.

                            ------------------------

       PRICE [EURO]       A SHARE AND $       AN AMERICAN DEPOSITARY SHARE

                            ------------------------

    FIRSTMARK COMMUNICATIONS EUROPE S.A. HAS GRANTED THE INTERNATIONAL
UNDERWRITERS THE RIGHT TO PURCHASE UP TO AN ADDITIONAL       SHARES TO COVER
OVER-ALLOTMENTS. FIRSTMARK COMMUNICATIONS EUROPE S.A. HAS GRANTED THE U.S.
UNDERWRITERS A SIMILAR RIGHT TO PURCHASE UP TO AN ADDITIONAL       SHARES OR
AMERICAN DEPOSITARY SHARES. THE INTERNATIONAL AND U.S. UNDERWRITERS EXPECT TO DELIVER THE SHARES OR AMERICAN DEPOSITARY SHARES TO PURCHASERS ON OR ABOUT
     , 2000.
                            ------------------------

                JOINT GLOBAL COORDINATORS AND JOINT BOOKRUNNERS

MORGAN STANLEY DEAN WITTER                                   ABN AMRO ROTHSCHILD
                             ---------------------

                              JOINT LEAD MANAGERS

ABN AMRO ROTHSCHILD                                   MORGAN STANLEY DEAN WITTER

                         SCHRODER SALOMON SMITH BARNEY

                              GENERAL INFORMATION

    Schroder is a trademark of Schroders Holdings plc and is used under license by Salomon Brothers International Limited.

                                  UNDERWRITERS

    Under the terms and subject to the conditions contained in the international
underwriting agreement dated                 , 2000 each international
underwriter named below, for whom ABN AMRO Rothschild, Morgan Stanley & Co. International Limited and Salomon Brothers International Limited are serving as representatives, has severally agreed to purchase, and FirstMark has agreed to sell to them, the number of shares indicated in the table below:

                                                              NUMBER OF
NAME                                                           SHARES
----                                                          ---------
ABN AMRO Rothschild.........................................
Morgan Stanley & Co. International Limited..................
Salomon Brothers International Limited......................

                                                              --------
    Total...................................................
                                                              ========

    The international underwriting agreement provides that the obligations of the several international underwriters to pay for and accept delivery of the shares offered by this prospectus are subject to certain other conditions including the conditions that no stop order suspending the effectiveness of the registration statement filed with the U.S. Securities and Exchange Commission is in effect and no proceedings for such purpose are pending before or threatened by the U.S. Securities and Exchange Commission and that there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of FirstMark and its subsidiaries, taken as a whole, from that set forth in the registration statement. The international underwriters are obligated to take and pay for all of the shares offered by this prospectus, other than those covered by the over-allotment option described below, if any shares are taken.

    Pursuant to the international underwriting agreement, FirstMark has granted to the international underwriters an option, exercisable for 30 days from the
date of this prospectus, to purchase up to an aggregate of   shares at the
initial public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The international underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares offered by this prospectus. To the extent the underwriters exercise this option, each international underwriter will become obligated, subject to conditions, to purchase approximately the same percentage of such additional shares as the number listed next to the international underwriter's name in the preceding table bears to the total number of shares offered by the international underwriters by this prospectus.

    FirstMark has also entered into a U.S. underwriting agreement with Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., as representatives of the U.S. underwriters named in the U.S. underwriting agreement providing for the
offering and sale of     shares or ADSs in connection with the U.S. offering.
The lead managers for the U.S. offering are Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. FirstMark has granted to the U.S. underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up
to     additional shares or ADSs solely for the purpose of covering over-allotments, if any.

    Morgan Stanley & Co. International Limited and ABN AMRO Rothschild are acting as joint global coordinators for FirstMark in connection with the combined international and U.S. offering.

    To provide for the coordination of their activities, the international underwriters and the U.S. underwriters have entered into an intersyndicate agreement which provides, among other things, that the international underwriters and the U.S. underwriters may purchase and sell among each other such number of shares as is mutually agreed upon among the international representatives and the U.S. representatives. To the extent there are sales among the international underwriters and the U.S. underwriters pursuant to the intersyndicate agreement, the number of shares initially available for sale by the international underwriters and the number of shares or ADSs initially available for sale by the U.S. underwriters may be more or less than the numbers appearing on the cover page of this prospectus. Except as permitted by the intersyndicate agreement, the price of any shares or ADSs so sold will be the initial public offering price, less an amount not greater than the selling concession.

    Pursuant to the intersyndicate agreement, as part of the distribution of the shares the international underwriters will offer and sell shares, directly or indirectly, only outside the United States and Canada and to institutional and retail investors in Germany and the U.S. underwriters will offer and sell ADSs and shares, directly or indirectly, only in the United States and Canada. For these purposes, an offer or sale is considered to be made in a country if it is made to any individual resident in such country or to any corporation, partnership, pension, profit-sharing or other trust or other entity, including any such entity constituting an investment advisor acting with discretionary authority, whole office most directly involved with the purchase is located in such country. "United States" means the United States of America, its territories, its possessions and all areas subject to its jurisdiction.

    This international prospectus may be used by the international underwriters and dealers in connection with offers and sales of the shares outside the United States and Canada.

    Shares sold by the international underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this international prospectus. Any shares sold by the international underwriters to
securities dealers may be sold at a discount of up to [EURO]      per share from
the initial public offering price. Any such securities dealers may resell any share purchased from the international underwriters to certain other brokers or
dealers at a discount of up to [EURO]      per share from the initial public
offering price. If all the shares are not sold at the initial public offering price, the international representatives may change the offering price and other selling terms.

    Under the terms and subject to the conditions of the international underwriting agreement, each international underwriter has agreed that:

    - it has not offered or sold and, prior to the date six months after the issue of the shares, will not offer or sell any shares to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

    - it has complied, and will comply with, all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom; and

    - it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the shares to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) of Great Britain or is a person to whom the document may lawfully be issued or passed on.

    Each international underwriter has acknowledged and agreed that the shares have not been registered under the Securities and Exchange Law of Japan and are not being offered or sold and may not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (1) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (2) in compliance with any other applicable requirements of Japanese law. As part of the international offering, ABN AMRO Rothschild, Morgan Stanley & Co. International Limited and Salomon Brothers International Limited only may offer shares in Japan to a list of 49 offerees in accordance with the above provisions.

    The ordinary shares may not be offered or sold in The Netherlands, as part of their initial distribution or as part of any re-offering, and this international prospectus and any documents in respect of the international offering may not be distributed or circulated in The Netherlands, other than to individuals or legal entities who or which trade in securities in the conduct of a business or a profession or as a result thereof.

    No action has been or will be taken in any jurisdiction other than the United States or Germany that would permit a public offering of the shares or the possession, circulation or distribution of this international prospectus in any jurisdiction where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither this international prospectus nor any other offering material or advertisements in connection with the shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

    The international underwriters have informed FirstMark that they do not intend sales to discretionary accounts to exceed five percent of the total number of shares offered by them.

    The following table shows the per share price to the public, the total underwriting discounts and commissions to be paid to the international underwriters by FirstMark, and the total proceeds to FirstMark if the international underwriters' over-allotment option is exercised in full:

                                                     U.S. DOLLARS*       EURO
                                                    ----------------   --------
Per share price to the public.....................
Total international underwriters discounts and
  commissions.....................................
Total proceeds to FirstMark.......................

------------------------

    *   translated at an exchange rate of [EURO]1.00 to $    .

    FirstMark has agreed with the international underwriters that, without the prior written consent of the global coordinators, it will not, during the period ending 180 days after the date of this prospectus:

    - offer, pledge, sell, contract to sell any option or contract to purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of FirstMark or any securities convertible into or exercisable or exchangeable for such shares, or

    - enter into any swap or other arrangement that transfers, to another in whole or in part, the economic consequences of ownership of the shares,

whether any such transaction described above is to be settled by delivery of shares or other such securities, in cash or otherwise. These restrictions do not apply to shares issued in this offering or pursuant to our existing share option plan and employment arrangements.

    In order to facilitate the offering of the common stock, the international underwriters and/or U.S. underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreements creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The underwriters may also sell shares in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, shares in the open market to stabilize the price of the shares. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the shares in the offering, if the syndicate repurchases previously distributed shares to cover syndicate short positions or to stabilize the price of the shares. These activities may raise or maintain the market price of the shares above independent market levels or prevent or retard a decline in the market price of the shares. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

    FirstMark estimates that its share of the total expenses of the offering excluding underwriting discounts and commissions will be approximately $ million.

    The international underwriters have the following shareholdings in
FirstMark:

    - ABN AMRO Ventures B.V., an affilate of ABN AMRO Rothschild holds shares of Class A common stock or 5.0% of FirstMark.

    - Morgan Stanley Dean Witter Capital Partners IV, L.P. and certain other funds affiliated with Morgan Stanley & Co. International Limited hold shares of Class A common stock or 8.5% of FirstMark.

    In addition, ABN AMRO Rothschild and its affiliates have provided FirstMark with senior bank financing and performance guarantees in the past. From time to time in the ordinary course of their respective businesses, one or more of the international underwriters may engage in the future in other commercial and/or investment banking transactions with FirstMark or its affiliates.

    Applications have been made for the listing of the shares on the Neuer Markt
segment of the Frankfurt Stock Exchange under the symbol ``    ", and for
quotation of the ADSs on the Nasdaq National Market under the symbol ``FMRK".

    FirstMark and the international underwriters have agreed to indemnify each other against some liabilities, including liabilities under the Securities Act.

PRICING OF THE OFFERING

    Prior to the offering, there will be no public market for the shares. The initial public offering price will be determined by negotiations between FirstMark and the U.S. and international underwriters. Among the factors that will be considered in determining the initial public offering price are the future prospects of FirstMark and its industry in general, sales, earnings and certain other financial and operating information of the company in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of FirstMark.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth expenses and costs payable by FirstMark (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities described in this registration statement. All amounts are estimated except for the Securities and Exchange Commission's registration fee and the National Association of Securities Dealers' filing fee.

                                                                AMOUNT
                                                              -----------
Registration fee under Securities Act.......................  $    59,400
NASD filing fee.............................................       23,000
The Nasdaq National Market fees.............................       *
Neuer Markt fees............................................       *
Legal fees and expenses.....................................       *
Blue sky fees and expenses..................................       *
Accounting fees and expenses................................       *
Printing and engraving expenses.............................       *
Registrar and transfer agent fees...........................       *
Miscellaneous expenses......................................       *
                                                              -----------
    Total...................................................  $    *
                                                              ===========

------------------------

*   To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Our articles of incorporation provide for indemnification of directors and officers to the full extent provided by Luxembourg law.

    We have obtained insurance policies insuring our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on behalf of FirstMark, may also pay amounts for which FirstMark has granted indemnification to the directors or officers.

    Additionally, reference is made to the underwriting agreements filed as Exhibits 1.1 and 1.2 to this registration statement, which provides for indemnification by the underwriters of FirstMark, its directors and officers who sign the registration statement and persons who control FirstMark, under certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    Since the registrant's formation on July 8, 1998, the registrant has issued and sold the following unregistered securities:

    1. On July 8, 1998, the registrant was formed as FirstMark Communications Europe SCA, a legal partnership with a capital of $40,000 consisting of 1 registered unlimited liability share, par value $1,000, issued to FirstMark Communications International II LLC and 39 registered limited liability shares, par value of $1,000, issued to FirstMark Communications International LLC. The sale was conducted pursuant to an exemption from the U.S. Securities Act pursuant to Section 4(2) thereof.

    2. On May 21, 1999, the registrant replaced 1 registered unlimited liability share, par value $1,000 issued to FirstMark Communications International II LLC with 1 registered unlimited liability share, par value $1.50. The registrant also replaced 39 registered limited liability shares, par value of $1,000, issued to FirstMark Communications International LLC with 26,000 shares of common stock, par value $1.50 per share, and further increased its share capital by the issuance of 64,000 shares of common stock, par value $1.50 per share, to FirstMark Communications International LLC. The sale was conducted pursuant to an exemption from the U.S. Securities Act pursuant to Section 4(2) thereof and Section 3(c)(a) thereof.

    3. On May 21, 1999, pursuant to a subscription agreement, the registrant agreed to issue an aggregate of 10,015 shares of Series A convertible preferred stock, par value $1.50 per share, to a private investor. Under the subscription agreement, the registrant issued to the investor 10,000 shares of Series A convertible preferred stock. In August and October 1999, the registrant issued the remaining 15 shares of Series A convertible preferred stock to the investor on January 19, 2000. The shares were issued in accordance with Regulation S of the U.S. Securities Act.

    4. On January 24, 2000, in connection with a credit facilities agreement between the registrant and ABN AMRO Ventures B.V., the registrant issued 1,198 share of Series E convertible preferred stock, par value $1.50 per share, to ABN AMRO Ventures B.V. The shares were issued in accordance with Regulation S of the U.S. Securities Act.

    5. On January 24, 2000, pursuant to a subscription agreement, the registrant issued 2,272 shares of Series B convertible preferred stock, par value $1.50 per share, to a private investor. The sale was conducted pursuant to an exemption from the U.S. Securities Act pursuant to
       Section 4(2) thereof.

    6. On January 24, 2000, pursuant to a private investor's exercise of its preemptive rights under the registrant's stockholders agreement, the registrant issued 253 shares of Series B convertible preferred stock, par value $1.50 per share, and 1,106 shares of Series C convertible preferred stock, par value $1.50 per share. The shares were issued in accordance with Regulation S of the U.S. Securities Act.

    7. On January 24, 2000, pursuant to a contribution agreement, the registrant issued 9,937 shares of Series C convertible preferred stock, par value $1.50 per share, to FirstMark Fiber Holdings LLC in exchange for FirstMark Fiber Holdings LLC's 80% ownership interest in LambdaNet Communications GmbH. The exchange was conducted pursuant to an exemption from the U.S. Securities Act pursuant to Section 4(2) thereof.

    8. On April 7, 2000, pursuant to a subscription agreement, the registrant issued 10,392 shares of Series F-1 convertible preferred stock, par value $1.50 per share, to ABN AMRO Ventures B.V. The shares were issued in accordance with Regulation S of the U.S. Securities Act. On June 15, 2000, the registrant repurchased these shares as described below.

    9. On April 27, 2000, the registrant issued 383 shares of Series E convertible preferred stock, par value $1.50 per share, to ABN AMRO Ventures B.V. For a limited time, the registrant has a call right to acquire all 383 shares of Series E convertible preferred stock at an exercise price of $1.50 per share. The options were granted in accordance with Regulation S of the U.S. Securities Act. In connection with the issuance of shares of Series E convertible preferred stock, the registrant exercised this call right as described below. On June 15, 2000, the registrant repurchased these shares as described below.

    10. On June 15, 2000, pursuant to a sale and transfer agreement with ABN AMRO Ventures B.V., the registrant repurchased 10,392 shares of Series F-1 convertible preferred stock, par value

       $1.50 per share, belonging to ABN AMRO Ventures B.V. and 383 shares of Series E convertible preferred stock, par value $1.50 per share. These shares were subsequently reissued pursuant to a subscription agreement with certain private investors. The shares were issued in accordance with Regulation S of the U.S. Securities Act.

    11. On June 15 and July 18, 2000, pursuant to a subscription agreement, the registrant issued 96,000 shares of Series F convertible preferred stock, par value $1.50 per share, and 24,000 shares of Series F-2 convertible preferred stock, par value $1.50 per share, to a group of private investors. The sale was conducted pursuant to an exemption from the U.S. Securities Act pursuant to Section 4(2) thereunder and in accordance with Regulation S.

    12. On June 15, 2000, pursuant to a contribution agreement, the registrant issued 466 shares of common stock, par value $1.50 per share, to FirstMark Communications International LLC. The shares were issued pursuant to an exemption from the U.S. Securities Act pursuant to
       Section 4(2) thereof.

    13. On June 26, 2000, pursuant to a letter agreement, the registrant committed and became obligated to issue, subject to certain adjustments contained in the letter, approximately 541 shares of common stock, par value $1.50 per share, to Audiocom S.A. The exchange is expected to be conducted pursuant to an exemption from the U.S. Securities Act pursuant to Regulation S thereof.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    The following documents are filed as exhibits to this registration statement:

       EXHIBIT
         NO.                                    DESCRIPTION
       -------                                  -----------
          1.1           Form of U.S. Underwriting Agreement.*
          1.2           Form of International Underwriting Agreement.*
          3.1           Form of Amended Articles of Incorporation of FirstMark
                        Communications Europe S.A.*
          4.1           Specimen Certificate representing the Class B Common Stock.*
          4.2           Form of Depositary Agreement among FirstMark Communications
                        Europe S.A., Bankers Trust Company (as Depositary) and
                        Registered Holders and Beneficial Owners of American
                        Depositary Receipts issued thereunder.*
          5.1           Opinion of Arendt & Medernach as to the legality of the
                        shares of Common Stock registered hereunder.*
         10.1           Form of Fourth Amended and Restated Stockholders Agreement
                        by and among FirstMark Communications Europe S.A., FirstMark
                        Communications International L.L.C., FirstMark
                        Communications International II L.L.C., FirstMark Fiber
                        Holdings L.L.C. and Other Investors Signatory thereto.*
         10.2           1999 Stock Option Plan.*
         10.3           2000 Stock Option Plan.*
         10.4           Shareholders Agreement among the Shareholders of FirstMark
                        Communications France SAS, dated as of January 21, 2000.
         10.5           Partners Agreement between the Partners of FirstMark
                        Communications Espana, S.L., dated November 18, 1999.
         10.6           Credit Agreement between LambdaNet Communications GmbH,
                        Hanover and Bayerische Hypo- und Vereinsbank
                        Aktiengesellschaft, Munich, dated January 21, 2000.

         10.7           Euro 480 Million Multi-Tranche Senior Facility Agreement
                        between FirstMark Communications Deutschland Holdings GmbH
                        (as borrower), FirstMark Communications Deutschland GmbH (as guarantor), Deutsche Bank AG (as arranger and fronting
                        bank), Deutsche Bank Luxembourg S.A. (as facility agent),
                        Deutsche Bank Luxembourg S.A. (as security agent), and each
                        Financial Institutions Listed therein, dated May 2000;
                        Supplemental Agreement dated May 2000; Equity Commitment
                        Undertaking dated May 2000; and Amendment Agreement dated
                        2000.
         10.8           ABN-AMRO Bank's Guarantee for FirstMark Communications
                        Espana, S.L., dated April 7, 2000.
         10.9           Commercial Contract of Counter Guaranteee and Disclosure of
                        Security Bond between FirstMark Communications Europe and
                        the other parties named therein, dated April 7, 2000.
        10.10           Contract on the Usage of Optical Waveguides and Technical
                        Systems Premises between Carriers' Carrier Gesellschaft mbH and GasLine GmbH & Co. KG, dated July 14, 1999. Application to be filed with the Securities and Exchange Commission,
                        pursuant to Rule 406 of the Securities Act of 1933, as
                        amended, for confidential treatment of certain portions of this exhibit.
        10.11           Loan Contract and Convertible Bond between CCG Carriers'
                        Carrier GmbH, FirstMark Fiber Holdings L.L.C., LambdaNet
                        Communications Mitarbeiter GbR, and GasLINE
                        Telekommunikationsnetzgesellschaft, dated July 14, 1999.
        10.12           Connection Service Agreement between Louis Dreyfus
                        Communications S.A. and LambdaNet Communications France SAS,
                        dated April 26, 2000. Application to be filed with the
                        Securities and Exchange Commission, pursuant to Rule 406 of the Securities Act of 1933, as amended, for confidential
                        treatment of certain portions of this exhibit.
        10.13           Contract for Access to Subscriber's Line between FirstMark
                        Communications Deutschland GmbH and Deutsche Telekom AG,
                        dated November 19, 1999.
        10.14           Interconnection Contract between FirstMark Communications
                        Deutschland GmbH and Deutsche Telekom AG, dated March 29,
                        2000. Application to be filed with the Securities and
                        Exchange Commission, pursuant to Rule 406 of the Securities
                        Act of 1933, as amended, for confidential treatment of
                        certain portions of this exhibit.
        10.15           Agreement regulating the Provision of and Transferring
                        Control over Carrier Fixed Links for the FirstMark Network between FirstMark Communications Deutschland GmbH and
                        Deutsche Telekom AG, dated April 6, 2000.
        10.16           Skeleton Contract between Carriers' Carrier Gesellschaft mbH and Nortel DASA Network Systems GmbH & Co. KG for Purchase
                        of Transmission Systems and Related Services, dated
                        September 21, 1999. Application to be filed with the
                        Securities and Exchange Commission, pursuant to Rule 406 of the Securities Act of 1933, as amended, for confidential
                        treatment of certain portions of this exhibit.
        10.17           Framework Agreement between LambdaNet Communications
                        Gesellschaft mbH and Nortel Networks plc, dated April 12,
                        2000. Application to be filed with the Securities and
                        Exchange Commission, pursuant to Rule 406 of the Securities
                        Act of 1933, as amended, for confidential treatment of
                        certain portions of this exhibit.
        10.18           European Agreement between FirstMark Communications Europe
                        SA and Siemens AG, dated May 16, 2000; PMP Contract between
                        FirstMark Communications Deutschland GmbH and Siemens
                        Aktiengesellschaft, dated May 25, 2000. Application to be
                        filed with the Securities and Exchange Commission, pursuant to Rule 406 of the Securities Act of 1933, as amended, for confidential treatment of certain portions of this exhibit.
        10.19           Services Agreement between FirstMark Communications
                        International L.L.C. and FirstMark Communications Europe
                        S.A., executed as of June 15, 2000.
        10.20           Services Agreement between FirstMark Communications Europe
                        S.A. and FirstMark Communications Latin American L.L.C.,
                        made on March 31, 2000.

        10.21           Employment Contract between FirstMark Europe Ltd. and
                        Timothy A. Samples, made on May 11, 2000.
        10.22           Promissory Note between Timothy A. Samples and FirstMark
                        Communications Europe SA for $1,000,000, dated May 11, 2000.
        10.23           Stock Option Agreement between FirstMark Communications
                        Europe SA and Timothy A. Samples, dated May 11, 2000.
        10.24           Employment Contract between FirstMark Europe Ltd. and Bob
                        Koenig, made on April 5, 2000.
        10.25           Promissory Note between Bob Koenig and FirstMark
                        Communications Europe SA for $500,000, dated April 5, 2000.
        10.26           Employment Contract between FirstMark Europe SCA and Michael
                        J. Taylor, made on April 19, 1999.
        10.27           Employment Contract between FirstMark Europe Ltd. and Keith
                        Cornell, made on October 13, 1999.
        10.28           Employment Contract between FirstMark Europe SCA and Donal
                        Byrne, made on September 13, 1999.
        10.29           Employment Contract between FirstMark Europe SCA and
                        Dr. Dieter Finke, made on April 30, 1999.
        10.30           License Class 3 for the Operation of Infrastructure for
                        Offering Telecommunications Services to the public by the
                        Licensee or Third Parties.
        10.31           License Class 4 for Voice Telephony based on Self-Operating
                        Telecommunciations Networks.
        10.32           Granting of Spanish C2 Licenses by the Spanish Ministry of
                        Development and Infrastructure, dated March 8, 2000.
        10.33           Trademark Agreement between FirstMark Holdings L.L.C. and
                        FirstMark Communications Europe S.A., dated             ,
                        2000.*
         11.1           Statement re computation of earnings per share.*
         21.1           Subsidiaries of the registrant.
         23.1           Consent of Arthur Andersen.
         23.2           Consent of Arthur Andersen.
         23.3           Consent of Arendt & Madernach (included in exhibit 5.1).*
         24.1           Power of Attorney (included on signature page).
           27           Financial Data Schedule.*

------------------------

*To be filed by amendment.

ITEM 17. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

    (1) It will provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    (2) For purposes of determining any liability under the U.S. Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
       (4) or 497(h) under the U.S. Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (3) For the purpose of determining any liability under the U.S. Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on August 11, 2000.

                                                       FIRSTMARK COMMUNICATIONS EUROPE S.A.

                                                       BY:             /S/ TIMOTHY SAMPLES
                                                            -----------------------------------------
                                                                         Timothy Samples
                                                                     CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy Samples, Robert Koenig, Donal Byrne and Raj De Datta, and each of them, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
                  /s/ LYNN FORESTER                    Co-Chairman of Board of
     -------------------------------------------         Directors                     August 11, 2000
                    Lynn Forester

                  /s/ MICHAEL PRICE                    Co-Chairman of Board of
     -------------------------------------------         Directors                     August 11, 2000
                    Michael Price

                 /s/ TIMOTHY SAMPLES                   Chief Executive Officer
     -------------------------------------------         (Principal Executive          August 11, 2000
                   Timothy Samples                       Officer) and Director

                  /s/ ROBERT KOENIG                    Chief Financial Officer
     -------------------------------------------         (Principal Financial          August 11, 2000
                    Robert Koenig                        Officer)

                 /s/ VICTOR BISCHOFF                   Director
     -------------------------------------------                                       August 11, 2000
                   Victor Bischoff

                /s/ JUAN LUIS CEBRIAN                  Director
     -------------------------------------------                                       August 11, 2000
                  Juan Luis Cebrian

                /s/ EDWARD A. GILHULY                  Director
     -------------------------------------------                                       August 11, 2000
                  Edward A. Gilhuly

                                                       Director
     -------------------------------------------                                           , 2000
                  Alan E. Goldberg

                 /s/ FRANCOIS JACLOT                   Director
     -------------------------------------------                                       August 11, 2000
                   Francois Jaclot

                    /s/ DAVID LEE                      Director
     -------------------------------------------                                       August 11, 2000
                      David Lee

            /s/ SIR EVELYN DE ROTHSCHILD               Director
     -------------------------------------------                                       August 11, 2000
              Sir Evelyn de Rothschild

               /s/ LAWRENCE B. SORREL                  Director
     -------------------------------------------                                       August 11, 2000
                 Lawrence B. Sorrel

                /s/ BARRY S. VOLPERT                   Director
     -------------------------------------------                                       August 11, 2000
                  Barry S. Volpert

                  /s/ HELMUT WERNER                    Director
     -------------------------------------------                                       August 11, 2000
                    Helmut Werner

                                 EXHIBIT INDEX

       EXHIBIT
         NO.                                    DESCRIPTION
       -------                                  -----------
          1.1           Form of U.S. Underwriting Agreement.*
          1.2           Form of International Underwriting Agreement.*
          3.1           Form of Amended Articles of Incorporation of FirstMark
                        Communications Europe S.A.*
          4.1           Specimen Certificate representing the Class B Common Stock.*
          4.2           Form of Depositary Agreement among FirstMark Communications
                        Europe S.A., Bankers Trust Company (as Depositary) and
                        Registered Holders and Beneficial Owners of American
                        Depositary Receipts issued thereunder.*
          5.1           Opinion of Arendt & Medernach as to the legality of the
                        shares of Common Stock registered hereunder.*
         10.1           Form of Fourth Amended and Restated Stockholders Agreement
                        by and among FirstMark Communications Europe S.A., FirstMark
                        Communications International L.L.C., FirstMark
                        Communications International II L.L.C., FirstMark Fiber
                        Holdings L.L.C. and Other Investors Signatory thereto.*
         10.2           1999 Stock Option Plan.*
         10.3           2000 Stock Option Plan.*
         10.4           Shareholders Agreement among the Shareholders of FirstMark
                        Communications France SAS, dated as of January 21, 2000.
         10.5           Partners Agreement between the Partners of FirstMark
                        Communications Espana, S.L., dated November 18, 1999.
         10.6           Credit Agreement between LambdaNet Communications GmbH,
                        Hanover and Bayerische Hypo- und Vereinsbank
                        Aktiengesellschaft, Munich, dated January 21, 2000.
         10.7           Euro 480 Million Multi-Tranche Senior Facility Agreement
                        between FirstMark Communications Deutschland Holdings GmbH
                        (as borrower), FirstMark Communications Deutschland GmbH (as guarantor), Deutsche Bank AG (as arranger and fronting
                        bank), Deutsche Bank Luxembourg S.A. (as facility agent),
                        Deutsche Bank Luxembourg S.A. (as security agent), and each
                        Financial Institutions Listed therein, dated May 2000;
                        Supplemental Agreement dated May 2000; Equity Commitment
                        Undertaking dated May 2000; and Amendment Agreement dated
                        2000.
         10.8           ABN-AMRO Bank's Guarantee for FirstMark Communications
                        Espana, S.L., dated April 7, 2000.
         10.9           Commercial Contract of Counter Guaranteee and Disclosure of
                        Security Bond between FirstMark Communications Europe and
                        the other parties named therein, dated April 7, 2000.
        10.10           Contract on the Usage of Optical Waveguides and Technical
                        Systems Premises between Carriers' Carrier Gesellschaft mbH and GasLine GmbH & Co. KG, dated July 14, 1999. Application to be filed with the Securities and Exchange Commission,
                        pursuant to Rule 406 of the Securities Act of 1933, as
                        amended, for confidential treatment of certain portions of this exhibit.
        10.11           Loan Contract and Convertible Bond between CCG Carriers'
                        Carrier GmbH, FirstMark Fiber Holdings L.L.C., LambdaNet
                        Communications Mitarbeiter GbR, and GasLINE
                        Telekommunikationsnetzgesellschaft, dated July 14, 1999.
        10.12           Connection Service Agreement between Louis Dreyfus
                        Communications S.A. and LambdaNet Communications France SAS,
                        dated April 26, 2000. Application to be filed with the
                        Securities and Exchange Commission, pursuant to Rule 406 of the Securities Act of 1933, as amended, for confidential
                        treatment of certain portions of this exhibit.
        10.13           Contract for Access to Subscriber's Line between FirstMark
                        Communications Deutschland GmbH and Deutsche Telekom AG,
                        dated November 19, 1999.

        10.14           Interconnection Contract between FirstMark Communications
                        Deutschland GmbH and Deutsche Telekom AG, dated March 29,
                        2000. Application to be filed with the Securities and
                        Exchange Commission, pursuant to Rule 406 of the Securities
                        Act of 1933, as amended, for confidential treatment of
                        certain portions of this exhibit.
        10.15           Agreement regulating the Provision of and Transferring
                        Control over Carrier Fixed Links for the FirstMark Network between FirstMark Communications Deutschland GmbH and
                        Deutsche Telekom AG, dated April 6, 2000.
        10.16           Skeleton Contract between Carriers' Carrier Gesellschaft mbH and Nortel DASA Network Systems GmbH & Co. KG for Purchase
                        of Transmission Systems and Related Services, dated
                        September 21, 1999. Application to be filed with the
                        Securities and Exchange Commission, pursuant to Rule 406 of the Securities Act of 1933, as amended, for confidential
                        treatment of certain portions of this exhibit.
        10.17           Framework Agreement between LambdaNet Communications
                        Gesellschaft mbH and Nortel Networks plc, dated April 12,
                        2000. Application to be filed with the Securities and
                        Exchange Commission, pursuant to Rule 406 of the Securities
                        Act of 1933, as amended, for confidential treatment of
                        certain portions of this exhibit.
        10.18           European Agreement between FirstMark Communications Europe
                        SA and Siemens AG, dated May 16, 2000; PMP Contract between
                        FirstMark Communications Deutschland GmbH and Siemens
                        Aktiengesellschaft, dated May 25, 2000. Application to be
                        filed with the Securities and Exchange Commission, pursuant to Rule 406 of the Securities Act of 1933, as amended, for confidential treatment of certain portions of this exhibit.
        10.19           Services Agreement between FirstMark Communications
                        International L.L.C. and FirstMark Communications Europe
                        S.A., executed as of June 15, 2000.
        10.20           Services Agreement between FirstMark Communications Europe
                        S.A. and FirstMark Communications Latin American L.L.C.,
                        made on March 31, 2000.
        10.21           Employment Contract between FirstMark Europe Ltd. and
                        Timothy A. Samples, made on May 11, 2000.
        10.22           Promissory Note between Timothy A. Samples and FirstMark
                        Communications Europe SA for $1,000,000, dated May 11, 2000.
        10.23           Stock Option Agreement between FirstMark Communications
                        Europe SA and Timothy A. Samples, dated May 11, 2000.
        10.24           Employment Contract between FirstMark Europe Ltd. and Bob
                        Koenig, made on April 5, 2000.
        10.25           Promissory Note between Bob Koenig and FirstMark
                        Communications Europe SA for $500,000, dated April 5, 2000.
        10.26           Employment Contract between FirstMark Europe SCA and Michael
                        J. Taylor, made on April 19, 1999.
        10.27           Employment Contract between FirstMark Europe Ltd. and Keith
                        Cornell, made on October 13, 1999.
        10.28           Employment Contract between FirstMark Europe SCA and Donal
                        Byrne, made on September 13, 1999.
        10.29           Employment Contract between FirstMark Europe SCA and
                        Dr. Dieter Finke, made on April 30, 1999.
        10.30           License Class 3 for the Operation of Infrastructure for
                        Offering Telecommunications Services to the public by the
                        Licensee or Third Parties.
        10.31           License Class 4 for Voice Telephony based on Self-Operating
                        Telecommunciations Networks.
        10.32           Granting of Spanish C2 Licenses by the Spanish Ministry of
                        Development and Infrastructure, dated March 8, 2000.
        10.33           Trademark Agreement between FirstMark Holdings L.L.C. and
                        FirstMark Communications Europe S.A., dated             ,
                        2000.*
         11.1           Statement re computation of earnings per share.*
         21.1           Subsidiaries of the registrant.

         23.1           Consent of Arthur Andersen.
         23.2           Consent of Arthur Andersen.
         23.3           Consent of Arendt & Madernach (included in exhibit 5.1).*
         24.1           Power of Attorney (included on signature page).
           27           Financial Data Schedule.*

------------------------

*To be filed by amendment.